                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-127233

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[686,070,000] (APPROXIMATE)
                              Offered Certificates

                                  MLMI 2006-A1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                 MARCH [2], 2006

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
     1    20101201    2.25    11.25     2.25         5           2         5          57          12      630000    630000
     2    20101201    2.25   12.625     2.25         5           2         5          57          12      614900    614900
     3    20101101    2.25    10.75     2.25         5           2         5          56          12      419880    419880
     4    20100801    2.25     9.75     2.25         5           2         5          53          12      476500    476500
     5    20101001    2.25    10.75     2.25         5           2         5          55          12      926250    926250
     6    20100901    2.25     9.75     2.25         5           2         5          54          12      608000    608000
     7    20101201    2.25   12.375     2.25         5           2         5          57          12      980000    980000
     8    20101101    2.25   11.625     2.25         5           2         5          56          12      458400    458400
     9    20101101    2.25   11.375     2.25         5           2         5          56          12   425779.31    426972
    10    20101201    2.25   10.875     2.25         5           2         5          57          12      650000    650000
    11    20101201    2.25       11     2.25         5           2         5          57          12      424000    424000
    12    20101201    2.25   10.875     2.25         5           2         5          57          12      432000    432000
    13    20101201    2.25    13.25     2.25         5           2         5          57          12    485973.3    486596
    14    20101201    2.25    12.75     2.25         5           2         5          57          12      650000    650000
    15    20101201    2.25   10.625     2.25         5           2         5          57          12      468000    468000
    16    20101201    2.25    11.25     2.25         5           2         5          57          12   447057.97    447200
    17    20101201    2.25   11.875     2.25         5           2         5          57          12      649935    649935
    18    20101201    2.25   10.625     2.25         5           2         5          57          12      519920    519920
    19    20101201    2.25    12.75     2.25         5           2         5          57          12      612000    612000
    20    20101201    2.25   11.625     2.25         5           2         5          57          12      461600    461600
    21    20101201    2.25   11.625     2.25         5           2         5          57          12      617300    617300
    22    20101201    2.25   11.625     2.25         5           2         5          57          12      588000    588000
    23    20101201    2.25   11.625     2.25         5           2         5          57          12      466000    466000
    24    20101201    2.25       12     2.25         5           2         5          57          12      560000    560000
    25    20101201    2.25   12.375     2.25         5           2         5          57          12      750000    750000
    26    20101201    2.25   11.875     2.25         5           2         5          57          12      650000    650000
    27    20101201    2.25       11     2.25         5           2         5          57          12      528500    528500
    28    20101201    2.25   11.375     2.25         5           2         5          57          12      530250    530250
    29    20101201    2.25   11.875     2.25         5           2         5          57          12      650000    650000
    30    20101201    2.25   11.625     2.25         5           2         5          57          12     1000000   1000000
    31    20101201    2.25     11.5     2.25         5           2         5          57          12      409600    409600
    32    20101201    2.25   11.625     2.25         5           2         5          57          12      648000    648000
    33    20101201   2.875    10.75    2.875         5           2         5          57          12      589500    589500
    34    20101101    2.25       12     2.25         5           2         5          56          12   518713.82    520000
    35    20101101    2.25   10.875     2.25         5           2         5          56          12      540000    540000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
     1  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     2  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     3  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
     4  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     5  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     6  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     7  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
     8  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
     9  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
    10  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    11  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    12  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    13  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    14  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    15  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    16  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    17  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    18  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    19  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
    20  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    21  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    22  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    23  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    24  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    25  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    26  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    27  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    28  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    29  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    30  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    31  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    32  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    33  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
    34  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    35  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
     1  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
     2  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
     3  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
     4  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
     5  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
     6  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
     7  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
     8  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
     9  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    10  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   3 Family
    11  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    12  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    13  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    14  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    15  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    16  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    17  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    18  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    19  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    20  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    21  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    22  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    23  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    24  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    25  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    26  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    27  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    28  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    29  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    30  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    31  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    32  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    33  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   Single Family Residence
    34  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
    35  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
     1  Refinance - Cashout    COUNTRYWIDE  20060301     20051101  20060101  20351201    763        70           0
     2  Purchase               COUNTRYWIDE  20060301     20051024  20060101  20351201    693        80           0
     3  Purchase               COUNTRYWIDE  20060301     20051110  20051201  20351101    643        80           0
     4  Refinance - Rate Term  COUNTRYWIDE  20060301     20050722  20050901  20350801    702     72.42           0
     5  Refinance - Cashout    COUNTRYWIDE  20060301     20050902  20051101  20351001    729        75           0
     6  Purchase               COUNTRYWIDE  20060301     20050808  20051001  20350901    684        80           0
     7  Purchase               COUNTRYWIDE  20060301     20051108  20060101  20351201    789        80           0
     8  Purchase               COUNTRYWIDE  20060301     20051104  20051201  20351101    752        80           0
     9  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    651        80           0
    10  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    664     75.58          12
    11  Purchase               COUNTRYWIDE  20060301     20051108  20060101  20351201    741        80          12
    12  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    729        80          36
    13  Refinance - Rate Term  COUNTRYWIDE  20060301     20051104  20060101  20351201    709        80           0
    14  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    668     77.66           0
    15  Purchase               COUNTRYWIDE  20060301     20051108  20060101  20351201    733        80           0
    16  Purchase               COUNTRYWIDE  20060301     20051028  20060101  20351201    770        80          12
    17  Purchase               COUNTRYWIDE  20060301     20051114  20060101  20351201    628        65           0
    18  Refinance - Rate Term  COUNTRYWIDE  20060301     20051108  20060101  20351201    699        80           0
    19  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    681        80          12
    20  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    683        80           0
    21  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    620        80           0
    22  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    728        80           0
    23  Purchase               COUNTRYWIDE  20060301     20051027  20060101  20351201    707        80          12
    24  Refinance - Cashout    COUNTRYWIDE  20060301     20051104  20060101  20351201    809        80           0
    25  Refinance - Rate Term  COUNTRYWIDE  20060301     20051104  20060101  20351201    648        75          12
    26  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    687     79.22           0
    27  Refinance - Rate Term  COUNTRYWIDE  20060301     20051107  20060101  20351201    642     59.32           0
    28  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    740     75.21           0
    29  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    702     59.66           0
    30  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    704      62.5           0
    31  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    782        80           0
    32  Purchase               COUNTRYWIDE  20060301     20051108  20060101  20351201    771        80          12
    33  Refinance - Cashout    COUNTRYWIDE  20060301     20051104  20060101  20351201    643        90           0
    34  Purchase               COUNTRYWIDE  20060301     20051109  20051201  20351101    775        80           0
    35  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    768        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
     1  New Hampshire             3064     6.25       6      6.25       0.25          3        357        360        57        60
     2  California-Southern      92883    7.625   7.375     7.625       0.25          3        357        360        57        60
     3  Maryland                 20646     5.75     5.5      5.75       0.25          4        356        360        56        60
     4  Nevada                   89144     4.75     4.5      4.75       0.25          7        353        360        53        60
     5  California-Southern      90024     5.75     5.5      5.75       0.25          5        355        360        55        60
     6  Nevada                   89052     4.75     4.5      4.75       0.25          6        354        360        54        60
     7  Virginia                 22102    7.375   7.125     7.375       0.25          3        357        360        57        60
     8  Colorado                 81632    6.625   6.375     6.625       0.25          4        356        360        56        60
     9  Illinois                 60103    6.375   6.125     6.375       0.25          4        356        360         0         0
    10  California-Northern      94501    5.875   5.625     5.875       0.25          3        357        360        57        60
    11  California-Northern      94589        6    5.75         6       0.25          3        357        360        57        60
    12  Arizona                  85255    5.875   5.625     5.875       0.25          3        357        360        57        60
    13  California-Northern      94107     8.25       8      8.25       0.25          3        357        360         0         0
    14  South Carolina           29572     7.75     7.5      7.75       0.25          3        357        360        57        60
    15  Washington               98028    5.625   5.375     5.625       0.25          3        357        360        57        60
    16  California-Northern      95126     6.25       6      6.25       0.25          3        357        360        57        60
    17  Illinois                 60035    6.875   6.625     6.875       0.25          3        357        360        57        60
    18  Massachusetts             1532    5.625   5.375     5.625       0.25          3        357        360        57        60
    19  Arizona                  85258     7.75     7.5      7.75       0.25          3        357        360        57        60
    20  South Carolina           29928    6.625   6.375     6.625       0.25          3        357        360        57        60
    21  California-Southern      91387    6.625   6.375     6.625       0.25          3        357        360        57        60
    22  North Carolina           28117    6.625   6.375     6.625       0.25          3        357        360        57        60
    23  California-Southern      92057    6.625   6.375     6.625       0.25          3        357        360        57        60
    24  California-Northern      94112        7    6.75         7       0.25          3        357        360        57        60
    25  California-Southern      91914    7.375   7.125     7.375       0.25          3        357        360        57        60
    26  California-Southern      90039    6.875   6.625     6.875       0.25          3        357        360        57        60
    27  Nevada                   89135        6    5.75         6       0.25          3        357        360        57        60
    28  California-Southern      93465    6.375   6.125     6.375       0.25          3        357        360        57        60
    29  California-Northern      94582    6.875   6.625     6.875       0.25          3        357        360        57        60
    30  California-Southern      92625    6.625   6.375     6.625       0.25          3        357        360        57        60
    31  California-Northern      94403      6.5    6.25       6.5       0.25          3        357        360        57        60
    32  California-Northern      94105    6.625   6.375     6.625       0.25          3        357        360        57        60
    33  California-Northern      94560     5.75    5.01      5.75       0.25          3        357        360        57        60
    34  Massachusetts             2144        7    6.75         7       0.25          4        356        360         0         0
    35  California-Southern      92203    5.875   5.625     5.875       0.25          4        356        360        56        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
     1       360        357
     2       360        357
     3       360        356
     4       360        353
     5       360        355
     6       360        354
     7       360        357
     8       360        356
     9       360        356
    10       360        357
    11       360        357
    12       360        357
    13       360        357
    14       360        357
    15       360        357
    16       360        357
    17       360        357
    18       360        357
    19       360        357
    20       360        357
    21       360        357
    22       360        357
    23       360        357
    24       360        357
    25       360        357
    26       360        357
    27       360        357
    28       360        357
    29       360        357
    30       360        357
    31       360        357
    32       360        357
    33       360        357
    34       360        356
    35       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
    36    20101201    2.25     11.5     2.25         5           2         5          57          12   423994.48    424000
    37    20101201    2.25   11.625     2.25         5           2         5          57          12      555700    556000
    38    20101101    2.25    9.875     2.25         5           2         5          56          12   409416.82    409500
    39    20101201    2.25       11     2.25         5           2         5          57          12   501397.22    502400
    40    20101101    2.25   11.625     2.25         5           2         5          56          12      530600    530600
    41    20101201    2.25    11.75     2.25         5           2         5          57          12      430000    430000
    42    20101101    2.25       12     2.25         5           2         5          56          12      520000    520000
    43    20101201    2.25     12.5     2.25         5           2         5          57          12      664000    664000
    44    20101201    2.25     12.5     2.25         5           2         5          57          12      552000    552000
    45    20101201    2.25   10.625     2.25         5           2         5          57          12      505000    505000
    46    20101201    2.25     12.5     2.25         5           2         5          57          12      433600    433600
    47    20101201    2.25   11.875     2.25         5           2         5          57          12      442500    442500
    48    20101201    2.25     11.5     2.25         5           2         5          57          12      457600    457600
    49    20101201    2.25    11.75     2.25         5           2         5          57          12   626870.17    638000
    50    20101101    2.25    9.875     2.25         5           2         5          56          12      432000    432000
    51    20101201    2.25       12     2.25         5           2         5          57          12   649991.67    650000
    52    20101201    2.25       10     2.25         5           2         5          57          12      407800    408000
    53    20101101    2.25    10.25     2.25         5           2         5          56          12      612000    612000
    54    20101201    2.75       11     2.75         5           2         5          57          12      552450    552500
    55    20101201    2.25    12.25     2.25         5           2         5          57          12      637500    637500
    56    20101201    2.25   11.375     2.25         5           2         5          57          12   606072.23    607200
    57    20101201    2.25    11.75     2.25         5           2         5          57          12      480000    480000
    58    20101101    2.25   11.375     2.25         5           2         5          56          12      512000    512000
    59    20101201    2.25   11.875     2.25         5           2         5          57          12      432000    432000
    60    20101101    2.25    11.75     2.25         5           2         5          56          12      482000    482000
    61    20101101    2.25       12     2.25         5           2         5          56          12   897773.91    900000
    62    20101201    2.25   10.875     2.25         5           2         5          57          12      440000    440000
    63    20101201    2.25   11.375     2.25         5           2         5          57          12      464796    464796
    64    20101201    2.25       11     2.25         5           2         5          57          12      540000    540000
    65    20101201    2.25   11.375     2.25         5           2         5          57          12      468000    468000
    66    20101201    2.25    10.75     2.25         5           2         5          57          12      546800    546800
    67    20101201    2.25   11.125     2.25         5           2         5          57          12      488000    488000
    68    20101201    2.25    11.25     2.25         5           2         5          57          12      485000    485000
    69    20101101    2.25     11.5     2.25         5           2         5          56          12      523350    523350
    70    20101101    2.25    10.25     2.25         5           2         5          56          12     1000000   1000000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
    36  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    37  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    38  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    39  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Principal and Interest  1st Lien
    40  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    41  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    42  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    43  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    44  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    45  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    46  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    47  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    48  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    49  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    50  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
    51  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    52  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    53  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    54  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
    55  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    56  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    57  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    58  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    59  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    60  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    61  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    62  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    63  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    64  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    65  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    66  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    67  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    68  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    69  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
    70  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
    36  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    37  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    38  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    39  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    40  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    41  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    42  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    43  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    44  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    45  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    46  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    47  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    48  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    49  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    50  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    51  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   3 Family
    52  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    53  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    54  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   Single Family Residence
    55  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
    56  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    57  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    58  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    59  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    60  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    61  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    62  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    63  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    64  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    65  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    66  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    67  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    68  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    69  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    70  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
    36  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    759        80           0
    37  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    729        80           0
    38  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    749        75          12
    39  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    791        80           0
    40  Refinance - Cashout    COUNTRYWIDE  20060301     20051104  20051201  20351101    621     69.36          12
    41  Purchase               COUNTRYWIDE  20060301     20051031  20060101  20351201    734        80          12
    42  Purchase               COUNTRYWIDE  20060301     20051104  20051201  20351101    702        80           0
    43  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    706        80          36
    44  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    732        80           0
    45  Refinance - Cashout    COUNTRYWIDE  20060301     20051107  20060101  20351201    676     72.87           0
    46  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    698        80           0
    47  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    653        75           0
    48  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    777        80           0
    49  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    669     76.13           0
    50  Refinance - Rate Term  COUNTRYWIDE  20060301     20051028  20051201  20351101    634        80          12
    51  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    701     72.63           0
    52  Refinance - Cashout    COUNTRYWIDE  20060301     20051103  20060101  20351201    637     78.46           0
    53  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    625        80          12
    54  Refinance - Cashout    COUNTRYWIDE  20060301     20051027  20060101  20351201    641        85          60
    55  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    701        75           0
    56  Refinance - Cashout    COUNTRYWIDE  20060301     20051108  20060101  20351201    722        80           0
    57  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    750        80          36
    58  Purchase               COUNTRYWIDE  20060301     20051025  20051201  20351101    737        80           0
    59  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    781        80           0
    60  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20051201  20351101    627     77.74          12
    61  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20051201  20351101    661        72           0
    62  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    748        80           0
    63  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    690        80          12
    64  Refinance - Rate Term  COUNTRYWIDE  20060301     20051104  20060101  20351201    685        80           0
    65  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    717        80           0
    66  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    686        80           0
    67  Refinance - Cashout    COUNTRYWIDE  20060301     20051103  20060101  20351201    761        80          36
    68  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    637     74.39          36
    69  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    702        80          12
    70  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    748     65.57          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
    36  California-Southern      92821      6.5    6.25       6.5       0.25          3        357        360        57        60
    37  Connecticut               6066    6.625   6.375     6.625       0.25          3        357        360        57        60
    38  Nevada                   89521    4.875   4.625     4.875       0.25          4        356        360        56        60
    39  New York                 11211        6    5.75         6       0.25          3        357        360         0         0
    40  Maryland                 20866    6.625   6.375     6.625       0.25          4        356        360        56        60
    41  California-Southern      90301     6.75     6.5      6.75       0.25          3        357        360        57        60
    42  Illinois                 60653        7    6.75         7       0.25          4        356        360        56        60
    43  California-Northern      94019      7.5    7.25       7.5       0.25          3        357        360        57        60
    44  California-Southern      92117      7.5    7.25       7.5       0.25          3        357        360        57        60
    45  Washington               98121    5.625   5.375     5.625       0.25          3        357        360        57        60
    46  Tennessee                37862      7.5    7.25       7.5       0.25          3        357        360        57        60
    47  Colorado                 81621    6.875   6.625     6.875       0.25          3        357        360        57        60
    48  California-Southern      90301      6.5    6.25       6.5       0.25          3        357        360        57        60
    49  California-Southern      92843     6.75     6.5      6.75       0.25          3        357        360         0         0
    50  California-Southern      93065    4.875   4.625     4.875       0.25          4        356        360        56        60
    51  Illinois                 60614        7    6.75         7       0.25          3        357        360        57        60
    52  Nevada                   89123        5    4.75         5       0.25          3        357        360        57        60
    53  California-Southern      91914     5.25       5      5.25       0.25          4        356        360        56        60
    54  California-Southern      93004        6    5.47         6       0.25          3        357        360        57        60
    55  California-Southern      92103     7.25       7      7.25       0.25          3        357        360        57        60
    56  Illinois                 60103    6.375   6.125     6.375       0.25          3        357        360         0         0
    57  California-Southern      92703     6.75     6.5      6.75       0.25          3        357        360        57        60
    58  California-Southern      92103    6.375   6.125     6.375       0.25          4        356        360        56        60
    59  Virginia                 22201    6.875   6.625     6.875       0.25          3        357        360        57        60
    60  California-Southern      92020     6.75     6.5      6.75       0.25          4        356        360        56        60
    61  Idaho                    83638        7    6.75         7       0.25          4        356        360         0         0
    62  Virginia                 22030    5.875   5.625     5.875       0.25          3        357        360        57        60
    63  California-Southern      91364    6.375   6.125     6.375       0.25          3        357        360        57        60
    64  California-Southern      90746        6    5.75         6       0.25          3        357        360        57        60
    65  Illinois                 60185    6.375   6.125     6.375       0.25          3        357        360        57        60
    66  California-Southern      91711     5.75     5.5      5.75       0.25          3        357        360        57        60
    67  California-Southern      93551    6.125   5.875     6.125       0.25          3        357        360        57        60
    68  California-Southern      92078     6.25       6      6.25       0.25          3        357        360        57        60
    69  California-Southern      92009      6.5    6.25       6.5       0.25          4        356        360        56        60
    70  California-Southern      92661     5.25       5      5.25       0.25          4        356        360        56        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
    36       360        357
    37       360        357
    38       360        356
    39       360        357
    40       360        356
    41       360        357
    42       360        356
    43       360        357
    44       360        357
    45       360        357
    46       360        357
    47       360        357
    48       360        357
    49       360        357
    50       360        356
    51       360        357
    52       360        357
    53       360        356
    54       360        357
    55       360        357
    56       360        357
    57       360        357
    58       360        356
    59       360        357
    60       360        356
    61       360        356
    62       360        357
    63       360        357
    64       360        357
    65       360        357
    66       360        357
    67       360        357
    68       360        357
    69       360        356
    70       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
    71    20101201    2.25   12.625     2.25         5           2         5          57          12      862500    862500
    72    20101201    2.25    11.25     2.25         5           2         5          57          12      533600    533600
    73    20101101    2.25     11.5     2.25         5           2         5          56          12      406000    406000
    74    20101101    2.25     11.5     2.25         5           2         5          56          12      511920    511920
    75    20101201    2.25   10.875     2.25         5           2         5          57          12      432000    432000
    76    20101101    2.25   10.875     2.25         5           2         5          56          12      495000    495000
    77    20101201    2.25   11.875     2.25         5           2         5          57          12      650000    650000
    78    20101201    2.25     10.5     2.25         5           2         5          57          12      408000    408000
    79    20101101    2.25   10.875     2.25         5           2         5          56          12     3000000   3000000
    80    20101201    2.25     10.5     2.25         5           2         5          57          12   555379.94    558000
    81    20101201    2.25    11.25     2.25         5           2         5          57          12      650000    650000
    82    20101101    2.25    11.75     2.25         5           2         5          56          12   534149.75    536000
    83    20101101    2.25   11.875     2.25         5           2         5          56          12      714000    714000
    84    20101201    2.25       11     2.25         5           2         5          57          12   499002.01    500000
    85    20101101    2.25       10     2.25         5           2         5          56          12      680000    680000
    86    20101101    2.25   11.375     2.25         5           2         5          56          12   514558.61    516000
    87    20101101    2.25    11.25     2.25         5           2         5          56          12     2000000   2000000
    88    20101201    2.25     12.5     2.25         5           2         5          57          12      975000    975000
    89    20101101    2.25   11.875     2.25         5           2         5          56          12      493500    493500
    90    20101201    2.25   10.625     2.25         5           2         5          57          12     1684800   1684800
    91    20101101    2.25     10.5     2.25         5           2         5          56          12      421000    421000
    92    20101101    2.25       13     2.25         5           2         5          56          12      559200    559200
    93    20101201    2.25    13.25     2.25         5           2         5          57          12     1500000   1500000
    94    20101101    2.25   10.875     2.25         5           2         5          56          12      617705    617705
    95    20101201    2.25    11.75     2.25         5           2         5          57          12      488000    488000
    96    20101101    2.25     9.75     2.25         5           2         5          56          12   417412.25    419000
    97    20101101    2.25     11.5     2.25         5           2         5          56          12     2000000   2000000
    98    20101201    2.25     11.5     2.25         5           2         5          57          12      736000    736000
    99    20101101    2.25   12.125     2.25         5           2         5          56          12     3000000   3000000
   100    20101101    2.25    10.25     2.25         5           2         5          56          12    996543.8   1000000
   101    20101101    2.25    10.25     2.25         5           2         5          56          12      636000    636000
   102    20101201    2.25    10.75     2.25         5           2         5          57          12   619941.52    620000
   103    20101201    2.25   11.875     2.25         5           2         5          57          12      740000    740000
   104    20101101    2.25   10.375     2.25         5           2         5          56          12   2783437.5   3000000
   105    20101101    2.25    12.75     2.25         5           2         5          56          12      559200    559200

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
    71  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    72  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    73  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    74  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    75  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    76  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    77  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    78  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    79  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    80  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    81  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    82  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    83  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    84  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    85  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    86  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
    87  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    88  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    89  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    90  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    91  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
    92  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    93  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    94  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    95  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    96  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
    97  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
    98  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
    99  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   100  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Principal and Interest  1st Lien
   101  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   102  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   103  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   104  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   105  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
    71  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    72  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    73  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    74  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    75  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    76  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    77  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    78  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    79  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    80  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    81  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    82  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    83  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    84  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    85  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    86  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    87  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    88  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    89  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    90  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    91  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
    92  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    93  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    94  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
    95  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    96  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    97  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    98  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
    99  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   100  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   101  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   102  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   103  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   104  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   105  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
    71  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    710        75           0
    72  Purchase               COUNTRYWIDE  20060301     20051028  20060101  20351201    675        80          36
    73  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    713        80           0
    74  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    671        80           0
    75  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20060101  20351201    646        80           0
    76  Purchase               COUNTRYWIDE  20060301     20051101  20051201  20351101    665     42.13           0
    77  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    707     60.75           0
    78  Refinance - Rate Term  COUNTRYWIDE  20060301     20051101  20060101  20351201    670        80          12
    79  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    742     65.29           0
    80  Refinance - Rate Term  COUNTRYWIDE  20060301     20051104  20060101  20351201    681     79.71           0
    81  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    755     76.47          36
    82  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    700        80           0
    83  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    778        70          60
    84  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    691        80           0
    85  Purchase               COUNTRYWIDE  20060301     20051006  20051201  20351101    690     77.27           0
    86  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    767        80           0
    87  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    678     72.73           0
    88  Purchase               COUNTRYWIDE  20060301     20051105  20060101  20351201    694        75           0
    89  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    717     79.99          12
    90  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    778        80           0
    91  Refinance - Cashout    COUNTRYWIDE  20060301     20051101  20051201  20351101    629     67.47          60
    92  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    705        80           0
    93  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    700        75           0
    94  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    795        80           0
    95  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    760        80           0
    96  Refinance - Cashout    COUNTRYWIDE  20060301     20051006  20051201  20351101    652     67.04           0
    97  Purchase               COUNTRYWIDE  20060301     20051006  20051201  20351101    702     54.05          12
    98  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    628        80          12
    99  Refinance - Cashout    COUNTRYWIDE  20060301     20051007  20051201  20351101    743     63.16           0
   100  Purchase               COUNTRYWIDE  20060301     20051010  20051201  20351101    796     45.35           0
   101  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    725        80           0
   102  Refinance - Rate Term  COUNTRYWIDE  20060301     20051110  20060101  20351201    762     67.03          12
   103  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    682        80           0
   104  Purchase               COUNTRYWIDE  20060301     20051003  20051201  20351101    728     66.59          36
   105  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    718        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
    71  California-Southern      90027    7.625   7.375     7.625       0.25          3        357        360        57        60
    72  California-Southern      92688     6.25       6      6.25       0.25          3        357        360        57        60
    73  California-Southern      93030      6.5    6.25       6.5       0.25          4        356        360        56        60
    74  California-Northern      94536      6.5    6.25       6.5       0.25          4        356        360        56        60
    75  California-Southern      91001    5.875   5.625     5.875       0.25          3        357        360        57        60
    76  New York                 10017    5.875   5.625     5.875       0.25          4        356        360        56        60
    77  California-Northern      95965    6.875   6.625     6.875       0.25          3        357        360        57        60
    78  District of Columbia     20011      5.5    5.25       5.5       0.25          3        357        360        57        60
    79  California-Southern      92662    5.875   5.625     5.875       0.25          4        356        360        56        60
    80  California-Southern      90026      5.5    5.25       5.5       0.25          3        357        360        57        60
    81  California-Southern      92606     6.25       6      6.25       0.25          3        357        360        57        60
    82  Maryland                 20879     6.75     6.5      6.75       0.25          4        356        360         0         0
    83  Florida                  34103    6.875   6.625     6.875       0.25          4        356        360        56        60
    84  Texas                    75148        6    5.75         6       0.25          3        357        360         0         0
    85  California-Northern      94109        5    4.75         5       0.25          4        356        360        56        60
    86  Washington               98121    6.375   6.125     6.375       0.25          4        356        360         0         0
    87  South Carolina           29451     6.25       6      6.25       0.25          4        356        360        56        60
    88  California-Northern      94501      7.5    7.25       7.5       0.25          3        357        360        57        60
    89  California-Southern      92508    6.875   6.625     6.875       0.25          4        356        360        56        60
    90  New York                 10022    5.625   5.375     5.625       0.25          3        357        360        57        60
    91  Maryland                 20735      5.5    5.25       5.5       0.25          4        356        360        56        60
    92  California-Southern      92604        8    7.75         8       0.25          4        356        360        56        60
    93  Florida                  33146     8.25       8      8.25       0.25          3        357        360        57        60
    94  California-Northern      95136    5.875   5.625     5.875       0.25          4        356        360        56        60
    95  New York                 11937     6.75     6.5      6.75       0.25          3        357        360        57        60
    96  California-Northern      95747     4.75     4.5      4.75       0.25          4        356        360         0         0
    97  California-Southern      90210      6.5    6.25       6.5       0.25          4        356        360        56        60
    98  California-Southern      91935      6.5    6.25       6.5       0.25          3        357        360        57        60
    99  New Jersey                7760    7.125   6.875     7.125       0.25          4        356        360        56        60
   100  California-Southern      90292     5.25       5      5.25       0.25          4        356        360         0         0
   101  Illinois                 60602     5.25       5      5.25       0.25          4        356        360        56        60
   102  Michigan                 49757     5.75     5.5      5.75       0.25          3        357        360        57        60
   103  California-Southern      90292    6.875   6.625     6.875       0.25          3        357        360        57        60
   104  California-Southern      91105    5.375   5.125     5.375       0.25          4        356        360        56        60
   105  California-Southern      92084     7.75     7.5      7.75       0.25          4        356        360        56        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
    71       360        357
    72       360        357
    73       360        356
    74       360        356
    75       360        357
    76       360        356
    77       360        357
    78       360        357
    79       360        356
    80       360        357
    81       360        357
    82       360        356
    83       360        356
    84       360        357
    85       360        356
    86       360        356
    87       360        356
    88       360        357
    89       360        356
    90       360        357
    91       360        356
    92       360        356
    93       360        357
    94       360        356
    95       360        357
    96       360        356
    97       360        356
    98       360        357
    99       360        356
   100       360        356
   101       360        356
   102       360        357
   103       360        357
   104       360        356
   105       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   106    20101201    2.25    10.25     2.25         5           2         5          57          12      608000    608000
   107    20101101    2.25   10.625     2.25         5           2         5          56          12   475191.48    475200
   108    20101101    2.25   12.375     2.25         5           2         5          56          12      560792    560792
   109    20101101    2.25   12.125     2.25         5           2         5          56          12   439935.72    441000
   110    20101101   2.875   10.125    2.875         5           2         5          56          12    490025.8    490500
   111    20101101    2.25    9.875     2.25         5           2         5          56          12      426750    426750
   112    20101201    2.25   11.875     2.25         5           2         5          57          12     1000000   1000000
   113    20101101    2.25       10     2.25         5           2         5          56          12    647647.2    650000
   114    20101101    2.25    9.875     2.25         5           2         5          56          12      800000    800000
   115    20101201    2.25   11.625     2.25         5           2         5          57          12      840000    840000
   116    20101101    2.25   11.625     2.25         5           2         5          56          12      414360    414360
   117    20101201    2.25   10.375     2.25         5           2         5          57          12      665000    665000
   118    20101201    2.25   11.875     2.25         5           2         5          57          12      860000    860000
   119    20101201    2.25    10.75     2.25         5           2         5          57          12      509000    509000
   120    20101101    2.25    9.875     2.25         5           2         5          56          12   442925.24    443820
   121    20101201    2.25     11.5     2.25         5           2         5          57          12    696235.5    697500
   122    20101201    2.25    12.25     2.25         5           2         5          57          12   998385.17    999950
   123    20101201    2.25     12.5     2.25         5           2         5          57          12      445600    445600
   124    20101201    2.25     11.5     2.25         5           2         5          57          12      575000    575000
   125    20101201    2.25   11.875     2.25         5           2         5          57          12  1752042.73   1755000
   126    20100701    2.25     8.75     2.25         5           2         5          52          12      499900    499900
   127    20101101    2.25   11.875     2.25         5           2         5          56          12      441500    441500
   128    20101101    2.25   11.375     2.25         5           2         5          56          12      632653    632653
   129    20101101    2.25   11.375     2.25         5           2         5          56          12      417480    417480
   130    20101101    2.25   11.875     2.25         5           2         5          56          12      617952    617952
   131    20101101    2.25    11.75     2.25         5           2         5          56          12   523584.46    523632
   132    20101101    2.25    12.75     2.25         5           2         5          56          12      631200    631200
   133    20101101    2.25     12.5     2.25         5           2         5          56          12      491332    491332
   134    20101001    2.25       10     2.25         5           2         5          55          12    599297.5    600000
   135    20101101    2.25     11.5     2.25         5           2         5          56          12      539000    539000
   136    20101101    2.25    11.25     2.25         5           2         5          56          12      440000    440000
   137    20101001    2.25       12     2.25         5           2         5          55          12      487500    487500
   138    20101101    2.25   10.625     2.25         5           2         5          56          12      520000    520000
   139    20101101    2.25   11.375     2.25         5           2         5          56          12   502592.15    504000
   140    20101101    2.25   11.625     2.25         5           2         5          56          12      458400    458400

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   106  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   107  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   108  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   109  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   110  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   111  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   112  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   113  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   114  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   115  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   116  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   117  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   118  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   119  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   120  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   121  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   122  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   123  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   124  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   125  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   126  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   127  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   128  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   129  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   130  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   131  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   132  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   133  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   134  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   135  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   136  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   137  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   138  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   139  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   140  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   106  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   107  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   108  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   109  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   Condo
   110  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   Single Family Residence
   111  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   112  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   113  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   114  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   115  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   116  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   117  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   118  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   119  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   120  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   121  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
   122  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   123  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   124  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   125  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   126  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 5 Year/1 Year   Single Family Residence
   127  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   128  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   129  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   130  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   131  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   132  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   133  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   134  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   135  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   136  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   137  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   138  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   139  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   140  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   106  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    750        80           0
   107  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20051201  20351101    647     72.44          12
   108  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    718        80           0
   109  Refinance - Rate Term  COUNTRYWIDE  20060301     20051102  20051201  20351101    704        90           0
   110  Refinance - Cashout    COUNTRYWIDE  20060301     20051004  20051201  20351101    653        90           0
   111  Purchase               COUNTRYWIDE  20060301     20050930  20051201  20351101    640        75           0
   112  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    662      33.9           0
   113  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    631     77.84           0
   114  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    645      42.9           0
   115  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    643        60          60
   116  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    720        80           0
   117  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20060101  20351201    781     67.86          36
   118  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    688        80           0
   119  Refinance - Rate Term  COUNTRYWIDE  20060301     20051103  20060101  20351201    702     78.31           0
   120  Purchase               COUNTRYWIDE  20060301     20051005  20051201  20351101    756        80          60
   121  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    661        75           0
   122  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    659     57.14           0
   123  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    699        80           0
   124  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    637     74.97           0
   125  Refinance - Cashout    COUNTRYWIDE  20060301     20051107  20060101  20351201    640        65           0
   126  Purchase               COUNTRYWIDE  20060301     20050629  20050801  20350701    628     83.33           0
   127  Refinance - Cashout    COUNTRYWIDE  20060301     20051025  20051201  20351101    679     74.83           0
   128  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    701     75.98           0
   129  Purchase               COUNTRYWIDE  20060301     20051018  20051201  20351101    772        80           0
   130  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    789        80           0
   131  Purchase               COUNTRYWIDE  20060301     20051102  20051201  20351101    781        80           0
   132  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    737        80           0
   133  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    733        80           0
   134  Purchase               COUNTRYWIDE  20060301     20050901  20051101  20351001    779        80           0
   135  Refinance - Cashout    COUNTRYWIDE  20060301     20051003  20051201  20351101    644        70          12
   136  Refinance - Cashout    COUNTRYWIDE  20060301     20051028  20051201  20351101    783        80           0
   137  Refinance - Cashout    COUNTRYWIDE  20060301     20050923  20051101  20351001    752        75          12
   138  Refinance - Cashout    COUNTRYWIDE  20060301     20051003  20051201  20351101    649     74.29           0
   139  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    644        70           0
   140  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    797        80          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   106  Colorado                 81615     5.25       5      5.25       0.25          3        357        360        57        60
   107  Maryland                 20882    5.625   5.375     5.625       0.25          4        356        360        56        60
   108  California-Southern      90094    7.375   7.125     7.375       0.25          4        356        360        56        60
   109  Illinois                 60090    7.125   6.875     7.125       0.25          4        356        360         0         0
   110  California-Southern      92584    5.125   4.205     5.125       0.25          4        356        360        56        60
   111  California-Southern      91362    4.875   4.625     4.875       0.25          4        356        360        56        60
   112  New York                 10021    6.875   6.625     6.875       0.25          3        357        360        57        60
   113  Pennsylvania             18901        5    4.75         5       0.25          4        356        360         0         0
   114  California-Southern      90292    4.875   4.625     4.875       0.25          4        356        360        56        60
   115  California-Southern      92861    6.625   6.375     6.625       0.25          3        357        360        57        60
   116  California-Northern      95212    6.625   6.375     6.625       0.25          4        356        360        56        60
   117  California-Southern      90068    5.375   5.125     5.375       0.25          3        357        360        57        60
   118  Arizona                  85028    6.875   6.625     6.875       0.25          3        357        360        57        60
   119  Washington               98125     5.75     5.5      5.75       0.25          3        357        360        57        60
   120  Florida                  32127    4.875   4.625     4.875       0.25          4        356        360        56        60
   121  New Jersey                7657      6.5    6.25       6.5       0.25          3        357        360         0         0
   122  New York                 11791     7.25       7      7.25       0.25          3        357        360         0         0
   123  Tennessee                37862      7.5    7.25       7.5       0.25          3        357        360        57        60
   124  California-Northern      95127      6.5    6.25       6.5       0.25          3        357        360        57        60
   125  New York                 10017    6.875   6.625     6.875       0.25          3        357        360         0         0
   126  Massachusetts             1886     3.75     3.5      3.75       0.25          8        352        360        52        60
   127  California-Northern      95467    6.875   6.625     6.875       0.25          4        356        360        56        60
   128  California-Southern      91913    6.375   6.125     6.375       0.25          4        356        360        56        60
   129  California-Southern      92223    6.375   6.125     6.375       0.25          4        356        360        56        60
   130  Virginia                 20152    6.875   6.625     6.875       0.25          4        356        360        56        60
   131  Virginia                 20136     6.75     6.5      6.75       0.25          4        356        360        56        60
   132  California-Southern      92128     7.75     7.5      7.75       0.25          4        356        360        56        60
   133  Virginia                 22601      7.5    7.25       7.5       0.25          4        356        360        56        60
   134  California-Southern      92101        5    4.75         5       0.25          5        355        360        55        60
   135  California-Northern      95076      6.5    6.25       6.5       0.25          4        356        360        56        60
   136  California-Southern      93063     6.25       6      6.25       0.25          4        356        360        56        60
   137  California-Northern      95442        7    6.75         7       0.25          5        355        360        55        60
   138  California-Northern      95404    5.625   5.375     5.625       0.25          4        356        360        56        60
   139  California-Southern      91765    6.375   6.125     6.375       0.25          4        356        360         0         0
   140  California-Southern      93033    6.625   6.375     6.625       0.25          4        356        360        56        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   106       360        357
   107       360        356
   108       360        356
   109       360        356
   110       360        356
   111       360        356
   112       360        357
   113       360        356
   114       360        356
   115       360        357
   116       360        356
   117       360        357
   118       360        357
   119       360        357
   120       360        356
   121       360        357
   122       360        357
   123       360        357
   124       360        357
   125       360        357
   126       360        352
   127       360        356
   128       360        356
   129       360        356
   130       360        356
   131       360        356
   132       360        356
   133       360        356
   134       360        355
   135       360        356
   136       360        356
   137       360        355
   138       360        356
   139       360        356
   140       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   141    20101101    2.25   11.875     2.25         5           2         5          56          12      472500    472500
   142    20101101    2.25    11.25     2.25         5           2         5          56          12   646132.97    650000
   143    20101101    2.25   11.875     2.25         5           2         5          56          12      442400    442400
   144    20101101    2.25   10.625     2.25         5           2         5          56          12      480000    480000
   145    20101101    2.25    11.25     2.25         5           2         5          56          12      448000    448000
   146    20101101    2.25    11.25     2.25         5           2         5          56          12      484000    484000
   147    20101101    2.25    11.75     2.25         5           2         5          56          12   455529.86    456000
   148    20101001    2.25    10.25     2.25         5           2         5          55          12      472000    472000
   149    20101101    2.25     10.5     2.25         5           2         5          56          12      425000    425000
   150    20101001    2.25     11.5     2.25         5           2         5          55          12      511920    511920
   151    20101001    2.25     12.5     2.25         5           2         5          55          12      608000    608000
   152    20101201    2.25     11.5     2.25         5           2         5          57          12      470800    470800
   153    20101101    2.25    11.25     2.25         5           2         5          56          12    409687.5    530000
   154    20101101    2.25     11.5     2.25         5           2         5          56          12      587250    587250
   155    20101101    2.25     11.5     2.25         5           2         5          56          12      720000    720000
   156    20101001    2.25   10.875     2.25         5           2         5          55          12   474044.48    476000
   157    20101101    2.25    9.875     2.25         5           2         5          56          12      517300    517300
   158    20101101    2.25   11.125     2.25         5           2         5          56          12      489600    489600
   159    20101001    2.25   11.375     2.25         5           2         5          55          12   542555.85    542700
   160    20101101    2.25    12.25     2.25         5           2         5          56          12  1178468.79   1181250
   161    20101101    2.25   11.625     2.25         5           2         5          56          12   422871.53    424000
   162    20101101    2.25   11.625     2.25         5           2         5          56          12      475000    475000
   163    20101101    2.25   11.875     2.25         5           2         5          56          12      427100    427100
   164    20101001    2.25    10.25     2.25         5           2         5          55          12      528500    528500
   165    20101001    2.25    10.25     2.25         5           2         5          55          12      613900    613900
   166    20101101    2.25   10.125     2.25         5           2         5          56          12      635000    635000
   167    20101001    2.25    9.875     2.25         5           2         5          55          12      594900    594900
   168    20101101    2.25   10.375     2.25         5           2         5          56          12      512000    512000
   169    20101101    2.25   11.375     2.25         5           2         5          56          12      750000    750000
   170    20101101    2.25    11.75     2.25         5           2         5          56          12      559260    559260
   171    20101001    2.25   10.625     2.25         5           2         5          55          12      639200    639200
   172    20101101    2.25   11.625     2.25         5           2         5          56          12  1595741.63   1600000
   173    20100901    2.25      9.5     2.25         5           2         5          54          12      840000    840000
   174    20100901    2.25   10.875     2.25         5           2         5          54          12   450466.47    450655
   175    20101001    2.25    10.75     2.25         5           2         5          55          12      611663    611663

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   141  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   142  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   143  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   144  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   145  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   146  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   147  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   148  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   149  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   150  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   151  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   152  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   153  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   154  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   155  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   156  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   157  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   158  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   159  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   160  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   161  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   162  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   163  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   164  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   165  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   166  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   167  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   168  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   169  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   170  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   171  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   172  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
   173  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   174  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   175  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   141  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   142  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   143  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   144  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   145  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   146  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   147  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   148  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   149  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   150  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   151  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   152  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   153  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   154  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   155  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   156  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   157  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   158  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   159  Primary      COUNTRYWIDE      Radian Guaranty                ARM - 5 Year/1 Year   PUD
   160  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   161  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   162  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   163  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   164  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   165  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   166  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   167  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   168  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   169  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   170  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   171  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   172  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   173  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   174  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   175  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   141  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    796        75           0
   142  Purchase               COUNTRYWIDE  20060301     20051028  20051201  20351101    783     79.91           0
   143  Purchase               COUNTRYWIDE  20060301     20051007  20051201  20351101    711     79.99           0
   144  Purchase               COUNTRYWIDE  20060301     20051001  20051201  20351101    654        80           0
   145  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    717     79.99           0
   146  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    652        80           0
   147  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    781        80           0
   148  Refinance - Cashout    COUNTRYWIDE  20060301     20050926  20051101  20351001    626        80           0
   149  Purchase               COUNTRYWIDE  20060301     20051011  20051201  20351101    658      65.8           0
   150  Purchase               COUNTRYWIDE  20060301     20050923  20051101  20351001    735        80           0
   151  Refinance - Cashout    COUNTRYWIDE  20060301     20050923  20051101  20351001    688        80           0
   152  Purchase               COUNTRYWIDE  20060301     20051026  20060101  20351201    710     79.99           0
   153  Purchase               COUNTRYWIDE  20060301     20051007  20051201  20351101    677        80           0
   154  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    772        80           0
   155  Refinance - Rate Term  COUNTRYWIDE  20060301     20051019  20051201  20351101    708     65.45           0
   156  Purchase               COUNTRYWIDE  20060301     20050928  20051101  20351001    730        80           0
   157  Purchase               COUNTRYWIDE  20060301     20051003  20051201  20351101    691     79.99          36
   158  Refinance - Rate Term  COUNTRYWIDE  20060301     20051019  20051201  20351101    701     72.43           0
   159  Purchase               COUNTRYWIDE  20060301     20050926  20051101  20351001    637     89.99           0
   160  Purchase               COUNTRYWIDE  20060301     20051014  20051201  20351101    777        75           0
   161  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    700        80          36
   162  Refinance - Cashout    COUNTRYWIDE  20060301     20051001  20051201  20351101    649      74.8           0
   163  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    767        80           0
   164  Purchase               COUNTRYWIDE  20060301     20050927  20051101  20351001    747        80          12
   165  Purchase               COUNTRYWIDE  20060301     20050921  20051101  20351001    692        80           0
   166  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    634     76.05           0
   167  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    697        80           0
   168  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    669        80           0
   169  Refinance - Cashout    COUNTRYWIDE  20060301     20051005  20051201  20351101    711        75           0
   170  Purchase               COUNTRYWIDE  20060301     20051004  20051201  20351101    759        80           0
   171  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    708        80           0
   172  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20051201  20351101    661     72.73           0
   173  Purchase               COUNTRYWIDE  20060301     20050830  20051001  20350901    695        75           0
   174  Purchase               COUNTRYWIDE  20060301     20050810  20051001  20350901    699        80           0
   175  Purchase               COUNTRYWIDE  20060301     20050901  20051101  20351001    745        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   141  New York                 11731    6.875   6.625     6.875       0.25          4        356        360        56        60
   142  Virginia                 20152     6.25       6      6.25       0.25          4        356        360        56        60
   143  Arizona                  85242    6.875   6.625     6.875       0.25          4        356        360        56        60
   144  California-Northern      95376    5.625   5.375     5.625       0.25          4        356        360        56        60
   145  California-Northern      95757     6.25       6      6.25       0.25          4        356        360        56        60
   146  California-Southern      90018     6.25       6      6.25       0.25          4        356        360        56        60
   147  California-Southern      92869     6.75     6.5      6.75       0.25          4        356        360        56        60
   148  California-Southern      91344     5.25       5      5.25       0.25          5        355        360        55        60
   149  Virginia                 22172      5.5    5.25       5.5       0.25          4        356        360        56        60
   150  California-Southern      92646      6.5    6.25       6.5       0.25          5        355        360        55        60
   151  California-Southern      93433      7.5    7.25       7.5       0.25          5        355        360        55        60
   152  California-Southern      92592      6.5    6.25       6.5       0.25          3        357        360        57        60
   153  New Jersey                7030     6.25       6      6.25       0.25          4        356        360        56        60
   154  Virginia                 20176      6.5    6.25       6.5       0.25          4        356        360        56        60
   155  California-Southern      92106      6.5    6.25       6.5       0.25          4        356        360        56        60
   156  California-Northern      94585    5.875   5.625     5.875       0.25          5        355        360         0         0
   157  Nevada                   89052    4.875   4.625     4.875       0.25          4        356        360        56        60
   158  Minnesota                55345    6.125   5.875     6.125       0.25          4        356        360        56        60
   159  Arizona                  85296    6.375   6.125     6.375       0.25          5        355        360        55        60
   160  California-Southern      92672     7.25       7      7.25       0.25          4        356        360         0         0
   161  Connecticut               6470    6.625   6.375     6.625       0.25          4        356        360         0         0
   162  California-Northern      94568    6.625   6.375     6.625       0.25          4        356        360        56        60
   163  Maryland                 21054    6.875   6.625     6.875       0.25          4        356        360        56        60
   164  California-Southern      91913     5.25       5      5.25       0.25          5        355        360        55        60
   165  Nevada                   89138     5.25       5      5.25       0.25          5        355        360        55        60
   166  South Carolina           29464    5.125   4.875     5.125       0.25          4        356        360        56        60
   167  Nevada                   89149    4.875   4.625     4.875       0.25          5        355        360        55        60
   168  Virginia                 22182    5.375   5.125     5.375       0.25          4        356        360        56        60
   169  Washington               98004    6.375   6.125     6.375       0.25          4        356        360        56        60
   170  California-Northern      95366     6.75     6.5      6.75       0.25          4        356        360        56        60
   171  California-Southern      90277    5.625   5.375     5.625       0.25          5        355        360        55        60
   172  Massachusetts             2554    6.625   6.375     6.625       0.25          4        356        360         0         0
   173  Nevada                   89131      4.5    4.25       4.5       0.25          6        354        360        54        60
   174  California-Northern      95377    5.875   5.625     5.875       0.25          6        354        360        54        60
   175  California-Northern      95304     5.75     5.5      5.75       0.25          5        355        360        55        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   141       360        356
   142       360        356
   143       360        356
   144       360        356
   145       360        356
   146       360        356
   147       360        356
   148       360        355
   149       360        356
   150       360        355
   151       360        355
   152       360        357
   153       360        356
   154       360        356
   155       360        356
   156       360        355
   157       360        356
   158       360        356
   159       360        355
   160       360        356
   161       360        356
   162       360        356
   163       360        356
   164       360        355
   165       360        355
   166       360        356
   167       360        355
   168       360        356
   169       360        356
   170       360        356
   171       360        355
   172       360        356
   173       360        354
   174       360        354
   175       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   176    20100501    2.25       10     2.25         5           2         5          50          12     3826000   3826000
   177    20100801    2.25       11     2.25         5           2         5          53          12   794276.32    800000
   178    20101001    2.25       11     2.25         5           2         5          55          12   649843.85    650000
   179    20100601    2.25       11     2.25         5           2         5          51          12     3885000   3885000
   180    20100901    2.25    10.25     2.25         5           2         5          54          12   372097.54    372100
   181    20100801    2.25     12.5     2.25         5           2         5          53          12      508720    508720
   182    20100901    2.25     11.5     2.25         5           2         5          54          12   399966.33    400000
   183    20100901    2.25   10.625     2.25         5           2         5          54          12      407250    407350
   184    20100901    2.25   11.125     2.25         5           2         5          54          12      372000    372000
   185    20100901    2.25    11.75     2.25         5           2         5          54          12    646125.5    646126
   186    20100901    2.25     11.5     2.25         5           2         5          54          12   451932.12    452120
   187    20100901    2.25     10.5     2.25         5           2         5          54          12      400000    400000
   188    20101001    2.25   11.125     2.25         5           2         5          55          12      392000    392000
   189    20100901    2.25   10.875     2.25         5           2         5          54          12      387000    387000
   190    20100901    2.25   11.375     2.25         5           2         5          54          12      439300    439300
   191    20100901    2.25    10.25     2.25         5           2         5          54          12      440000    440000
   192    20100901    2.25   11.125     2.25         5           2         5          54          12      432000    432000
   193    20100901    2.25    10.75     2.25         5           2         5          54          12   395924.41    396000
   194    20101001    2.25    10.25     2.25         5           2         5          55          12      365000    365000
   195    20100801    2.25   12.125     2.25         5           2         5          53          12   457759.83    460000
   196    20100801    2.25       11     2.25         5           2         5          53          12   447938.25    448000
   197    20100801    2.25   11.125     2.25         5           2         5          53          12      483114    483114
   198    20101001    2.25   10.625     2.25         5           2         5          55          12      588000    588000
   199    20101001    2.25   11.375     2.25         5           2         5          55          12      420000    420000
   200    20101001    2.25   10.875     2.25         5           2         5          55          12      600000    600000
   201    20100901    2.25   11.375     2.25         5           2         5          54          12      488000    488000
   202    20100901    2.25   11.125     2.25         5           2         5          54          12      504000    504000
   203    20100901    2.25    10.25     2.25         5           2         5          54          12      537500    537500
   204    20100901    2.25   10.625     2.25         5           2         5          54          12      540832    540832
   205    20101001    2.25   11.375     2.25         5           2         5          55          12      471990    471990
   206    20101001    2.25     11.5     2.25         5           2         5          55          12      400000    400000
   207    20100901    2.25   10.375     2.25         5           2         5          54          12   498650.49    500000
   208    20100901    2.25    11.25     2.25         5           2         5          54          12      552000    552000
   209    20100901    2.25   11.125     2.25         5           2         5          54          12      380800    380800
   210    20100901    2.25   11.375     2.25         5           2         5          54          12      524000    524000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   176  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   177  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   178  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   179  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   180  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   181  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   182  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   183  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   184  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   185  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   186  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   187  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   188  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   189  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   190  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   191  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   192  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   193  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   194  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   195  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   196  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   197  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   198  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   199  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   200  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   201  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   202  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   203  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   204  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   205  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   206  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   207  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   208  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   209  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   210  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   176  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   177  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   178  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   179  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   180  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   181  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   182  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   183  Primary      COUNTRYWIDE      General Electric               ARM - 5 Year/1 Year   PUD
   184  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   185  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   Single Family Residence
   186  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   187  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   188  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   189  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   190  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   191  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   192  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   193  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   194  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   195  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   196  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   197  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   198  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   199  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   200  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   201  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   202  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   203  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   204  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   205  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   206  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   207  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   208  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   209  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   210  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   176  Refinance - Rate Term  COUNTRYWIDE  20060301     20050421  20050601  20350501    729     61.71           0
   177  Refinance - Cashout    COUNTRYWIDE  20060301     20050708  20050901  20350801    754     61.54           0
   178  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    769     75.39          60
   179  Refinance - Rate Term  COUNTRYWIDE  20060301     20050520  20050701  20350601    665     58.86          36
   180  Purchase               COUNTRYWIDE  20060301     20050815  20051001  20350901    682        80           0
   181  Purchase               COUNTRYWIDE  20060301     20050721  20050901  20350801    702        80           0
   182  Purchase               COUNTRYWIDE  20060301     20050816  20051001  20350901    665      78.4           0
   183  Purchase               COUNTRYWIDE  20060301     20050809  20051001  20350901    678     89.99           0
   184  Purchase               COUNTRYWIDE  20060301     20050817  20051001  20350901    767     79.99           0
   185  Purchase               COUNTRYWIDE  20060301     20050825  20051001  20350901    662        90           0
   186  Purchase               COUNTRYWIDE  20060301     20050831  20051001  20350901    785        80           0
   187  Refinance - Rate Term  COUNTRYWIDE  20060301     20050817  20051001  20350901    653        80           0
   188  Purchase               COUNTRYWIDE  20060301     20050819  20051101  20351001    709        80          12
   189  Purchase               COUNTRYWIDE  20060301     20050824  20051001  20350901    784     79.46           0
   190  Purchase               COUNTRYWIDE  20060301     20050831  20051001  20350901    649     79.99           0
   191  Refinance - Cashout    COUNTRYWIDE  20060301     20050824  20051001  20350901    627        80           0
   192  Refinance - Rate Term  COUNTRYWIDE  20060301     20050824  20051001  20350901    784        80           0
   193  Purchase               COUNTRYWIDE  20060301     20050823  20051001  20350901    653        80           0
   194  Purchase               COUNTRYWIDE  20060301     20050907  20051101  20351001    683     55.73           0
   195  Purchase               COUNTRYWIDE  20060301     20050728  20050901  20350801    759        80           0
   196  Refinance - Cashout    COUNTRYWIDE  20060301     20050721  20050901  20350801    671     74.67           0
   197  Purchase               COUNTRYWIDE  20060301     20050711  20050901  20350801    761        80           0
   198  Refinance - Rate Term  COUNTRYWIDE  20060301     20050908  20051101  20351001    706        80          12
   199  Purchase               COUNTRYWIDE  20060301     20050909  20051101  20351001    742        80           0
   200  Refinance - Cashout    COUNTRYWIDE  20060301     20050903  20051101  20351001    699     37.85           0
   201  Purchase               COUNTRYWIDE  20060301     20050801  20051001  20350901    774        80          36
   202  Purchase               COUNTRYWIDE  20060301     20050803  20051001  20350901    721        80          36
   203  Refinance - Rate Term  COUNTRYWIDE  20060301     20050823  20051001  20350901    704     59.72           0
   204  Purchase               COUNTRYWIDE  20060301     20050830  20051001  20350901    685        80           0
   205  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    727        80           0
   206  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    739        80           0
   207  Refinance - Cashout    COUNTRYWIDE  20060301     20050823  20051001  20350901    658     79.37           0
   208  Refinance - Cashout    COUNTRYWIDE  20060301     20050826  20051001  20350901    771        80           0
   209  Purchase               COUNTRYWIDE  20060301     20050829  20051001  20350901    729        80           0
   210  Purchase               COUNTRYWIDE  20060301     20050831  20051001  20350901    732        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   176  Arizona                  85255        5    4.75         5       0.25         10        350        360        50        60
   177  California-Southern      91356        6    5.75         6       0.25          7        353        360         0         0
   178  California-Southern      92210        6    5.75         6       0.25          5        355        360        55        60
   179  California-Southern      90049        6    5.75         6       0.25          9        351        360        51        60
   180  Nevada                   89081     5.25       5      5.25       0.25          6        354        360        54        60
   181  California-Northern      95391      7.5    7.25       7.5       0.25          7        353        360        53        60
   182  California-Southern      92253      6.5    6.25       6.5       0.25          6        354        360        54        60
   183  Nevada                   89123    5.625   5.375     5.625       0.25          6        354        360        54        60
   184  California-Southern      92563    6.125   5.875     6.125       0.25          6        354        360        54        60
   185  California-Northern      95757     6.75     6.5      6.75       0.25          6        354        360        54        60
   186  Virginia                 20171      6.5    6.25       6.5       0.25          6        354        360        54        60
   187  District of Columbia     20001      5.5    5.25       5.5       0.25          6        354        360        54        60
   188  California-Southern      92126    6.125   5.875     6.125       0.25          5        355        360        55        60
   189  California-Northern      95948    5.875   5.625     5.875       0.25          6        354        360        54        60
   190  Florida                  34990    6.375   6.125     6.375       0.25          6        354        360        54        60
   191  Nevada                   89138     5.25       5      5.25       0.25          6        354        360        54        60
   192  California-Southern      92026    6.125   5.875     6.125       0.25          6        354        360        54        60
   193  California-Northern      94509     5.75     5.5      5.75       0.25          6        354        360        54        60
   194  Nevada                   89120     5.25       5      5.25       0.25          5        355        360        55        60
   195  Florida                  33065    7.125   6.875     7.125       0.25          7        353        360         0         0
   196  California-Southern      92592        6    5.75         6       0.25          7        353        360        53        60
   197  Nevada                   89084    6.125   5.875     6.125       0.25          7        353        360        53        60
   198  California-Southern      92647    5.625   5.375     5.625       0.25          5        355        360        55        60
   199  California-Southern      92627    6.375   6.125     6.375       0.25          5        355        360        55        60
   200  New York                 10312    5.875   5.625     5.875       0.25          5        355        360        55        60
   201  California-Southern      91505    6.375   6.125     6.375       0.25          6        354        360        54        60
   202  California-Southern      91352    6.125   5.875     6.125       0.25          6        354        360        54        60
   203  Nevada                   89141     5.25       5      5.25       0.25          6        354        360        54        60
   204  Virginia                 20158    5.625   5.375     5.625       0.25          6        354        360        54        60
   205  Washington               98031    6.375   6.125     6.375       0.25          5        355        360        55        60
   206  Minnesota                55124      6.5    6.25       6.5       0.25          5        355        360        55        60
   207  California-Southern      92606    5.375   5.125     5.375       0.25          6        354        360        54        60
   208  Arizona                  85260     6.25       6      6.25       0.25          6        354        360        54        60
   209  Maryland                 20904    6.125   5.875     6.125       0.25          6        354        360        54        60
   210  Virginia                 20155    6.375   6.125     6.375       0.25          6        354        360        54        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   176       360        350
   177       360        353
   178       360        355
   179       360        351
   180       360        354
   181       360        353
   182       360        354
   183       360        354
   184       360        354
   185       360        354
   186       360        354
   187       360        354
   188       360        355
   189       360        354
   190       360        354
   191       360        354
   192       360        354
   193       360        354
   194       360        355
   195       360        353
   196       360        353
   197       360        353
   198       360        355
   199       360        355
   200       360        355
   201       360        354
   202       360        354
   203       360        354
   204       360        354
   205       360        355
   206       360        355
   207       360        354
   208       360        354
   209       360        354
   210       360        354

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   211    20100801    2.25    11.25     2.25         5           2         5          53          12      460000    460000
   212    20100901    2.25   11.375     2.25         5           2         5          54          12      507960    507960
   213    20100901    2.25   11.625     2.25         5           2         5          54          12   387159.14    388000
   214    20101001    2.25   10.875     2.25         5           2         5          55          12    523860.7    524000
   215    20100901    2.25    10.25     2.25         5           2         5          54          12   461784.64    462000
   216    20100801    2.25    11.25     2.25         5           2         5          53          12     2300000   2300000
   217    20100701    2.25   10.875     2.25         5           2         5          52          12  2878996.74   2900000
   218    20101001    2.25    11.25     2.25         5           2         5          55          12   671861.92    672000
   219    20100901    2.25   10.625     2.25         5           2         5          54          12     2420000   2420000
   220    20101001    2.25    11.75     2.25         5           2         5          55          12      479200    479200
   221    20101001    2.25   12.125     2.25         5           2         5          55          12   647902.23    650000
   222    20101001    2.25    11.75     2.25         5           2         5          55          12   511019.01    512800
   223    20101001    2.25   11.125     2.25         5           2         5          55          12      420900    420900
   224    20101001    2.25     10.5     2.25         5           2         5          55          12   441963.01    443920
   225    20101001    2.25    11.25     2.25         5           2         5          55          12      438968    438968
   226    20101001    2.25   10.375     2.25         5           2         5          55          12   527186.11    528000
   227    20100901    2.25       11     2.25         5           2         5          54          12     2660000   2660000
   228    20101001    2.25   11.125     2.25         5           2         5          55          12   393958.36    394120
   229    20101001    2.25   11.625     2.25         5           2         5          55          12      759750    761250
   230    20101001    2.25       10     2.25         5           2         5          55          12      475960    475960
   231    20101001    2.25     10.5     2.25         5           2         5          55          12      630000    630000
   232    20101001    2.25    10.75     2.25         5           2         5          55          12   375931.27    376000
   233    20101001    2.25    10.75     2.25         5           2         5          55          12   543703.32    546000
   234    20101001    2.25    11.75     2.25         5           2         5          55          12      496000    496000
   235    20101001    2.25     11.5     2.25         5           2         5          55          12      624000    624000
   236    20101001    2.25    11.25     2.25         5           2         5          55          12      467000    467000
   237    20101001    2.25     10.5     2.25         5           2         5          55          12      439600    440000
   238    20101001    2.25     11.5     2.25         5           2         5          55          12      525000    525000
   239    20101001    2.25    11.25     2.25         5           2         5          55          12   439983.29    440000
   240    20101001    2.25   10.375     2.25         5           2         5          55          12      368000    368000
   241    20101001    2.25    11.25     2.25         5           2         5          55          12   444010.67    444250
   242    20101001    2.25     11.5     2.25         5           2         5          55          12      470000    470000
   243    20101001    2.25   10.875     2.25         5           2         5          55          12      420000    420000
   244    20101001    2.25    12.25     2.25         5           2         5          55          12      560000    560000
   245    20101001    2.25   11.375     2.25         5           2         5          55          12      650000    650000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   211  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   212  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   213  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   214  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   215  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   216  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   217  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   218  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   219  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   220  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   221  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   222  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   223  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   224  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
   225  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   226  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   227  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   228  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   229  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   230  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   231  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   232  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   233  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   234  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   235  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   236  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   237  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   238  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   239  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   240  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   241  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   242  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   243  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   244  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   245  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   211  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   212  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   213  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   214  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   215  Primary      COUNTRYWIDE      Mtge Guaranty Insurance Corp.  ARM - 5 Year/1 Year   Single Family Residence
   216  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   217  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   218  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   219  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   220  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   221  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   222  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   223  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   224  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   225  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   226  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   227  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   228  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   229  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   230  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   231  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   232  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   233  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   234  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   235  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   236  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   237  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   238  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   239  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   240  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   241  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   242  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   243  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   244  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   245  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   211  Purchase               COUNTRYWIDE  20060301     20050720  20050901  20350801    701        80           0
   212  Purchase               COUNTRYWIDE  20060301     20050811  20051001  20350901    785        80          12
   213  Refinance - Cashout    COUNTRYWIDE  20060301     20050816  20051001  20350901    809     64.24          12
   214  Refinance - Cashout    COUNTRYWIDE  20060301     20050901  20051101  20351001    656        80           0
   215  Refinance - Cashout    COUNTRYWIDE  20060301     20050816  20051001  20350901    638     84.77          36
   216  Refinance - Rate Term  COUNTRYWIDE  20060301     20050713  20050901  20350801    679        46           0
   217  Purchase               COUNTRYWIDE  20060301     20050629  20050801  20350701    708     47.93           0
   218  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    721        80           0
   219  Purchase               COUNTRYWIDE  20060301     20050818  20051001  20350901    652        80          60
   220  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    646     79.87           0
   221  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    764     76.92           0
   222  Purchase               COUNTRYWIDE  20060301     20050923  20051101  20351001    685        80           0
   223  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    752        80           0
   224  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    636        80           0
   225  Purchase               COUNTRYWIDE  20060301     20050902  20051101  20351001    743        80           0
   226  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    714        80           0
   227  Purchase               COUNTRYWIDE  20060301     20050831  20051001  20350901    734        70          36
   228  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    688        80           0
   229  Purchase               COUNTRYWIDE  20060301     20050912  20051101  20351001    812        75           0
   230  Purchase               COUNTRYWIDE  20060301     20050926  20051101  20351001    680        80          36
   231  Refinance - Cashout    COUNTRYWIDE  20060301     20050920  20051101  20351001    650        70          60
   232  Refinance - Cashout    COUNTRYWIDE  20060301     20050914  20051101  20351001    651        80          60
   233  Refinance - Cashout    COUNTRYWIDE  20060301     20050912  20051101  20351001    631        70          12
   234  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    686        80           0
   235  Purchase               COUNTRYWIDE  20060301     20050907  20051101  20351001    744        80           0
   236  Refinance - Rate Term  COUNTRYWIDE  20060301     20050919  20051101  20351001    652     74.72           0
   237  Refinance - Rate Term  COUNTRYWIDE  20060301     20050919  20051101  20351001    644        80          12
   238  Refinance - Cashout    COUNTRYWIDE  20060301     20050906  20051101  20351001    690        70           0
   239  Purchase               COUNTRYWIDE  20060301     20050912  20051101  20351001    756        80           0
   240  Refinance - Cashout    COUNTRYWIDE  20060301     20050916  20051101  20351001    650     79.14           0
   241  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    770     79.99           0
   242  Purchase               COUNTRYWIDE  20060301     20050926  20051101  20351001    707     54.74           0
   243  Purchase               COUNTRYWIDE  20060301     20050922  20051101  20351001    658        80           0
   244  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    754        80          36
   245  Purchase               COUNTRYWIDE  20060301     20050909  20051101  20351001    796     76.02           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   211  California-Southern      92602     6.25       6      6.25       0.25          7        353        360        53        60
   212  California-Northern      93906    6.375   6.125     6.375       0.25          6        354        360        54        60
   213  California-Southern      92027    6.625   6.375     6.625       0.25          6        354        360        54        60
   214  California-Southern      91902    5.875   5.625     5.875       0.25          5        355        360        55        60
   215  California-Southern      92234     5.25       5      5.25       0.25          6        354        360        54        60
   216  California-Southern      90049     6.25       6      6.25       0.25          7        353        360        53        60
   217  California-Southern      90210    5.875   5.625     5.875       0.25          8        352        360         0         0
   218  California-Northern      95125     6.25       6      6.25       0.25          5        355        360        55        60
   219  California-Southern      91361    5.625   5.375     5.625       0.25          6        354        360        54        60
   220  California-Southern      92707     6.75     6.5      6.75       0.25          5        355        360        55        60
   221  New York                 10019    7.125   6.875     7.125       0.25          5        355        360         0         0
   222  New Jersey                7650     6.75     6.5      6.75       0.25          5        355        360         0         0
   223  California-Northern      93635    6.125   5.875     6.125       0.25          5        355        360        55        60
   224  New Jersey                7096      5.5    5.25       5.5       0.25          5        355        360         0         0
   225  California-Northern      95363     6.25       6      6.25       0.25          5        355        360        55        60
   226  Illinois                 60010    5.375   5.125     5.375       0.25          5        355        360        55        60
   227  Florida                  33156        6    5.75         6       0.25          6        354        360        54        60
   228  Virginia                 20132    6.125   5.875     6.125       0.25          5        355        360        55        60
   229  Hawaii                   96744    6.625   6.375     6.625       0.25          5        355        360        55        60
   230  Nevada                   89129        5    4.75         5       0.25          5        355        360        55        60
   231  California-Southern      91030      5.5    5.25       5.5       0.25          5        355        360        55        60
   232  California-Southern      91010     5.75     5.5      5.75       0.25          5        355        360        55        60
   233  California-Northern      95133     5.75     5.5      5.75       0.25          5        355        360         0         0
   234  California-Southern      90404     6.75     6.5      6.75       0.25          5        355        360        55        60
   235  California-Southern      91403      6.5    6.25       6.5       0.25          5        355        360        55        60
   236  Virginia                 20181     6.25       6      6.25       0.25          5        355        360        55        60
   237  Washington               98033      5.5    5.25       5.5       0.25          5        355        360        55        60
   238  California-Southern      91321      6.5    6.25       6.5       0.25          5        355        360        55        60
   239  California-Southern      91306     6.25       6      6.25       0.25          5        355        360        55        60
   240  Maryland                 20853    5.375   5.125     5.375       0.25          5        355        360        55        60
   241  California-Northern      93927     6.25       6      6.25       0.25          5        355        360        55        60
   242  Maryland                 20707      6.5    6.25       6.5       0.25          5        355        360        55        60
   243  Florida                  33647    5.875   5.625     5.875       0.25          5        355        360        55        60
   244  California-Southern      90019     7.25       7      7.25       0.25          5        355        360        55        60
   245  California-Southern      92883    6.375   6.125     6.375       0.25          5        355        360        55        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   211       360        353
   212       360        354
   213       360        354
   214       360        355
   215       360        354
   216       360        353
   217       360        352
   218       360        355
   219       360        354
   220       360        355
   221       360        355
   222       360        355
   223       360        355
   224       360        355
   225       360        355
   226       360        355
   227       360        354
   228       360        355
   229       360        355
   230       360        355
   231       360        355
   232       360        355
   233       360        355
   234       360        355
   235       360        355
   236       360        355
   237       360        355
   238       360        355
   239       360        355
   240       360        355
   241       360        355
   242       360        355
   243       360        355
   244       360        355
   245       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   246    20101001    2.25       11     2.25         5           2         5          55          12      480000    480000
   247    20101001    2.25   11.125     2.25         5           2         5          55          12      535000    540000
   248    20101001    2.25       11     2.25         5           2         5          55          12   522893.71    525000
   249    20101001    2.25   10.875     2.25         5           2         5          55          12      536000    536000
   250    20101001    2.25    10.75     2.25         5           2         5          55          12      440000    440000
   251    20101001    2.25    11.25     2.25         5           2         5          55          12      399850    400000
   252    20101001    2.25   10.625     2.25         5           2         5          55          12      804000    804000
   253    20101001    2.25       11     2.25         5           2         5          55          12      424000    424000
   254    20101001    2.25    11.25     2.25         5           2         5          55          12      592000    592000
   255    20101001    2.25    11.25     2.25         5           2         5          55          12      650000    650000
   256    20101001    2.25    11.75     2.25         5           2         5          55          12      626900    626900
   257    20101001    2.25    11.25     2.25         5           2         5          55          12      540000    540000
   258    20101001    2.25   10.875     2.25         5           2         5          55          12      591200    591200
   259    20101001    2.25    11.25     2.25         5           2         5          55          12      414800    414800
   260    20101001    2.25   11.875     2.25         5           2         5          55          12      397300    397300
   261    20101001    2.25    11.25     2.25         5           2         5          55          12   394485.26    396000
   262    20101001    2.25    11.75     2.25         5           2         5          55          12      708000    708000
   263    20101001    2.25   11.625     2.25         5           2         5          55          12      900000    900000
   264    20101001    2.25    10.75     2.25         5           2         5          55          12     3000000   3000000
   265    20101001    2.25    11.25     2.25         5           2         5          55          12      650000    650000
   266    20101001    2.25       11     2.25         5           2         5          55          12     1000000   1000000
   267    20101001    2.25   10.625     2.25         5           2         5          55          12   599872.51    750000
   268    20101001    2.25   10.625     2.25         5           2         5          55          12      531200    531200
   269    20101001    2.25   10.875     2.25         5           2         5          55          12   510892.47    513000
   270    20101001    2.25     11.5     2.25         5           2         5          55          12      526400    526400
   271    20101001    2.25    10.75     2.25         5           2         5          55          12      640000    640000
   272    20101001    2.25   11.375     2.25         5           2         5          55          12      367920    367920
   273    20101001    2.25    11.25     2.25         5           2         5          55          12   507999.83    508000
   274    20101001    2.25       11     2.25         5           2         5          55          12      502500    502500
   275    20101001    2.25   10.875     2.25         5           2         5          55          12   647329.64    650000
   276    20101001    2.25   11.375     2.25         5           2         5          55          12      450000    450000
   277    20101001    2.25   10.875     2.25         5           2         5          55          12      525000    525000
   278    20101001    2.25     11.5     2.25         5           2         5          55          12      436000    436000
   279    20101001    2.25     11.5     2.25         5           2         5          55          12      423300    424000
   280    20101001    2.25       11     2.25         5           2         5          55          12   474214.61    474400

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   246  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   247  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   248  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   249  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   250  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   251  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   252  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   253  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   254  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   255  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   256  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   257  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   258  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   259  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   260  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   261  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Principal and Interest  1st Lien
   262  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   263  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   264  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   265  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   266  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   267  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   268  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   269  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
   270  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   271  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   272  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   273  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   274  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   275  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   276  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   277  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
   278  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   279  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   280  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   246  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   247  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   248  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   249  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   250  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   251  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   252  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   3 Family
   253  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   254  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   255  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   256  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   257  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   Single Family Residence
   258  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   259  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   260  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   261  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 5 Year/1 Year   Single Family Residence
   262  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   263  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   264  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   265  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   266  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   267  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   268  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   269  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 5 Year/1 Year   Single Family Residence
   270  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   271  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   272  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   273  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   274  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   275  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   276  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   277  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   278  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   279  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   280  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   246  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    685        80          12
   247  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    704        75           0
   248  Refinance - Cashout    COUNTRYWIDE  20060301     20050919  20051101  20351001    666     60.69           0
   249  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    771        80          12
   250  Refinance - Rate Term  COUNTRYWIDE  20060301     20050916  20051101  20351001    631     79.28          60
   251  Refinance - Cashout    COUNTRYWIDE  20060301     20050912  20051101  20351001    647     69.57           0
   252  Purchase               COUNTRYWIDE  20060301     20050922  20051101  20351001    703        80           0
   253  Refinance - Cashout    COUNTRYWIDE  20060301     20050913  20051101  20351001    711     77.09           0
   254  Purchase               COUNTRYWIDE  20060301     20050913  20051101  20351001    726        80           0
   255  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    763     77.47          12
   256  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    764        80           0
   257  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    695     89.38           0
   258  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    640        80           0
   259  Purchase               COUNTRYWIDE  20060301     20050901  20051101  20351001    729     79.98           0
   260  Purchase               COUNTRYWIDE  20060301     20050902  20051101  20351001    717     79.99           0
   261  Refinance - Cashout    COUNTRYWIDE  20060301     20050915  20051101  20351001    692        90           0
   262  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    731        80           0
   263  Refinance - Cashout    COUNTRYWIDE  20060301     20050922  20051101  20351001    706        75          60
   264  Refinance - Cashout    COUNTRYWIDE  20060301     20050909  20051101  20351001    679        60          60
   265  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    715     78.31           0
   266  Purchase               COUNTRYWIDE  20060301     20050923  20051101  20351001    692     69.83           0
   267  Purchase               COUNTRYWIDE  20060301     20050926  20051101  20351001    758     47.41           0
   268  Refinance - Cashout    COUNTRYWIDE  20060301     20050919  20051101  20351001    645        80           0
   269  Refinance - Cashout    COUNTRYWIDE  20060301     20050921  20051101  20351001    655        90           0
   270  Purchase               COUNTRYWIDE  20060301     20050912  20051101  20351001    716        80           0
   271  Refinance - Cashout    COUNTRYWIDE  20060301     20050915  20051101  20351001    771     76.83           0
   272  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    708        80          12
   273  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    691        80          12
   274  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    763        75          12
   275  Refinance - Cashout    COUNTRYWIDE  20060301     20050915  20051101  20351001    695      32.5           0
   276  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    671        75           0
   277  Refinance - Cashout    COUNTRYWIDE  20060301     20050913  20051101  20351001    684     68.18           0
   278  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    691        80           0
   279  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    648        80           0
   280  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    699        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   246  California-Northern      94587        6    5.75         6       0.25          5        355        360        55        60
   247  California-Southern      91362    6.125   5.875     6.125       0.25          5        355        360        55        60
   248  New Jersey                7093        6    5.75         6       0.25          5        355        360         0         0
   249  Georgia                  31210    5.875   5.625     5.875       0.25          5        355        360        55        60
   250  California-Southern      90745     5.75     5.5      5.75       0.25          5        355        360        55        60
   251  California-Southern      91723     6.25       6      6.25       0.25          5        355        360        55        60
   252  Illinois                 60614    5.625   5.375     5.625       0.25          5        355        360        55        60
   253  California-Northern      94602        6    5.75         6       0.25          5        355        360        55        60
   254  California-Northern      95018     6.25       6      6.25       0.25          5        355        360        55        60
   255  California-Southern      90803     6.25       6      6.25       0.25          5        355        360        55        60
   256  California-Northern      95605     6.75     6.5      6.75       0.25          5        355        360        55        60
   257  Washington               98031     6.25       6      6.25       0.25          5        355        360        55        60
   258  Virginia                 22556    5.875   5.625     5.875       0.25          5        355        360        55        60
   259  California-Southern      92336     6.25       6      6.25       0.25          5        355        360        55        60
   260  California-Southern      92374    6.875   6.625     6.875       0.25          5        355        360        55        60
   261  Massachusetts             1864     6.25       6      6.25       0.25          5        355        360         0         0
   262  California-Southern      91364     6.75     6.5      6.75       0.25          5        355        360        55        60
   263  Florida                  33180    6.625   6.375     6.625       0.25          5        355        360        55        60
   264  California-Southern      90049     5.75     5.5      5.75       0.25          5        355        360        55        60
   265  Hawaii                   96746     6.25       6      6.25       0.25          5        355        360        55        60
   266  Florida                  33134        6    5.75         6       0.25          5        355        360        55        60
   267  Colorado                 81615    5.625   5.375     5.625       0.25          5        355        360        55        60
   268  Maryland                 20878    5.625   5.375     5.625       0.25          5        355        360        55        60
   269  New Jersey                8361    5.875   5.625     5.875       0.25          5        355        360         0         0
   270  California-Northern      95121      6.5    6.25       6.5       0.25          5        355        360        55        60
   271  Hawaii                   96753     5.75     5.5      5.75       0.25          5        355        360        55        60
   272  California-Southern      93004    6.375   6.125     6.375       0.25          5        355        360        55        60
   273  California-Southern      93010     6.25       6      6.25       0.25          5        355        360        55        60
   274  Washington               98332        6    5.75         6       0.25          5        355        360        55        60
   275  Hawaii                   96743    5.875   5.625     5.875       0.25          5        355        360         0         0
   276  California-Northern      94577    6.375   6.125     6.375       0.25          5        355        360        55        60
   277  California-Southern      92352    5.875   5.625     5.875       0.25          5        355        360        55        60
   278  California-Southern      93021      6.5    6.25       6.5       0.25          5        355        360        55        60
   279  Colorado                 80206      6.5    6.25       6.5       0.25          5        355        360        55        60
   280  California-Southern      91405        6    5.75         6       0.25          5        355        360        55        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   246       360        355
   247       360        355
   248       360        355
   249       360        355
   250       360        355
   251       360        355
   252       360        355
   253       360        355
   254       360        355
   255       360        355
   256       360        355
   257       360        355
   258       360        355
   259       360        355
   260       360        355
   261       360        355
   262       360        355
   263       360        355
   264       360        355
   265       360        355
   266       360        355
   267       360        355
   268       360        355
   269       360        355
   270       360        355
   271       360        355
   272       360        355
   273       360        355
   274       360        355
   275       360        355
   276       360        355
   277       360        355
   278       360        355
   279       360        355
   280       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   281    20101001    2.25     11.5     2.25         5           2         5          55          12      432000    432000
   282    20101001    2.25   10.875     2.25         5           2         5          55          12      507321    507321
   283    20101001    2.25   11.625     2.25         5           2         5          55          12      511100    511100
   284    20101001    2.25    11.75     2.25         5           2         5          55          12      927500    927500
   285    20101001    2.25   11.125     2.25         5           2         5          55          12      504000    504000
   286    20101001    2.25     11.5     2.25         5           2         5          55          12      459700    460000
   287    20101001    2.25   11.375     2.25         5           2         5          55          12   407091.81    407200
   288    20101001    2.25   10.875     2.25         5           2         5          55          12      490928    490928
   289    20101001    2.25   10.875     2.25         5           2         5          55          12   515651.65    516000
   290    20101001    2.25   11.625     2.25         5           2         5          55          12      400000    400000
   291    20101001    2.25    10.75     2.25         5           2         5          55          12      650000    650000
   292    20101001    2.25     10.5     2.25         5           2         5          55          12   469919.25    472000
   293    20101001    2.25   10.875     2.25         5           2         5          55          12      380000    380000
   294    20101001    2.25   11.375     2.25         5           2         5          55          12   578830.31    581000
   295    20101001    2.25    11.25     2.25         5           2         5          55          12      440000    440000
   296    20101001    2.25    12.25     2.25         5           2         5          55          12      755000    755000
   297    20101001    2.25     10.5     2.25         5           2         5          55          12   577874.47    581000
   298    20101001    2.25    12.75     2.25         5           2         5          55          12      469965    469965
   299    20101001    2.25   11.625     2.25         5           2         5          55          12      420000    420000
   300    20101001    2.25     11.5     2.25         5           2         5          55          12      825000    825000
   301    20101001    2.25   11.375     2.25         5           2         5          55          12      524800    524800
   302    20101001    2.25   10.375     2.25         5           2         5          55          12   780841.01    782000
   303    20101001    2.25   11.875     2.25         5           2         5          55          12      444000    444000
   304    20101001    2.25   11.875     2.25         5           2         5          55          12      384000    384000
   305    20101001    2.25   10.875     2.25         5           2         5          55          12      380000    380000
   306    20101001    2.25       11     2.25         5           2         5          55          12      388000    388000
   307    20101001    2.25    11.25     2.25         5           2         5          55          12      425000    425000
   308    20101001    2.75       12     2.75         5           1         5          55           6   101188.06    101600
   309    20101001    2.75    11.75     2.75         5           1         5          55           6    74739.52     75000
   310    20101001    2.75   11.625     2.75         5           1         5          55           6   125268.92    126000
   311    20101001    2.75   11.375     2.75         5           1         5          55           6   135093.61    135600
   312    20101001    2.75    11.75     2.75         5           1         5          55           6   348784.39    350000
   313    20101001    2.75   11.625     2.75         5           1         5          55           6   106596.63    107000
   314    20101001    2.75     11.5     2.75         5           1         5          55           6    72534.58     72800
   315    20101101    2.75   12.375     2.75         5           1         5          56           6    73604.97     73800

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   281  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   282  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   283  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   284  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   285  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   286  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   287  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   288  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   289  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   290  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   291  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   292  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   293  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   294  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   295  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   296  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   297  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   298  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   299  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   300  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   301  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   302  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   303  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   304  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   305  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   306  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   307  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   308  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   309  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   310  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   311  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   312  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   313  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   314  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   315  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   281  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   282  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   283  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   284  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   285  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   286  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   287  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   288  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   289  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   290  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   291  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   292  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
   293  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   294  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   295  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   296  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
   297  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   298  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   299  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   300  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   301  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   302  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   303  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   304  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   305  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   306  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   307  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   308  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   309  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   310  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   311  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  3 Family
   312  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   313  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   314  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   315  Investment   GREENPOINT       PMI                            ARM - 5 Year/6 Month  PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   281  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    761        80           0
   282  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    745        80          12
   283  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    654     79.99           0
   284  Refinance - Cashout    COUNTRYWIDE  20060301     20050912  20051101  20351001    745        70           0
   285  Purchase               COUNTRYWIDE  20060301     20050923  20051101  20351001    706        80           0
   286  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    777        80           0
   287  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    696        80          12
   288  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    698        80           0
   289  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    751        80           0
   290  Refinance - Cashout    COUNTRYWIDE  20060301     20050919  20051101  20351001    725     58.82           0
   291  Purchase               COUNTRYWIDE  20060301     20050926  20051101  20351001    742     72.22           0
   292  Refinance - Cashout    COUNTRYWIDE  20060301     20050912  20051101  20351001    677        80           0
   293  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    730        80           0
   294  Purchase               COUNTRYWIDE  20060301     20050914  20051101  20351001    730     79.99           0
   295  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    703        80           0
   296  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    668      71.9           0
   297  Refinance - Cashout    COUNTRYWIDE  20060301     20050921  20051101  20351001    756     61.16           0
   298  Purchase               COUNTRYWIDE  20060301     20050912  20051101  20351001    659        80           0
   299  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    704        80          60
   300  Refinance - Cashout    COUNTRYWIDE  20060301     20050919  20051101  20351001    722        75          36
   301  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    653        80           0
   302  Refinance - Rate Term  COUNTRYWIDE  20060301     20050920  20051101  20351001    680     71.09          12
   303  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    710        80          12
   304  Purchase               COUNTRYWIDE  20060301     20050920  20051101  20351001    722        80          12
   305  Purchase               COUNTRYWIDE  20060301     20050919  20051101  20351001    719        80          12
   306  Purchase               COUNTRYWIDE  20060301     20050916  20051101  20351001    795        80           0
   307  Purchase               COUNTRYWIDE  20060301     20050923  20051101  20351001    790     63.09           0
   308  Refinance - Cashout    GREENPOINT   20060301     20050921  20051101  20351001    645        80           0
   309  Refinance - Cashout    GREENPOINT   20060301     20050913  20051101  20351001    653     56.39          36
   310  Refinance - Cashout    GREENPOINT   20060301     20050926  20051101  20351001    686        70           0
   311  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    719        80          36
   312  Refinance - Cashout    GREENPOINT   20060301     20050926  20051101  20351001    740     71.43          36
   313  Refinance - Rate Term  GREENPOINT   20060301     20050930  20051101  20351001    742     79.26          42
   314  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    773        80          36
   315  Purchase               GREENPOINT   20060301     20051004  20051201  20351101    719        90           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   281  Nevada                   89149      6.5    6.25       6.5       0.25          5        355        360        55        60
   282  California-Northern      95133    5.875   5.625     5.875       0.25          5        355        360        55        60
   283  Nevada                   89131    6.625   6.375     6.625       0.25          5        355        360        55        60
   284  California-Southern      92262     6.75     6.5      6.75       0.25          5        355        360        55        60
   285  Illinois                 60647    6.125   5.875     6.125       0.25          5        355        360        55        60
   286  California-Southern      92057      6.5    6.25       6.5       0.25          5        355        360        55        60
   287  California-Southern      90712    6.375   6.125     6.375       0.25          5        355        360        55        60
   288  Virginia                 20155    5.875   5.625     5.875       0.25          5        355        360        55        60
   289  California-Southern      92602    5.875   5.625     5.875       0.25          5        355        360        55        60
   290  California-Southern      91384    6.625   6.375     6.625       0.25          5        355        360        55        60
   291  Illinois                 60137     5.75     5.5      5.75       0.25          5        355        360        55        60
   292  California-Northern      95376      5.5    5.25       5.5       0.25          5        355        360         0         0
   293  Maryland                 20866    5.875   5.625     5.875       0.25          5        355        360        55        60
   294  California-Northern      95605    6.375   6.125     6.375       0.25          5        355        360         0         0
   295  California-Southern      93015     6.25       6      6.25       0.25          5        355        360        55        60
   296  California-Southern      90291     7.25       7      7.25       0.25          5        355        360        55        60
   297  Colorado                 80528      5.5    5.25       5.5       0.25          5        355        360        55        60
   298  California-Northern      95363     7.75     7.5      7.75       0.25          5        355        360        55        60
   299  California-Southern      92270    6.625   6.375     6.625       0.25          5        355        360        55        60
   300  Kentucky                 40059      6.5    6.25       6.5       0.25          5        355        360        55        60
   301  California-Southern      90278    6.375   6.125     6.375       0.25          5        355        360        55        60
   302  California-Southern      92869    5.375   5.125     5.375       0.25          5        355        360        55        60
   303  California-Southern      93033    6.875   6.625     6.875       0.25          5        355        360        55        60
   304  California-Southern      91106    6.875   6.625     6.875       0.25          5        355        360        55        60
   305  California-Southern      92139    5.875   5.625     5.875       0.25          5        355        360        55        60
   306  California-Southern      91710        6    5.75         6       0.25          5        355        360        55        60
   307  District of Columbia     20016     6.25       6      6.25       0.25          5        355        360        55        60
   308  Texas                    75240        7    6.75         7       0.25          5        355        360         0         0
   309  Oklahoma                 74834     6.75     6.5      6.75       0.25          5        355        360         0         0
   310  New York                 12209    6.625   6.375     6.625       0.25          5        355        360         0         0
   311  Oregon                   97330    6.375   6.125     6.375       0.25          5        355        360         0         0
   312  California-Southern      92886     6.75     6.5      6.75       0.25          5        355        360         0         0
   313  Minnesota                55021    6.625   6.375     6.625       0.25          5        355        360         0         0
   314  Pennsylvania             19124      6.5    6.25       6.5       0.25          5        355        360         0         0
   315  New Jersey                8081    7.375   7.125     7.375       0.25          4        356        360         0         0

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   281       360        355
   282       360        355
   283       360        355
   284       360        355
   285       360        355
   286       360        355
   287       360        355
   288       360        355
   289       360        355
   290       360        355
   291       360        355
   292       360        355
   293       360        355
   294       360        355
   295       360        355
   296       360        355
   297       360        355
   298       360        355
   299       360        355
   300       360        355
   301       360        355
   302       360        355
   303       360        355
   304       360        355
   305       360        355
   306       360        355
   307       360        355
   308       360        355
   309       360        355
   310       360        355
   311       360        355
   312       360        355
   313       360        355
   314       360        355
   315       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   316    20101001    2.75    12.25     2.75         5           1         5          55           6   239070.53    240000
   317    20101001    2.75   12.375     2.75         5           1         5          55           6    83442.86     83700
   318    20100701    2.25       11     2.25         5           1         5          52           6      229600    229600
   319    20100601    2.75     11.5     2.75         5           1         5          51           6   462700.64    463000
   320    20100901    2.75   11.875     2.75         5           1         5          54           6   359549.99    359650
   321    20101001    2.75    12.25     2.75         5           1         5          55           6      225000    225000
   322    20101001    2.75   11.625     2.75         5           1         5          55           6      235000    235000
   323    20101001    2.75   11.625     2.75         5           1         5          55           6      200000    200000
   324    20101001    2.75   11.875     2.75         5           1         5          55           6      352000    352000
   325    20101001    2.75       12     2.75         5           1         5          55           6       62400     62400
   326    20101001    2.75    11.75     2.75         5           1         5          55           6       59200     59200
   327    20101001    2.75   11.875     2.75         5           1         5          55           6      184000    184000
   328    20101001    2.75    12.25     2.75         5           1         5          55           6      115350    115350
   329    20101001    2.75   11.875     2.75         5           1         5          55           6       30000     30000
   330    20101001    2.75   11.375     2.75         5           1         5          55           6      288000    288000
   331    20101001    2.75     11.5     2.75         5           1         5          55           6   108462.43    108500
   332    20101101    2.75   11.375     2.75         5           1         5          56           6    66877.28     68000
   333    20101001    2.75    12.25     2.75         5           1         5          55           6      400000    400000
   334    20101001    2.75       12     2.75         5           1         5          55           6    96999.99     97000
   335    20101001    2.75   11.875     2.75         5           1         5          55           6   344999.99    345000
   336    20101001    2.75   11.875     2.75         5           1         5          55           6     33599.5     33600
   337    20101001    2.75     12.5     2.75         5           1         5          55           6     88199.3     88200
   338    20101001    2.75     12.5     2.75         5           1         5          55           6     86399.3     86400
   339    20101001    2.75     12.5     2.75         5           1         5          55           6    87298.39     87300
   340    20101001    2.75     12.5     2.75         5           1         5          55           6    85498.86     85500
   341    20101001    2.75       12     2.75         5           1         5          55           6      305600    305600
   342    20101001    2.75   11.875     2.75         5           1         5          55           6   235999.99    236000
   343    20101001    2.75    11.25     2.75         5           1         5          55           6    96449.99     96450
   344    20101001    2.75     11.5     2.75         5           1         5          55           6      276000    276000
   345    20101001    2.75   12.375     2.75         5           1         5          55           6      495000    495000
   346    20101001    2.75     12.5     2.75         5           1         5          55           6      252000    252000
   347    20101001    2.75       12     2.75         5           1         5          55           6      696000    696000
   348    20101001    2.75       12     2.75         5           1         5          55           6       98000     98000
   349    20101001    2.75       12     2.75         5           1         5          55           6      396000    396000
   350    20101001    2.75     11.5     2.75         5           1         5          55           6   109999.99    110000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   316  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   317  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   318  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   319  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   320  ARM         Non-Balloon  NID/NAD - No income or asset disclosure   Libor - 6 Month    Interest Only           1st Lien
   321  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   322  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   323  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   324  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   325  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   326  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   327  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   328  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   329  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   330  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   331  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   332  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   333  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   334  ARM         Non-Balloon  NID/NED/NAD - No income, asset or employ  Libor - 6 Month    Interest Only           1st Lien
   335  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   336  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   337  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   338  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   339  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   340  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   341  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   342  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   343  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   344  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   345  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   346  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   347  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   348  ARM         Non-Balloon  NID/NED/NAD - No income, asset or employ  Libor - 6 Month    Interest Only           1st Lien
   349  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   350  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   316  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   317  Investment   GREENPOINT       PMI                            ARM - 5 Year/6 Month  Single Family Residence
   318  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   319  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   320  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   321  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  4 Family
   322  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - High Rise > 8 floors
   323  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - High Rise > 8 floors
   324  Second Home  GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   325  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  3 Family
   326  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   327  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   328  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   329  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   330  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  3 Family
   331  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   332  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   333  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   334  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   335  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   336  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   337  Investment   GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  2 Family
   338  Investment   GREENPOINT       PMI                            ARM - 5 Year/6 Month  2 Family
   339  Investment   GREENPOINT       PMI                            ARM - 5 Year/6 Month  2 Family
   340  Investment   GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  2 Family
   341  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   342  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   343  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   344  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   345  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  4 Family
   346  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   347  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  4 Family
   348  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   349  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   350  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   316  Refinance - Cashout    GREENPOINT   20060301     20050927  20051101  20351001    758     68.57           0
   317  Purchase               GREENPOINT   20060301     20050929  20051101  20351001    734        90           0
   318  Purchase               GREENPOINT   20060301     20050617  20050801  20350701    694        80          12
   319  Refinance - Cashout    GREENPOINT   20060301     20050525  20050701  20350601    681     71.56          36
   320  Refinance - Cashout    GREENPOINT   20060301     20050805  20051001  20350901    663     74.93          36
   321  Refinance - Cashout    GREENPOINT   20060301     20050930  20051101  20351001    662     56.59           0
   322  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    795     79.75          36
   323  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    795     79.99          36
   324  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    660        80           0
   325  Purchase               GREENPOINT   20060301     20050928  20051101  20351001    700        80           0
   326  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    700        80           0
   327  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    787        80          36
   328  Purchase               GREENPOINT   20060301     20051003  20051101  20351001    771     75.39          30
   329  Refinance - Cashout    GREENPOINT   20060301     20050919  20051101  20351001    634     13.95           0
   330  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    711        80           0
   331  Refinance - Rate Term  GREENPOINT   20060301     20050919  20051101  20351001    745     76.41          36
   332  Refinance - Cashout    GREENPOINT   20060301     20050930  20051201  20351101    690        80          36
   333  Refinance - Cashout    GREENPOINT   20060301     20050919  20051101  20351001    676      67.8           0
   334  Refinance - Rate Term  GREENPOINT   20060301     20050908  20051101  20351001    687     36.33           0
   335  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    788     58.47           0
   336  Refinance - Cashout    GREENPOINT   20060301     20050921  20051101  20351001    677        80          36
   337  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    743        90          36
   338  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    743        90          36
   339  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    743        90          36
   340  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    743        90          36
   341  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    778        80          36
   342  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    727        80           0
   343  Purchase               GREENPOINT   20060301     20051003  20051101  20351001    771     79.98          30
   344  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    723        80           0
   345  Refinance - Cashout    GREENPOINT   20060301     20050919  20051101  20351001    642     76.15           0
   346  Refinance - Cashout    GREENPOINT   20060301     20050914  20051101  20351001    647        80           0
   347  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    787        80           0
   348  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    784     45.58           0
   349  Refinance - Cashout    GREENPOINT   20060301     20050914  20051101  20351001    743        80           0
   350  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    723     78.57           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   316  California-Northern      95240     7.25       7      7.25       0.25          5        355        360         0         0
   317  Montana                  59901    7.375   7.125     7.375       0.25          5        355        360         0         0
   318  Colorado                 80127        6    5.75         6       0.25          8        352        360        52        60
   319  Virginia                 23314      6.5    6.25       6.5       0.25          9        351        360       111       120
   320  Florida                  33135    6.875   6.625     6.875       0.25          6        354        360       114       120
   321  District of Columbia     20032     7.25       7      7.25       0.25          5        355        360       115       120
   322  Florida                  33141    6.625   6.375     6.625       0.25          5        355        360       115       120
   323  Florida                  33141    6.625   6.375     6.625       0.25          5        355        360       115       120
   324  Massachusetts             2568    6.875   6.625     6.875       0.25          5        355        360       115       120
   325  New York                 12180        7    6.75         7       0.25          5        355        360       115       120
   326  New York                 12180     6.75     6.5      6.75       0.25          5        355        360       115       120
   327  Florida                  34292    6.875   6.625     6.875       0.25          5        355        360       115       120
   328  North Carolina           28748     7.25       7      7.25       0.25          5        355        360       115       120
   329  California-Northern      95205    6.875   6.625     6.875       0.25          5        355        360       115       120
   330  California-Northern      95240    6.375   6.125     6.375       0.25          5        355        360       115       120
   331  Oregon                   97203      6.5    6.25       6.5       0.25          5        355        360       115       120
   332  Ohio                     44035    6.375   6.125     6.375       0.25          4        356        360       116       120
   333  California-Southern      92220     7.25       7      7.25       0.25          5        355        360       115       120
   334  Arizona                  85745        7    6.75         7       0.25          5        355        360       115       120
   335  California-Southern      90230    6.875   6.625     6.875       0.25          5        355        360       115       120
   336  Ohio                     44133    6.875   6.625     6.875       0.25          5        355        360       115       120
   337  Tennessee                37216      7.5    7.25       7.5       0.25          5        355        360       115       120
   338  Tennessee                37216      7.5    7.25       7.5       0.25          5        355        360       115       120
   339  Tennessee                37216      7.5    7.25       7.5       0.25          5        355        360       115       120
   340  Tennessee                37216      7.5    7.25       7.5       0.25          5        355        360       115       120
   341  Florida                  34110        7    6.75         7       0.25          5        355        360       115       120
   342  Maryland                 21224    6.875   6.625     6.875       0.25          5        355        360       115       120
   343  North Carolina           28806     6.25       6      6.25       0.25          5        355        360       115       120
   344  California-Southern      92374      6.5    6.25       6.5       0.25          5        355        360       115       120
   345  California-Southern      90026    7.375   7.125     7.375       0.25          5        355        360       115       120
   346  Maryland                 21014      7.5    7.25       7.5       0.25          5        355        360       115       120
   347  California-Northern      95008        7    6.75         7       0.25          5        355        360       115       120
   348  Minnesota                55309        7    6.75         7       0.25          5        355        360       115       120
   349  Virginia                 20105        7    6.75         7       0.25          5        355        360       115       120
   350  California-Southern      92324      6.5    6.25       6.5       0.25          5        355        360       115       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   316       360        355
   317       360        355
   318       360        352
   319       360        351
   320       360        354
   321       360        355
   322       360        355
   323       360        355
   324       360        355
   325       360        355
   326       360        355
   327       360        355
   328       360        355
   329       360        355
   330       360        355
   331       360        355
   332       360        356
   333       360        355
   334       360        355
   335       360        355
   336       360        355
   337       360        355
   338       360        355
   339       360        355
   340       360        355
   341       360        355
   342       360        355
   343       360        355
   344       360        355
   345       360        355
   346       360        355
   347       360        355
   348       360        355
   349       360        355
   350       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   351    20101001    2.75       12     2.75         5           1         5          55           6      150000    150000
   352    20101001    2.75    11.25     2.75         5           1         5          55           6    80799.97     80800
   353    20101001    2.75       11     2.75         5           1         5          55           6      155000    155000
   354    20101001    2.75    11.25     2.75         5           1         5          55           6      168000    168000
   355    20101001    2.75    11.75     2.75         5           1         5          55           6      155100    155200
   356    20101001    2.75       11     2.75         5           1         5          55           6   329724.31    330000
   357    20101001    2.75     11.5     2.75         5           1         5          55           6      165000    165000
   358    20101001    2.75   11.875     2.75         5           1         5          55           6      208000    208000
   359    20101001    2.75   11.375     2.75         5           1         5          55           6      251800    252800
   360    20101001    2.75    12.25     2.75         5           1         5          55           6   179962.27    180000
   361    20101001    2.75   11.375     2.75         5           1         5          55           6      173500    173500
   362    20101001    2.75    12.75     2.75         5           1         5          55           6   256451.23    256500
   363    20101001    2.75    11.75     2.75         5           1         5          55           6      160000    160000
   364    20101001    2.75    11.75     2.75         5           1         5          55           6   259926.87    260000
   365    20101001    2.75    11.75     2.75         5           1         5          55           6      112000    112000
   366    20101001    2.75    11.75     2.75         5           1         5          55           6   267400.06    267900
   367    20101001    2.75   11.875     2.75         5           1         5          55           6      110000    110000
   368    20101001    2.75   12.625     2.75         5           1         5          55           6   242999.97    243000
   369    20101001    2.75   12.875    2.875         5           1         5          55           6    42247.57     42250
   370    20101001    2.75       12     2.75         5           1         5          55           6      344000    344000
   371    20101001    2.75       12     2.75         5           1         5          55           6      351000    351000
   372    20101001    2.75    10.75     2.75         5           1         5          55           6   180799.99    181000
   373    20101001    2.75    11.75     2.75         5           1         5          55           6   233334.36    233400
   374    20101001    2.75   11.875     2.75         5           1         5          55           6   139999.99    140000
   375    20101001    2.75   11.375     2.75         5           1         5          55           6       74000     74000
   376    20101001    2.75   11.875     2.75         5           1         5          55           6      359000    359000
   377    20101101    2.75   11.875     2.75         5           1         5          56           6   204033.06    204150
   378    20101001    2.75   11.875     2.75         5           1         5          55           6    355249.6    355250
   379    20101001    2.75   11.875     2.75         5           1         5          55           6   127999.99    128000
   380    20101001    2.75       12     2.75         5           1         5          55           6   103999.01    104000
   381    20101001    2.75   11.875     2.75         5           1         5          55           6      110000    110000
   382    20101001    2.75   11.625     2.75         5           1         5          55           6      499000    499000
   383    20101001    2.75   12.125     2.75         5           1         5          55           6    90905.63     91200
   384    20101001    2.75   12.125     2.75         5           1         5          55           6    96487.59     96800
   385    20101001    2.75   12.625     2.75         5           1         5          55           6   128323.73    128700

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   351  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   352  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   353  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   354  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   355  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   356  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   357  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   358  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   359  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   360  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   361  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   362  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   363  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   364  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   365  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   366  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   367  ARM         Non-Balloon  NID/NED/NAD - No income, asset or employ  Libor - 6 Month    Interest Only           1st Lien
   368  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   369  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   370  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   371  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   372  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   373  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   374  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   375  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   376  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   377  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   378  ARM         Non-Balloon  NID/NED/NAD - No income, asset or employ  Libor - 6 Month    Interest Only           1st Lien
   379  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   380  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   381  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   382  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   383  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   384  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   385  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   351  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   352  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   353  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   354  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   355  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   356  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   357  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   358  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   359  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   360  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   361  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   362  Investment   GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  Single Family Residence
   363  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   364  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   365  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   366  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - High Rise > 8 floors
   367  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   368  Primary      GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  Single Family Residence
   369  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   370  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   371  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  4 Family
   372  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   373  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   374  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   375  Second Home  GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   376  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   377  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   378  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   379  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   380  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   381  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   382  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   383  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   384  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   385  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   351  Refinance - Cashout    GREENPOINT   20060301     20050930  20051101  20351001    650     35.71          36
   352  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    797        80          36
   353  Refinance - Cashout    GREENPOINT   20060301     20050930  20051101  20351001    691     51.67          36
   354  Purchase               GREENPOINT   20060301     20050908  20051101  20351001    789        80           0
   355  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    753        80           0
   356  Refinance - Cashout    GREENPOINT   20060301     20050922  20051101  20351001    750      54.1           0
   357  Refinance - Cashout    GREENPOINT   20060301     20050922  20051101  20351001    750     73.33           0
   358  Refinance - Cashout    GREENPOINT   20060301     20050914  20051101  20351001    631     79.69           0
   359  Refinance - Cashout    GREENPOINT   20060301     20050920  20051101  20351001    709        80          36
   360  Refinance - Cashout    GREENPOINT   20060301     20050928  20051101  20351001    659        80          36
   361  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    762     79.99          36
   362  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    794        90           0
   363  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    663        80          36
   364  Refinance - Cashout    GREENPOINT   20060301     20050922  20051101  20351001    663        80          36
   365  Refinance - Cashout    GREENPOINT   20060301     20050920  20051101  20351001    657     33.94           0
   366  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    740     79.99           0
   367  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    734     66.67           0
   368  Refinance - Cashout    GREENPOINT   20060301     20050923  20051101  20351001    659     84.97          36
   369  Purchase               GREENPOINT   20060301     20050928  20051101  20351001    659        50           0
   370  Refinance - Cashout    GREENPOINT   20060301     20050928  20051101  20351001    715        80          36
   371  Purchase               GREENPOINT   20060301     20050928  20051101  20351001    710        80          36
   372  Refinance - Cashout    GREENPOINT   20060301     20050929  20051101  20351001    654     38.51          36
   373  Refinance - Cashout    GREENPOINT   20060301     20050926  20051101  20351001    620     74.98          36
   374  Refinance - Cashout    GREENPOINT   20060301     20050929  20051101  20351001    674        80          36
   375  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    725        80           0
   376  Refinance - Cashout    GREENPOINT   20060301     20050930  20051101  20351001    654     79.25          36
   377  Purchase               GREENPOINT   20060301     20051004  20051201  20351101    674     79.99           0
   378  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    794        80           0
   379  Refinance - Cashout    GREENPOINT   20060301     20050919  20051101  20351001    769      79.5          36
   380  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    669        80          36
   381  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    646     79.94          36
   382  Refinance - Cashout    GREENPOINT   20060301     20050919  20051101  20351001    685     77.97           0
   383  Refinance - Rate Term  GREENPOINT   20060301     20050928  20051101  20351001    754     78.62          36
   384  Refinance - Rate Term  GREENPOINT   20060301     20050928  20051101  20351001    736      78.7          36
   385  Purchase               GREENPOINT   20060301     20050923  20051101  20351001    696     79.99           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   351  California-Northern      94702        7    6.75         7       0.25          5        355        360       115       120
   352  Texas                    75115     6.25       6      6.25       0.25          5        355        360       115       120
   353  Oregon                   97236        6    5.75         6       0.25          5        355        360       115       120
   354  Idaho                    83705     6.25       6      6.25       0.25          5        355        360       115       120
   355  Massachusetts             2043     6.75     6.5      6.75       0.25          5        355        360       115       120
   356  California-Southern      92082        6    5.75         6       0.25          5        355        360       115       120
   357  Oregon                   97537      6.5    6.25       6.5       0.25          5        355        360       115       120
   358  Arizona                  85748    6.875   6.625     6.875       0.25          5        355        360       115       120
   359  California-Northern      95662    6.375   6.125     6.375       0.25          5        355        360       115       120
   360  Michigan                 48348     7.25       7      7.25       0.25          5        355        360       115       120
   361  Arizona                  85345    6.375   6.125     6.375       0.25          5        355        360       115       120
   362  California-Southern      93312     7.75     7.5      7.75       0.25          5        355        360       115       120
   363  District of Columbia     20032     6.75     6.5      6.75       0.25          5        355        360       115       120
   364  Nevada                   89113     6.75     6.5      6.75       0.25          5        355        360       115       120
   365  Nevada                   89521     6.75     6.5      6.75       0.25          5        355        360       115       120
   366  District of Columbia     20016     6.75     6.5      6.75       0.25          5        355        360       115       120
   367  Washington               98102    6.875   6.625     6.875       0.25          5        355        360       115       120
   368  Ohio                     44646    7.625   7.375     7.625       0.25          5        355        360       115       120
   369  Missouri                 63116    7.875   7.625     7.875       0.25          5        355        360       115       120
   370  California-Southern      92211        7    6.75         7       0.25          5        355        360       115       120
   371  Oregon                   97236        7    6.75         7       0.25          5        355        360       115       120
   372  California-Southern      92879     5.75     5.5      5.75       0.25          5        355        360       115       120
   373  Michigan                 48070     6.75     6.5      6.75       0.25          5        355        360       115       120
   374  Arizona                  85635    6.875   6.625     6.875       0.25          5        355        360       115       120
   375  Ohio                     45239    6.375   6.125     6.375       0.25          5        355        360       115       120
   376  California-Southern      92203    6.875   6.625     6.875       0.25          5        355        360       115       120
   377  Washington               98682    6.875   6.625     6.875       0.25          4        356        360       116       120
   378  New Jersey                7005    6.875   6.625     6.875       0.25          5        355        360       115       120
   379  Washington               98926    6.875   6.625     6.875       0.25          5        355        360       115       120
   380  Florida                  33012        7    6.75         7       0.25          5        355        360       115       120
   381  Arizona                  85234    6.875   6.625     6.875       0.25          5        355        360       115       120
   382  California-Southern      92841    6.625   6.375     6.625       0.25          5        355        360       115       120
   383  Texas                    76118    7.125   6.875     7.125       0.25          5        355        360         0         0
   384  Texas                    76112    7.125   6.875     7.125       0.25          5        355        360         0         0
   385  Florida                  33071    7.625   7.375     7.625       0.25          5        355        360         0         0

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   351       360        355
   352       360        355
   353       360        355
   354       360        355
   355       360        355
   356       360        355
   357       360        355
   358       360        355
   359       360        355
   360       360        355
   361       360        355
   362       360        355
   363       360        355
   364       360        355
   365       360        355
   366       360        355
   367       360        355
   368       360        355
   369       360        355
   370       360        355
   371       360        355
   372       360        355
   373       360        355
   374       360        355
   375       360        355
   376       360        355
   377       360        356
   378       360        355
   379       360        355
   380       360        355
   381       360        355
   382       360        355
   383       360        355
   384       360        355
   385       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   386    20101001    2.75   12.125     2.75         5           1         5          55           6    127586.9    128000
   387    20101001    2.75   12.625     2.75         5           1         5          55           6       54241     54400
   388    20101001    2.75   12.875    2.875         5           1         5          55           6   199443.43    200000
   389    20101001    2.75       12     2.75         5           1         5          55           6   230435.29    231200
   390    20101001    2.75   11.625     2.75         5           1         5          55           6    57295.39     57500
   391    20101001    2.75       13        3         5           1         5          55           6   106908.98    107200
   392    20101001    2.75    12.25     2.75         5           1         5          55           6    48347.26     48500
   393    20101001    2.75     12.5     2.75         5           1         5          55           6    115652.4    116000
   394    20101001    2.75   13.125    3.125         5           1         5          55           6    56749.56     56900
   395    20101001    2.75   12.875    2.875         5           1         5          55           6    53750.13     53900
   396    20100901    2.75     11.5     2.75         5           1         5          54           6   123433.43    124000
   397    20101001    2.75     12.5     2.75         5           1         5          55           6      139400    139400
   398    20101001    2.75   12.875    2.875         5           1         5          55           6      288350    288350
   399    20101001    2.75    12.75     2.75         5           1         5          55           6       85400     85400
   400    20100901    2.75     12.5     2.75         5           1         5          54           6   147449.99    147450
   401    20101001    2.75     12.5     2.75         5           1         5          55           6   131597.49    131600
   402    20101001    2.75   12.625     2.75         5           1         5          55           6      114400    114400
   403    20101001    2.75    12.75     2.75         5           1         5          55           6    470789.8    471000
   404    20101001    2.75    12.25     2.75         5           1         5          55           6      199400    199400
   405    20101001    2.75     12.5     2.75         5           1         5          55           6   103967.76    104000
   406    20101001    2.75   11.375     2.75         5           1         5          55           6      174600    174600
   407    20101001    2.75   11.375     2.75         5           1         5          55           6   174599.99    174600
   408    20101001    2.75   11.375     2.75         5           1         5          55           6      174600    174600
   409    20101001    2.75   12.875    2.875         5           1         5          55           6   199899.99    199900
   410    20101001    2.75    12.25     2.75         5           1         5          55           6   307889.11    307900
   411    20101001    2.75       12     2.75         5           1         5          55           6      109800    109800
   412    20101001    2.75    12.25     2.75         5           1         5          55           6   179099.99    179100
   413    20101001    2.75     12.5     2.75         5           1         5          55           6       95000     95000
   414    20101001    2.75    12.25     2.75         5           1         5          55           6   243516.57    243750
   415    20101001    2.75     11.5     2.75         5           1         5          55           6      328000    328000
   416    20101001    2.75     12.5     2.75         5           1         5          55           6   175980.02    176000
   417    20101001    2.75   12.125     2.75         5           1         5          55           6      199100    199100
   418    20101001    2.75   12.125     2.75         5           1         5          55           6   197491.35    197650
   419    20101001    2.75   12.375     2.75         5           1         5          55           6      197600    197600
   420    20101001    2.75    12.25     2.75         5           1         5          55           6      118300    118300

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   386  ARM         Non-Balloon  Full                                      Libor - 6 Month    Principal and Interest  1st Lien
   387  ARM         Non-Balloon  Full                                      Libor - 6 Month    Principal and Interest  1st Lien
   388  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   389  ARM         Non-Balloon  Full                                      Libor - 6 Month    Principal and Interest  1st Lien
   390  ARM         Non-Balloon  Full                                      Libor - 6 Month    Principal and Interest  1st Lien
   391  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   392  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   393  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   394  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   395  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   396  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Principal and Interest  1st Lien
   397  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   398  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   399  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   400  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   401  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   402  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   403  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   404  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   405  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   406  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   407  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   408  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   409  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   410  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   411  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   412  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   413  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   414  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   415  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   416  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   417  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   418  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   419  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   420  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   386  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   387  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   388  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  3 Family
   389  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   390  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   391  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  4 Family
   392  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   393  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   394  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   395  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   396  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   397  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   398  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   399  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   400  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   401  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   402  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   403  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   404  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   405  Second Home  GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   406  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   407  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   408  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   409  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   410  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   411  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   412  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   413  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   414  Second Home  GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   415  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   416  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   417  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   418  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   419  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   420  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   386  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    686        80           0
   387  Purchase               GREENPOINT   20060301     20050915  20051101  20351001    698        80          36
   388  Purchase               GREENPOINT   20060301     20050914  20051101  20351001    677        80           0
   389  Purchase               GREENPOINT   20060301     20050912  20051101  20351001    703        80          36
   390  Refinance - Rate Term  GREENPOINT   20060301     20050928  20051101  20351001    674     76.67          36
   391  Purchase               GREENPOINT   20060301     20050923  20051101  20351001    713        80           0
   392  Purchase               GREENPOINT   20060301     20050914  20051101  20351001    780     74.62           0
   393  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    754        80          36
   394  Purchase               GREENPOINT   20060301     20050923  20051101  20351001    675     79.99          36
   395  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    654     75.92          24
   396  Purchase               GREENPOINT   20060301     20050830  20051001  20350901    769        80          36
   397  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    682      76.3          36
   398  Purchase               GREENPOINT   20060301     20050915  20051101  20351001    739        80           0
   399  Refinance - Rate Term  GREENPOINT   20060301     20050923  20051101  20351001    640        70           0
   400  Purchase               GREENPOINT   20060301     20050824  20051001  20350901    706     79.98          36
   401  Purchase               GREENPOINT   20060301     20050914  20051101  20351001    669        80           0
   402  Refinance - Rate Term  GREENPOINT   20060301     20050915  20051101  20351001    690     79.17          36
   403  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    689     79.97           0
   404  Purchase               GREENPOINT   20060301     20050909  20051101  20351001    754        80           0
   405  Purchase               GREENPOINT   20060301     20050908  20051101  20351001    726        80           0
   406  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    797     79.99          36
   407  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    797     79.99          36
   408  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    797     79.99          36
   409  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    680     79.99          36
   410  Purchase               GREENPOINT   20060301     20050909  20051101  20351001    693     79.97           0
   411  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    761     73.25           0
   412  Purchase               GREENPOINT   20060301     20050913  20051101  20351001    690     79.99           0
   413  Refinance - Rate Term  GREENPOINT   20060301     20050926  20051101  20351001    770     55.88          36
   414  Refinance - Rate Term  GREENPOINT   20060301     20050923  20051101  20351001    692        75          42
   415  Purchase               GREENPOINT   20060301     20050909  20051101  20351001    668        80           0
   416  Purchase               GREENPOINT   20060301     20050915  20051101  20351001    711        80           0
   417  Purchase               GREENPOINT   20060301     20050914  20051101  20351001    762     79.98           0
   418  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    728     79.99           0
   419  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    778        80          36
   420  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    692     79.96           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   386  Illinois                 60560    7.125   6.875     7.125       0.25          5        355        360         0         0
   387  Texas                    75241    7.625   7.375     7.625       0.25          5        355        360         0         0
   388  Arizona                  86406    7.875   7.625     7.875       0.25          5        355        360         0         0
   389  Utah                     84780        7    6.75         7       0.25          5        355        360         0         0
   390  Texas                    75215    6.625   6.375     6.625       0.25          5        355        360         0         0
   391  Pennsylvania             15218        8    7.75         8       0.25          5        355        360         0         0
   392  Texas                    75241     7.25       7      7.25       0.25          5        355        360         0         0
   393  Texas                    76109      7.5    7.25       7.5       0.25          5        355        360         0         0
   394  Florida                  33703    8.125   7.875     8.125       0.25          5        355        360         0         0
   395  Indiana                  46203    7.875   7.625     7.875       0.25          5        355        360         0         0
   396  Florida                  33311      6.5    6.25       6.5       0.25          6        354        360         0         0
   397  Florida                  33309      7.5    7.25       7.5       0.25          5        355        360       115       120
   398  Washington               98445    7.875   7.625     7.875       0.25          5        355        360       115       120
   399  Texas                    75088     7.75     7.5      7.75       0.25          5        355        360       115       120
   400  Idaho                    83713      7.5    7.25       7.5       0.25          6        354        360       114       120
   401  New Mexico               87144      7.5    7.25       7.5       0.25          5        355        360       115       120
   402  Texas                    76104    7.625   7.375     7.625       0.25          5        355        360       115       120
   403  Illinois                 60618     7.75     7.5      7.75       0.25          5        355        360       115       120
   404  Maryland                 21702     7.25       7      7.25       0.25          5        355        360       115       120
   405  Texas                    79912      7.5    7.25       7.5       0.25          5        355        360       115       120
   406  Texas                    76017    6.375   6.125     6.375       0.25          5        355        360       115       120
   407  Texas                    76017    6.375   6.125     6.375       0.25          5        355        360       115       120
   408  Texas                    76017    6.375   6.125     6.375       0.25          5        355        360       115       120
   409  Pennsylvania             19512    7.875   7.625     7.875       0.25          5        355        360       115       120
   410  Maryland                 20879     7.25       7      7.25       0.25          5        355        360       115       120
   411  North Dakota             58078        7    6.75         7       0.25          5        355        360       115       120
   412  Arizona                  85379     7.25       7      7.25       0.25          5        355        360       115       120
   413  Michigan                 48072      7.5    7.25       7.5       0.25          5        355        360       115       120
   414  Minnesota                55785     7.25       7      7.25       0.25          5        355        360       115       120
   415  Maryland                 20740      6.5    6.25       6.5       0.25          5        355        360       115       120
   416  New Mexico               87109      7.5    7.25       7.5       0.25          5        355        360       115       120
   417  Utah                     84738    7.125   6.875     7.125       0.25          5        355        360       115       120
   418  Washington               98056    7.125   6.875     7.125       0.25          5        355        360       115       120
   419  Colorado                 80226    7.375   7.125     7.375       0.25          5        355        360       115       120
   420  Idaho                    83642     7.25       7      7.25       0.25          5        355        360       115       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   386       360        355
   387       360        355
   388       360        355
   389       360        355
   390       360        355
   391       360        355
   392       360        355
   393       360        355
   394       360        355
   395       360        355
   396       360        354
   397       360        355
   398       360        355
   399       360        355
   400       360        354
   401       360        355
   402       360        355
   403       360        355
   404       360        355
   405       360        355
   406       360        355
   407       360        355
   408       360        355
   409       360        355
   410       360        355
   411       360        355
   412       360        355
   413       360        355
   414       360        355
   415       360        355
   416       360        355
   417       360        355
   418       360        355
   419       360        355
   420       360        355

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   421    20101001    2.75   12.375     2.75         5           1         5          55           6   207999.98    208000
   422    20101001    2.75   12.625     2.75         5           1         5          55           6      280000    280000
   423    20101001    2.75     13.5      3.5         5           1         5          55           6      448000    448000
   424    20101001    2.75   12.125     2.75         5           1         5          55           6      252000    252000
   425    20101001    2.75    12.25     2.75         5           1         5          55           6    79979.99     80000
   426    20101001    2.75   12.125     2.75         5           1         5          55           6       85200     85200
   427    20101001    2.75    12.75     2.75         5           1         5          55           6   239899.99    239900
   428    20101001    2.75   12.875    2.875         5           1         5          55           6   151850.15    151900
   429    20101001    2.75     12.5     2.75         5           1         5          55           6   107199.99    107200
   430    20101001    2.75    12.75     2.75         5           1         5          55           6   198399.96    198400
   431    20101001    2.75   12.625     2.75         5           1         5          55           6       88800     88800
   432    20101001    2.75     12.5     2.75         5           1         5          55           6   190399.97    190400
   433    20101001    2.75     12.5     2.75         5           1         5          55           6      186400    186400
   434    20100701    2.75   12.375     2.75         5           1         5          52           6      498640    498640
   435    20100801    2.75       13     2.75         5           1         5          53           6    87999.99     88000
   436    20101001    2.75    12.25     2.75         5           1         5          55           6      198400    198400
   437    20100901    2.75       12     2.75         5           1         5          54           6      204550    204550
   438    20100901    2.75    12.25     2.75         5           1         5          54           6      130750    130750
   439    20100901    2.75   12.625     2.75         5           1         5          54           6   200899.99    200900
   440    20101001    2.75   12.125     2.75         5           1         5          55           6      334350    334350
   441    20100901    2.75     12.5     2.75         5           1         5          54           6      254350    254350
   442    20101001    2.75   12.125     2.75         5           1         5          55           6      135832    135832
   443    20101001    2.75     12.5     2.75         5           1         5          55           6      122000    122000
   444    20101001    2.75     12.5     2.75         5           1         5          55           6      122000    122000
   445    20101001    2.75   12.375     2.75         5           1         5          55           6   147999.99    148000
   446    20101001    2.75   12.375     2.75         5           1         5          55           6   147999.99    148000
   447    20101001    2.75    12.25     2.75         5           1         5          55           6   151949.99    151950
   448    20101001    2.75     11.5     2.75         5           1         5          55           6      330000    330000
   449    20101001    2.75   11.375     2.75         5           1         5          55           6   301799.99    301800
   450    20101001    2.75   12.125     2.75         5           1         5          55           6   389384.37    389500
   451    20101001    2.75   11.875     2.75         5           1         5          55           6   463999.99    464000
   452    20101001    2.75   11.375     2.75         5           1         5          55           6   212749.99    212750
   453    20101001    2.75   11.625     2.75         5           1         5          55           6      416000    416000
   454    20101001    2.75    11.75     2.75         5           1         5          55           6   316496.94    317600
   455    20100701    2.25    11.75     2.25         6           2         6          52           6      330000    330000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   421  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   422  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   423  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   424  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   425  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   426  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   427  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   428  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   429  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   430  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   431  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   432  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   433  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   434  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   435  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   436  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   437  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   438  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   439  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   440  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   441  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   442  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
   443  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   444  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   445  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   446  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   447  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
   448  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   449  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   450  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   451  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   452  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   453  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Interest Only           1st Lien
   454  ARM         Non-Balloon  SISA                                      Libor - 6 Month    Principal and Interest  1st Lien
   455  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   421  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   422  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   423  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   424  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   425  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   426  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   427  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   428  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   429  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   430  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   431  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   432  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   433  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   434  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   435  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   436  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   437  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   438  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   439  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   440  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   441  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   442  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   443  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   444  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   445  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   446  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   447  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   448  Investment   GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   449  Primary      GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  PUD
   450  Primary      GREENPOINT       Radian Guaranty                ARM - 5 Year/6 Month  Condo - Mid Rise 5-8 floors
   451  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  2 Family
   452  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  PUD
   453  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   454  Primary      GREENPOINT       No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   455  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   421  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    778        80          36
   422  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    756        80           0
   423  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    679        80          36
   424  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    708        80           0
   425  Purchase               GREENPOINT   20060301     20050919  20051101  20351001    680        80           0
   426  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    765        80           0
   427  Purchase               GREENPOINT   20060301     20050914  20051101  20351001    685     79.99           0
   428  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    696     79.99           0
   429  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    682        80           0
   430  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    681        80          36
   431  Purchase               GREENPOINT   20060301     20051003  20051101  20351001    725     74.06          36
   432  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    812        80          36
   433  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    812        80          36
   434  Purchase               GREENPOINT   20060301     20050630  20050801  20350701    685        80           0
   435  Purchase               GREENPOINT   20060301     20050720  20050901  20350801    720        80           0
   436  Purchase               GREENPOINT   20060301     20050906  20051101  20351001    686        80           0
   437  Purchase               GREENPOINT   20060301     20050830  20051001  20350901    674     79.98           0
   438  Purchase               GREENPOINT   20060301     20050830  20051001  20350901    738     79.99           0
   439  Purchase               GREENPOINT   20060301     20050825  20051001  20350901    696        80           0
   440  Purchase               GREENPOINT   20060301     20050906  20051101  20351001    719        80           0
   441  Purchase               GREENPOINT   20060301     20050831  20051001  20350901    693     79.99           0
   442  Purchase               GREENPOINT   20060301     20050901  20051101  20351001    741        80          36
   443  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    696        80          36
   444  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    696        80          36
   445  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    719        80           0
   446  Purchase               GREENPOINT   20060301     20050916  20051101  20351001    719        80           0
   447  Purchase               GREENPOINT   20060301     20050928  20051101  20351001    756     79.99           0
   448  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    707     70.21           0
   449  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    704     89.98           0
   450  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    746     94.98           0
   451  Purchase               GREENPOINT   20060301     20050906  20051101  20351001    699        80           0
   452  Purchase               GREENPOINT   20060301     20050926  20051101  20351001    701        80          36
   453  Purchase               GREENPOINT   20060301     20050912  20051101  20351001    722        80           0
   454  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    763        80           0
   455  Purchase               WAMU         20060301     20050607  20050801  20350701    752        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   421  Colorado                 80128    7.375   7.125     7.375       0.25          5        355        360       115       120
   422  California-Northern      95758    7.625   7.375     7.625       0.25          5        355        360       115       120
   423  Nevada                   89141      8.5    8.25       8.5       0.25          5        355        360       115       120
   424  Nevada                   89123    7.125   6.875     7.125       0.25          5        355        360       115       120
   425  Utah                     84401     7.25       7      7.25       0.25          5        355        360       115       120
   426  Georgia                  30044    7.125   6.875     7.125       0.25          5        355        360       115       120
   427  Virginia                 20109     7.75     7.5      7.75       0.25          5        355        360       115       120
   428  Minnesota                55362    7.875   7.625     7.875       0.25          5        355        360       115       120
   429  Utah                     84058      7.5    7.25       7.5       0.25          5        355        360       115       120
   430  Nevada                   89048     7.75     7.5      7.75       0.25          5        355        360       115       120
   431  Colorado                 81501    7.625   7.375     7.625       0.25          5        355        360       115       120
   432  Colorado                 80014      7.5    7.25       7.5       0.25          5        355        360       115       120
   433  Colorado                 80014      7.5    7.25       7.5       0.25          5        355        360       115       120
   434  Maryland                 20744    7.375   7.125     7.375       0.25          8        352        360       112       120
   435  Texas                    76140        8    7.75         8       0.25          7        353        360       113       120
   436  Florida                  32904     7.25       7      7.25       0.25          5        355        360       115       120
   437  Nevada                   89149        7    6.75         7       0.25          6        354        360       114       120
   438  Florida                  33594     7.25       7      7.25       0.25          6        354        360       114       120
   439  Florida                  32092    7.625   7.375     7.625       0.25          6        354        360       114       120
   440  Nevada                   89081    7.125   6.875     7.125       0.25          5        355        360       115       120
   441  Florida                  33544      7.5    7.25       7.5       0.25          6        354        360       114       120
   442  Florida                  32043    7.125   6.875     7.125       0.25          5        355        360       115       120
   443  Colorado                 80207      7.5    7.25       7.5       0.25          5        355        360       115       120
   444  Colorado                 80207      7.5    7.25       7.5       0.25          5        355        360       115       120
   445  Idaho                    83854    7.375   7.125     7.375       0.25          5        355        360       115       120
   446  Idaho                    83854    7.375   7.125     7.375       0.25          5        355        360       115       120
   447  Washington               98106     7.25       7      7.25       0.25          5        355        360       115       120
   448  California-Southern      90270      6.5    6.25       6.5       0.25          5        355        360       115       120
   449  Nevada                   89123    6.375   6.125     6.375       0.25          5        355        360       115       120
   450  District of Columbia     20016    7.125   6.875     7.125       0.25          5        355        360       115       120
   451  New York                 11236    6.875   6.625     6.875       0.25          5        355        360       115       120
   452  Nevada                   89139    6.375   6.125     6.375       0.25          5        355        360       115       120
   453  Florida                  33073    6.625   6.375     6.625       0.25          5        355        360       115       120
   454  New York                 11776     6.75     6.5      6.75       0.25          5        355        360         0         0
   455  California-Southern      91773     5.75   5.375      5.75      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   421       360        355
   422       360        355
   423       360        355
   424       360        355
   425       360        355
   426       360        355
   427       360        355
   428       360        355
   429       360        355
   430       360        355
   431       360        355
   432       360        355
   433       360        355
   434       360        352
   435       360        353
   436       360        355
   437       360        354
   438       360        354
   439       360        354
   440       360        355
   441       360        354
   442       360        355
   443       360        355
   444       360        355
   445       360        355
   446       360        355
   447       360        355
   448       360        355
   449       360        355
   450       360        355
   451       360        355
   452       360        355
   453       360        355
   454       360        355
   455       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   456    20100601    2.25   11.875     2.25         6           2         6          51           6      650000    650000
   457    20100601    2.25     11.5     2.25         5           2         5          51          12   369492.66    375920
   458    20100701    2.25   11.875     2.25         6           2         6          52           6      205400    205400
   459    20100701    2.25    11.25     2.25         5           2         5          52          12       89650    359650
   460    20100701    2.25    11.75     2.25         6           2         6          52           6      212000    212000
   461    20100701    2.25   11.875     2.25         6           2         6          52           6      204750    204750
   462    20100601    2.25   10.375     2.25         5           2         5          51          12   347620.34    350000
   463    20100601    2.25    11.75     2.25         6           2         6          51           6      560000    562000
   464    20100701    2.25   11.375     2.25         6           2         6          52           6    87502.54     88000
   465    20100601    2.25   12.125     2.25         6           2         6          51           6    383197.6    383200
   466    20100701    2.25     11.5     2.25         6           2         6          52           6   174845.19    176000
   467    20100701    2.25     11.5     2.25         6           2         6          52           6      359650    359650
   468    20100701    2.25   12.375     2.25         6           2         6          52           6   256618.92    261000
   469    20100701    2.25   11.125     2.25         5           2         5          52          12   124684.82    125300
   470    20100601    2.25     10.5     2.25         5           2         5          51          12   134897.86    135800
   471    20100701    2.25    11.25     2.25         6           2         6          52           6      312000    312000
   472    20100701    2.25   11.625     2.25         6           2         6          52           6       87000     87000
   473    20100701    2.25   11.375     2.25         6           2         6          52           6   139208.55    140000
   474    20100701    2.25     11.5     2.25         6           2         6          52           6      359463    359650
   475    20100601    2.25    10.25     2.25         5           2         5          51          12      308000    308000
   476    20100701    2.25     11.5     2.25         6           2         6          52           6   358897.86    358900
   477    20100701    2.25    11.25     2.25         6           2         6          52           6      330400    330400
   478    20100701    2.25     12.5     2.25         6           2         6          52           6      145600    145600
   479    20100701    2.25   10.875     2.25         5           2         5          52          12   164999.39    165000
   480    20100701    2.25     11.5     2.25         6           2         6          52           6      328540    328540
   481    20100701    2.25   11.625     2.25         6           2         6          52           6      140000    140000
   482    20100701    2.25       11     2.25         6           2         6          52           6   322137.58    322150
   483    20100701    2.25    11.25     2.25         6           2         6          52           6      308000    308000
   484    20100501    2.25   10.875     2.25         5           2         5          50          12   199912.25    199920
   485    20100701    2.25   11.125     2.25         6           2         6          52           6      250000    250000
   486    20100701    2.25    11.25     2.25         6           2         6          52           6      288400    288400
   487    20100701    2.25     11.5     2.25         6           2         6          52           6   199953.73    200000
   488    20100401    2.25     10.5     2.25         5           2         5          49          12   158576.29    160000
   489    20100601    2.25     11.5     2.25         6           2         6          51           6   120783.36    120792
   490    20100701    2.25    11.25     2.25         6           2         6          52           6      195200    195200

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   456  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   457  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   458  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   459  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   460  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   461  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   462  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   463  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   464  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   465  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   466  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   467  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   468  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   469  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   470  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   471  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   472  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   473  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Principal and Interest  1st Lien
   474  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   475  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   476  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   477  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   478  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   479  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   480  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   481  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   482  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   483  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   484  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   485  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   486  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   487  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   488  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   489  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   490  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   456  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   457  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   458  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   459  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   460  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   461  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   462  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   463  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   464  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   465  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   466  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   467  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   468  Primary      MORTGAGEIT, INC  PMI                            ARM - 5 Year/6 Month  Single Family Residence
   469  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   470  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   471  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   472  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   473  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   474  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   475  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   476  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   477  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   478  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   479  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   480  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   481  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   482  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   483  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   484  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   485  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   486  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   487  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   488  Second Home  WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   489  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   490  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   456  Refinance - Rate Term  WAMU         20060301     20050513  20050701  20350601    618     78.79           0
   457  Purchase               WAMU         20060301     20050601  20050701  20350601    704        80           0
   458  Purchase               WAMU         20060301     20050620  20050801  20350701    701        80          36
   459  Purchase               WAMU         20060301     20050615  20050801  20350701    816     74.15           0
   460  Purchase               WAMU         20060301     20050615  20050801  20350701    679        80           0
   461  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    673        65           0
   462  Refinance - Cashout    WAMU         20060301     20050601  20050701  20350601    763     67.96           0
   463  Purchase               WAMU         20060301     20050512  20050701  20350601    775        80           0
   464  Purchase               WAMU         20060301     20050620  20050801  20350701    772        80           0
   465  Purchase               WAMU         20060301     20050518  20050701  20350601    744        80           0
   466  Purchase               WAMU         20060301     20050602  20050801  20350701    680        80           0
   467  Purchase               WAMU         20060301     20050609  20050801  20350701    753     75.72           0
   468  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    671        90          36
   469  Purchase               WAMU         20060301     20050606  20050801  20350701    754        70           0
   470  Refinance - Cashout    WAMU         20060301     20050509  20050701  20350601    774        70           0
   471  Purchase               WAMU         20060301     20050615  20050801  20350701    683        80           0
   472  Purchase               WAMU         20060301     20050603  20050801  20350701    729        80           0
   473  Purchase               WAMU         20060301     20050603  20050801  20350701    786     35.44          36
   474  Purchase               WAMU         20060301     20050617  20050801  20350701    737     77.53           0
   475  Purchase               WAMU         20060301     20050531  20050701  20350601    751        80           0
   476  Purchase               WAMU         20060301     20050614  20050801  20350701    754        74           0
   477  Purchase               WAMU         20060301     20050617  20050801  20350701    781        80           0
   478  Refinance - Cashout    WAMU         20060301     20050608  20050801  20350701    738        80          36
   479  Purchase               WAMU         20060301     20050613  20050801  20350701    753        80           0
   480  Purchase               WAMU         20060301     20050621  20050801  20350701    730        80           0
   481  Purchase               WAMU         20060301     20050601  20050801  20350701    721        80           0
   482  Purchase               WAMU         20060301     20050624  20050801  20350701    748     79.54           0
   483  Purchase               WAMU         20060301     20050608  20050801  20350701    708        80           0
   484  Purchase               WAMU         20060301     20050412  20050601  20350501    644        80           0
   485  Refinance - Cashout    WAMU         20060301     20050606  20050801  20350701    770      64.1           0
   486  Purchase               WAMU         20060301     20050622  20050801  20350701    743        80           0
   487  Purchase               WAMU         20060301     20050610  20050801  20350701    762        80           0
   488  Refinance - Cashout    WAMU         20060301     20050325  20050501  20350401    738        80           0
   489  Purchase               WAMU         20060301     20050519  20050701  20350601    726        80           0
   490  Purchase               WAMU         20060301     20050614  20050801  20350701    757        80          36

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   456  Texas                    75208    5.875     5.5     5.875      0.375          9        351        360       111       120
   457  Virginia                 22304      6.5   6.125       6.5      0.375          9        351        360        51        60
   458  Florida                  34203    5.875     5.5     5.875      0.375          8        352        360       112       120
   459  Ohio                     45202     6.25   5.875      6.25      0.375          8        352        360        52        60
   460  Idaho                    83815     5.75   5.375      5.75      0.375          8        352        360       112       120
   461  California-Northern      95815    5.875     5.5     5.875      0.375          8        352        360       112       120
   462  California-Southern      92880    5.375       5     5.375      0.375          9        351        360         0         0
   463  California-Northern      95051     5.75   5.375      5.75      0.375          9        351        360       111       120
   464  Illinois                 60433    5.375       5     5.375      0.375          8        352        360         0         0
   465  California-Northern      95603    6.125    5.75     6.125      0.375          9        351        360       111       120
   466  Washington               98941      5.5   5.125       5.5      0.375          8        352        360         0         0
   467  California-Northern      95062      5.5   5.125       5.5      0.375          8        352        360       112       120
   468  Florida                  32250    6.375       6     6.375      0.375          8        352        360       112       120
   469  Colorado                 81224    6.125    5.75     6.125      0.375          8        352        360         0         0
   470  Michigan                 48823      5.5   5.125       5.5      0.375          9        351        360         0         0
   471  California-Southern      92037     5.25   4.875      5.25      0.375          8        352        360       112       120
   472  California-Northern      96080    5.625    5.25     5.625      0.375          8        352        360       112       120
   473  Oregon                   97210    5.375       5     5.375      0.375          8        352        360         0         0
   474  California-Southern      92563      5.5   5.125       5.5      0.375          8        352        360       112       120
   475  Massachusetts             2360     5.25   4.875      5.25      0.375          9        351        360        51        60
   476  Maryland                 20832      5.5   5.125       5.5      0.375          8        352        360       112       120
   477  California-Northern      95209     5.25   4.875      5.25      0.375          8        352        360       112       120
   478  Texas                    76248      6.5   6.125       6.5      0.375          8        352        360       112       120
   479  Ohio                     45150    5.875     5.5     5.875      0.375          8        352        360        52        60
   480  Virginia                 22405      5.5   5.125       5.5      0.375          8        352        360       112       120
   481  California-Northern      95969    5.625    5.25     5.625      0.375          8        352        360       112       120
   482  Delaware                 19701        5   4.625         5      0.375          8        352        360       112       120
   483  California-Southern      92646     5.25   4.875      5.25      0.375          8        352        360       112       120
   484  Rhode Island              2904    5.875     5.5     5.875      0.375         10        350        360        50        60
   485  California-Northern      95209    5.125    4.75     5.125      0.375          8        352        360       112       120
   486  Florida                  32225     5.25   4.875      5.25      0.375          8        352        360       112       120
   487  Washington               98011      5.5   5.125       5.5      0.375          8        352        360       112       120
   488  Pennsylvania             15690      5.5   5.125       5.5      0.375         11        349        360         0         0
   489  Washington               98092      5.5   5.125       5.5      0.375          9        351        360       111       120
   490  Arizona                  85310     5.25   4.875      5.25      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   456       360        351
   457       360        351
   458       360        352
   459       360        352
   460       360        352
   461       360        352
   462       360        351
   463       360        351
   464       360        352
   465       360        351
   466       360        352
   467       360        352
   468       360        352
   469       360        352
   470       360        351
   471       360        352
   472       360        352
   473       360        352
   474       360        352
   475       360        351
   476       360        352
   477       360        352
   478       360        352
   479       360        352
   480       360        352
   481       360        352
   482       360        352
   483       360        352
   484       360        350
   485       360        352
   486       360        352
   487       360        352
   488       360        349
   489       360        351
   490       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   491    20100701    2.25   12.125     2.25         6           2         6          52           6    226810.3    228000
   492    20100701    2.25     11.5     2.25         6           2         6          52           6      275000    275000
   493    20100701    2.25       12     2.25         6           2         6          52           6      120000    120000
   494    20100701    2.25   11.625     2.25         6           2         6          52           6   350842.25    352000
   495    20100701    2.25     11.5     2.25         6           2         6          52           6      324000    324000
   496    20100701    2.25    11.75     2.25         6           2         6          52           6      356250    356250
   497    20100701    2.25   11.375     2.25         6           2         6          52           6      357500    357500
   498    20100701    2.25     11.5     2.25         6           2         6          52           6   330166.31    332000
   499    20100701    2.25   11.625     2.25         6           2         6          52           6   327150.25    327200
   500    20100701    2.25   11.375     2.25         6           2         6          52           6      349900    350000
   501    20100701    2.25   11.375     2.25         6           2         6          52           6   325880.09    326000
   502    20100701    2.25   11.625     2.25         6           2         6          52           6   268619.72    268800
   503    20100701    2.25   11.625     2.25         6           2         6          52           6      336800    336800
   504    20100701    2.25    10.75     2.25         5           2         5          52          12      497500    497500
   505    20100601    2.25     11.5     2.25         6           2         6          51           6      272000    272000
   506    20100701    2.25   11.625     2.25         6           2         6          52           6    160556.1    160650
   507    20100701    2.25   11.375     2.25         6           2         6          52           6      239950    239950
   508    20100701    2.25    11.75     2.25         6           2         6          52           6      245600    245600
   509    20100701    2.25   11.375     2.25         6           2         6          52           6   151140.69    152000
   510    20100701    2.25   11.625     2.25         6           2         6          52           6      253000    253000
   511    20100501    2.25     11.5     2.25         5           2         5          50          12      584000    584000
   512    20100701    2.25   11.375     2.25         6           2         6          52           6      216000    216000
   513    20100701    2.25   11.375     2.25         6           2         6          52           6      312415    312415
   514    20100701    2.25   11.875     2.25         6           2         6          52           6      327200    327200
   515    20100701    2.25     11.5     2.25         6           2         6          52           6   227938.46    228800
   516    20100701    2.25   12.125     2.25         6           2         6          52           6      111200    111200
   517    20100701    2.25   11.375     2.25         6           2         6          52           6   145140.83    148000
   518    20100701    2.25   11.625     2.25         6           2         6          52           6   175999.98    176000
   519    20100701    2.25   11.375     2.25         6           2         6          52           6   193780.95    195000
   520    20100601    2.25   11.875     2.25         6           2         6          51           6      420000    420000
   521    20100701    2.25    11.75     2.25         6           2         6          52           6   233500.01    234000
   522    20100601    2.25     10.5     2.25         5           2         5          51          12    109056.1    115000
   523    20100701    2.25   11.125     2.25         6           2         6          52           6   197315.92    200000
   524    20100701    2.25   12.125     2.25         6           2         6          52           6       97750     97750
   525    20100701    2.25     11.5     2.25         6           2         6          52           6      285000    285000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   491  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   492  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   493  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   494  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   495  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   496  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   497  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   498  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   499  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   500  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   501  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   502  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   503  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   504  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   505  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   506  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   507  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   508  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   509  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   510  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   511  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   512  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   513  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   514  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   515  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   516  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   517  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Principal and Interest  1st Lien
   518  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   519  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   520  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   521  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   522  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   523  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   524  ARM         Non-Balloon  No Ratio/NORA                             Libor - 6 Month    Interest Only           1st Lien
   525  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   491  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   492  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   493  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   494  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   495  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   496  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   497  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  2 Family
   498  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   499  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   500  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   501  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   502  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   503  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   504  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   2 Family
   505  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   506  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   507  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   508  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   509  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   510  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   511  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   512  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   513  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   514  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   515  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   516  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   517  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   518  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   519  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   520  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   521  Investment   MORTGAGEIT, INC  United Guaranty Insurance      ARM - 5 Year/6 Month  PUD
   522  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   523  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   524  Investment   MORTGAGEIT, INC  United Guaranty Insurance      ARM - 5 Year/6 Month  Single Family Residence
   525  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   491  Purchase               WAMU         20060301     20050609  20050801  20350701    772        80           0
   492  Refinance - Cashout    WAMU         20060301     20050617  20050801  20350701    674     79.71          36
   493  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    766        80          36
   494  Purchase               WAMU         20060301     20050616  20050801  20350701    722        80           0
   495  Purchase               WAMU         20060301     20050617  20050801  20350701    780        80           0
   496  Purchase               WAMU         20060301     20050623  20050801  20350701    661        75           0
   497  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    773        65           0
   498  Purchase               WAMU         20060301     20050621  20050801  20350701    809        80          36
   499  Purchase               WAMU         20060301     20050622  20050801  20350701    767        80          36
   500  Refinance - Cashout    WAMU         20060301     20050617  20050801  20350701    742     77.78           0
   501  Purchase               WAMU         20060301     20050617  20050801  20350701    754        80           0
   502  Purchase               WAMU         20060301     20050608  20050801  20350701    747        80           0
   503  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    706        80           0
   504  Refinance - Cashout    WAMU         20060301     20050603  20050801  20350701    780     64.19           0
   505  Refinance - Cashout    WAMU         20060301     20050518  20050701  20350601    707     72.53           0
   506  Purchase               WAMU         20060301     20050621  20050801  20350701    747     79.99           0
   507  Purchase               WAMU         20060301     20050613  20050801  20350701    731     79.99           0
   508  Purchase               WAMU         20060301     20050609  20050801  20350701    757        80          36
   509  Purchase               WAMU         20060301     20050614  20050801  20350701    762        80           0
   510  Purchase               WAMU         20060301     20050606  20050801  20350701    798     63.41           0
   511  Refinance - Cashout    WAMU         20060301     20050427  20050601  20350501    661        80           0
   512  Purchase               WAMU         20060301     20050613  20050801  20350701    761        80           0
   513  Purchase               WAMU         20060301     20050606  20050801  20350701    743        80           0
   514  Purchase               WAMU         20060301     20050609  20050801  20350701    708        80          36
   515  Purchase               WAMU         20060301     20050602  20050801  20350701    651        80           0
   516  Refinance - Rate Term  WAMU         20060301     20050613  20050801  20350701    655        80           0
   517  Purchase               WAMU         20060301     20050608  20050801  20350701    810     55.22           0
   518  Purchase               WAMU         20060301     20050613  20050801  20350701    779        80           0
   519  Purchase               WAMU         20060301     20050608  20050801  20350701    754        75          36
   520  Purchase               WAMU         20060301     20050512  20050701  20350601    751        80           0
   521  Purchase               WAMU         20060301     20050617  20050801  20350701    757        90          36
   522  Refinance - Rate Term  WAMU         20060301     20050524  20050701  20350601    787     44.23           0
   523  Refinance - Cashout    WAMU         20060301     20050624  20050801  20350701    717     58.31          36
   524  Purchase               WAMU         20060301     20050617  20050801  20350701    714        85          36
   525  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    764     62.64           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   491  Nevada                   89074    6.125    5.75     6.125      0.375          8        352        360         0         0
   492  Arizona                  85242      5.5   5.125       5.5      0.375          8        352        360       112       120
   493  Florida                  33703        6   5.625         6      0.375          8        352        360       112       120
   494  California-Southern      90249    5.625    5.25     5.625      0.375          8        352        360       112       120
   495  California-Northern      95776      5.5   5.125       5.5      0.375          8        352        360       112       120
   496  Maryland                 20832     5.75   5.375      5.75      0.375          8        352        360       112       120
   497  California-Northern      94806    5.375       5     5.375      0.375          8        352        360       112       120
   498  California-Southern      91367      5.5   5.125       5.5      0.375          8        352        360         0         0
   499  Arizona                  85254    5.625    5.25     5.625      0.375          8        352        360       112       120
   500  Maryland                 20901    5.375       5     5.375      0.375          8        352        360       112       120
   501  California-Southern      92704    5.375       5     5.375      0.375          8        352        360       112       120
   502  California-Northern      95670    5.625    5.25     5.625      0.375          8        352        360       112       120
   503  California-Northern      95630    5.625    5.25     5.625      0.375          8        352        360       112       120
   504  Illinois                 60625     5.75   5.375      5.75      0.375          8        352        360        52        60
   505  Arizona                  85050      5.5   5.125       5.5      0.375          9        351        360       111       120
   506  Minnesota                55122    5.625    5.25     5.625      0.375          8        352        360       112       120
   507  Washington               98033    5.375       5     5.375      0.375          8        352        360       112       120
   508  Nevada                   89141     5.75   5.375      5.75      0.375          8        352        360       112       120
   509  Colorado                 80110    5.375       5     5.375      0.375          8        352        360         0         0
   510  Arizona                  85233    5.625    5.25     5.625      0.375          8        352        360       112       120
   511  California-Southern      91913      6.5   6.125       6.5      0.375         10        350        360        50        60
   512  Virginia                 22172    5.375       5     5.375      0.375          8        352        360       112       120
   513  California-Northern      94533    5.375       5     5.375      0.375          8        352        360       112       120
   514  California-Southern      90262    5.875     5.5     5.875      0.375          8        352        360       112       120
   515  Washington               98146      5.5   5.125       5.5      0.375          8        352        360       112       120
   516  Georgia                  30605    6.125    5.75     6.125      0.375          8        352        360       112       120
   517  California-Southern      93312    5.375       5     5.375      0.375          8        352        360         0         0
   518  Nevada                   89015    5.625    5.25     5.625      0.375          8        352        360       112       120
   519  Washington               98682    5.375       5     5.375      0.375          8        352        360         0         0
   520  California-Southern      92131    5.875     5.5     5.875      0.375          9        351        360       111       120
   521  Arizona                  85048     5.75   5.375      5.75      0.375          8        352        360       112       120
   522  Missouri                 63301      5.5   5.125       5.5      0.375          9        351        360         0         0
   523  Florida                  32136    5.125    4.75     5.125      0.375          8        352        360         0         0
   524  Tennessee                37087    6.125    5.75     6.125      0.375          8        352        360       112       120
   525  California-Northern      93906      5.5   5.125       5.5      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   491       360        352
   492       360        352
   493       360        352
   494       360        352
   495       360        352
   496       360        352
   497       360        352
   498       360        352
   499       360        352
   500       360        352
   501       360        352
   502       360        352
   503       360        352
   504       360        352
   505       360        351
   506       360        352
   507       360        352
   508       360        352
   509       360        352
   510       360        352
   511       360        350
   512       360        352
   513       360        352
   514       360        352
   515       360        352
   516       360        352
   517       360        352
   518       360        352
   519       360        352
   520       360        351
   521       360        352
   522       360        351
   523       360        352
   524       360        352
   525       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   526    20100701    2.25   12.375     2.25         6           2         6          52           6   314617.14    315250
   527    20100701    2.25   11.375     2.25         6           2         6          52           6      316800    316800
   528    20100701    2.25   12.375     2.25         6           2         6          52           6   270928.02    271000
   529    20100701    2.25   11.625     2.25         6           2         6          52           6      132000    132000
   530    20100501    2.25    10.75     2.25         5           2         5          50          12      359500    359500
   531    20100701    2.25    11.75     2.25         6           2         6          52           6      252000    252000
   532    20100701    2.25   11.375     2.25         6           2         6          52           6   354989.17    355000
   533    20100701    2.25   11.625     2.25         6           2         6          52           6      191250    191250
   534    20100701    2.25     11.5     2.25         6           2         6          52           6      248000    248000
   535    20100701    2.25     11.5     2.25         6           2         6          52           6      124000    124000
   536    20100701    2.25     11.5     2.25         6           2         6          52           6      206000    206000
   537    20100701    2.25     11.5     2.25         6           2         6          52           6      260000    260000
   538    20100701    2.25   11.125     2.25         6           2         6          52           6      313600    313600
   539    20100701    2.25   11.625     2.25         6           2         6          52           6   183854.78    183900
   540    20100701    2.25     11.5     2.25         6           2         6          52           6   243999.98    244000
   541    20100701    2.25   11.375     2.25         6           2         6          52           6      220500    220500
   542    20100601    2.25   10.625     2.25         5           2         5          51          12      420000    420000
   543    20100701    2.25     11.5     2.25         6           2         6          52           6      336000    336000
   544    20100701    2.25   11.125     2.25         6           2         6          52           6   159590.38    159900
   545    20100701    2.25     11.5     2.25         6           2         6          52           6      200000    200000
   546    20100701    2.25   11.875     2.25         6           2         6          52           6   170998.71    171000
   547    20100501    2.25   10.375     2.25         5           2         5          50          12      144800    144800
   548    20100701    2.25     11.5     2.25         6           2         6          52           6   280034.95    280100
   549    20100701    2.25       11     2.25         6           2         6          52           6   352750.01    354900
   550    20100701    2.25   11.375     2.25         6           2         6          52           6      100000    100000
   551    20100601    2.25       12     2.25         6           2         6          51           6      420000    420000
   552    20100701    2.25   11.375     2.25         6           2         6          52           6      202000    202000
   553    20100701    2.25     11.5     2.25         6           2         6          52           6      356250    356250
   554    20100701    2.25       11     2.25         6           2         6          52           6      225000    225000
   555    20100701    2.25       12     2.25         6           2         6          52           6   117207.75    117800
   556    20100701    2.25   11.375     2.25         6           2         6          52           6   143583.68    144400
   557    20100701    2.25   11.375     2.25         6           2         6          52           6   209984.94    210000
   558    20100701    2.25       11     2.25         5           2         5          52          12       53000     53000
   559    20100701    2.25   11.375     2.25         6           2         6          52           6   184849.07    185900
   560    20100501    2.25       11     2.25         5           2         5          50          12   177079.94    177200

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   526  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   527  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   528  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   529  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   530  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   531  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   532  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   533  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   534  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   535  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   536  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   537  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   538  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   539  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   540  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   541  ARM         Non-Balloon  No Ratio/NORA                             Libor - 6 Month    Interest Only           1st Lien
   542  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   543  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   544  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   545  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   546  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   547  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   548  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   549  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   550  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   551  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   552  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   553  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   554  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   555  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   556  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   557  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   558  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   559  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   560  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   526  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   527  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   528  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   529  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   530  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   531  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   532  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   533  Primary      MORTGAGEIT, INC  United Guaranty Insurance      ARM - 5 Year/6 Month  Single Family Residence
   534  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   535  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   536  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   537  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   538  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   539  Second Home  MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   540  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   541  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   542  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   543  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   544  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   545  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   546  Second Home  MORTGAGEIT, INC  PMI                            ARM - 5 Year/6 Month  PUD
   547  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   548  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   549  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   550  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   551  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   552  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   553  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   554  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   555  Primary      MORTGAGEIT, INC  Mtge Guaranty Insurance Corp.  ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   556  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   557  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   558  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   559  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   560  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   526  Refinance - Cashout    WAMU         20060301     20050614  20050801  20350701    685        65           0
   527  Purchase               WAMU         20060301     20050613  20050801  20350701    747        80           0
   528  Refinance - Cashout    WAMU         20060301     20050615  20050801  20350701    701     79.71           0
   529  Refinance - Cashout    WAMU         20060301     20050616  20050801  20350701    669     69.84          36
   530  Purchase               WAMU         20060301     20050505  20050601  20350501    679     77.31           0
   531  Purchase               WAMU         20060301     20050608  20050801  20350701    757        80          36
   532  Refinance - Cashout    WAMU         20060301     20050602  20050801  20350701    786     63.39          36
   533  Refinance - Rate Term  WAMU         20060301     20050616  20050801  20350701    719        85           0
   534  Purchase               WAMU         20060301     20050614  20050801  20350701    755        80           0
   535  Refinance - Rate Term  WAMU         20060301     20050621  20050801  20350701    792     65.26           0
   536  Purchase               WAMU         20060301     20050615  20050801  20350701    752        80           0
   537  Refinance - Cashout    WAMU         20060301     20050616  20050801  20350701    791     49.06          36
   538  Purchase               WAMU         20060301     20050602  20050801  20350701    754        80           0
   539  Purchase               WAMU         20060301     20050617  20050801  20350701    696     79.99          36
   540  Purchase               WAMU         20060301     20050616  20050801  20350701    778        80           0
   541  Purchase               WAMU         20060301     20050601  20050801  20350701    714        70          36
   542  Refinance - Cashout    WAMU         20060301     20050523  20050701  20350601    701        80           0
   543  Purchase               WAMU         20060301     20050608  20050801  20350701    783        80           0
   544  Purchase               WAMU         20060301     20050615  20050801  20350701    687     79.99           0
   545  Refinance - Cashout    WAMU         20060301     20050614  20050801  20350701    690     60.61          36
   546  Purchase               WAMU         20060301     20050610  20050801  20350701    738        95           0
   547  Purchase               WAMU         20060301     20050429  20050601  20350501    770        80           0
   548  Purchase               WAMU         20060301     20050601  20050801  20350701    733     64.99           0
   549  Purchase               WAMU         20060301     20050613  20050801  20350701    744        65           0
   550  Purchase               WAMU         20060301     20050624  20050801  20350701    729     44.44           0
   551  Purchase               WAMU         20060301     20050506  20050701  20350601    735        80           0
   552  Purchase               WAMU         20060301     20050603  20050801  20350701    755        80           0
   553  Purchase               WAMU         20060301     20050612  20050801  20350701    723        75          36
   554  Refinance - Rate Term  WAMU         20060301     20050615  20050801  20350701    771     72.58           0
   555  Purchase               WAMU         20060301     20050621  20050801  20350701    698        95           0
   556  Purchase               WAMU         20060301     20050620  20050801  20350701    764        80           0
   557  Refinance - Cashout    WAMU         20060301     20050613  20050801  20350701    668     64.62           0
   558  Refinance - Cashout    WAMU         20060301     20050614  20050801  20350701    762     30.29           0
   559  Purchase               WAMU         20060301     20050616  20050801  20350701    776      41.4          36
   560  Refinance - Cashout    WAMU         20060301     20050330  20050601  20350501    702        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   526  Massachusetts             2176    6.375       6     6.375      0.375          8        352        360       112       120
   527  California-Northern      95682    5.375       5     5.375      0.375          8        352        360       112       120
   528  California-Southern      92557    6.375       6     6.375      0.375          8        352        360       112       120
   529  Florida                  32257    5.625    5.25     5.625      0.375          8        352        360       112       120
   530  Michigan                 48009     5.75   5.375      5.75      0.375         10        350        360        50        60
   531  Nevada                   89141     5.75   5.375      5.75      0.375          8        352        360       112       120
   532  California-Northern      95128    5.375       5     5.375      0.375          8        352        360       112       120
   533  Colorado                 80207    5.625    5.25     5.625      0.375          8        352        360       112       120
   534  California-Southern      93535      5.5   5.125       5.5      0.375          8        352        360       112       120
   535  Virginia                 23111      5.5   5.125       5.5      0.375          8        352        360       112       120
   536  California-Northern      95673      5.5   5.125       5.5      0.375          8        352        360       112       120
   537  California-Northern      95946      5.5   5.125       5.5      0.375          8        352        360       112       120
   538  California-Southern      92377    5.125    4.75     5.125      0.375          8        352        360       112       120
   539  Arizona                  85233    5.625    5.25     5.625      0.375          8        352        360       112       120
   540  Washington               98037      5.5   5.125       5.5      0.375          8        352        360       112       120
   541  Oregon                   97223    5.375       5     5.375      0.375          8        352        360       112       120
   542  California-Southern      92592    5.625    5.25     5.625      0.375          9        351        360        51        60
   543  California-Northern      95620      5.5   5.125       5.5      0.375          8        352        360       112       120
   544  Minnesota                55416    5.125    4.75     5.125      0.375          8        352        360       112       120
   545  California-Northern      95358      5.5   5.125       5.5      0.375          8        352        360       112       120
   546  California-Southern      92586    5.875     5.5     5.875      0.375          8        352        360       112       120
   547  Ohio                     45255    5.375       5     5.375      0.375         10        350        360        50        60
   548  California-Southern      92123      5.5   5.125       5.5      0.375          8        352        360       112       120
   549  Washington               98045        5   4.625         5      0.375          8        352        360         0         0
   550  Florida                  32224    5.375       5     5.375      0.375          8        352        360       112       120
   551  California-Southern      92627        6   5.625         6      0.375          9        351        360       111       120
   552  California-Northern      95354    5.375       5     5.375      0.375          8        352        360       112       120
   553  California-Southern      92592      5.5   5.125       5.5      0.375          8        352        360       112       120
   554  Maryland                 21009        5   4.625         5      0.375          8        352        360       112       120
   555  Pennsylvania             19116        6   5.625         6      0.375          8        352        360         0         0
   556  Wisconsin                53208    5.375       5     5.375      0.375          8        352        360         0         0
   557  Virginia                 20191    5.375       5     5.375      0.375          8        352        360       112       120
   558  Illinois                 60611        6   5.625         6      0.375          8        352        360        52        60
   559  California-Southern      92886    5.375       5     5.375      0.375          8        352        360         0         0
   560  Maryland                 21093        6   5.625         6      0.375         10        350        360        50        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   526       360        352
   527       360        352
   528       360        352
   529       360        352
   530       360        350
   531       360        352
   532       360        352
   533       360        352
   534       360        352
   535       360        352
   536       360        352
   537       360        352
   538       360        352
   539       360        352
   540       360        352
   541       360        352
   542       360        351
   543       360        352
   544       360        352
   545       360        352
   546       360        352
   547       360        350
   548       360        352
   549       360        352
   550       360        352
   551       360        351
   552       360        352
   553       360        352
   554       360        352
   555       360        352
   556       360        352
   557       360        352
   558       360        352
   559       360        352
   560       360        350

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   561    20100501    2.25   11.125     2.25         5           2         5          50          12   109164.91    109500
   562    20100701    2.25     11.5     2.25         6           2         6          52           6   124069.24    124100
   563    20100701    2.25   11.375     2.25         6           2         6          52           6      200000    200000
   564    20100701    2.25   11.875     2.25         6           2         6          52           6      192000    192000
   565    20100701    2.25   11.375     2.25         6           2         6          52           6      265000    265000
   566    20100701    2.25   11.625     2.25         6           2         6          52           6   150494.45    150495
   567    20100701    2.25   11.375     2.25         6           2         6          52           6      205950    205950
   568    20100701    2.25       11     2.25         6           2         6          52           6   254999.95    255000
   569    20100701    2.25   10.875     2.25         5           2         5          52          12      150500    150500
   570    20100701    2.25     11.5     2.25         6           2         6          52           6   316733.77    316972
   571    20100701    2.25     11.5     2.25         6           2         6          52           6   129281.97    130000
   572    20100701    2.25   11.875     2.25         6           2         6          52           6    66550.31     66950
   573    20100701    2.25   11.375     2.25         6           2         6          52           6      246350    246350
   574    20100701    2.25   11.875     2.25         6           2         6          52           6   177799.98    177800
   575    20100601    2.25    11.75     2.25         6           2         6          51           6    539999.5    540000
   576    20100701    2.25   11.375     2.25         6           2         6          52           6   226711.11    228000
   577    20100701    2.25     11.5     2.25         6           2         6          52           6   267990.25    268000
   578    20100701    2.25   11.375     2.25         6           2         6          52           6      348000    348000
   579    20100701    2.25    11.75     2.25         6           2         6          52           6      201600    201600
   580    20100701    2.25     11.5     2.25         6           2         6          52           6   294650.92    295200
   581    20100601    2.25   10.625     2.25         5           2         5          51          12   169560.21    169600
   582    20100701    2.25   11.375     2.25         6           2         6          52           6   330123.17    332000
   583    20100701    2.25   11.625     2.25         6           2         6          52           6      356250    356250
   584    20100701    2.25   11.375     2.25         6           2         6          52           6    90946.17     92000
   585    20100701    2.25   11.625     2.25         6           2         6          52           6      273000    273000
   586    20100701    2.25     11.5     2.25         6           2         6          52           6      308000    308000
   587    20100601    2.25   12.125     2.25         6           2         6          51           6      420000    420000
   588    20100701    2.25   11.375     2.25         6           2         6          52           6      214400    214400
   589    20100701    2.25   11.875     2.25         6           2         6          52           6      264000    264000
   590    20100701    2.25    11.75     2.25         6           2         6          52           6   175368.81    176000
   591    20100701    2.25     11.5     2.25         6           2         6          52           6      153600    153600
   592    20100701    2.25     11.5     2.25         6           2         6          52           6   171885.58    172000
   593    20100701    2.25     11.5     2.25         6           2         6          52           6   268977.45    271900
   594    20100701    2.25   11.375     2.25         6           2         6          52           6   218756.29    220000
   595    20100601    2.25   11.875     2.25         6           2         6          51           6      452000    452000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   561  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   562  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   563  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   564  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   565  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   566  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   567  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   568  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   569  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   570  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   571  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   572  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   573  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   574  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   575  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   576  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   577  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   578  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   579  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   580  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   581  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   582  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   583  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   584  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   585  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   586  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   587  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   588  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   589  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   590  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   591  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   592  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   593  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   594  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   595  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   561  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   562  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   563  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   564  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   565  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   566  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   567  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   568  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   569  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   570  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   571  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   572  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   573  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   574  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   575  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   576  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   577  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   578  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   579  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   580  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   581  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   582  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   583  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   584  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   585  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   586  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   587  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   588  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   589  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo
   590  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   591  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   592  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   593  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   594  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   595  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   561  Refinance - Rate Term  WAMU         20060301     20050429  20050601  20350501    740     79.35          12
   562  Refinance - Rate Term  WAMU         20060301     20050621  20050801  20350701    725        73           0
   563  Purchase               WAMU         20060301     20050607  20050801  20350701    756        80          36
   564  Purchase               WAMU         20060301     20050607  20050801  20350701    686        80           0
   565  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    775     63.86           0
   566  Purchase               WAMU         20060301     20050610  20050801  20350701    757     71.31           0
   567  Purchase               WAMU         20060301     20050615  20050801  20350701    700        80          36
   568  Refinance - Cashout    WAMU         20060301     20050616  20050801  20350701    799     48.11           0
   569  Purchase               WAMU         20060301     20050609  20050801  20350701    745        70           0
   570  Purchase               WAMU         20060301     20050609  20050801  20350701    785        80           0
   571  Purchase               WAMU         20060301     20050602  20050801  20350701    712        80          36
   572  Purchase               WAMU         20060301     20050615  20050801  20350701    688        65           0
   573  Purchase               WAMU         20060301     20050620  20050801  20350701    753        80           0
   574  Purchase               WAMU         20060301     20050617  20050801  20350701    685     79.98          36
   575  Purchase               WAMU         20060301     20050519  20050701  20350601    795        80           0
   576  Purchase               WAMU         20060301     20050610  20050801  20350701    723        80           0
   577  Purchase               WAMU         20060301     20050609  20050801  20350701    760        80          36
   578  Refinance - Rate Term  WAMU         20060301     20050617  20050801  20350701    721        80          36
   579  Refinance - Rate Term  WAMU         20060301     20050620  20050801  20350701    700        80          36
   580  Purchase               WAMU         20060301     20050616  20050801  20350701    739     79.99           0
   581  Purchase               WAMU         20060301     20050601  20050701  20350601    692        80           0
   582  Purchase               WAMU         20060301     20050624  20050801  20350701    704        80          36
   583  Purchase               WAMU         20060301     20050609  20050801  20350701    757        75           0
   584  Purchase               WAMU         20060301     20050614  20050801  20350701    775        80           0
   585  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    623        70           0
   586  Refinance - Rate Term  WAMU         20060301     20050615  20050801  20350701    695     78.47          36
   587  Purchase               WAMU         20060301     20050513  20050701  20350601    723        80           0
   588  Purchase               WAMU         20060301     20050613  20050801  20350701    728        80          36
   589  Refinance - Rate Term  WAMU         20060301     20050613  20050801  20350701    669        80          36
   590  Purchase               WAMU         20060301     20050616  20050801  20350701    700        80           0
   591  Purchase               WAMU         20060301     20050613  20050801  20350701    794        80           0
   592  Purchase               WAMU         20060301     20050609  20050801  20350701    743        80           0
   593  Purchase               WAMU         20060301     20050601  20050801  20350701    742     79.99          36
   594  Purchase               WAMU         20060301     20050613  20050801  20350701    789        80           0
   595  Purchase               WAMU         20060301     20050516  20050701  20350601    710        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   561  Illinois                 60440    6.125    5.75     6.125      0.375         10        350        360        50        60
   562  Florida                  32225      5.5   5.125       5.5      0.375          8        352        360       112       120
   563  Arizona                  85335    5.375       5     5.375      0.375          8        352        360       112       120
   564  Washington               98155    5.875     5.5     5.875      0.375          8        352        360       112       120
   565  California-Southern      90604    5.375       5     5.375      0.375          8        352        360       112       120
   566  California-Southern      93561    5.625    5.25     5.625      0.375          8        352        360       112       120
   567  Washington               98258    5.375       5     5.375      0.375          8        352        360       112       120
   568  California-Northern      95376        5   4.625         5      0.375          8        352        360       112       120
   569  Illinois                 60555    5.875     5.5     5.875      0.375          8        352        360        52        60
   570  California-Southern      93311      5.5   5.125       5.5      0.375          8        352        360       112       120
   571  Texas                    78247      5.5   5.125       5.5      0.375          8        352        360         0         0
   572  North Carolina           27526    5.875     5.5     5.875      0.375          8        352        360         0         0
   573  Washington               98208    5.375       5     5.375      0.375          8        352        360       112       120
   574  Florida                  33594    5.875     5.5     5.875      0.375          8        352        360       112       120
   575  California-Northern      94403     5.75   5.375      5.75      0.375          9        351        360       111       120
   576  Virginia                 22602    5.375       5     5.375      0.375          8        352        360         0         0
   577  California-Southern      92056      5.5   5.125       5.5      0.375          8        352        360       112       120
   578  California-Southern      92563    5.375       5     5.375      0.375          8        352        360       112       120
   579  Colorado                 80130     5.75   5.375      5.75      0.375          8        352        360       112       120
   580  Virginia                 23314      5.5   5.125       5.5      0.375          8        352        360       112       120
   581  Idaho                    83642    5.625    5.25     5.625      0.375          9        351        360        51        60
   582  Florida                  34212    5.375       5     5.375      0.375          8        352        360         0         0
   583  California-Southern      92119    5.625    5.25     5.625      0.375          8        352        360       112       120
   584  Pennsylvania             19148    5.375       5     5.375      0.375          8        352        360       112       120
   585  Maryland                 20601    5.625    5.25     5.625      0.375          8        352        360       112       120
   586  California-Northern      95621      5.5   5.125       5.5      0.375          8        352        360       112       120
   587  California-Southern      91040    6.125    5.75     6.125      0.375          9        351        360       111       120
   588  Oregon                   97504    5.375       5     5.375      0.375          8        352        360       112       120
   589  California-Northern      95621    5.875     5.5     5.875      0.375          8        352        360       112       120
   590  California-Southern      92308     5.75   5.375      5.75      0.375          8        352        360       112       120
   591  California-Southern      93280      5.5   5.125       5.5      0.375          8        352        360       112       120
   592  California-Southern      93550      5.5   5.125       5.5      0.375          8        352        360       112       120
   593  California-Southern      92656      5.5   5.125       5.5      0.375          8        352        360       112       120
   594  Oregon                   97701    5.375       5     5.375      0.375          8        352        360         0         0
   595  California-Northern      95677    5.875     5.5     5.875      0.375          9        351        360       111       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   561       360        350
   562       360        352
   563       360        352
   564       360        352
   565       360        352
   566       360        352
   567       360        352
   568       360        352
   569       360        352
   570       360        352
   571       360        352
   572       360        352
   573       360        352
   574       360        352
   575       360        351
   576       360        352
   577       360        352
   578       360        352
   579       360        352
   580       360        352
   581       360        351
   582       360        352
   583       360        352
   584       360        352
   585       360        352
   586       360        352
   587       360        351
   588       360        352
   589       360        352
   590       360        352
   591       360        352
   592       360        352
   593       360        352
   594       360        352
   595       360        351

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   596    20100701    2.25   11.875     2.25         6           2         6          52           6      284000    284000
   597    20100701    2.25   11.375     2.25         6           2         6          52           6   315803.65    316500
   598    20100701    2.25   12.125     2.25         6           2         6          52           6      100000    100000
   599    20100701    2.25   11.625     2.25         6           2         6          52           6      346000    346000
   600    20100701    2.25    11.75     2.25         6           2         6          52           6      238400    238400
   601    20100701    2.25   11.625     2.25         6           2         6          52           6   319199.54    319200
   602    20100301    2.25    11.25     2.25         5           2         5          48          12    86195.98     86331
   603    20100701    2.25   10.875     2.25         5           2         5          52          12      261800    261800
   604    20100701    2.25     11.5     2.25         6           2         6          52           6      325000    325000
   605    20100701    2.25     12.5     2.25         6           2         6          52           6      219500    219500
   606    20100701    2.25    11.25     2.25         6           2         6          52           6      333949    335000
   607    20100701    2.25     11.5     2.25         6           2         6          52           6   258519.99    258520
   608    20100601    2.25   10.875     2.25         5           2         5          51          12      217600    217600
   609    20100701    2.25     11.5     2.25         6           2         6          52           6      248000    248000
   610    20100701    2.25   11.375     2.25         6           2         6          52           6   188319.08    189400
   611    20100701    2.25   11.375     2.25         6           2         6          52           6      145600    145600
   612    20100701    2.25   11.875     2.25         6           2         6          52           6      359650    359650
   613    20100701    2.25       12     2.25         6           2         6          52           6      235000    235000
   614    20100701    2.25   10.875     2.25         6           2         6          52           6      359650    359650
   615    20100701    2.25   11.625     2.25         6           2         6          52           6      200000    200000
   616    20100701    2.25   11.625     2.25         6           2         6          52           6      176000    176000
   617    20100701    2.21    11.75     2.21         6           2         6          52           6   147219.94    148000
   618    20100701    2.25   11.375     2.25         6           2         6          52           6       98000     98000
   619    20100601    2.25       12     2.25         6           2         6          51           6      402400    402400
   620    20100701    2.25     11.5     2.25         6           2         6          52           6   359567.58    359650
   621    20100701    2.25   10.875     2.25         5           2         5          52          12   137150.49    144000
   622    20100601    2.25   11.875     2.25         6           2         6          51           6      428000    428000
   623    20100701    2.25   11.375     2.25         6           2         6          52           6      272437    272437
   624    20100701    2.25   12.125     2.25         6           2         6          52           6   331787.22    332000
   625    20100701    2.25   12.375     2.25         6           2         6          52           6    83507.29     83900
   626    20100701    2.25   11.875     2.25         6           2         6          52           6      249600    249600
   627    20100701    2.25    11.75     2.25         6           2         6          52           6    153267.9    154080
   628    20100701    2.25   11.375     2.25         6           2         6          52           6   189013.43    195000
   629    20100601    2.25   11.875     2.25         6           2         6          51           6      571767    572000
   630    20100701    2.25   11.625     2.25         6           2         6          52           6      300000    300000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   596  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   597  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   598  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   599  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   600  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   601  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   602  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   603  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   604  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   605  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   606  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   607  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   608  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   609  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   610  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   611  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   612  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   613  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   614  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   615  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   616  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   617  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   618  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   619  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   620  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   621  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   622  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   623  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   624  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   625  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   626  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   627  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   628  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   629  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   630  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   596  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   597  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   598  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   599  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   600  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   601  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   602  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   603  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   604  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   605  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   606  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   607  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - High Rise > 8 floors
   608  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   609  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   610  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   611  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   612  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   613  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   614  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   615  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   616  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   617  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   618  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   619  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   620  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   621  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   622  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   623  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   624  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   625  Second Home  MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   626  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   627  Second Home  MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   628  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   629  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   630  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  2 Family

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   596  Purchase               WAMU         20060301     20050607  20050801  20350701    751        80           0
   597  Purchase               WAMU         20060301     20050615  20050801  20350701    676        75          36
   598  Refinance - Rate Term  WAMU         20060301     20050622  20050801  20350701    684        80           0
   599  Purchase               WAMU         20060301     20050613  20050801  20350701    709     79.91           0
   600  Purchase               WAMU         20060301     20050606  20050801  20350701    789        80           0
   601  Purchase               WAMU         20060301     20050613  20050801  20350701    762        80          36
   602  Purchase               WAMU         20060301     20050207  20050401  20350301    736        70           0
   603  Purchase               WAMU         20060301     20050606  20050801  20350701    681        70           0
   604  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    662        65           0
   605  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    686     77.56           0
   606  Refinance - Cashout    WAMU         20060301     20050614  20050801  20350701    646        67          36
   607  Purchase               WAMU         20060301     20050617  20050801  20350701    728        80           0
   608  Purchase               WAMU         20060301     20050519  20050701  20350601    697        80           0
   609  Purchase               WAMU         20060301     20050621  20050801  20350701    713        80           0
   610  Purchase               WAMU         20060301     20050608  20050801  20350701    667        80          36
   611  Purchase               WAMU         20060301     20050624  20050801  20350701    725        80          36
   612  Purchase               WAMU         20060301     20050614  20050801  20350701    767     77.68           0
   613  Refinance - Cashout    WAMU         20060301     20050622  20050801  20350701    694     56.22           0
   614  Purchase               WAMU         20060301     20050613  20050801  20350701    762     49.61          36
   615  Purchase               WAMU         20060301     20050608  20050801  20350701    752        80           0
   616  Refinance - Rate Term  WAMU         20060301     20050617  20050801  20350701    650      70.4           0
   617  Purchase               WAMU         20060301     20050621  20050801  20350701    714        80           0
   618  Purchase               WAMU         20060301     20050621  20050801  20350701    773     52.97          36
   619  Purchase               WAMU         20060301     20050512  20050701  20350601    723        80           0
   620  Purchase               WAMU         20060301     20050609  20050801  20350701    737     79.22           0
   621  Refinance - Cashout    WAMU         20060301     20050622  20050801  20350701    767     75.39           0
   622  Purchase               WAMU         20060301     20050519  20050701  20350601    766        80           0
   623  Purchase               WAMU         20060301     20050613  20050801  20350701    697        80           0
   624  Purchase               WAMU         20060301     20050620  20050801  20350701    704        80          36
   625  Purchase               WAMU         20060301     20050608  20050801  20350701    676     79.98          36
   626  Purchase               WAMU         20060301     20050527  20050801  20350701    766        80           0
   627  Purchase               WAMU         20060301     20050614  20050801  20350701    678        80          36
   628  Purchase               WAMU         20060301     20050608  20050801  20350701    791     22.34           0
   629  Refinance - Rate Term  WAMU         20060301     20050516  20050701  20350601    740        80          36
   630  Refinance - Cashout    WAMU         20060301     20050615  20050801  20350701    776     73.17          36

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   596  California-Northern      95240    5.875     5.5     5.875      0.375          8        352        360       112       120
   597  Nevada                   89509    5.375       5     5.375      0.375          8        352        360       112       120
   598  New Mexico               87144    6.125    5.75     6.125      0.375          8        352        360       112       120
   599  California-Northern      94539    5.625    5.25     5.625      0.375          8        352        360       112       120
   600  Nevada                   89102     5.75   5.375      5.75      0.375          8        352        360       112       120
   601  Alaska                   99516    5.625    5.25     5.625      0.375          8        352        360       112       120
   602  Florida                  33033     6.25   5.875      6.25      0.375         12        348        360        48        60
   603  California-Northern      95685    5.875     5.5     5.875      0.375          8        352        360        52        60
   604  California-Northern      95682      5.5   5.125       5.5      0.375          8        352        360       112       120
   605  California-Northern      95677      6.5   6.125       6.5      0.375          8        352        360       112       120
   606  California-Northern      95403     5.25   4.875      5.25      0.375          8        352        360       112       120
   607  Virginia                 22204      5.5   5.125       5.5      0.375          8        352        360       112       120
   608  Ohio                     45103    5.875     5.5     5.875      0.375          9        351        360        51        60
   609  Maryland                 21220      5.5   5.125       5.5      0.375          8        352        360       112       120
   610  Texas                    78660    5.375       5     5.375      0.375          8        352        360         0         0
   611  Colorado                 80003    5.375       5     5.375      0.375          8        352        360       112       120
   612  California-Southern      91354    5.875     5.5     5.875      0.375          8        352        360       112       120
   613  New Jersey                7860        6   5.625         6      0.375          8        352        360       112       120
   614  California-Northern      95020    4.875     4.5     4.875      0.375          8        352        360       112       120
   615  Arizona                  85202    5.625    5.25     5.625      0.375          8        352        360       112       120
   616  Florida                  33703    5.625    5.25     5.625      0.375          8        352        360       112       120
   617  Florida                  33611     5.75   5.375      5.75      0.375          8        352        360         0         0
   618  Florida                  32789    5.375       5     5.375      0.375          8        352        360       112       120
   619  California-Southern      90069        6   5.625         6      0.375          9        351        360       111       120
   620  Washington               98051      5.5   5.125       5.5      0.375          8        352        360       112       120
   621  New Hampshire             3235    5.875     5.5     5.875      0.375          8        352        360        52        60
   622  California-Southern      91354    5.875     5.5     5.875      0.375          9        351        360       111       120
   623  California-Southern      93535    5.375       5     5.375      0.375          8        352        360       112       120
   624  Arizona                  85308    6.125    5.75     6.125      0.375          8        352        360       112       120
   625  Arizona                  85203    6.375       6     6.375      0.375          8        352        360         0         0
   626  California-Southern      93312    5.875     5.5     5.875      0.375          8        352        360       112       120
   627  Colorado                 80525     5.75   5.375      5.75      0.375          8        352        360         0         0
   628  California-Northern      94510    5.375       5     5.375      0.375          8        352        360       112       120
   629  California-Southern      92570    5.875     5.5     5.875      0.375          9        351        360       111       120
   630  Washington               98388    5.625    5.25     5.625      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   596       360        352
   597       360        352
   598       360        352
   599       360        352
   600       360        352
   601       360        352
   602       360        348
   603       360        352
   604       360        352
   605       360        352
   606       360        352
   607       360        352
   608       360        351
   609       360        352
   610       360        352
   611       360        352
   612       360        352
   613       360        352
   614       360        352
   615       360        352
   616       360        352
   617       360        352
   618       360        352
   619       360        351
   620       360        352
   621       360        352
   622       360        351
   623       360        352
   624       360        352
   625       360        352
   626       360        352
   627       360        352
   628       360        352
   629       360        351
   630       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   631    20100701    2.25   11.375     2.25         6           2         6          52           6   191908.19    193000
   632    20100601    2.25   10.875     2.25         5           2         5          51          12      107200    107200
   633    20100601    2.25   10.375     2.25         5           2         5          51          12   134949.12    135200
   634    20100701    2.25     11.5     2.25         6           2         6          52           6      144000    144000
   635    20100701    2.25       12     2.25         6           2         6          52           6    65412.76     66450
   636    20100701    2.25     11.5     2.25         6           2         6          52           6      353600    353600
   637    20100601    2.25       12     2.25         6           2         6          51           6   446487.79    446600
   638    20100601    2.25   10.875     2.25         5           2         5          51          12   139960.47    140000
   639    20100701    2.25     11.5     2.25         6           2         6          52           6      216000    216000
   640    20100701    2.25    12.25     2.25         6           2         6          52           6   292878.41    294000
   641    20100701    2.25     11.5     2.25         6           2         6          52           6      135920    135920
   642    20100701    2.25     11.5     2.25         6           2         6          52           6      244000    244000
   643    20100701    2.25   11.625     2.25         6           2         6          52           6      137000    137000
   644    20100701    2.25   11.375     2.25         6           2         6          52           6   269859.88    270000
   645    20100701    2.25   11.625     2.25         6           2         6          52           6      168000    168000
   646    20100701    2.25   11.375     2.25         6           2         6          52           6   164386.16    164400
   647    20100701    2.25     11.5     2.25         6           2         6          52           6   184758.37    184800
   648    20100701    2.25   11.625     2.25         6           2         6          52           6      325000    325000
   649    20100601    2.25   11.625     5.25         6           2         6          51           6      577600    577600
   650    20100701    2.25    11.75     2.25         6           2         6          52           6   346399.83    346400
   651    20100701    2.25    11.25     2.25         6           2         6          52           6   212787.09    212800
   652    20100701    2.25   11.625     2.25         6           2         6          52           6      340000    340000
   653    20100701    2.25     11.5     2.25         6           2         6          52           6      189750    189750
   654    20100701    2.25     11.5     2.25         6           2         6          52           6      359650    359650
   655    20100701    2.25   11.375     2.25         6           2         6          52           6   158996.09    159900
   656    20100701    2.25     12.5     2.25         6           2         6          52           6      187000    187000
   657    20100701    2.25    11.75     2.25         6           2         6          52           6      225500    225500
   658    20100701    2.25     10.5     2.25         5           2         5          52          12      296000    296000
   659    20100701    2.25   11.625     2.25         6           2         6          52           6      359650    359650
   660    20100601    2.25   11.375     2.25         6           2         6          51           6      336000    336000
   661    20100701    2.25   11.625     2.25         6           2         6          52           6   263619.98    264000
   662    20100701    2.25   11.125     2.25         6           2         6          52           6      356750    356750
   663    20100701    2.25   10.875     2.25         6           2         6          52           6      359500    359500
   664    20100701    2.25   11.375     2.25         6           2         6          52           6   104406.42    105000
   665    20100601    2.25     11.5     2.25         6           2         6          51           6   359624.14    359650

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   631  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   632  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   633  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   634  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   635  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   636  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   637  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   638  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   639  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   640  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   641  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   642  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   643  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   644  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   645  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   646  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   647  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   648  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   649  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   650  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   651  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   652  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   653  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   654  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   655  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   656  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   657  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   658  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   659  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   660  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   661  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   662  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   663  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   664  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Principal and Interest  1st Lien
   665  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   631  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   632  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   633  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   634  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   635  Primary      MORTGAGEIT, INC  PMI                            ARM - 5 Year/6 Month  Single Family Residence
   636  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   637  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   638  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   639  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   640  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   641  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   642  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   643  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   644  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   645  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   646  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   647  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   648  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   649  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   650  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   651  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   652  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   653  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   654  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   655  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   656  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   657  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   658  Second Home  MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   659  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   660  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   661  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   662  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   663  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   664  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   665  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   631  Purchase               WAMU         20060301     20050613  20050801  20350701    709        80          36
   632  Purchase               WAMU         20060301     20050512  20050701  20350601    717        80           0
   633  Purchase               WAMU         20060301     20050526  20050701  20350601    744        80           0
   634  Purchase               WAMU         20060301     20050622  20050801  20350701    685        80          36
   635  Purchase               WAMU         20060301     20050622  20050801  20350701    699        95           0
   636  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    701     74.99           0
   637  Purchase               WAMU         20060301     20050512  20050701  20350601    748        80           0
   638  Refinance - Rate Term  WAMU         20060301     20050521  20050701  20350601    718        80           0
   639  Refinance - Rate Term  WAMU         20060301     20050614  20050801  20350701    727        80          36
   640  Refinance - Cashout    WAMU         20060301     20050613  20050801  20350701    672     79.89           0
   641  Purchase               WAMU         20060301     20050623  20050801  20350701    762        80          36
   642  Purchase               WAMU         20060301     20050609  20050801  20350701    779        80           0
   643  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    667     63.13           0
   644  Purchase               WAMU         20060301     20050610  20050801  20350701    788        45          36
   645  Purchase               WAMU         20060301     20050610  20050801  20350701    743        80          36
   646  Purchase               WAMU         20060301     20050616  20050801  20350701    774     79.99          36
   647  Purchase               WAMU         20060301     20050613  20050801  20350701    728        80           0
   648  Refinance - Cashout    WAMU         20060301     20050613  20050801  20350701    695     63.11           0
   649  Purchase               WAMU         20060301     20050509  20050701  20350601    778        80           0
   650  Purchase               WAMU         20060301     20050603  20050801  20350701    738        80          36
   651  Purchase               WAMU         20060301     20050624  20050801  20350701    764        80           0
   652  Purchase               WAMU         20060301     20050607  20050801  20350701    726        80          36
   653  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    765        69          36
   654  Purchase               WAMU         20060301     20050609  20050801  20350701    759     79.94          36
   655  Purchase               WAMU         20060301     20050609  20050801  20350701    705     79.99          36
   656  Refinance - Cashout    WAMU         20060301     20050620  20050801  20350701    681     71.92           0
   657  Purchase               WAMU         20060301     20050607  20050801  20350701    742     79.99           0
   658  Purchase               WAMU         20060301     20050624  20050801  20350701    775        80           0
   659  Purchase               WAMU         20060301     20050608  20050801  20350701    760     75.24           0
   660  Refinance - Rate Term  WAMU         20060301     20050526  20050701  20350601    791        80           0
   661  Purchase               WAMU         20060301     20050610  20050801  20350701    751        80           0
   662  Purchase               WAMU         20060301     20050615  20050801  20350701    744        80           0
   663  Purchase               WAMU         20060301     20050608  20050801  20350701    786      47.3          36
   664  Purchase               WAMU         20060301     20050614  20050801  20350701    783     41.18           0
   665  Purchase               WAMU         20060301     20050520  20050701  20350601    718     78.02           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   631  Texas                    77008    5.375       5     5.375      0.375          8        352        360         0         0
   632  Texas                    75023    5.875     5.5     5.875      0.375          9        351        360        51        60
   633  Illinois                 60564    5.375       5     5.375      0.375          9        351        360        51        60
   634  Colorado                 80011      5.5   5.125       5.5      0.375          8        352        360       112       120
   635  North Carolina           28146        6   5.625         6      0.375          8        352        360       112       120
   636  California-Northern      95370      5.5   5.125       5.5      0.375          8        352        360       112       120
   637  California-Southern      92084        6   5.625         6      0.375          9        351        360       111       120
   638  Michigan                 48383    5.875     5.5     5.875      0.375          9        351        360        51        60
   639  California-Southern      92592      5.5   5.125       5.5      0.375          8        352        360       112       120
   640  Washington               98155     6.25   5.875      6.25      0.375          8        352        360       112       120
   641  Colorado                 80247      5.5   5.125       5.5      0.375          8        352        360       112       120
   642  California-Southern      91321      5.5   5.125       5.5      0.375          8        352        360       112       120
   643  North Carolina           28403    5.625    5.25     5.625      0.375          8        352        360       112       120
   644  California-Northern      94533    5.375       5     5.375      0.375          8        352        360       112       120
   645  Florida                  34683    5.625    5.25     5.625      0.375          8        352        360       112       120
   646  Oregon                   97756    5.375       5     5.375      0.375          8        352        360       112       120
   647  Colorado                 80233      5.5   5.125       5.5      0.375          8        352        360       112       120
   648  California-Northern      95409    5.625    5.25     5.625      0.375          8        352        360       112       120
   649  California-Southern      92106    5.625    5.25     5.625      0.375          9        351        360       111       120
   650  California-Southern      90604     5.75   5.375      5.75      0.375          8        352        360       112       120
   651  Colorado                 80020     5.25   4.875      5.25      0.375          8        352        360       112       120
   652  California-Northern      94589    5.625    5.25     5.625      0.375          8        352        360       112       120
   653  Florida                  34236      5.5   5.125       5.5      0.375          8        352        360       112       120
   654  Arizona                  85268      5.5   5.125       5.5      0.375          8        352        360       112       120
   655  Oregon                   97113    5.375       5     5.375      0.375          8        352        360         0         0
   656  Arizona                  85296      6.5   6.125       6.5      0.375          8        352        360       112       120
   657  Arizona                  85242     5.75   5.375      5.75      0.375          8        352        360       112       120
   658  Maryland                 20716      5.5   5.125       5.5      0.375          8        352        360       112       120
   659  California-Southern      92111    5.625    5.25     5.625      0.375          8        352        360       112       120
   660  Illinois                 60490    5.375       5     5.375      0.375          9        351        360       111       120
   661  California-Northern      95348    5.625    5.25     5.625      0.375          8        352        360       112       120
   662  California-Northern      95630    5.125    4.75     5.125      0.375          8        352        360       112       120
   663  California-Southern      92029    4.875     4.5     4.875      0.375          8        352        360       112       120
   664  California-Northern      96003    5.375       5     5.375      0.375          8        352        360         0         0
   665  Washington               98105      5.5   5.125       5.5      0.375          9        351        360       111       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   631       360        352
   632       360        351
   633       360        351
   634       360        352
   635       360        352
   636       360        352
   637       360        351
   638       360        351
   639       360        352
   640       360        352
   641       360        352
   642       360        352
   643       360        352
   644       360        352
   645       360        352
   646       360        352
   647       360        352
   648       360        352
   649       360        351
   650       360        352
   651       360        352
   652       360        352
   653       360        352
   654       360        352
   655       360        352
   656       360        352
   657       360        352
   658       360        352
   659       360        352
   660       360        351
   661       360        352
   662       360        352
   663       360        352
   664       360        352
   665       360        351

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   666    20100701    2.25     11.5     2.25         6           2         6          52           6   249400.68    250000
   667    20100701    2.25   11.375     2.25         6           2         6          52           6      156800    156800
   668    20100701    2.25   11.375     2.25         6           2         6          52           6   339795.74    339950
   669    20100701    2.25     11.5     2.25         6           2         6          52           6   235258.66    235500
   670    20100701    2.25     11.5     2.25         6           2         6          52           6      154000    154000
   671    20100601    2.25       11     2.25         5           2         5          51          12      199950    200000
   672    20100601    2.25   11.875     2.25         6           2         6          51           6      383900    383900
   673    20100601    2.25    10.75     2.25         5           2         5          51          12       93000     93000
   674    20100701    2.25   11.375     2.25         6           2         6          52           6   357593.32    359650
   675    20100701    2.25   12.625     2.25         6           2         6          52           6    93331.81     93750
   676    20100701    2.25    12.25     2.25         6           2         6          52           6      220300    220400
   677    20100701    2.25     11.5     2.25         6           2         6          52           6      292000    292000
   678    20100601    2.25     11.5     2.25         6           2         6          51           6       81100     81100
   679    20100701    2.25    11.25     2.25         6           2         6          52           6   179525.05    180000
   680    20100701    2.25   11.375     2.25         6           2         6          52           6   152135.04    153000
   681    20100701    2.25   11.875     2.25         6           2         6          52           6      330000    330000
   682    20100701    2.25    10.75     2.25         5           2         5          52          12      114400    114400
   683    20100701    2.25   11.375     2.25         6           2         6          52           6      239200    239200
   684    20100701    2.25   11.375     2.25         6           2         6          52           6      263200    263200
   685    20100701    2.25     11.5     2.25         6           2         6          52           6   158120.87    159000
   686    20100701    2.25   11.875     2.25         6           2         6          52           6      352000    352000
   687    20100601    2.25   11.375     2.25         5           2         5          51          12      173600    173600
   688    20100701    2.25     11.5     2.25         6           2         6          52           6   149714.56    150800
   689    20100701    2.25   11.375     2.25         6           2         6          52           6      348800    348800
   690    20100701    2.25     11.5     2.25         6           2         6          52           6   143699.99    143700
   691    20100701    2.25     11.5     2.25         6           2         6          52           6      225000    225000
   692    20100701    2.25   11.875     2.25         6           2         6          52           6      315000    315000
   693    20100601    2.25   11.875     2.25         6           2         6          51           6   393556.64    393600
   694    20100701    2.25     11.5     2.25         6           2         6          52           6      180000    180000
   695    20100701    2.25     11.5     2.25         6           2         6          52           6      240000    240000
   696    20100601    2.25   12.125     2.25         6           2         6          51           6      400000    400000
   697    20100701    2.25   11.875     2.25         6           2         6          52           6   296811.05    297500
   698    20100601    2.25    11.75     2.25         6           2         6          51           6      421724    421724
   699    20100701    2.25   11.125     2.25         6           2         6          52           6   257999.99    258000
   700    20100701    2.25   11.375     2.25         6           2         6          52           6      149500    149500

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   666  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   667  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   668  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   669  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   670  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   671  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   672  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   673  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   674  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   675  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   676  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   677  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   678  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   679  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   680  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Principal and Interest  1st Lien
   681  ARM         Non-Balloon  No Ratio/NORA                             Libor - 6 Month    Interest Only           1st Lien
   682  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   683  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   684  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   685  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   686  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   687  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   688  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Principal and Interest  1st Lien
   689  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   690  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   691  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   692  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   693  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   694  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   695  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   696  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   697  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   698  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   699  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   700  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   666  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   667  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   668  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   669  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   670  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   671  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   672  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   673  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   674  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   675  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   676  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   677  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Townhouse
   678  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   679  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   680  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   681  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   682  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   683  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   684  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   685  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  2 Family
   686  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   687  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   688  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   689  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   690  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   691  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   692  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  4 Family
   693  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   694  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   695  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   696  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   697  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  2 Family
   698  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   699  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   700  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  2 Family

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   666  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    730     45.05          36
   667  Purchase               WAMU         20060301     20050609  20050801  20350701    753        80           0
   668  Purchase               WAMU         20060301     20050610  20050801  20350701    770     79.99           0
   669  Refinance - Rate Term  WAMU         20060301     20050613  20050801  20350701    725     74.06           0
   670  Purchase               WAMU         20060301     20050616  20050801  20350701    698        80          36
   671  Refinance - Cashout    WAMU         20060301     20050524  20050701  20350601    715        80          36
   672  Purchase               WAMU         20060301     20050516  20050701  20350601    743     79.98           0
   673  Purchase               WAMU         20060301     20050527  20050701  20350601    769     78.81           0
   674  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    784     60.45           0
   675  Refinance - Cashout    WAMU         20060301     20050623  20050801  20350701    698        75           0
   676  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    662        80           0
   677  Purchase               WAMU         20060301     20050609  20050801  20350701    726        80           0
   678  Purchase               WAMU         20060301     20050527  20050701  20350601    749     79.98           0
   679  Purchase               WAMU         20060301     20050617  20050801  20350701    710        80           0
   680  Purchase               WAMU         20060301     20050602  20050801  20350701    788        60           0
   681  Purchase               WAMU         20060301     20050614  20050801  20350701    687        80           0
   682  Purchase               WAMU         20060301     20050616  20050801  20350701    705        80           0
   683  Purchase               WAMU         20060301     20050616  20050801  20350701    720        80           0
   684  Purchase               WAMU         20060301     20050613  20050801  20350701    798        80           0
   685  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    694     61.87           0
   686  Purchase               WAMU         20060301     20050614  20050801  20350701    724        80          36
   687  Purchase               WAMU         20060301     20050602  20050701  20350601    759        80           0
   688  Purchase               WAMU         20060301     20050624  20050801  20350701    683        80          36
   689  Purchase               WAMU         20060301     20050613  20050801  20350701    731        80           0
   690  Refinance - Cashout    WAMU         20060301     20050608  20050801  20350701    686     49.21          36
   691  Refinance - Cashout    WAMU         20060301     20050615  20050801  20350701    694     59.21           0
   692  Purchase               WAMU         20060301     20050610  20050801  20350701    684        75           0
   693  Purchase               WAMU         20060301     20050523  20050701  20350601    720        80           0
   694  Purchase               WAMU         20060301     20050617  20050801  20350701    739        80          36
   695  Refinance - Cashout    WAMU         20060301     20050613  20050801  20350701    804     51.06           0
   696  Purchase               WAMU         20060301     20050505  20050701  20350601    720        80           0
   697  Refinance - Cashout    WAMU         20060301     20050601  20050801  20350701    651        70           0
   698  Purchase               WAMU         20060301     20050511  20050701  20350601    761        80           0
   699  Refinance - Rate Term  WAMU         20060301     20050608  20050801  20350701    746     59.31          36
   700  Purchase               WAMU         20060301     20050607  20050801  20350701    716        65           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   666  Arizona                  85249      5.5   5.125       5.5      0.375          8        352        360       112       120
   667  California-Northern      95621    5.375       5     5.375      0.375          8        352        360       112       120
   668  California-Southern      92108    5.375       5     5.375      0.375          8        352        360       112       120
   669  Florida                  34293      5.5   5.125       5.5      0.375          8        352        360       112       120
   670  Washington               98682      5.5   5.125       5.5      0.375          8        352        360       112       120
   671  Virginia                 22534        6   5.625         6      0.375          9        351        360        51        60
   672  California-Northern      95008    5.875     5.5     5.875      0.375          9        351        360       111       120
   673  Ohio                     45005     5.75   5.375      5.75      0.375          9        351        360        51        60
   674  California-Northern      95661    5.375       5     5.375      0.375          8        352        360         0         0
   675  Texas                    78645    6.625    6.25     6.625      0.375          8        352        360         0         0
   676  California-Northern      95301     6.25   5.875      6.25      0.375          8        352        360       112       120
   677  Virginia                 20175      5.5   5.125       5.5      0.375          8        352        360       112       120
   678  Tennessee                38117      5.5   5.125       5.5      0.375          9        351        360       111       120
   679  Colorado                 81007     5.25   4.875      5.25      0.375          8        352        360       112       120
   680  California-Northern      93612    5.375       5     5.375      0.375          8        352        360         0         0
   681  California-Northern      95973    5.875     5.5     5.875      0.375          8        352        360       112       120
   682  North Carolina           28110     5.75   5.375      5.75      0.375          8        352        360        52        60
   683  Maryland                 20706    5.375       5     5.375      0.375          8        352        360       112       120
   684  California-Northern      95670    5.375       5     5.375      0.375          8        352        360       112       120
   685  Arizona                  86314      5.5   5.125       5.5      0.375          8        352        360         0         0
   686  California-Southern      91335    5.875     5.5     5.875      0.375          8        352        360       112       120
   687  Michigan                 49117    6.375       6     6.375      0.375          9        351        360        51        60
   688  Texas                    78216      5.5   5.125       5.5      0.375          8        352        360         0         0
   689  Virginia                 20151    5.375       5     5.375      0.375          8        352        360       112       120
   690  California-Southern      92553      5.5   5.125       5.5      0.375          8        352        360       112       120
   691  Florida                  34688      5.5   5.125       5.5      0.375          8        352        360       112       120
   692  Nevada                   89121    5.875     5.5     5.875      0.375          8        352        360       112       120
   693  California-Southern      91306    5.875     5.5     5.875      0.375          9        351        360       111       120
   694  Florida                  33177      5.5   5.125       5.5      0.375          8        352        360       112       120
   695  California-Northern      95132      5.5   5.125       5.5      0.375          8        352        360       112       120
   696  California-Southern      91711    6.125    5.75     6.125      0.375          9        351        360       111       120
   697  California-Southern      92113    5.875     5.5     5.875      0.375          8        352        360       112       120
   698  California-Northern      95054     5.75   5.375      5.75      0.375          9        351        360       111       120
   699  California-Southern      91977    5.125    4.75     5.125      0.375          8        352        360       112       120
   700  Washington               98418    5.375       5     5.375      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   666       360        352
   667       360        352
   668       360        352
   669       360        352
   670       360        352
   671       360        351
   672       360        351
   673       360        351
   674       360        352
   675       360        352
   676       360        352
   677       360        352
   678       360        351
   679       360        352
   680       360        352
   681       360        352
   682       360        352
   683       360        352
   684       360        352
   685       360        352
   686       360        352
   687       360        351
   688       360        352
   689       360        352
   690       360        352
   691       360        352
   692       360        352
   693       360        351
   694       360        352
   695       360        352
   696       360        351
   697       360        352
   698       360        351
   699       360        352
   700       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   701    20100601    2.25       11     2.25         5           2         5          51          12   147502.46    148400
   702    20100501    2.25   10.875     2.25         5           2         5          50          12   192183.17    193600
   703    20100701    2.25       12     2.25         6           2         6          52           6      249750    249750
   704    20100701    2.25       12     2.25         6           2         6          52           6   132280.34    133000
   705    20100701    2.25     11.5     2.25         6           2         6          52           6      174800    174800
   706    20100701    2.25     11.5     2.25         6           2         6          52           6   267913.59    268000
   707    20100701    2.25   11.625     2.25         6           2         6          52           6   342438.41    344000
   708    20100701    2.25   11.375     2.25         6           2         6          52           6      300000    300000
   709    20100601    2.25    10.75     2.25         5           2         5          51          12      259000    259000
   710    20100701    2.25     11.5     2.25         6           2         6          52           6      300800    300800
   711    20100701    2.25    11.75     2.25         6           2         6          52           6      250400    250400
   712    20100701    2.25   11.375     2.25         6           2         6          52           6   296100.59    296400
   713    20100701    2.25   11.625     2.25         6           2         6          52           6      280000    280000
   714    20100701    2.25     11.5     2.25         6           2         6          52           6   239900.76    240000
   715    20100701    2.25   11.375     2.25         5           2         5          52          12      260000    260000
   716    20100701    2.25    11.25     2.25         6           2         6          52           6   236623.06    238000
   717    20100701    2.25   11.625     2.25         6           2         6          52           6      351960    351960
   718    20100601    2.25   12.125     2.25         6           2         6          51           6      589600    590800
   719    20100701    2.25    11.75     2.25         6           2         6          52           6      208000    208000
   720    20100701    2.25   10.875     2.25         6           2         6          52           6      196000    196000
   721    20100601    2.25   12.125     2.25         6           2         6          51           6      395000    395000
   722    20100701    2.25     11.5     2.25         6           2         6          52           6   143891.46    143920
   723    20100601    2.25    11.75     2.25         6           2         6          51           6      380000    380000
   724    20100701    2.25   10.875     2.25         5           2         5          52          12   159972.24    160800
   725    20100601    2.25    11.75     2.25         6           2         6          51           6   279999.99    280000
   726    20100701    2.25       12     2.25         6           2         6          52           6      291200    291200
   727    20100701    2.25    11.75     2.25         6           2         6          52           6   294393.75    294400
   728    20100701    2.25     11.5     2.25         6           2         6          52           6   128800.13    130000
   729    20100701    2.25    11.75     2.25         6           2         6          52           6      221200    221200
   730    20100701    2.25   11.875     2.25         6           2         6          52           6      198700    198700
   731    20100701    2.25     11.5     2.25         6           2         6          52           6   242602.24    243000
   732    20100701    2.25   10.875     2.25         6           2         6          52           6      187920    187920
   733    20100701    2.25   11.125     2.25         5           2         5          52          12   302507.48    304000
   734    20100701    2.25   11.375     2.25         6           2         6          52           6      287300    287300
   735    20100701    2.25   10.875     2.25         6           2         6          52           6      144000    144000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   701  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   702  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   703  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   704  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   705  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   706  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   707  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   708  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   709  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Interest Only           1st Lien
   710  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   711  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   712  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   713  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   714  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   715  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   716  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   717  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   718  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   719  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   720  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   721  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   722  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   723  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   724  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   725  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   726  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   727  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   728  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   729  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   730  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   731  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   732  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 6 Month    Interest Only           1st Lien
   733  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   734  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   735  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   701  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   702  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   703  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   704  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   705  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   706  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   707  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   708  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   709  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   710  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   711  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   712  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   713  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   714  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   715  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   716  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   717  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   718  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   719  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   720  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   721  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   722  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   723  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   724  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   725  Second Home  MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   726  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   727  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   728  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   729  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   730  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   731  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   732  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   733  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   734  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   735  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   701  Purchase               WAMU         20060301     20050512  20050701  20350601    684        80           0
   702  Refinance - Cashout    WAMU         20060301     20050428  20050601  20350501    748        80           0
   703  Purchase               WAMU         20060301     20050620  20050801  20350701    655        75           0
   704  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    658     73.89          36
   705  Purchase               WAMU         20060301     20050624  20050801  20350701    742        80          36
   706  Purchase               WAMU         20060301     20050604  20050801  20350701    770        80           0
   707  Purchase               WAMU         20060301     20050604  20050801  20350701    766        80           0
   708  Purchase               WAMU         20060301     20050617  20050801  20350701    717        80           0
   709  Refinance - Cashout    WAMU         20060301     20050518  20050701  20350601    670        70           0
   710  Purchase               WAMU         20060301     20050614  20050801  20350701    738        80           0
   711  Purchase               WAMU         20060301     20050609  20050801  20350701    717        80          36
   712  Purchase               WAMU         20060301     20050602  20050801  20350701    662        65          36
   713  Purchase               WAMU         20060301     20050602  20050801  20350701    742        80           0
   714  Refinance - Cashout    WAMU         20060301     20050608  20050801  20350701    741        80           0
   715  Refinance - Cashout    WAMU         20060301     20050603  20050801  20350701    723        80           0
   716  Refinance - Rate Term  WAMU         20060301     20050613  20050801  20350701    684     56.67           0
   717  Purchase               WAMU         20060301     20050614  20050801  20350701    750        80          36
   718  Purchase               WAMU         20060301     20050510  20050701  20350601    747        80           0
   719  Refinance - Cashout    WAMU         20060301     20050607  20050801  20350701    719        80          36
   720  Purchase               WAMU         20060301     20050616  20050801  20350701    795        80           0
   721  Purchase               WAMU         20060301     20050511  20050701  20350601    773      79.8           0
   722  Purchase               WAMU         20060301     20050601  20050801  20350701    766        80           0
   723  Purchase               WAMU         20060301     20050519  20050701  20350601    739        80           0
   724  Purchase               WAMU         20060301     20050601  20050801  20350701    718        80           0
   725  Purchase               WAMU         20060301     20050520  20050701  20350601    785        80           0
   726  Purchase               WAMU         20060301     20050613  20050801  20350701    789        80          36
   727  Purchase               WAMU         20060301     20050620  20050801  20350701    740        80           0
   728  Refinance - Cashout    WAMU         20060301     20050616  20050801  20350701    759     42.62          36
   729  Purchase               WAMU         20060301     20050609  20050801  20350701    692        80           0
   730  Refinance - Cashout    WAMU         20060301     20050606  20050801  20350701    665     74.98           0
   731  Refinance - Cashout    WAMU         20060301     20050610  20050801  20350701    758     68.07           0
   732  Purchase               WAMU         20060301     20050609  20050801  20350701    675        80          36
   733  Refinance - Rate Term  WAMU         20060301     20050531  20050801  20350701    682        80           0
   734  Purchase               WAMU         20060301     20050613  20050801  20350701    740     79.99           0
   735  Purchase               WAMU         20060301     20050617  20050801  20350701    760        80          36

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   701  Michigan                 48154        6   5.625         6      0.375          9        351        360         0         0
   702  Michigan                 49015    5.875     5.5     5.875      0.375         10        350        360        50        60
   703  Nevada                   89123        6   5.625         6      0.375          8        352        360       112       120
   704  Arizona                  85323        6   5.625         6      0.375          8        352        360         0         0
   705  Colorado                 80014      5.5   5.125       5.5      0.375          8        352        360       112       120
   706  California-Southern      93551      5.5   5.125       5.5      0.375          8        352        360       112       120
   707  California-Southern      92840    5.625    5.25     5.625      0.375          8        352        360       112       120
   708  Maryland                 20852    5.375       5     5.375      0.375          8        352        360       112       120
   709  Florida                  33141     5.75   5.375      5.75      0.375          9        351        360        51        60
   710  California-Northern      95826      5.5   5.125       5.5      0.375          8        352        360       112       120
   711  California-Southern      92346     5.75   5.375      5.75      0.375          8        352        360       112       120
   712  California-Southern      92505    5.375       5     5.375      0.375          8        352        360       112       120
   713  California-Southern      92324    5.625    5.25     5.625      0.375          8        352        360       112       120
   714  Arizona                  85379      5.5   5.125       5.5      0.375          8        352        360       112       120
   715  Illinois                 60516    6.375       6     6.375      0.375          8        352        360        52        60
   716  Utah                     84097     5.25   4.875      5.25      0.375          8        352        360         0         0
   717  California-Southern      91352    5.625    5.25     5.625      0.375          8        352        360       112       120
   718  California-Southern      92021    6.125    5.75     6.125      0.375          9        351        360       111       120
   719  California-Southern      92404     5.75   5.375      5.75      0.375          8        352        360       112       120
   720  Maryland                 21229    4.875     4.5     4.875      0.375          8        352        360       112       120
   721  California-Southern      91303    6.125    5.75     6.125      0.375          9        351        360       111       120
   722  Washington               98337      5.5   5.125       5.5      0.375          8        352        360       112       120
   723  California-Northern      95624     5.75   5.375      5.75      0.375          9        351        360       111       120
   724  Illinois                 60172    5.875     5.5     5.875      0.375          8        352        360         0         0
   725  Washington               98595     5.75   5.375      5.75      0.375          9        351        360       111       120
   726  California-Northern      95826        6   5.625         6      0.375          8        352        360       112       120
   727  California-Northern      95205     5.75   5.375      5.75      0.375          8        352        360       112       120
   728  Florida                  33914      5.5   5.125       5.5      0.375          8        352        360       112       120
   729  California-Southern      90802     5.75   5.375      5.75      0.375          8        352        360       112       120
   730  California-Northern      96001    5.875     5.5     5.875      0.375          8        352        360       112       120
   731  California-Southern      90660      5.5   5.125       5.5      0.375          8        352        360       112       120
   732  Colorado                 80104    4.875     4.5     4.875      0.375          8        352        360       112       120
   733  Missouri                 63304    6.125    5.75     6.125      0.375          8        352        360         0         0
   734  Nevada                   89113    5.375       5     5.375      0.375          8        352        360       112       120
   735  Washington               98007    4.875     4.5     4.875      0.375          8        352        360       112       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   701       360        351
   702       360        350
   703       360        352
   704       360        352
   705       360        352
   706       360        352
   707       360        352
   708       360        352
   709       360        351
   710       360        352
   711       360        352
   712       360        352
   713       360        352
   714       360        352
   715       360        352
   716       360        352
   717       360        352
   718       360        351
   719       360        352
   720       360        352
   721       360        351
   722       360        352
   723       360        351
   724       360        352
   725       360        351
   726       360        352
   727       360        352
   728       360        352
   729       360        352
   730       360        352
   731       360        352
   732       360        352
   733       360        352
   734       360        352
   735       360        352

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   736    20100701    2.25       11     2.25         6           2         6          52           6      183600    183600
   737    20100701    2.25    11.25     2.25         6           2         6          52           6    319800.8    321346
   738    20100601    2.25   10.625     2.25         5           2         5          51          12      166400    166400
   739    20100701    2.25   11.375     2.25         6           2         6          52           6      269600    269600
   740    20100701    2.25   11.125     2.25         6           2         6          52           6   356399.99    356400
   741    20100601    2.25   10.625     2.25         5           2         5          51          12   238063.38    239700
   742    20100601    2.25   11.125     2.25         5           2         5          51          12    75082.14     75200
   743    20100601    2.25   10.625     2.25         5           2         5          51          12   144101.41    144800
   744    20100701    2.25     11.5     2.25         6           2         6          52           6      304400    304400
   745    20100601    2.25     11.5     2.25         6           2         6          51           6      438400    438400
   746    20100701    2.25     11.5     2.25         6           2         6          52           6      280000    280000
   747    20100601    2.25   10.375     2.25         5           2         5          51          12   123156.95    124000
   748    20100701    2.25   11.875     2.25         6           2         6          52           6      357000    357000
   749    20100701    2.25    11.75     2.25         6           2         6          52           6      272000    272000
   750    20100701    2.25   11.125     2.25         6           2         6          52           6   139949.81    140000
   751    20100601    2.25   11.625     2.25         6           2         6          51           6      260000    260000
   752    20100701    2.25     11.5     2.25         6           2         6          52           6      347750    347750
   753    20100701    2.25    11.75     2.25         6           2         6          52           6      260000    260000
   754    20100701    2.25     11.5     2.25         6           2         6          52           6   252199.33    253600
   755    20100701    2.25    11.75     2.25         6           2         6          52           6      343000    343000
   756    20100901    2.25   10.625     2.25         5           2         5          54          12   249194.44    250000
   757    20100901    2.25   10.875     2.25         5           2         5          54          12   108864.36    109200
   758    20100801    2.25   10.625     2.25         5           2         5          53          12   357453.98    359000
   759    20100901    2.25   10.875     2.25         5           2         5          54          12   265680.87    266500
   760    20100901    2.25   10.625     2.25         5           2         5          54          12   152307.24    152800
   761    20100801    2.25    10.25     2.25         5           2         5          53          12    159227.9    160000
   762    20100901    2.25    10.75     2.25         5           2         5          54          12   175446.08    176000
   763    20100801    2.25   10.625     2.25         5           2         5          53          12   163293.73    164000
   764    20100901    2.25    10.75     2.25         5           2         5          54          12    99667.61    100000
   765    20100901    2.25       11     2.25         5           2         5          54          12   231303.65    232000
   766    20100801    2.25    10.25     2.25         5           2         5          53          12   330431.76    332000
   767    20100901    2.25   10.125     2.25         5           2         5          54          12   179761.91    180400
   768    20100801    2.25   10.875     2.25         5           2         5          53          12    64732.96     65000
   769    20100801    2.25    10.75     2.25         5           2         5          53          12   161713.69    162500
   770    20100801    2.25    10.75     2.25         5           2         5          53          12   128955.26    129500

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   736  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   737  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   738  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   739  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   740  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   741  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   742  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   743  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Interest Only           1st Lien
   744  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   745  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   746  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   747  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   748  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   749  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   750  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   751  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   752  ARM         Non-Balloon  NINA                                      Libor - 6 Month    Interest Only           1st Lien
   753  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   754  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Principal and Interest  1st Lien
   755  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 6 Month    Interest Only           1st Lien
   756  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   757  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   758  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   759  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   760  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   761  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   762  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   763  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   764  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   765  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   766  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   767  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   768  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   769  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   770  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   736  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   737  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   738  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   739  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   740  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   741  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   742  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   743  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   744  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   745  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   746  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   747  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   748  Investment   MORTGAGEIT, INC  General Electric               ARM - 5 Year/6 Month  Condo - High Rise > 8 floors
   749  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   750  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   751  Investment   MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   752  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  PUD
   753  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Condo - Low Rise < 5 floors
   754  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   755  Primary      MORTGAGEIT, INC  No Insurance                   ARM - 5 Year/6 Month  Single Family Residence
   756  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   757  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors
   758  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   2 Family
   759  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   760  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   761  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   762  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   763  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   764  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   765  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   766  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   767  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   768  Investment   WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   769  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   770  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Condo - Low Rise < 5 floors

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   736  Purchase               WAMU         20060301     20050607  20050801  20350701    743        80           0
   737  Purchase               WAMU         20060301     20050613  20050801  20350701    746        80           0
   738  Purchase               WAMU         20060301     20050511  20050701  20350601    746        80           0
   739  Purchase               WAMU         20060301     20050624  20050801  20350701    757        80          36
   740  Purchase               WAMU         20060301     20050603  20050801  20350701    772        72           0
   741  Refinance - Rate Term  WAMU         20060301     20050527  20050701  20350601    720      75.5           0
   742  Purchase               WAMU         20060301     20050526  20050701  20350601    638        80           0
   743  Refinance - Rate Term  WAMU         20060301     20050519  20050701  20350601    678        80           0
   744  Purchase               WAMU         20060301     20050617  20050801  20350701    688     74.99           0
   745  Purchase               WAMU         20060301     20050513  20050701  20350601    758        80          36
   746  Purchase               WAMU         20060301     20050609  20050801  20350701    726        80           0
   747  Refinance - Rate Term  WAMU         20060301     20050523  20050701  20350601    684     67.03           0
   748  Purchase               WAMU         20060301     20050615  20050801  20350701    750     84.82           0
   749  Purchase               WAMU         20060301     20050620  20050801  20350701    750        80           0
   750  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    729     55.56           0
   751  Refinance - Cashout    WAMU         20060301     20050523  20050701  20350601    728      64.2           0
   752  Refinance - Cashout    WAMU         20060301     20050609  20050801  20350701    680        65           0
   753  Purchase               WAMU         20060301     20050615  20050801  20350701    745        80          36
   754  Purchase               WAMU         20060301     20050621  20050801  20350701    746        80           0
   755  Purchase               WAMU         20060301     20050617  20050801  20350701    744        70           0
   756  Purchase               WAMU         20060301     20050831  20051001  20350901    727     41.67           0
   757  Purchase               WAMU         20060301     20050815  20051001  20350901    680        70           0
   758  Refinance - Cashout    WAMU         20060301     20050715  20050901  20350801    758     46.62           0
   759  Refinance - Cashout    WAMU         20060301     20050826  20051001  20350901    684      53.3           0
   760  Purchase               WAMU         20060301     20050826  20051001  20350901    722        80           0
   761  Purchase               WAMU         20060301     20050727  20050901  20350801    754        80           0
   762  Refinance - Rate Term  WAMU         20060301     20050805  20051001  20350901    712        80           0
   763  Refinance - Cashout    WAMU         20060301     20050729  20050901  20350801    735        80           0
   764  Purchase               WAMU         20060301     20050805  20051001  20350901    728        80           0
   765  Refinance - Cashout    WAMU         20060301     20050823  20051001  20350901    767        80           0
   766  Purchase               WAMU         20060301     20050729  20050901  20350801    792        80           0
   767  Purchase               WAMU         20060301     20050825  20051001  20350901    811        80           0
   768  Purchase               WAMU         20060301     20050722  20050901  20350801    771        65           0
   769  Refinance - Cashout    WAMU         20060301     20050715  20050901  20350801    679     21.81           0
   770  Purchase               WAMU         20060301     20050713  20050901  20350801    759        70           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   736  Washington               98682        5   4.625         5      0.375          8        352        360       112       120
   737  California-Southern      91401     5.25   4.875      5.25      0.375          8        352        360       112       120
   738  Ohio                     45011    5.625    5.25     5.625      0.375          9        351        360        51        60
   739  Virginia                 23692    5.375       5     5.375      0.375          8        352        360       112       120
   740  California-Northern      94531    5.125    4.75     5.125      0.375          8        352        360       112       120
   741  Missouri                 65753    5.625    5.25     5.625      0.375          9        351        360         0         0
   742  Kansas                   66215    6.125    5.75     6.125      0.375          9        351        360        51        60
   743  Michigan                 48150    5.625    5.25     5.625      0.375          9        351        360        51        60
   744  California-Northern      95630      5.5   5.125       5.5      0.375          8        352        360       112       120
   745  California-Southern      92111      5.5   5.125       5.5      0.375          9        351        360       111       120
   746  California-Northern      95747      5.5   5.125       5.5      0.375          8        352        360       112       120
   747  Missouri                 63021    5.375       5     5.375      0.375          9        351        360         0         0
   748  Florida                  33019    5.875     5.5     5.875      0.375          8        352        360       112       120
   749  Illinois                 60016     5.75   5.375      5.75      0.375          8        352        360       112       120
   750  Virginia                 22407    5.125    4.75     5.125      0.375          8        352        360       112       120
   751  Washington               98115    5.625    5.25     5.625      0.375          9        351        360       111       120
   752  California-Northern      95758      5.5   5.125       5.5      0.375          8        352        360       112       120
   753  California-Southern      91401     5.75   5.375      5.75      0.375          8        352        360       112       120
   754  California-Northern      93728      5.5   5.125       5.5      0.375          8        352        360         0         0
   755  California-Southern      90804     5.75   5.375      5.75      0.375          8        352        360       112       120
   756  Georgia                  30022    5.625    5.25     5.625      0.375          6        354        360         0         0
   757  Missouri                 63303    5.875     5.5     5.875      0.375          6        354        360         0         0
   758  California-Northern      95060    5.625    5.25     5.625      0.375          7        353        360         0         0
   759  Illinois                 60714    5.875     5.5     5.875      0.375          6        354        360         0         0
   760  Wisconsin                53551    5.625    5.25     5.625      0.375          6        354        360         0         0
   761  Wisconsin                53719     5.25   4.875      5.25      0.375          7        353        360         0         0
   762  Colorado                 80216     5.75   5.375      5.75      0.375          6        354        360         0         0
   763  Missouri                 63123    5.625    5.25     5.625      0.375          7        353        360         0         0
   764  Nebraska                 68028     5.75   5.375      5.75      0.375          6        354        360         0         0
   765  Colorado                 81240        6   5.625         6      0.375          6        354        360         0         0
   766  Massachusetts             1532     5.25   4.875      5.25      0.375          7        353        360         0         0
   767  Wisconsin                53719    5.125    4.75     5.125      0.375          6        354        360         0         0
   768  Missouri                 64056    5.875     5.5     5.875      0.375          7        353        360         0         0
   769  California-Northern      94080     5.75   5.375      5.75      0.375          7        353        360         0         0
   770  Massachusetts             1867     5.75   5.375      5.75      0.375          7        353        360         0         0

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   736       360        352
   737       360        352
   738       360        351
   739       360        352
   740       360        352
   741       360        351
   742       360        351
   743       360        351
   744       360        352
   745       360        351
   746       360        352
   747       360        351
   748       360        352
   749       360        352
   750       360        352
   751       360        351
   752       360        352
   753       360        352
   754       360        352
   755       360        352
   756       360        354
   757       360        354
   758       360        353
   759       360        354
   760       360        354
   761       360        353
   762       360        354
   763       360        353
   764       360        354
   765       360        354
   766       360        353
   767       360        354
   768       360        353
   769       360        353
   770       360        353

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   771    20101001    2.25     10.5     2.25         5           2         5          55          12    72340.92     72500
   772    20100901    2.25   10.625     2.25         5           2         5          54          12      170449    171000
   773    20100801    2.25     10.5     2.25         5           2         5          53          12   487714.94    490000
   774    20110101    2.25    11.25     2.25         5           2         5          58          12      423676    423676
   775    20110101    2.25     9.75     2.25         5           2         5          58          12      467200    467200
   776    20110101    2.25    11.75     2.25         5           2         5          58          12      491760    491760
   777    20101201    2.25     11.5     2.25         5           2         5          57          12      478000    478000
   778    20110101    2.25   11.375     2.25         5           2         5          58          12   526798.63    526800
   779    20110101    2.25     11.5     2.25         5           2         5          58          12      429900    429900
   780    20110101    2.25   10.875     2.25         5           2         5          58          12      851992    851992
   781    20110101    2.25   10.875     2.25         5           2         5          58          12      639600    639600
   782    20110101    2.25    13.25     2.25         5           2         5          58          12   423729.63    424000
   783    20110101    2.25   11.625     2.25         5           2         5          58          12      456000    456000
   784    20110101    2.25   12.375     2.25         5           2         5          58          12      455120    455120
   785    20110101    2.25    12.25     2.25         5           2         5          58          12   655488.25    656000
   786    20110101    2.25       11     2.25         5           2         5          58          12      476000    476000
   787    20110101    2.25   12.375     2.25         5           2         5          58          12      704800    704800
   788    20110101    2.25    11.25     2.25         5           2         5          58          12      607200    607200
   789    20110101    2.25     11.5     2.25         5           2         5          58          12      438938    438938
   790    20110101    2.25       12     2.25         5           2         5          58          12      650000    650000
   791    20110101    2.25   11.875     2.25         5           2         5          58          12      495375    495375
   792    20110101    2.25   10.875     2.25         5           2         5          58          12      484736    484736
   793    20110101    2.25   11.375     2.25         5           2         5          58          12   645401.68    646000
   794    20110101    2.25    12.75     2.25         5           2         5          58          12      448000    448000
   795    20110101    2.25    12.75     2.25         5           2         5          58          12     1383256   1383256
   796    20110101    2.25     12.5     2.25         5           2         5          58          12      640680    640680
   797    20110101    2.25     11.5     2.25         5           2         5          58          12      444800    444800
   798    20110101    2.25    11.75     2.25         5           2         5          58          12      424720    424720
   799    20110101    2.25   11.375     2.25         5           2         5          58          12      648500    648500
   800    20110101    2.25   11.625     2.25         5           2         5          58          12   455597.68    456000
   801    20110101    2.25   11.875     2.25         5           2         5          58          12      750000    750000
   802    20110101    2.25   12.375     2.25         5           2         5          58          12      900000    900000
   803    20110101    2.25   11.625     2.25         5           2         5          58          12      431900    431900
   804    20110101    2.25   11.375     2.25         5           2         5          58          12      476000    476000
   805    20110101    2.25    11.75     2.25         5           2         5          58          12      996790    996790

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   771  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
   772  ARM         Non-Balloon  Full Doc/Alt/Streamline                   Libor - 1 Year     Principal and Interest  1st Lien
   773  ARM         Non-Balloon  Reduced Doc/Low Doc/Express/Stated        Libor - 1 Year     Principal and Interest  1st Lien
   774  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   775  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   776  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   777  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   778  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   779  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   780  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   781  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   782  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   783  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   784  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   785  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   786  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   787  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   788  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   789  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   790  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   791  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   792  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   793  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
   794  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   795  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   796  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   797  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   798  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   799  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   800  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   801  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   802  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   803  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   804  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   805  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   771  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   772  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   773  Primary      WAMU             No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   774  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   775  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   776  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   777  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   778  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   779  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   780  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   781  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   782  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   783  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   784  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   785  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   786  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   787  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   788  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   789  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 5 Year/1 Year   PUD
   790  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   791  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   792  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   793  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   794  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   795  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   796  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   797  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   798  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   799  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   800  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   801  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   802  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   803  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   804  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   805  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   771  Refinance - Rate Term  WAMU         20060301     20050908  20051101  20351001    716     79.67           0
   772  Refinance - Cashout    WAMU         20060301     20050824  20051001  20350901    699     72.77           0
   773  Refinance - Cashout    WAMU         20060301     20050708  20050901  20350801    715      69.5           0
   774  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    690        80          12
   775  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    774        80           0
   776  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    736        80           0
   777  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    700     79.99           0
   778  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    716        80           0
   779  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    713     79.99           0
   780  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    680        80           0
   781  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    644        80           0
   782  Refinance - Rate Term  COUNTRYWIDE  20060301     20051229  20060201  20360101    759        80           0
   783  Refinance - Rate Term  COUNTRYWIDE  20060301     20051223  20060201  20360101    697        76           0
   784  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    737        80           0
   785  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    701        80           0
   786  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    657        80          12
   787  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    783        80           0
   788  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    688        80           0
   789  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    675        90           0
   790  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    762     76.47          60
   791  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    707        75           0
   792  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    633        80          12
   793  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    646     74.34           0
   794  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    749        80           0
   795  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    685        80           0
   796  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    758        80           0
   797  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    727        80           0
   798  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    662        80          60
   799  Refinance - Cashout    COUNTRYWIDE  20060301     20051220  20060201  20360101    643     64.34           0
   800  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    663        80           0
   801  Refinance - Cashout    COUNTRYWIDE  20060301     20051220  20060201  20360101    651        75           0
   802  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    661        75          12
   803  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    701        80           0
   804  Refinance - Rate Term  COUNTRYWIDE  20060301     20051227  20060201  20360101    641        70           0
   805  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    667        75           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   771  Montana                  59414      5.5   5.125       5.5      0.375          5        355        360         0         0
   772  Illinois                 60449    5.625    5.25     5.625      0.375          6        354        360         0         0
   773  Florida                  32903      5.5   5.125       5.5      0.375          7        353        360         0         0
   774  California-Southern      92501     6.25       6      6.25       0.25          2        358        360        58        60
   775  Virginia                 22655     4.75     4.5      4.75       0.25          2        358        360        58        60
   776  California-Southern      92880     6.75     6.5      6.75       0.25          2        358        360        58        60
   777  Virginia                 22401      6.5    6.25       6.5       0.25          3        357        360        57        60
   778  California-Southern      92880    6.375   6.125     6.375       0.25          2        358        360        58        60
   779  Virginia                 22655      6.5    6.25       6.5       0.25          2        358        360        58        60
   780  California-Northern      95376    5.875   5.625     5.875       0.25          2        358        360        58        60
   781  Georgia                  30338    5.875   5.625     5.875       0.25          2        358        360        58        60
   782  California-Southern      91024     8.25       8      8.25       0.25          2        358        360         0         0
   783  Illinois                 60564    6.625   6.375     6.625       0.25          2        358        360        58        60
   784  California-Southern      92596    7.375   7.125     7.375       0.25          2        358        360        58        60
   785  Oregon                   97035     7.25       7      7.25       0.25          2        358        360         0         0
   786  California-Southern      92262        6    5.75         6       0.25          2        358        360        58        60
   787  Colorado                 80134    7.375   7.125     7.375       0.25          2        358        360        58        60
   788  Illinois                 60108     6.25       6      6.25       0.25          2        358        360        58        60
   789  California-Southern      92530      6.5    6.25       6.5       0.25          2        358        360        58        60
   790  Florida                  33130        7    6.75         7       0.25          2        358        360        58        60
   791  California-Southern      92336    6.875   6.625     6.875       0.25          2        358        360        58        60
   792  California-Northern      95648    5.875   5.625     5.875       0.25          2        358        360        58        60
   793  Maryland                 21044    6.375   6.125     6.375       0.25          2        358        360         0         0
   794  California-Northern      95126     7.75     7.5      7.75       0.25          2        358        360        58        60
   795  Maryland                 20854     7.75     7.5      7.75       0.25          2        358        360        58        60
   796  California-Southern      92883      7.5    7.25       7.5       0.25          2        358        360        58        60
   797  Virginia                 20170      6.5    6.25       6.5       0.25          2        358        360        58        60
   798  Florida                  34746     6.75     6.5      6.75       0.25          2        358        360        58        60
   799  California-Southern      91208    6.375   6.125     6.375       0.25          2        358        360        58        60
   800  Oregon                   97224    6.625   6.375     6.625       0.25          2        358        360         0         0
   801  Pennsylvania             15143    6.875   6.625     6.875       0.25          2        358        360        58        60
   802  Florida                  32328    7.375   7.125     7.375       0.25          2        358        360        58        60
   803  California-Southern      92025    6.625   6.375     6.625       0.25          2        358        360        58        60
   804  California-Southern      90049    6.375   6.125     6.375       0.25          2        358        360        58        60
   805  California-Northern      94582     6.75     6.5      6.75       0.25          2        358        360        58        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   771       360        355
   772       360        354
   773       360        353
   774       360        358
   775       360        358
   776       360        358
   777       360        357
   778       360        358
   779       360        358
   780       360        358
   781       360        358
   782       360        358
   783       360        358
   784       360        358
   785       360        358
   786       360        358
   787       360        358
   788       360        358
   789       360        358
   790       360        358
   791       360        358
   792       360        358
   793       360        358
   794       360        358
   795       360        358
   796       360        358
   797       360        358
   798       360        358
   799       360        358
   800       360        358
   801       360        358
   802       360        358
   803       360        358
   804       360        358
   805       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   806    20110101    2.25   11.625     2.25         5           2         5          58          12   999116.73    999999
   807    20110101    2.25       11     2.25         5           2         5          58          12      555000    555000
   808    20110101    2.25   10.875     2.25         5           2         5          58          12      439900    440000
   809    20110101    2.25   11.875     2.25         5           2         5          58          12      760000    760000
   810    20110101    2.25   11.875     2.25         5           2         5          58          12      439200    439200
   811    20110101    2.25   12.375     2.25         5           2         5          58          12   591009.49    591375
   812    20110101    2.25       11     2.25         5           2         5          58          12      715000    715000
   813    20110101    2.25    11.75     2.25         5           2         5          58          12      452700    452700
   814    20110101    2.25       12     2.25         5           2         5          58          12   433999.96    434356
   815    20110101    2.25    11.25     2.25         5           2         5          58          12      880000    880000
   816    20110101    2.25       11     2.25         5           2         5          58          12      456904    456904
   817    20110101    2.25    12.25     2.25         5           2         5          58          12   829449.36    829700
   818    20110101    2.25     12.5     2.25         5           2         5          58          12      596000    596000
   819    20110101    2.25    11.75     2.25         5           2         5          58          12      641896    641896
   820    20110101   2.875   11.625    2.875         5           2         5          58          12      427500    427500
   821    20110101    2.25    11.75     2.25         5           2         5          58          12      472000    472000
   822    20110101    2.25   11.375     2.25         5           2         5          58          12      530150    530150
   823    20110101    2.25    12.25     2.25         5           2         5          58          12      492000    492000
   824    20110101    2.25   11.875     2.25         5           2         5          58          12      650000    650000
   825    20110101    2.25     12.5     2.25         5           2         5          58          12     1000000   1000000
   826    20110101    2.25   11.125     2.25         5           2         5          58          12      770000    770000
   827    20110101    2.25   10.875     2.25         5           2         5          58          12      600000    600000
   828    20110101    2.25   11.625     2.25         5           2         5          58          12      512000    512000
   829    20110101    2.25   12.625     2.25         5           2         5          58          12      551250    551250
   830    20110101    2.25    11.75     2.25         5           2         5          58          12      599950    599950
   831    20110101    2.25    11.25     2.25         5           2         5          58          12      608000    608000
   832    20110101    2.25    10.25     2.25         5           2         5          58          12      436000    436000
   833    20110101    2.25    11.25     2.25         5           2         5          58          12      560000    560000
   834    20110101    2.25   10.875     2.25         5           2         5          58          12   444046.81    444500
   835    20110101    2.25   10.625     2.25         5           2         5          58          12      443200    443200
   836    20110101    2.25   11.625     2.25         5           2         5          58          12      483200    483200
   837    20110101    2.25     11.5     2.25         5           2         5          58          12      563510    563510
   838    20110101    2.25    11.25     2.25         5           2         5          58          12      472000    472000
   839    20110101    2.25    11.25     2.25         5           2         5          58          12      440000    440000
   840    20110101    2.25    11.75     2.25         5           2         5          58          12      875000    875000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   806  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   807  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   808  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   809  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   810  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   811  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   812  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   813  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   814  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   815  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   816  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   817  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   818  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   819  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   820  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   821  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   822  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   823  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   824  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   825  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   826  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   827  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   828  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   829  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   830  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   831  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   832  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   833  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   834  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   835  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   836  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   837  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   838  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   839  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   840  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   806  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   807  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   808  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   809  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   810  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   811  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   812  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   813  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   PUD
   814  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   815  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   816  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   817  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   818  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   819  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   820  Primary      COUNTRYWIDE      Radian Guaranty                ARM - 5 Year/1 Year   Single Family Residence
   821  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   822  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   823  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   824  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   825  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   3 Family
   826  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   827  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   828  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   829  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 5 Year/1 Year   Single Family Residence
   830  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   831  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   832  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   833  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   834  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   835  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   836  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   837  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   838  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   839  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   840  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   806  Refinance - Cashout    COUNTRYWIDE  20060301     20051216  20060201  20360101    714     58.82           0
   807  Refinance - Rate Term  COUNTRYWIDE  20060301     20051222  20060201  20360101    691     79.29          12
   808  Refinance - Rate Term  COUNTRYWIDE  20060301     20051223  20060201  20360101    701        80           0
   809  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    747        80          60
   810  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    649        80           0
   811  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    717        75           0
   812  Refinance - Cashout    COUNTRYWIDE  20060301     20051222  20060201  20360101    697     67.45           0
   813  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    681        90           0
   814  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    716        80          60
   815  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    688        80           0
   816  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    707        80           0
   817  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    667     74.99           0
   818  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    773        80           0
   819  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    688        80           0
   820  Refinance - Cashout    COUNTRYWIDE  20060301     20051214  20060201  20360101    648        90           0
   821  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    674        80           0
   822  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    656        80           0
   823  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    691        80           0
   824  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    745     74.71           0
   825  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    676     48.54           0
   826  Refinance - Cashout    COUNTRYWIDE  20060301     20051219  20060201  20360101    713     59.23           0
   827  Refinance - Cashout    COUNTRYWIDE  20060301     20051220  20060201  20360101    661        80           0
   828  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    705        80           0
   829  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    771        90           0
   830  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    700     79.99           0
   831  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    706        80           0
   832  Refinance - Cashout    COUNTRYWIDE  20060301     20051210  20060201  20360101    624     69.98           0
   833  Refinance - Rate Term  COUNTRYWIDE  20060301     20051212  20060201  20360101    714        80           0
   834  Refinance - Cashout    COUNTRYWIDE  20060301     20051208  20060201  20360101    659        70          12
   835  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    647        80           0
   836  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    671        80          12
   837  Refinance - Cashout    COUNTRYWIDE  20060301     20051216  20060201  20360101    657     78.27           0
   838  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    737        80           0
   839  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    731        80           0
   840  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    673     72.92           0

                                                                                                                 Interest  Interest
                                                                                           Amortized  Amortized    Only      Only
 Loan                           Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State       Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------       --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   806     Arizona                 85018   6.625    6.375    6.625        0.25          2        358        360        0          0
   807     Washington              98445       6     5.75        6        0.25          2        358        360       58         60
   808     California-Northern     94513   5.875    5.625    5.875        0.25          2        358        360       58         60
   809     Florida                 33141   6.875    6.625    6.875        0.25          2        358        360       58         60
   810     California-Northern     94605   6.875    6.625    6.875        0.25          2        358        360       58         60
   811     California-Southern     91007   7.375    7.125    7.375        0.25          2        358        360       58         60
   812     California-Southern     90016       6     5.75        6        0.25          2        358        360       58         60
   813     California-Southern     92223    6.75      6.5     6.75        0.25          2        358        360       58         60
   814     Florida                 34746       7     6.75        7        0.25          2        358        360        0          0
   815     California-Southern     91436    6.25        6     6.25        0.25          2        358        360       58         60
   816     California-Northern     93619       6     5.75        6        0.25          2        358        360       58         60
   817     Virginia                20176    7.25        7     7.25        0.25          2        358        360       58         60
   818     California-Southern     90292     7.5     7.25      7.5        0.25          2        358        360       58         60
   819     California-Southern     91504    6.75      6.5     6.75        0.25          2        358        360       58         60
   820     New York                12590   6.625    5.985    6.625        0.25          2        358        360       58         60
   821     Virginia                22003    6.75      6.5     6.75        0.25          2        358        360       58         60
   822     Utah                    84020   6.375    6.125    6.375        0.25          2        358        360       58         60
   823     Florida                 34242    7.25        7     7.25        0.25          2        358        360       58         60
   824     California-Southern     90064   6.875    6.625    6.875        0.25          2        358        360       58         60
   825     California-Southern     90291     7.5     7.25      7.5        0.25          2        358        360       58         60
   826     California-Northern     95032   6.125    5.875    6.125        0.25          2        358        360       58         60
   827     Oregon                  97015   5.875    5.625    5.875        0.25          2        358        360       58         60
   828     California-Northern     95624   6.625    6.375    6.625        0.25          2        358        360       58         60
   829     California-Northern     95678   7.625    7.375    7.625        0.25          2        358        360       58         60
   830     California-Southern     92019    6.75      6.5     6.75        0.25          2        358        360       58         60
   831     California-Southern     92116    6.25        6     6.25        0.25          2        358        360       58         60
   832     California-Southern     91335    5.25        5     5.25        0.25          2        358        360       58         60
   833     Illinois                60076    6.25        6     6.25        0.25          2        358        360       58         60
   834     California-Southern     92115   5.875    5.625    5.875        0.25          2        358        360        0          0
   835     California-Northern     93611   5.625    5.375    5.625        0.25          2        358        360       58         60
   836     California-Southern     91506   6.625    6.375    6.625        0.25          2        358        360       58         60
   837     Virginia                22043     6.5     6.25      6.5        0.25          2        358        360       58         60
   838     California-Northern     95127    6.25        6     6.25        0.25          2        358        360       58         60
   839     California-Northern     94608    6.25        6     6.25        0.25          2        358        360       58         60
   840     Hawaii                  96762    6.75      6.5     6.75        0.25          2        358        360       58         60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   806       360        358
   807       360        358
   808       360        358
   809       360        358
   810       360        358
   811       360        358
   812       360        358
   813       360        358
   814       360        358
   815       360        358
   816       360        358
   817       360        358
   818       360        358
   819       360        358
   820       360        358
   821       360        358
   822       360        358
   823       360        358
   824       360        358
   825       360        358
   826       360        358
   827       360        358
   828       360        358
   829       360        358
   830       360        358
   831       360        358
   832       360        358
   833       360        358
   834       360        358
   835       360        358
   836       360        358
   837       360        358
   838       360        358
   839       360        358
   840       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   841    20110101    2.25   11.375     2.25         5           2         5          58          12      424000    424000
   842    20110101    2.25   12.125     2.25         5           2         5          58          12   475619.35    476000
   843    20110101    2.25   11.875     2.25         5           2         5          58          12      460000    460000
   844    20110101    2.25       12     2.25         5           2         5          58          12      492000    492000
   845    20110101    2.25     11.5     2.25         5           2         5          58          12  1386245.69   1387500
   846    20110101    2.25       11     2.25         5           2         5          58          12      680000    680000
   847    20110101    2.75   10.625     2.75         5           2         5          58          12      598000    598000
   848    20110101    2.25   11.125     2.25         5           2         5          58          12      993636    993636
   849    20110101    2.25   11.875     2.25         5           2         5          58          12      553600    553600
   850    20110101    2.25    12.25     2.25         5           2         5          58          12   974890.63    975000
   851    20110101    2.25    11.75     2.25         5           2         5          58          12     1260000   1260000
   852    20110101    2.25   11.125     2.25         5           2         5          58          12      640000    640000
   853    20110101    2.25   10.625     2.25         5           2         5          58          12      542400    542400
   854    20110101    2.25   10.875     2.25         5           2         5          58          12      436000    436000
   855    20110101    2.25    11.75     2.25         5           2         5          58          12      417681    417681
   856    20110101    2.25     11.5     2.25         5           2         5          58          12      450000    450000
   857    20110101    2.25       12     2.25         5           2         5          58          12      450000    450000
   858    20110101    2.25   10.875     2.25         5           2         5          58          12   459531.01    460000
   859    20110101    2.25     11.5     2.25         5           2         5          58          12      997500    997500
   860    20110101    2.25   11.375     2.25         5           2         5          58          12      483000    483000
   861    20110101    2.25    12.75     2.25         5           2         5          58          12      568000    568000
   862    20110101    2.25    11.75     2.25         5           2         5          58          12   547528.18    548000
   863    20110101    2.25       12     2.25         5           2         5          58          12     1800000   1800000
   864    20110101    2.25    11.25     2.25         5           2         5          58          12     1040000   1040000
   865    20110101    2.25    10.75     2.25         5           2         5          58          12   899060.34    900000
   866    20110101    2.25    11.75     2.25         5           2         5          58          12      500000    500000
   867    20110101    2.25   11.375     2.25         5           2         5          58          12   963606.68    964500
   868    20110101    2.25   11.875     2.25         5           2         5          58          12      572000    572000
   869    20110101    2.25   11.875     2.25         5           2         5          58          12      432000    432000
   870    20110101    2.25   11.875     2.25         5           2         5          58          12      420000    420000
   871    20110101    2.25    12.25     2.25         5           2         5          58          12   536393.24    536812
   872    20110101    2.25   12.375     2.25         5           2         5          58          12      620000    620000
   873    20110101    2.25   11.375     2.25         5           2         5          58          12      440000    440000
   874    20110101    2.25     11.5     2.25         5           2         5          58          12      480000    480000
   875    20110101    2.25   10.875     2.25         5           2         5          58          12      470000    470000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   841  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   842  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
   843  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   844  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   845  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   846  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
   847  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   848  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   849  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   850  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   851  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   852  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   853  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   854  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   855  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   856  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   857  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   858  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   859  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   860  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   861  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   862  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   863  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   864  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   865  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   866  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   867  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   868  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   869  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   870  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   871  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   872  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   873  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   874  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   875  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   841  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   842  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   843  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   844  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   845  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   846  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   847  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   Single Family Residence
   848  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   849  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   850  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   851  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   3 Family
   852  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   853  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   854  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   855  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   856  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   857  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   858  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   859  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   860  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   861  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
   862  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   863  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   864  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   865  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   866  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   867  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   868  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   869  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   870  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   871  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   872  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   873  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   874  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   875  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   841  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    744        80           0
   842  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    719        80          36
   843  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    798        80           0
   844  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    687        80           0
   845  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    705        75           0
   846  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    766        80           0
   847  Refinance - Cashout    COUNTRYWIDE  20060301     20051205  20060201  20360101    630     81.36          12
   848  Refinance - Rate Term  COUNTRYWIDE  20060301     20051209  20060201  20360101    626     54.15          60
   849  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    705        80          36
   850  Refinance - Rate Term  COUNTRYWIDE  20060301     20051230  20060201  20360101    782        75          36
   851  Refinance - Rate Term  COUNTRYWIDE  20060301     20051216  20060201  20360101    719     70.99           0
   852  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    711        80           0
   853  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    704        80          12
   854  Refinance - Cashout    COUNTRYWIDE  20060301     20051217  20060201  20360101    710        80          36
   855  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    675        80           0
   856  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    620      63.2           0
   857  Refinance - Cashout    COUNTRYWIDE  20060301     20051222  20060201  20360101    685     79.93           0
   858  Refinance - Cashout    COUNTRYWIDE  20060301     20051208  20060201  20360101    686     62.16           0
   859  Refinance - Cashout    COUNTRYWIDE  20060301     20051216  20060201  20360101    690        75          12
   860  Refinance - Cashout    COUNTRYWIDE  20060301     20051205  20060201  20360101    635        70          12
   861  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    708        80           0
   862  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    649        80          12
   863  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    716        80          36
   864  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    715        80          12
   865  Refinance - Cashout    COUNTRYWIDE  20060301     20051206  20060201  20360101    669     70.59          12
   866  Refinance - Cashout    COUNTRYWIDE  20060301     20051210  20060201  20360101    642     64.94           0
   867  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    738        75          36
   868  Refinance - Rate Term  COUNTRYWIDE  20060301     20051129  20060201  20360101    643        80          36
   869  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    712        80          12
   870  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    780        80           0
   871  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    706        80          60
   872  Refinance - Rate Term  COUNTRYWIDE  20060301     20051220  20060201  20360101    635        80           0
   873  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    663        80          12
   874  Refinance - Cashout    COUNTRYWIDE  20060301     20051210  20060201  20360101    660        75          12
   875  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    693     48.21           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   841  Florida                  33414    6.375   6.125     6.375       0.25          2        358        360        58        60
   842  Florida                  33140    7.125   6.875     7.125       0.25          2        358        360         0         0
   843  Florida                  32801    6.875   6.625     6.875       0.25          2        358        360        58        60
   844  California-Southern      92841        7    6.75         7       0.25          2        358        360        58        60
   845  Arizona                  85213      6.5    6.25       6.5       0.25          2        358        360         0         0
   846  California-Southern      90292        6    5.75         6       0.25          2        358        360        58        60
   847  California-Northern      94514    5.625   5.095     5.625       0.25          2        358        360        58        60
   848  Colorado                 80123    6.125   5.875     6.125       0.25          2        358        360        58        60
   849  California-Southern      92867    6.875   6.625     6.875       0.25          2        358        360        58        60
   850  Michigan                 48108     7.25       7      7.25       0.25          2        358        360        58        60
   851  California-Northern      94123     6.75     6.5      6.75       0.25          2        358        360        58        60
   852  Virginia                 22150    6.125   5.875     6.125       0.25          2        358        360        58        60
   853  California-Northern      95023    5.625   5.375     5.625       0.25          2        358        360        58        60
   854  Ohio                     43560    5.875   5.625     5.875       0.25          2        358        360        58        60
   855  California-Southern      91710     6.75     6.5      6.75       0.25          2        358        360        58        60
   856  California-Southern      93003      6.5    6.25       6.5       0.25          2        358        360        58        60
   857  Arizona                  85044        7    6.75         7       0.25          2        358        360        58        60
   858  Washington               98103    5.875   5.625     5.875       0.25          2        358        360         0         0
   859  California-Southern      90068      6.5    6.25       6.5       0.25          2        358        360        58        60
   860  California-Southern      90804    6.375   6.125     6.375       0.25          2        358        360        58        60
   861  New York                 11782     7.75     7.5      7.75       0.25          2        358        360        58        60
   862  New York                 11743     6.75     6.5      6.75       0.25          2        358        360         0         0
   863  Maryland                 20854        7    6.75         7       0.25          2        358        360        58        60
   864  California-Northern      94587     6.25       6      6.25       0.25          2        358        360        58        60
   865  California-Southern      92629     5.75     5.5      5.75       0.25          2        358        360         0         0
   866  Nevada                   89015     6.75     6.5      6.75       0.25          2        358        360        58        60
   867  California-Southern      90027    6.375   6.125     6.375       0.25          2        358        360         0         0
   868  California-Southern      91320    6.875   6.625     6.875       0.25          2        358        360        58        60
   869  California-Southern      93001    6.875   6.625     6.875       0.25          2        358        360        58        60
   870  California-Southern      93312    6.875   6.625     6.875       0.25          2        358        360        58        60
   871  California-Southern      92201     7.25       7      7.25       0.25          2        358        360         0         0
   872  California-Southern      91367    7.375   7.125     7.375       0.25          2        358        360        58        60
   873  New Jersey                7010    6.375   6.125     6.375       0.25          2        358        360        58        60
   874  California-Southern      91401      6.5    6.25       6.5       0.25          2        358        360        58        60
   875  California-Northern      94558    5.875   5.625     5.875       0.25          2        358        360        58        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   841       360        358
   842       360        358
   843       360        358
   844       360        358
   845       360        358
   846       360        358
   847       360        358
   848       360        358
   849       360        358
   850       360        358
   851       360        358
   852       360        358
   853       360        358
   854       360        358
   855       360        358
   856       360        358
   857       360        358
   858       360        358
   859       360        358
   860       360        358
   861       360        358
   862       360        358
   863       360        358
   864       360        358
   865       360        358
   866       360        358
   867       360        358
   868       360        358
   869       360        358
   870       360        358
   871       360        358
   872       360        358
   873       360        358
   874       360        358
   875       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   876    20101201    2.25   12.125     2.25         5           2         5          57          12      496000    496000
   877    20101201    2.25    11.75     2.25         5           2         5          57          12   768670.35    770000
   878    20110101    2.25    12.25     2.25         5           2         5          58          12      518571    518571
   879    20110101    2.25       12     2.25         5           2         5          58          12    471613.1    472000
   880    20110101    2.25     11.5     2.25         5           2         5          58          12      560000    560000
   881    20110101    2.25     11.5     2.25         5           2         5          58          12      450000    450000
   882    20110101    2.25     11.5     2.25         5           2         5          58          12      506050    506050
   883    20110101    2.25    11.75     2.25         5           2         5          58          12      576000    576000
   884    20110101    2.25       12     2.25         5           2         5          58          12      461600    461600
   885    20110101    2.25   11.625     2.25         5           2         5          58          12      442400    442400
   886    20101201    2.25       12     2.25         5           2         5          57          12      650000    650000
   887    20110101    2.25       11     2.25         5           2         5          58          12   759243.42    760000
   888    20110101    2.25   11.125     2.25         5           2         5          58          12      556000    556000
   889    20110101    2.25    11.25     2.25         5           2         5          58          12      465770    465770
   890    20110101    2.25    12.25     2.25         5           2         5          58          12      477000    477000
   891    20110101    2.25   11.625     2.25         5           2         5          58          12      454314    454314
   892    20101201    2.25   11.375     2.25         5           2         5          57          12      520270    520270
   893    20101201    2.25   11.125     2.25         5           2         5          57          12      445336    445336
   894    20110101    2.25    11.25     2.25         5           2         5          58          12      890000    890000
   895    20110101    2.25    11.25     2.25         5           2         5          58          12      580000    580000
   896    20110101    2.25   11.875     2.25         5           2         5          58          12   649999.79    650000
   897    20101201    2.25   12.125     2.25         5           2         5          57          12      510612    510612
   898    20101201    2.25   11.875     2.25         5           2         5          57          12      471920    471920
   899    20110101    2.25     11.5     2.25         5           2         5          58          12      644000    644000
   900    20110101    2.25     11.5     2.25         5           2         5          58          12      447200    447200
   901    20110101    2.25    12.75     2.25         5           2         5          58          12      500000    500000
   902    20101201    2.25   12.375     2.25         6           2         6          57          12      252000    252000
   903    20110101    2.25     11.5     2.25         5           2         5          58          12      460800    460800
   904    20101201    2.25   11.125     2.25         5           2         5          57          12      530000    530000
   905    20101201    2.25    11.25     2.25         5           2         5          57          12      500000    500000
   906    20101201    2.25    11.25     2.25         5           2         5          57          12      488000    488000
   907    20110101    2.25    11.25     2.25         5           2         5          58          12      836500    836500
   908    20110101    2.25   11.875     2.25         5           2         5          58          12      520000    520000
   909    20110101    2.25   11.375     2.25         5           2         5          58          12      448000    448000
   910    20110101    2.25     11.5     2.25         5           2         5          58          12      512500    512500

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   876  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   877  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   878  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   879  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   880  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   881  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   882  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   883  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   884  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   885  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   886  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   887  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Principal and Interest  1st Lien
   888  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   889  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   890  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   891  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   892  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   893  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   894  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   895  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   896  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   897  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   898  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   899  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   900  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   901  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   902  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   903  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   904  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
   905  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
   906  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   907  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   908  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   909  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   910  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   876  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   877  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   878  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 5 Year/1 Year   PUD
   879  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   880  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   881  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   882  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   883  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   2 Family
   884  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   885  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   886  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   887  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   888  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   889  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   890  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   891  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   892  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   893  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   894  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   895  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   896  Primary      COUNTRYWIDE      Mtge Guaranty Insurance Corp.  ARM - 5 Year/1 Year   Single Family Residence
   897  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   898  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   899  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   900  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   901  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   902  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   903  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   904  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   905  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   906  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   907  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   908  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   909  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   910  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   876  Purchase               COUNTRYWIDE  20060301     20051118  20060101  20351201    733        80          60
   877  Refinance - Cashout    COUNTRYWIDE  20060301     20051121  20060101  20351201    680        70           0
   878  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    739        90           0
   879  Refinance - Rate Term  COUNTRYWIDE  20060301     20051206  20060201  20360101    651     70.98           0
   880  Refinance - Cashout    COUNTRYWIDE  20060301     20051222  20060201  20360101    680        80          60
   881  Refinance - Rate Term  COUNTRYWIDE  20060301     20051207  20060201  20360101    673     56.96          12
   882  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    688        80          12
   883  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    673        80          12
   884  Refinance - Cashout    COUNTRYWIDE  20060301     20051230  20060201  20360101    741        80           0
   885  Refinance - Cashout    COUNTRYWIDE  20060301     20051209  20060201  20360101    679        80           0
   886  Refinance - Cashout    COUNTRYWIDE  20060301     20051115  20060101  20351201    751     79.75           0
   887  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    777        80           0
   888  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    650        80           0
   889  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    747        80           0
   890  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    787     70.99           0
   891  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    664        80           0
   892  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    729        80           0
   893  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    698        80           0
   894  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    668     61.85           0
   895  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    682        80           0
   896  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    641      88.2           0
   897  Purchase               COUNTRYWIDE  20060301     20051123  20060101  20351201    754        80           0
   898  Purchase               COUNTRYWIDE  20060301     20051122  20060101  20351201    753        80           0
   899  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    678        80           0
   900  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    754        80          12
   901  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    643     78.74           0
   902  Purchase               COUNTRYWIDE  20060301     20051129  20060101  20351201    759        80          60
   903  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    805        80           0
   904  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    711     79.94           0
   905  Purchase               COUNTRYWIDE  20060301     20051117  20060101  20351201    767        80           0
   906  Purchase               COUNTRYWIDE  20060301     20051117  20060101  20351201    802        80           0
   907  Refinance - Cashout    COUNTRYWIDE  20060301     20051205  20060201  20360101    734        70           0
   908  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    673     76.47           0
   909  Refinance - Cashout    COUNTRYWIDE  20060301     20051206  20060201  20360101    658        80           0
   910  Refinance - Cashout    COUNTRYWIDE  20060301     20051206  20060201  20360101    782     60.29           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   876  Florida                  33187    7.125   6.875     7.125       0.25          3        357        360        57        60
   877  Florida                  34119     6.75     6.5      6.75       0.25          3        357        360         0         0
   878  Virginia                 20155     7.25       7      7.25       0.25          2        358        360        58        60
   879  Oregon                   97080        7    6.75         7       0.25          2        358        360         0         0
   880  Colorado                 80621      6.5    6.25       6.5       0.25          2        358        360        58        60
   881  Kentucky                 40204      6.5    6.25       6.5       0.25          2        358        360        58        60
   882  Nevada                   89138      6.5    6.25       6.5       0.25          2        358        360        58        60
   883  California-Southern      92102     6.75     6.5      6.75       0.25          2        358        360        58        60
   884  Florida                  33043        7    6.75         7       0.25          2        358        360        58        60
   885  California-Southern      92880    6.625   6.375     6.625       0.25          2        358        360        58        60
   886  Florida                  34113        7    6.75         7       0.25          3        357        360        57        60
   887  New York                 10016        6    5.75         6       0.25          2        358        360         0         0
   888  New Jersey                8008    6.125   5.875     6.125       0.25          2        358        360        58        60
   889  California-Southern      92562     6.25       6      6.25       0.25          2        358        360        58        60
   890  Virginia                 20147     7.25       7      7.25       0.25          2        358        360        58        60
   891  California-Northern      95624    6.625   6.375     6.625       0.25          2        358        360        58        60
   892  Virginia                 22025    6.375   6.125     6.375       0.25          3        357        360        57        60
   893  Virginia                 22025    6.125   5.875     6.125       0.25          3        357        360        57        60
   894  California-Southern      93444     6.25       6      6.25       0.25          2        358        360        58        60
   895  California-Southern      90035     6.25       6      6.25       0.25          2        358        360        58        60
   896  Minnesota                55038    6.875   6.625     6.875       0.25          2        358        360        58        60
   897  Virginia                 22601    7.125   6.875     7.125       0.25          3        357        360        57        60
   898  California-Northern      95829    6.875   6.625     6.875       0.25          3        357        360        57        60
   899  California-Southern      91320      6.5    6.25       6.5       0.25          2        358        360        58        60
   900  California-Southern      92883      6.5    6.25       6.5       0.25          2        358        360        58        60
   901  Virginia                 22032     7.75     7.5      7.75       0.25          2        358        360        58        60
   902  Florida                  33176    6.375   6.125     6.375       0.25          3        357        360        57        60
   903  California-Southern      92804      6.5    6.25       6.5       0.25          2        358        360        58        60
   904  Georgia                  30143    6.125   5.875     6.125       0.25          3        357        360        57        60
   905  California-Southern      91320     6.25       6      6.25       0.25          3        357        360        57        60
   906  California-Southern      92071     6.25       6      6.25       0.25          3        357        360        57        60
   907  Washington               98075     6.25       6      6.25       0.25          2        358        360        58        60
   908  California-Northern      94014    6.875   6.625     6.875       0.25          2        358        360        58        60
   909  California-Northern      95330    6.375   6.125     6.375       0.25          2        358        360        58        60
   910  Maryland                 20711      6.5    6.25       6.5       0.25          2        358        360        58        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   876       360        357
   877       360        357
   878       360        358
   879       360        358
   880       360        358
   881       360        358
   882       360        358
   883       360        358
   884       360        358
   885       360        358
   886       360        357
   887       360        358
   888       360        358
   889       360        358
   890       360        358
   891       360        358
   892       360        357
   893       360        357
   894       360        358
   895       360        358
   896       360        358
   897       360        357
   898       360        357
   899       360        358
   900       360        358
   901       360        358
   902       360        357
   903       360        358
   904       360        357
   905       360        357
   906       360        357
   907       360        358
   908       360        358
   909       360        358
   910       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   911  20110101      2.25       12     2.25         5           2         5          58          12     500000    500000
   912  20101201      2.25   12.125     2.25         5           2         5          57          12     552100    552100
   913  20110101      2.25    10.75     2.25         5           2         5          58          12  539904.99    540005
   914  20101201      2.25   11.875     2.25         5           2         5          57          12     560000    560000
   915  20101201      2.25     10.5     2.25         5           2         5          57          12     430000    430000
   916  20101101      2.25   10.375     2.25         5           2         5          56          12     458500    458500
   917  20101201      2.25    11.75     2.25         5           2         5          57          12     571600    571600
   918  20101201      2.25   10.875     2.25         5           2         5          57          12     480000    480000
   919  20110101      2.25   12.625     2.25         5           2         5          58          12     607558    607558
   920  20101201      2.25   10.875     2.25         5           2         5          57          12  675616.16    677000
   921  20110101      2.25   11.625     2.25         5           2         5          58          12     940000    940000
   922  20101201      2.25     11.5     2.25         5           2         5          57          12     806250    806250
   923  20110201      2.25   12.125     2.25         5           2         5          59          12     880000    880000
   924  20110101      2.25    11.75     2.25         5           2         5          58          12     650000    650000
   925  20110101      2.25    12.25     2.25         5           2         5          58          12     918750    918750
   926  20101201      2.25    11.25     2.25         5           2         5          57          12    1645000   1645000
   927  20101101         3     11.5        3         5           2         5          56          12     467500    467500
   928  20101201      2.25   11.875     2.25         5           2         5          57          12     487390    487390
   929  20110101      2.25    10.75     2.25         5           2         5          58          12     472000    472000
   930  20101201      2.25    11.25     2.25         5           2         5          57          12     430050    430050
   931  20110101      2.25    11.25     2.25         5           2         5          58          12     427000    427000
   932  20101201      2.25   11.375     2.25         5           2         5          57          12     645400    645400
   933  20110101      2.25   11.875     2.25         5           2         5          58          12     546000    546000
   934  20110101      2.25   11.375     2.25         5           2         5          58          12     460000    460000
   935  20101201      2.25   11.375     2.25         5           2         5          57          12     576000    576000
   936  20110101      2.25       11     2.25         5           2         5          58          12     505731    505731
   937  20101201      2.25   11.375     2.25         5           2         5          57          12     427200    427200
   938  20101201      2.25    11.75     2.25         5           2         5          57          12  515108.96    516000
   939  20101101      2.25    11.75     2.25         5           2         5          56          12     480000    480000
   940  20110101      2.25       11     2.25         5           2         5          58          12     428100    428100
   941  20110101      2.25   11.375     2.25         5           2         5          58          12     577140    577140
   942  20101201      2.25   12.125     2.25         5           2         5          57          12     538200    538200
   943  20101101      2.25    12.75     2.25         5           2         5          56          12  566789.52    568000
   944  20100901      2.25     10.5     2.25         5           2         5          54          12     434000    434000
   945  20110101      2.25    11.25     2.25         5           2         5          58          12     437764    437764

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   911  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   912  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   913  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   914  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   915  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   916  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   917  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   918  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   919  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   920  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   921  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   922  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   923  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   924  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   925  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   926  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   927  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   928  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   929  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   930  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   931  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   932  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   933  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   934  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   935  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   936  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   937  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   938  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   939  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   940  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   941  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
   942  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   943  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   944  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   945  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   911  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   912  Primary      COUNTRYWIDE      Radian Guaranty                ARM - 5 Year/1 Year   Single Family Residence
   913  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   914  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   915  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   916  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   917  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   918  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   919  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   920  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   921  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   922  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   923  Second Home  COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   924  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   925  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   926  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   927  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   PUD
   928  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   PUD
   929  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   930  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   931  Primary      COUNTRYWIDE      Mtge Guaranty Insurance Corp.  ARM - 5 Year/1 Year   Single Family Residence
   932  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   933  Investment   COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   934  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   935  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   936  Primary      COUNTRYWIDE      PMI                            ARM - 5 Year/1 Year   Single Family Residence
   937  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   938  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   939  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   940  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   941  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   PUD
   942  Primary      COUNTRYWIDE      Radian Guaranty                ARM - 5 Year/1 Year   PUD
   943  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence
   944  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Condo
   945  Primary      COUNTRYWIDE      No Insurance                   ARM - 5 Year/1 Year   Single Family Residence


                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   911  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    745     59.76           0
   912  Purchase               COUNTRYWIDE  20060301     20051122  20060101  20351201    731        90           0
   913  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    652     70.31           0
   914  Refinance - Cashout    COUNTRYWIDE  20060301     20051128  20060101  20351201    690     73.68           0
   915  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    743     79.99           0
   916  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20051201  20351101    619        70           0
   917  Purchase               COUNTRYWIDE  20060301     20051130  20060101  20351201    717        80           0
   918  Purchase               COUNTRYWIDE  20060301     20051129  20060101  20351201    708        80           0
   919  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    656        80           0
   920  Purchase               COUNTRYWIDE  20060301     20051115  20060101  20351201    659     77.19           0
   921  Refinance - Cashout    COUNTRYWIDE  20060301     20051208  20060201  20360101    623     78.33          12
   922  Purchase               COUNTRYWIDE  20060301     20051114  20060101  20351201    691        75          36
   923  Purchase               COUNTRYWIDE  20060301     20051229  20060301  20360201    696        80           0
   924  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    783        52           0
   925  Purchase               COUNTRYWIDE  20060301     20051128  20060201  20360101    704        75           0
   926  Refinance - Rate Term  COUNTRYWIDE  20060301     20051201  20060101  20351201    754     67.98           0
   927  Refinance - Cashout    COUNTRYWIDE  20060301     20051011  20051201  20351101    692        85           0
   928  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    791        95           0
   929  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    698        80          36
   930  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    643     79.99           0
   931  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    746     89.68           0
   932  Purchase               COUNTRYWIDE  20060301     20051115  20060101  20351201    714     47.81           0
   933  Purchase               COUNTRYWIDE  20060301     20051129  20060201  20360101    783     79.98           0
   934  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    697        80           0
   935  Purchase               COUNTRYWIDE  20060301     20051129  20060101  20351201    682        80          36
   936  Purchase               COUNTRYWIDE  20060301     20051129  20060201  20360101    687     89.99           0
   937  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    643        80           0
   938  Refinance - Cashout    COUNTRYWIDE  20060301     20051110  20060101  20351201    618        80           0
   939  Refinance - Cashout    COUNTRYWIDE  20060301     20051027  20051201  20351101    628        80           0
   940  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    727     79.99           0
   941  Purchase               COUNTRYWIDE  20060301     20051128  20060201  20360101    796     74.75           0
   942  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    680     89.99           0
   943  Refinance - Cashout    COUNTRYWIDE  20060301     20051025  20051201  20351101    646        80           0
   944  Purchase               COUNTRYWIDE  20060301     20050823  20051001  20350901    637        80           0
   945  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    784        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   911  Arizona                  85255        7    6.75         7       0.25          2        358        360        58        60
   912  California-Northern      95391    7.125   6.875     7.125       0.25          3        357        360        57        60
   913  California-Northern      95304     5.75     5.5      5.75       0.25          2        358        360        58        60
   914  California-Southern      93063    6.875   6.625     6.875       0.25          3        357        360        57        60
   915  Nevada                   89135      5.5    5.25       5.5       0.25          3        357        360        57        60
   916  California-Northern      94086    5.375   5.125     5.375       0.25          4        356        360        56        60
   917  Maryland                 21034     6.75     6.5      6.75       0.25          3        357        360        57        60
   918  California-Northern      95695    5.875   5.625     5.875       0.25          3        357        360        57        60
   919  California-Northern      95747    7.625   7.375     7.625       0.25          2        358        360        58        60
   920  Tennessee                37215    5.875   5.625     5.875       0.25          3        357        360         0         0
   921  California-Southern      91307    6.625   6.375     6.625       0.25          2        358        360        58        60
   922  Florida                  33064      6.5    6.25       6.5       0.25          3        357        360        57        60
   923  California-Southern      92861    7.125   6.875     7.125       0.25          1        359        360        59        60
   924  Illinois                 60045     6.75     6.5      6.75       0.25          2        358        360        58        60
   925  Hawaii                   96707     7.25       7      7.25       0.25          2        358        360        58        60
   926  Colorado                 81657     6.25       6      6.25       0.25          3        357        360        57        60
   927  California-Southern      92154      6.5    5.83       6.5       0.25          4        356        360        56        60
   928  Nevada                   89015    6.875   6.625     6.875       0.25          3        357        360        57        60
   929  California-Northern      95687     5.75     5.5      5.75       0.25          2        358        360        58        60
   930  Arizona                  85242     6.25       6      6.25       0.25          3        357        360        57        60
   931  California-Northern      95757     6.25       6      6.25       0.25          2        358        360        58        60
   932  New Jersey                7740    6.375   6.125     6.375       0.25          3        357        360        57        60
   933  California-Southern      92694    6.875   6.625     6.875       0.25          2        358        360        58        60
   934  California-Southern      92880    6.375   6.125     6.375       0.25          2        358        360        58        60
   935  Virginia                 23320    6.375   6.125     6.375       0.25          3        357        360        57        60
   936  California-Northern      95648        6    5.75         6       0.25          2        358        360        58        60
   937  California-Southern      90221    6.375   6.125     6.375       0.25          3        357        360        57        60
   938  California-Northern      93933     6.75     6.5      6.75       0.25          3        357        360         0         0
   939  New Jersey                7701     6.75     6.5      6.75       0.25          4        356        360        56        60
   940  Virginia                 20155        6    5.75         6       0.25          2        358        360        58        60
   941  Arizona                  85086    6.375   6.125     6.375       0.25          2        358        360        58        60
   942  Arizona                  85242    7.125   6.875     7.125       0.25          3        357        360        57        60
   943  Oregon                   97305     7.75     7.5      7.75       0.25          4        356        360         0         0
   944  California-Southern      91320      5.5    5.25       5.5       0.25          6        354        360        54        60
   945  California-Northern      95307     6.25       6      6.25       0.25          2        358        360        58        60

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   911       360        358
   912       360        357
   913       360        358
   914       360        357
   915       360        357
   916       360        356
   917       360        357
   918       360        357
   919       360        358
   920       360        357
   921       360        358
   922       360        357
   923       360        359
   924       360        358
   925       360        358
   926       360        357
   927       360        356
   928       360        357
   929       360        358
   930       360        357
   931       360        358
   932       360        357
   933       360        358
   934       360        358
   935       360        357
   936       360        358
   937       360        357
   938       360        357
   939       360        356
   940       360        358
   941       360        358
   942       360        357
   943       360        356
   944       360        354
   945       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   946    20121101    2.25   11.625     2.25         5           2         5          80          12  1496007.81   1500000
   947    20121101    2.75   10.625     2.75         5           2         5          80          12   524305.08    526000
   948    20121201    2.25   11.375     2.25         5           2         5          81          12      768000    768000
   949    20121201    2.25   12.875     2.25         5           2         5          81          12      488000    488000
   950    20121201    2.25       12     2.25         5           2         5          81          12      421400    421400
   951    20121201    2.25   11.125     2.25         5           2         5          81          12      850000    850000
   952    20121201    2.25   10.875     2.25         5           2         5          81          12      576000    576000
   953    20121201    2.25   10.875     2.25         5           2         5          81          12      476000    476000
   954    20121201    2.25    12.75     2.25         5           2         5          81          12      780000    780000
   955    20121101    2.25       11     2.25         5           2         5          80          12   484439.03    484446
   956    20121101    2.25     11.5     2.25         5           2         5          80          12   426832.95    428000
   957    20121201    2.25   10.875     2.25         5           2         5          81          12      468000    468000
   958    20121101    2.25   11.125     2.25         5           2         5          80          12      484800    484800
   959    20121101    2.25     12.5     2.25         5           2         5          80          12      536200    536200
   960    20121201    2.25   11.625     2.25         5           2         5          81          12      555750    555750
   961    20121201    2.25    11.25     2.25         5           2         5          81          12   463117.18    464000
   962    20121201    2.25    10.75     2.25         5           2         5          81          12    463693.4    464666
   963    20121201    2.25    12.25     2.25         5           2         5          81          12   507846.54    508000
   964    20121201    2.25    11.75     2.25         5           2         5          81          12      434160    434160
   965    20121101    2.25       11     2.25         5           2         5          80          12   789622.84    792000
   966    20121101    2.25     10.5     2.25         5           2         5          80          12      460000    460000
   967    20121101    2.25   11.625     2.25         5           2         5          80          12      540200    540200
   968    20121201    2.25   11.625     2.25         5           2         5          81          12      768000    768000
   969    20121101    2.25    11.75     2.25         5           2         5          80          12   619859.57    620000
   970    20121201    2.25       11     2.25         5           2         5          81          12      440800    440800
   971    20121101    2.25    12.25     2.25         5           2         5          80          12      540136    540136
   972    20121201    2.25     11.5     2.25         5           2         5          81          12      599200    599200
   973    20121101    2.25   11.125     2.25         5           2         5          80          12   443998.13    445000
   974    20121101    2.25   11.375     2.25         5           2         5          80          12      416000    416000
   975    20121101    2.25   11.125     2.25         5           2         5          80          12   411399.82    412000
   976    20121101    2.25     11.5     2.25         5           2         5          80          12      556000    556000
   977    20121101    2.25   11.625     2.25         5           2         5          80          12      615200    615200
   978    20121101    2.25       13     2.25         5           2         5          80          12      880000    880000
   979    20121201    2.25   11.875     2.25         5           2         5          81          12      548000    548000
   980    20121101    2.25       11     2.25         5           2         5          80          12      656269    656269

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   946  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   947  ARM         Non-Balloon  Full                                      Treasury - 1 Year  Principal and Interest  1st Lien
   948  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   949  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   950  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   951  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   952  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   953  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   954  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   955  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   956  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   957  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
   958  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   959  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   960  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   961  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   962  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   963  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   964  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   965  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   966  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   967  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   968  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   969  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   970  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   971  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   972  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   973  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   974  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   975  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   976  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   977  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   978  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   979  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   980  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   946  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   4 Family
   947  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   948  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   949  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   950  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   951  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   952  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   953  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   954  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   955  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   956  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   957  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   958  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   959  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   960  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   961  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   962  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   963  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   964  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   965  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   966  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   967  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   968  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   969  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   970  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   971  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   972  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   973  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   974  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   975  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   976  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   977  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   978  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   979  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
   980  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   946  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    707     49.02           0
   947  Refinance - Cashout    COUNTRYWIDE  20060301     20051018  20051201  20351101    651     49.62           0
   948  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    698        80           0
   949  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    690        80           0
   950  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    705        80           0
   951  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    759     27.16           0
   952  Purchase               COUNTRYWIDE  20060301     20051108  20060101  20351201    719        80           0
   953  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    678        80          12
   954  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    756        80           0
   955  Purchase               COUNTRYWIDE  20060301     20051025  20051201  20351101    649        80          12
   956  Refinance - Cashout    COUNTRYWIDE  20060301     20051025  20051201  20351101    661        80           0
   957  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    770        80           0
   958  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    654        80           0
   959  Refinance - Cashout    COUNTRYWIDE  20060301     20051101  20051201  20351101    645     74.99          36
   960  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20060101  20351201    645        65           0
   961  Purchase               COUNTRYWIDE  20060301     20051109  20060101  20351201    681        80           0
   962  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    699        80          12
   963  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    713        80           0
   964  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    679        80           0
   965  Purchase               COUNTRYWIDE  20060301     20051028  20051201  20351101    695        80           0
   966  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    682     70.77           0
   967  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    721        74           0
   968  Purchase               COUNTRYWIDE  20060301     20051031  20060101  20351201    739        80           0
   969  Purchase               COUNTRYWIDE  20060301     20051025  20051201  20351101    727        80          12
   970  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    728        80          12
   971  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    717        80           0
   972  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    777        80           0
   973  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101      0     50.86           0
   974  Refinance - Cashout    COUNTRYWIDE  20060301     20051027  20051201  20351101    675        80           0
   975  Refinance - Cashout    COUNTRYWIDE  20060301     20051024  20051201  20351101    623        80           0
   976  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    758        80           0
   977  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    710        80           0
   978  Purchase               COUNTRYWIDE  20060301     20051025  20051201  20351101    649        80           0
   979  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    716        80           0
   980  Refinance - Rate Term  COUNTRYWIDE  20060301     20051025  20051201  20351101    761     79.07          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   946  New York                 10016    6.625   6.375     6.625       0.25          4        356        360         0         0
   947  Maine                     4071    5.625   5.375     5.625       0.25          4        356        360         0         0
   948  Illinois                 60610    6.375   6.125     6.375       0.25          3        357        360        81        84
   949  California-Northern      95111    7.875   7.625     7.875       0.25          3        357        360        81        84
   950  Colorado                 80134        7    6.75         7       0.25          3        357        360        81        84
   951  Idaho                    83340    6.125   5.875     6.125       0.25          3        357        360        81        84
   952  California-Southern      90732    5.875   5.625     5.875       0.25          3        357        360        81        84
   953  Connecticut               6906    5.875   5.625     5.875       0.25          3        357        360        81        84
   954  North Carolina           28445     7.75     7.5      7.75       0.25          3        357        360        81        84
   955  California-Southern      92782        6    5.75         6       0.25          4        356        360        80        84
   956  California-Southern      91722      6.5    6.25       6.5       0.25          4        356        360         0         0
   957  New York                 10280    5.875   5.625     5.875       0.25          3        357        360        81        84
   958  New Jersey                8527    6.125   5.875     6.125       0.25          4        356        360        80        84
   959  Indiana                  46033      7.5    7.25       7.5       0.25          4        356        360        80        84
   960  California-Northern      94110    6.625   6.375     6.625       0.25          3        357        360        81        84
   961  New Jersey                7670     6.25       6      6.25       0.25          3        357        360         0         0
   962  Pennsylvania             19460     5.75     5.5      5.75       0.25          3        357        360         0         0
   963  New Jersey                8530     7.25       7      7.25       0.25          3        357        360        81        84
   964  California-Southern      92130     6.75     6.5      6.75       0.25          3        357        360        81        84
   965  New Jersey                8260        6    5.75         6       0.25          4        356        360         0         0
   966  New Jersey                7079      5.5    5.25       5.5       0.25          4        356        360        80        84
   967  California-Southern      92116    6.625   6.375     6.625       0.25          4        356        360        80        84
   968  California-Southern      93117    6.625   6.375     6.625       0.25          3        357        360        81        84
   969  Rhode Island              2840     6.75     6.5      6.75       0.25          4        356        360        80        84
   970  California-Southern      92024        6    5.75         6       0.25          3        357        360        81        84
   971  California-Northern      95330     7.25       7      7.25       0.25          4        356        360        80        84
   972  South Carolina           29439      6.5    6.25       6.5       0.25          3        357        360        81        84
   973  California-Northern      94566    6.125   5.875     6.125       0.25          4        356        360        80        84
   974  California-Southern      91913    6.375   6.125     6.375       0.25          4        356        360        80        84
   975  California-Southern      92139    6.125   5.875     6.125       0.25          4        356        360        80        84
   976  California-Southern      93111      6.5    6.25       6.5       0.25          4        356        360        80        84
   977  California-Northern      94086    6.625   6.375     6.625       0.25          4        356        360        80        84
   978  California-Southern      91913        8    7.75         8       0.25          4        356        360        80        84
   979  New York                 11421    6.875   6.625     6.875       0.25          3        357        360        81        84
   980  California-Northern      94044        6    5.75         6       0.25          4        356        360        80        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   946       360        356
   947       360        356
   948       360        357
   949       360        357
   950       360        357
   951       360        357
   952       360        357
   953       360        357
   954       360        357
   955       360        356
   956       360        356
   957       360        357
   958       360        356
   959       360        356
   960       360        357
   961       360        357
   962       360        357
   963       360        357
   964       360        357
   965       360        356
   966       360        356
   967       360        356
   968       360        357
   969       360        356
   970       360        357
   971       360        356
   972       360        357
   973       360        356
   974       360        356
   975       360        356
   976       360        356
   977       360        356
   978       360        356
   979       360        357
   980       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
   981    20121101    2.25   11.125     2.25         5           2         5          80          12      468000    468000
   982    20121101    2.25   11.875     2.25         5           2         5          80          12     1396500   1396500
   983    20121101    2.25   12.375     2.25         5           2         5          80          12      440000    440000
   984    20121101    2.25   11.875     2.25         5           2         5          80          12      870000    870000
   985    20121101    2.25       11     2.25         5           2         5          80          12      456000    456000
   986    20121101    2.25    11.25     2.25         5           2         5          80          12  1495707.95   1500000
   987    20121101    2.25    11.25     2.25         5           2         5          80          12      411500    411500
   988    20121101    2.25    10.75     2.25         5           2         5          80          12      741500    741500
   989    20121101    2.25    11.75     2.25         5           2         5          80          12     1000000   1000000
   990    20121101    2.25    10.75     2.25         5           2         5          80          12   677859.87    680000
   991    20121101    2.25       11     2.25         5           2         5          80          12     1146250   1146250
   992    20121101    2.25   11.375     2.25         5           2         5          80          12      406000    406000
   993    20121101    2.25    10.75     2.25         5           2         5          80          12   522984.03    525000
   994    20121101    2.25    11.75     2.25         5           2         5          80          12      464300    465600
   995    20121101    2.25     10.5     2.25         5           2         5          80          12   446920.84    448400
   996    20121101    2.25   11.375     2.25         5           2         5          80          12      523192    523192
   997    20121101    2.25   11.375     2.25         5           2         5          80          12      502708    502708
   998    20121101    2.25    11.25     2.25         5           2         5          80          12      548000    548000
   999    20121101    2.25       12     2.25         5           2         5          80          12      420000    420000
  1000    20121101    2.25   11.375     2.25         5           2         5          80          12    463999.4    464000
  1001    20121101    2.25    10.75     2.25         5           2         5          80          12      406400    406400
  1002    20121101    2.25    11.25     2.25         5           2         5          80          12   560696.52    561000
  1003    20121101    2.25   11.375     2.25         5           2         5          80          12      447111    447111
  1004    20121101    2.25    12.25     2.25         5           2         5          80          12      624000    624000
  1005    20121101    2.25    10.75     2.25         5           2         5          80          12     1100000   1100000
  1006    20121101    2.25   11.375     2.25         5           2         5          80          12      410000    410000
  1007    20121101    2.25    11.25     2.25         5           2         5          80          12   439999.81    440000
  1008    20121201    2.25       11     2.25         5           2         5          81          12      862500    862500
  1009    20121101    2.25   11.125     2.25         5           2         5          80          12    414704.4    416000
  1010    20121201    2.25    11.25     2.25         5           2         5          81          12      596000    596000
  1011    20121101    2.25   11.375     2.25         5           2         5          80          12      440000    440000
  1012    20121201    2.25   10.625     2.25         5           2         5          81          12     1299500   1300000
  1013    20121201    2.25   11.375     2.25         5           2         5          81          12      560000    560000
  1014    20121201    2.25   11.375     2.25         5           2         5          81          12      536000    536000
  1015    20121101    2.25    11.75     2.25         5           2         5          80          12      480000    480000
  1016    20121101    2.25    11.25     2.25         5           2         5          80          12      579852    579852

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
   981  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   982  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   983  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   984  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
   985  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   986  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   987  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   988  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
   989  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   990  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
   991  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
   992  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
   993  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   994  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
   995  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
   996  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   997  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   998  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
   999  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
  1000  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1001  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1002  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1003  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1004  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1005  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1006  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1007  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1008  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1009  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1010  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1011  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1012  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1013  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1014  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1015  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1016  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
   981  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   982  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   983  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   984  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   3 Family
   985  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
   986  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   987  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   988  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   989  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   990  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   991  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
   992  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   993  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   994  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   995  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   996  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   997  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
   998  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
   999  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1000  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1001  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1002  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1003  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1004  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1005  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1006  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1007  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1008  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1009  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1010  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1011  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1012  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1013  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1014  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1015  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1016  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
   981  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    766        80           0
   982  Purchase               COUNTRYWIDE  20060301     20051028  20051201  20351101    692        70           0
   983  Purchase               COUNTRYWIDE  20060301     20051007  20051201  20351101    627        80           0
   984  Purchase               COUNTRYWIDE  20060301     20051110  20051201  20351101    624        75           0
   985  Refinance - Cashout    COUNTRYWIDE  20060301     20051022  20051201  20351101    701        80           0
   986  Refinance - Rate Term  COUNTRYWIDE  20060301     20051027  20051201  20351101    680     71.43           0
   987  Refinance - Rate Term  COUNTRYWIDE  20060301     20051026  20051201  20351101    678     62.82          36
   988  Refinance - Rate Term  COUNTRYWIDE  20060301     20051018  20051201  20351101    751     47.84           0
   989  Purchase               COUNTRYWIDE  20060301     20051101  20051201  20351101    666     68.97          12
   990  Refinance - Rate Term  COUNTRYWIDE  20060301     20051103  20051201  20351101    663        80           0
   991  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    780        70           0
   992  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    627     67.67          12
   993  Refinance - Rate Term  COUNTRYWIDE  20060301     20051027  20051201  20351101    689     61.05           0
   994  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    783        80           0
   995  Purchase               COUNTRYWIDE  20060301     20051101  20051201  20351101    725        80           0
   996  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    738        80           0
   997  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    723        80           0
   998  Refinance - Rate Term  COUNTRYWIDE  20060301     20051026  20051201  20351101    634        80           0
   999  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    800        80           0
  1000  Refinance - Rate Term  COUNTRYWIDE  20060301     20051024  20051201  20351101    689        80           0
  1001  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    688        80           0
  1002  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    639      74.8          12
  1003  Purchase               COUNTRYWIDE  20060301     20051028  20051201  20351101    712        80           0
  1004  Purchase               COUNTRYWIDE  20060301     20051102  20051201  20351101    707        80           0
  1005  Refinance - Cashout    COUNTRYWIDE  20060301     20051017  20051201  20351101    762     68.75           0
  1006  Refinance - Rate Term  COUNTRYWIDE  20060301     20051024  20051201  20351101    664     77.36          12
  1007  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    664     65.67           0
  1008  Refinance - Cashout    COUNTRYWIDE  20060301     20051103  20060101  20351201    680        75           0
  1009  Refinance - Cashout    COUNTRYWIDE  20060301     20051028  20051201  20351101    661        80           0
  1010  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    776     56.76           0
  1011  Purchase               COUNTRYWIDE  20060301     20051102  20051201  20351101    664        80          12
  1012  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    700     79.27          12
  1013  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    683        80           0
  1014  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    683        80           0
  1015  Refinance - Cashout    COUNTRYWIDE  20060301     20051020  20051201  20351101    673        80          12
  1016  Refinance - Rate Term  COUNTRYWIDE  20060301     20051027  20051201  20351101    684     79.98          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
   981  California-Southern      92054    6.125   5.875     6.125       0.25          4        356        360        80        84
   982  California-Southern      90210    6.875   6.625     6.875       0.25          4        356        360        80        84
   983  Colorado                 80212    7.375   7.125     7.375       0.25          4        356        360        80        84
   984  Massachusetts             2134    6.875   6.625     6.875       0.25          4        356        360        80        84
   985  California-Northern      95648        6    5.75         6       0.25          4        356        360        80        84
   986  California-Southern      91202     6.25       6      6.25       0.25          4        356        360         0         0
   987  California-Southern      92653     6.25       6      6.25       0.25          4        356        360        80        84
   988  California-Southern      92101     5.75     5.5      5.75       0.25          4        356        360        80        84
   989  California-Southern      90405     6.75     6.5      6.75       0.25          4        356        360        80        84
   990  Massachusetts             2116     5.75     5.5      5.75       0.25          4        356        360         0         0
   991  Nevada                   89109        6    5.75         6       0.25          4        356        360        80        84
   992  California-Southern      90039    6.375   6.125     6.375       0.25          4        356        360        80        84
   993  Washington               98077     5.75     5.5      5.75       0.25          4        356        360         0         0
   994  Massachusetts             2062     6.75     6.5      6.75       0.25          4        356        360        80        84
   995  Massachusetts             2038      5.5    5.25       5.5       0.25          4        356        360         0         0
   996  California-Southern      92882    6.375   6.125     6.375       0.25          4        356        360        80        84
   997  California-Southern      92882    6.375   6.125     6.375       0.25          4        356        360        80        84
   998  New York                 11416     6.25       6      6.25       0.25          4        356        360        80        84
   999  Connecticut               6877        7    6.75         7       0.25          4        356        360        80        84
  1000  California-Southern      91915    6.375   6.125     6.375       0.25          4        356        360        80        84
  1001  California-Southern      91913     5.75     5.5      5.75       0.25          4        356        360        80        84
  1002  California-Southern      91914     6.25       6      6.25       0.25          4        356        360        80        84
  1003  California-Northern      94513    6.375   6.125     6.375       0.25          4        356        360        80        84
  1004  Massachusetts             2134     7.25       7      7.25       0.25          4        356        360        80        84
  1005  California-Southern      91311     5.75     5.5      5.75       0.25          4        356        360        80        84
  1006  California-Southern      92804    6.375   6.125     6.375       0.25          4        356        360        80        84
  1007  California-Southern      91381     6.25       6      6.25       0.25          4        356        360        80        84
  1008  Illinois                 60657        6    5.75         6       0.25          3        357        360        81        84
  1009  Massachusetts             1834    6.125   5.875     6.125       0.25          4        356        360         0         0
  1010  California-Northern      94022     6.25       6      6.25       0.25          3        357        360        81        84
  1011  California-Southern      90292    6.375   6.125     6.375       0.25          4        356        360        80        84
  1012  California-Southern      91604    5.625   5.375     5.625       0.25          3        357        360        81        84
  1013  Illinois                 60657    6.375   6.125     6.375       0.25          3        357        360        81        84
  1014  Illinois                 60614    6.375   6.125     6.375       0.25          3        357        360        81        84
  1015  California-Southern      90815     6.75     6.5      6.75       0.25          4        356        360        80        84
  1016  California-Northern      95136     6.25       6      6.25       0.25          4        356        360        80        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
   981       360        356
   982       360        356
   983       360        356
   984       360        356
   985       360        356
   986       360        356
   987       360        356
   988       360        356
   989       360        356
   990       360        356
   991       360        356
   992       360        356
   993       360        356
   994       360        356
   995       360        356
   996       360        356
   997       360        356
   998       360        356
   999       360        356
  1000       360        356
  1001       360        356
  1002       360        356
  1003       360        356
  1004       360        356
  1005       360        356
  1006       360        356
  1007       360        356
  1008       360        357
  1009       360        356
  1010       360        357
  1011       360        356
  1012       360        357
  1013       360        357
  1014       360        357
  1015       360        356
  1016       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1017    20121101    2.25   11.875     2.25         5           2         5          80          12      739991    740000
  1018    20121101    2.25     11.5     2.25         5           2         5          80          12      428000    428000
  1019    20121101    2.25     11.5     2.25         5           2         5          80          12      479192    479192
  1020    20121201    2.25     11.5     2.25         5           2         5          81          12      560000    560000
  1021    20121101    2.25       12     2.25         5           2         5          80          12   499996.17    500000
  1022    20121101    2.25    11.25     2.25         5           2         5          80          12      471200    471200
  1023    20121201    2.25   10.875     2.25         5           2         5          81          12      544000    544000
  1024    20121101    2.25   11.625     2.25         5           2         5          80          12      432000    432000
  1025    20121201    2.25    11.75     2.25         5           2         5          81          12     1200000   1200000
  1026    20121101    2.25   11.375     2.25         5           2         5          80          12      600000    600000
  1027    20121201    2.25     11.5     2.25         5           2         5          81          12      711200    711200
  1028    20121101    2.25   10.375     2.25         5           2         5          80          12     4999000   5000000
  1029    20121101    2.25     10.5     2.25         5           2         5          80          12   999483.99   1000000
  1030    20121101    2.25   10.875     2.25         5           2         5          80          12   478524.66    480000
  1031    20121101    2.25    11.75     2.25         5           2         5          80          12      507500    507500
  1032    20121101    2.25   11.375     2.25         5           2         5          80          12      875000    875000
  1033    20121101    2.25   11.375     2.25         5           2         5          80          12      550000    550000
  1034    20121201    2.25    11.25     2.25         5           2         5          81          12     1320000   1320000
  1035    20121101    2.25    10.75     2.25         5           2         5          80          12      515000    515000
  1036    20121201    2.25   10.875     2.25         5           2         5          81          12     1500000   1500000
  1037    20121101    2.25   11.625     2.25         5           2         5          80          12      650000    650000
  1038    20121101    2.25       11     2.25         5           2         5          80          12      412000    412000
  1039    20121101    2.25   11.125     2.25         5           2         5          80          12   459708.68    460000
  1040    20121201    2.25     10.5     2.25         5           2         5          81          12   419078.38    420000
  1041    20121101    2.25     11.5     2.25         5           2         5          80          12      460000    460000
  1042    20121101    2.25    11.25     2.25         5           2         5          80          12      612000    612000
  1043    20121101    2.25   11.125     2.25         5           2         5          80          12      412000    412000
  1044    20121101    2.25    11.75     2.25         5           2         5          80          12      468000    468000
  1045    20121101    2.25    10.75     2.25         5           2         5          80          12   550679.46    550680
  1046    20121101    2.25    12.75     2.25         5           2         5          80          12      560000    560000
  1047    20121101    2.25   10.625     2.25         5           2         5          80          12      900000    900000
  1048    20121101    2.25   11.625     2.25         5           2         5          80          12     1000000   1000000
  1049    20121201    2.25     10.5     2.25         5           2         5          81          12   486929.27    488000
  1050    20121201    2.25   12.125     2.25         5           2         5          81          12  1147394.42   1150000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1017  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1018  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1019  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1020  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1021  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1022  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1023  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1024  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1025  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
  1026  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1027  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1028  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1029  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1030  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
  1031  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1032  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1033  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1034  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1035  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1036  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1037  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1038  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1039  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1040  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien
  1041  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1042  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1043  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1044  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1045  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1046  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1047  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1048  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1049  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
  1050  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1017  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1018  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1019  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1020  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1021  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1022  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1023  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1024  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1025  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1026  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1027  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1028  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1029  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1030  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1031  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1032  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1033  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1034  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1035  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1036  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1037  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1038  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1039  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1040  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1041  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1042  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1043  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1044  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1045  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1046  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1047  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1048  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1049  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1050  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   3 Family

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1017  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    735        80           0
  1018  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    670        80          12
  1019  Purchase               COUNTRYWIDE  20060301     20051007  20051201  20351101    745        80          12
  1020  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    651     72.73           0
  1021  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    726        80           0
  1022  Purchase               COUNTRYWIDE  20060301     20051017  20051201  20351101    693        80           0
  1023  Refinance - Cashout    COUNTRYWIDE  20060301     20051104  20060101  20351201    683        80           0
  1024  Purchase               COUNTRYWIDE  20060301     20051028  20051201  20351101    730        80           0
  1025  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    682     72.73           0
  1026  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    708        80           0
  1027  Purchase               COUNTRYWIDE  20060301     20051031  20060101  20351201    798        80           0
  1028  Purchase               COUNTRYWIDE  20060301     20050929  20051201  20351101    726      62.5           0
  1029  Purchase               COUNTRYWIDE  20060301     20051013  20051201  20351101    675     78.71           0
  1030  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    627     73.85           0
  1031  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    688        70           0
  1032  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    688     71.55          12
  1033  Refinance - Cashout    COUNTRYWIDE  20060301     20051018  20051201  20351101    663     39.29          36
  1034  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    781        80           0
  1035  Refinance - Rate Term  COUNTRYWIDE  20060301     20051028  20051201  20351101    644     75.18           0
  1036  Refinance - Rate Term  COUNTRYWIDE  20060301     20051028  20060101  20351201    735     44.12          12
  1037  Refinance - Rate Term  COUNTRYWIDE  20060301     20051026  20051201  20351101    716     78.79           0
  1038  Refinance - Cashout    COUNTRYWIDE  20060301     20051011  20051201  20351101    714        80           0
  1039  Refinance - Cashout    COUNTRYWIDE  20060301     20051022  20051201  20351101    700        80           0
  1040  Purchase               COUNTRYWIDE  20060301     20051104  20060101  20351201    651        80           0
  1041  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    707        80           0
  1042  Refinance - Cashout    COUNTRYWIDE  20060301     20051019  20051201  20351101    629        80           0
  1043  Purchase               COUNTRYWIDE  20060301     20051010  20051201  20351101    720        80           0
  1044  Purchase               COUNTRYWIDE  20060301     20051017  20051201  20351101    729     79.94           0
  1045  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    644        80           0
  1046  Purchase               COUNTRYWIDE  20060301     20051031  20051201  20351101    619        80           0
  1047  Refinance - Rate Term  COUNTRYWIDE  20060301     20051026  20051201  20351101    716     69.23          60
  1048  Refinance - Rate Term  COUNTRYWIDE  20060301     20051027  20051201  20351101    711     46.51           0
  1049  Purchase               COUNTRYWIDE  20060301     20051102  20060101  20351201    745        80           0
  1050  Purchase               COUNTRYWIDE  20060301     20051103  20060101  20351201    697     74.19           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1017  California-Southern      90292    6.875   6.625     6.875       0.25          4        356        360        80        84
  1018  California-Southern      93030      6.5    6.25       6.5       0.25          4        356        360        80        84
  1019  California-Southern      92336      6.5    6.25       6.5       0.25          4        356        360        80        84
  1020  California-Northern      95060      6.5    6.25       6.5       0.25          3        357        360        81        84
  1021  California-Southern      90715        7    6.75         7       0.25          4        356        360        80        84
  1022  California-Southern      93033     6.25       6      6.25       0.25          4        356        360        80        84
  1023  California-Southern      93030    5.875   5.625     5.875       0.25          3        357        360        81        84
  1024  New Jersey                7661    6.625   6.375     6.625       0.25          4        356        360        80        84
  1025  Vermont                   5672     6.75     6.5      6.75       0.25          3        357        360        81        84
  1026  California-Southern      91501    6.375   6.125     6.375       0.25          4        356        360        80        84
  1027  California-Southern      92860      6.5    6.25       6.5       0.25          3        357        360        81        84
  1028  California-Southern      93108    5.375   5.125     5.375       0.25          4        356        360        80        84
  1029  California-Southern      93012      5.5    5.25       5.5       0.25          4        356        360        80        84
  1030  Colorado                 80134    5.875   5.625     5.875       0.25          4        356        360         0         0
  1031  California-Southern      92122     6.75     6.5      6.75       0.25          4        356        360        80        84
  1032  Florida                  32459    6.375   6.125     6.375       0.25          4        356        360        80        84
  1033  California-Southern      92590    6.375   6.125     6.375       0.25          4        356        360        80        84
  1034  Massachusetts             2554     6.25       6      6.25       0.25          3        357        360        81        84
  1035  Illinois                 60062     5.75     5.5      5.75       0.25          4        356        360        80        84
  1036  Massachusetts             2738    5.875   5.625     5.875       0.25          3        357        360        81        84
  1037  California-Southern      90755    6.625   6.375     6.625       0.25          4        356        360        80        84
  1038  Massachusetts             2330        6    5.75         6       0.25          4        356        360        80        84
  1039  Maryland                 20721    6.125   5.875     6.125       0.25          4        356        360        80        84
  1040  Florida                  34711      5.5    5.25       5.5       0.25          3        357        360         0         0
  1041  California-Southern      93063      6.5    6.25       6.5       0.25          4        356        360        80        84
  1042  California-Southern      92886     6.25       6      6.25       0.25          4        356        360        80        84
  1043  California-Southern      93257    6.125   5.875     6.125       0.25          4        356        360        80        84
  1044  California-Northern      95624     6.75     6.5      6.75       0.25          4        356        360        80        84
  1045  New Jersey                8872     5.75     5.5      5.75       0.25          4        356        360        80        84
  1046  New Jersey                8226     7.75     7.5      7.75       0.25          4        356        360        80        84
  1047  Ohio                     44236    5.625   5.375     5.625       0.25          4        356        360        80        84
  1048  California-Southern      90210    6.625   6.375     6.625       0.25          4        356        360        80        84
  1049  New York                 11021      5.5    5.25       5.5       0.25          3        357        360         0         0
  1050  New York                 10027    7.125   6.875     7.125       0.25          3        357        360         0         0

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1017       360        356
  1018       360        356
  1019       360        356
  1020       360        357
  1021       360        356
  1022       360        356
  1023       360        357
  1024       360        356
  1025       360        357
  1026       360        356
  1027       360        357
  1028       360        356
  1029       360        356
  1030       360        356
  1031       360        356
  1032       360        356
  1033       360        356
  1034       360        357
  1035       360        356
  1036       360        357
  1037       360        356
  1038       360        356
  1039       360        356
  1040       360        357
  1041       360        356
  1042       360        356
  1043       360        356
  1044       360        356
  1045       360        356
  1046       360        356
  1047       360        356
  1048       360        356
  1049       360        357
  1050       360        357

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1051    20121101    2.25    11.25     2.25         5           2         5          80          12   431976.76    432000
  1052    20121101    2.25       11     2.25         5           2         5          80          12   483999.99    484000
  1053    20121201    2.25    10.75     2.25         5           2         5          81          12     1995000   1995000
  1054    20121101    2.25    11.75     2.25         5           2         5          80          12     2800000   2800000
  1055    20121101    2.25     10.5     2.25         5           2         5          80          12      568000    568000
  1056    20121201    2.25    11.25     2.25         5           2         5          81          12     2100000   2100000
  1057    20121101    2.25     11.5     2.25         5           2         5          80          12      432000    432000
  1058    20121101    2.25       11     2.25         5           2         5          80          12      588000    588000
  1059    20121101    2.25   10.625     2.25         5           2         5          80          12   382015.07    383250
  1060    20121201    2.25   11.125     2.25         5           2         5          81          12      500000    500000
  1061    20121101    2.25    11.75     2.25         5           2         5          80          12      410000    410000
  1062    20121101    2.25   10.625     2.25         5           2         5          80          12      672000    672000
  1063    20121201    2.25   11.125     2.25         5           2         5          81          12      555000    555000
  1064    20121201    2.25   11.625     2.25         5           2         5          81          12      621887    621887
  1065    20121101    2.25    11.75     2.25         5           2         5          80          12      650000    650000
  1066    20121201    2.25   11.125     2.25         5           2         5          81          12  1636803.91   1640000
  1067    20121101    2.25   10.875     2.25         5           2         5          80          12     1000000   1000000
  1068    20121101    2.25       11     2.25         5           2         5          80          12      635000    635000
  1069    20121101    2.25   10.875     2.25         5           2         5          80          12      670000    670000
  1070    20121201    2.25       11     2.25         5           2         5          81          12      428400    428400
  1071    20121201    2.25    11.25     2.25         5           2         5          81          12      754700    754700
  1072    20121101    2.25       11     2.25         5           2         5          80          12      532000    532000
  1073    20121101    2.25   11.875     2.25         5           2         5          80          12      544500    650000
  1074    20121101    2.25     11.5     2.25         5           2         5          80          12      899850    899850
  1075    20121101    2.25   11.625     2.25         5           2         5          80          12      607200    607200
  1076    20121201    2.25   10.875     2.25         5           2         5          81          12      542452    542452
  1077    20121101    2.25       12     2.25         5           2         5          80          12      415920    415920
  1078    20121101    2.25   10.875     2.25         5           2         5          80          12      591444    591444
  1079    20121101    2.25   10.875     2.25         5           2         5          80          12      531650    531850
  1080    20121101    2.25    10.75     2.25         5           2         5          80          12      403700    404000
  1081    20121101    2.25       11     2.25         5           2         5          80          12      427651    427651
  1082    20121201    2.25    11.75     2.25         5           2         5          81          12     1500000   1500000
  1083    20121101    2.25   11.625     2.25         5           2         5          80          12      420030    420030
  1084    20121101    2.25       11     2.25         5           2         5          80          12      936000    936000
  1085    20121101    2.25       11     2.25         5           2         5          80          12      595000    595000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1051  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1052  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1053  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1054  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1055  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1056  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1057  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1058  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1059  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1060  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
  1061  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1062  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1063  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1064  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
  1065  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1066  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
  1067  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1068  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1069  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1070  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1071  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1072  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1073  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1074  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1075  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1076  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1077  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1078  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1079  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1080  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1081  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1082  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1083  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1084  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1085  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1051  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1052  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1053  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1054  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1055  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1056  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Co-op
  1057  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1058  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1059  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1060  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1061  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1062  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1063  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 7 Year/1 Year   Condo
  1064  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1065  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1066  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1067  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1068  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1069  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1070  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1071  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1072  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1073  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Co-op
  1074  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1075  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1076  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1077  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1078  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1079  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1080  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1081  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1082  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1083  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1084  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1085  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1051  Refinance - Cashout    COUNTRYWIDE  20060301     20051027  20051201  20351101    774        80           0
  1052  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    794        80           0
  1053  Refinance - Cashout    COUNTRYWIDE  20060301     20051102  20060101  20351201    683     78.24          12
  1054  Purchase               COUNTRYWIDE  20060301     20051014  20051201  20351101    738        70           0
  1055  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    698        80          12
  1056  Refinance - Cashout    COUNTRYWIDE  20060301     20051031  20060101  20351201    660        30           0
  1057  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    728        80           0
  1058  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    672        80           0
  1059  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    775     79.31           0
  1060  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    782     38.46           0
  1061  Purchase               COUNTRYWIDE  20060301     20051027  20051201  20351101    737        80          12
  1062  Refinance - Rate Term  COUNTRYWIDE  20060301     20051017  20051201  20351101    694        80          12
  1063  Refinance - Rate Term  COUNTRYWIDE  20060301     20051102  20060101  20351201    677     80.79          12
  1064  Purchase               COUNTRYWIDE  20060301     20051107  20060101  20351201    804        80           0
  1065  Refinance - Cashout    COUNTRYWIDE  20060301     20051026  20051201  20351101    665     72.22           0
  1066  Refinance - Rate Term  COUNTRYWIDE  20060301     20051107  20060101  20351201    674     43.73           0
  1067  Refinance - Rate Term  COUNTRYWIDE  20060301     20051013  20051201  20351101    674     68.49          12
  1068  Refinance - Cashout    COUNTRYWIDE  20060301     20051024  20051201  20351101    618     65.13          36
  1069  Refinance - Rate Term  COUNTRYWIDE  20060301     20051018  20051201  20351101    688     72.67           0
  1070  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    664        80           0
  1071  Purchase               COUNTRYWIDE  20060301     20050927  20060101  20351201    697        80           0
  1072  Refinance - Cashout    COUNTRYWIDE  20060301     20051024  20051201  20351101    729        80           0
  1073  Purchase               COUNTRYWIDE  20060301     20051007  20051201  20351101    767     65.07           0
  1074  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    660        75           0
  1075  Purchase               COUNTRYWIDE  20060301     20051014  20051201  20351101    739        80           0
  1076  Purchase               COUNTRYWIDE  20060301     20051025  20060101  20351201    634        80           0
  1077  Purchase               COUNTRYWIDE  20060301     20051010  20051201  20351101    713        80           0
  1078  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    675        80          12
  1079  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    627        80           0
  1080  Refinance - Rate Term  COUNTRYWIDE  20060301     20051020  20051201  20351101    687     75.51           0
  1081  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    750        80          12
  1082  Purchase               COUNTRYWIDE  20060301     20051101  20060101  20351201    718     55.69           0
  1083  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    750        80           0
  1084  Refinance - Cashout    COUNTRYWIDE  20060301     20051024  20051201  20351101    684        80          36
  1085  Refinance - Cashout    COUNTRYWIDE  20060301     20051018  20051201  20351101    739     79.87           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1051  California-Southern      91343     6.25       6      6.25       0.25          4        356        360        80        84
  1052  California-Southern      92007        6    5.75         6       0.25          4        356        360        80        84
  1053  Connecticut               6880     5.75     5.5      5.75       0.25          3        357        360        81        84
  1054  California-Southern      90049     6.75     6.5      6.75       0.25          4        356        360        80        84
  1055  Connecticut               6825      5.5    5.25       5.5       0.25          4        356        360        80        84
  1056  New York                 10003     6.25       6      6.25       0.25          3        357        360        81        84
  1057  New Jersey                7666      6.5    6.25       6.5       0.25          4        356        360        80        84
  1058  California-Southern      90804        6    5.75         6       0.25          4        356        360        80        84
  1059  California-Southern      92128    5.625   5.375     5.625       0.25          4        356        360         0         0
  1060  California-Southern      92103    6.125   5.875     6.125       0.25          3        357        360        81        84
  1061  California-Southern      92122     6.75     6.5      6.75       0.25          4        356        360        80        84
  1062  California-Southern      92037    5.625   5.375     5.625       0.25          4        356        360        80        84
  1063  California-Southern      91915    6.125   5.875     6.125       0.25          3        357        360        81        84
  1064  California-Northern      94559    6.625   6.375     6.625       0.25          3        357        360        81        84
  1065  New Jersey                7869     6.75     6.5      6.75       0.25          4        356        360        80        84
  1066  California-Northern      94118    6.125   5.875     6.125       0.25          3        357        360         0         0
  1067  California-Southern      92075    5.875   5.625     5.875       0.25          4        356        360        80        84
  1068  California-Southern      91914        6    5.75         6       0.25          4        356        360        80        84
  1069  New York                 10960    5.875   5.625     5.875       0.25          4        356        360        80        84
  1070  Arizona                  86303        6    5.75         6       0.25          3        357        360        81        84
  1071  Arizona                  85086     6.25       6      6.25       0.25          3        357        360        81        84
  1072  California-Northern      95762        6    5.75         6       0.25          4        356        360        80        84
  1073  New York                 10011    6.875   6.625     6.875       0.25          4        356        360        80        84
  1074  Nevada                   89511      6.5    6.25       6.5       0.25          4        356        360        80        84
  1075  California-Southern      90012    6.625   6.375     6.625       0.25          4        356        360        80        84
  1076  California-Southern      91915    5.875   5.625     5.875       0.25          3        357        360        81        84
  1077  California-Southern      90013        7    6.75         7       0.25          4        356        360        80        84
  1078  California-Southern      92253    5.875   5.625     5.875       0.25          4        356        360        80        84
  1079  Nevada                   89502    5.875   5.625     5.875       0.25          4        356        360        80        84
  1080  California-Southern      93065     5.75     5.5      5.75       0.25          4        356        360        80        84
  1081  California-Southern      92562        6    5.75         6       0.25          4        356        360        80        84
  1082  California-Southern      92657     6.75     6.5      6.75       0.25          3        357        360        81        84
  1083  Virginia                 22405    6.625   6.375     6.625       0.25          4        356        360        80        84
  1084  California-Southern      92029        6    5.75         6       0.25          4        356        360        80        84
  1085  Washington               98105        6    5.75         6       0.25          4        356        360        80        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1051       360        356
  1052       360        356
  1053       360        357
  1054       360        356
  1055       360        356
  1056       360        357
  1057       360        356
  1058       360        356
  1059       360        356
  1060       360        357
  1061       360        356
  1062       360        356
  1063       360        357
  1064       360        357
  1065       360        356
  1066       360        357
  1067       360        356
  1068       360        356
  1069       360        356
  1070       360        357
  1071       360        357
  1072       360        356
  1073       360        356
  1074       360        356
  1075       360        356
  1076       360        357
  1077       360        356
  1078       360        356
  1079       360        356
  1080       360        356
  1081       360        356
  1082       360        357
  1083       360        356
  1084       360        356
  1085       360        356

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1086    20121101    2.25   11.875     2.25         5           2         5          80          12      640000    640000
  1087    20121101    2.25   11.625     2.25         5           2         5          80          12     1500000   1500000
  1088    20121101    2.25       11     2.25         5           2         5          80          12      465000    465000
  1089    20121001    2.25       11     2.25         5           2         5          79          12      640000    640000
  1090    20121101    2.25     11.5     2.25         5           2         5          80          12      405900    405900
  1091    20121101    2.25     11.5     2.25         5           2         5          80          12     1428000   1428000
  1092    20121101    2.25    11.25     2.25         5           2         5          80          12      466000    466000
  1093    20121101    2.25    11.25     2.25         5           2         5          80          12  1744992.61   1750000
  1094    20121101    2.25    11.25     2.25         5           2         5          80          12   493583.63    495000
  1095    20121101    2.25     11.5     2.25         5           2         5          80          12     1485000   1485000
  1096    20121101    2.25    11.25     2.25         5           2         5          80          12      516000    516000
  1097    20121101    2.25   11.375     2.25         5           2         5          80          12      466820    466820
  1098    20121101    2.25     11.5     2.25         5           2         5          80          12      560000    560000
  1099    20121001    2.25   10.625     2.25         5           2         5          79          12      416000    416000
  1100    20121001    2.25    11.25     2.25         5           2         5          79          12      880000    880000
  1101    20121101    2.25   12.625     2.25         5           2         5          80          12      461250    461250
  1102    20121101    2.25     10.5     2.25         5           2         5          80          12      543200    543200
  1103    20121101    2.25   10.625     2.25         5           2         5          80          12      395000    395000
  1104    20121001    2.25   10.875     2.25         5           2         5          79          12   649503.63    650000
  1105    20121101    2.25    10.75     2.25         5           2         5          80          12      565500    565500
  1106    20121001    2.25     11.5     2.25         5           2         5          79          12     1000000   1000000
  1107    20121001    2.25    10.75     2.25         5           2         5          79          12     1000000   1000000
  1108    20121101    2.25   11.375     2.25         5           2         5          80          12   528803.27    528804
  1109    20121101    2.25   11.125     2.25         5           2         5          80          12   411768.45    412000
  1110    20121101    2.25   11.625     2.25         5           2         5          80          12      500130    500130
  1111    20121201    2.25   11.375     2.25         5           2         5          81          12      553550    553650
  1112    20130101    2.25    11.25     2.25         5           2         5          82          12      700000    700000
  1113    20130101    2.25    11.25     2.25         5           2         5          82          12    599430.7    600000
  1114    20130101    2.25     11.5     2.25         5           2         5          82          12      520000    520000
  1115    20130101    2.25     11.5     2.25         5           2         5          82          12      464000    464000
  1116    20130101    2.25   11.875     2.25         5           2         5          82          12      432000    432000
  1117    20130101    2.25       13     2.25         5           2         5          82          12      508000    508000
  1118    20130101    2.25     11.5     2.25         5           2         5          82          12      988720    988720
  1119    20130101    2.25    12.25     2.25         5           2         5          82          12      843750    843750
  1120    20130101    2.25     11.5     2.25         5           2         5          82          12      440000    440000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1086  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1087  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1088  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1089  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1090  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1091  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1092  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1093  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1094  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Principal and Interest  1st Lien
  1095  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1096  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1097  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1098  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1099  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1100  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1101  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1102  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1103  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1104  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1105  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1106  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1107  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1108  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1109  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1110  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1111  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1112  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1113  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1114  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1115  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1116  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1117  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1118  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1119  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1120  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1086  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1087  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1088  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1089  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1090  Investment   COUNTRYWIDE      United Guaranty Insurance      ARM - 7 Year/1 Year   Single Family Residence
  1091  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1092  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1093  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1094  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1095  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1096  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1097  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1098  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1099  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1100  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   4 Family
  1101  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1102  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1103  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1104  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1105  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1106  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1107  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1108  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1109  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1110  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1111  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1112  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1113  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1114  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1115  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1116  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1117  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1118  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1119  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1120  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1086  Purchase               COUNTRYWIDE  20060301     20051012  20051201  20351101    739        80           0
  1087  Purchase               COUNTRYWIDE  20060301     20051021  20051201  20351101    767     75.54           0
  1088  Refinance - Cashout    COUNTRYWIDE  20060301     20051017  20051201  20351101    633        62           0
  1089  Refinance - Cashout    COUNTRYWIDE  20060301     20050928  20051101  20351001    648        80           0
  1090  Purchase               COUNTRYWIDE  20060301     20051011  20051201  20351101    700        90           0
  1091  Purchase               COUNTRYWIDE  20060301     20051014  20051201  20351101    642        80           0
  1092  Purchase               COUNTRYWIDE  20060301     20051026  20051201  20351101    733     75.73           0
  1093  Refinance - Rate Term  COUNTRYWIDE  20060301     20051007  20051201  20351101    801     30.97          36
  1094  Refinance - Cashout    COUNTRYWIDE  20060301     20051024  20051201  20351101    725        50           0
  1095  Refinance - Cashout    COUNTRYWIDE  20060301     20051013  20051201  20351101    780        55          12
  1096  Purchase               COUNTRYWIDE  20060301     20051004  20051201  20351101    696        80           0
  1097  Purchase               COUNTRYWIDE  20060301     20051020  20051201  20351101    710        80           0
  1098  Refinance - Cashout    COUNTRYWIDE  20060301     20051017  20051201  20351101    684     70.44           0
  1099  Refinance - Rate Term  COUNTRYWIDE  20060301     20050909  20051101  20351001    670        80           0
  1100  Purchase               COUNTRYWIDE  20060301     20050930  20051101  20351001    801        80           0
  1101  Refinance - Cashout    COUNTRYWIDE  20060301     20051005  20051201  20351101    688        75           0
  1102  Purchase               COUNTRYWIDE  20060301     20051014  20051201  20351101    682        80           0
  1103  Refinance - Cashout    COUNTRYWIDE  20060301     20051014  20051201  20351101    639     58.52           0
  1104  Purchase               COUNTRYWIDE  20060301     20050915  20051101  20351001    704     70.67           0
  1105  Refinance - Cashout    COUNTRYWIDE  20060301     20051012  20051201  20351101    760        75           0
  1106  Purchase               COUNTRYWIDE  20060301     20050909  20051101  20351001    686     71.43           0
  1107  Purchase               COUNTRYWIDE  20060301     20050929  20051101  20351001    676     72.73           0
  1108  Purchase               COUNTRYWIDE  20060301     20051024  20051201  20351101    785        80           0
  1109  Purchase               COUNTRYWIDE  20060301     20051019  20051201  20351101    694        80          12
  1110  Purchase               COUNTRYWIDE  20060301     20051025  20051201  20351101    765        80           0
  1111  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    693        80           0
  1112  Refinance - Rate Term  COUNTRYWIDE  20060301     20051208  20060201  20360101    716     46.67           0
  1113  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    781     63.26           0
  1114  Refinance - Rate Term  COUNTRYWIDE  20060301     20051206  20060201  20360101    759        80          12
  1115  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    700        80          12
  1116  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    679        80           0
  1117  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    652        80           0
  1118  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    640        80           0
  1119  Refinance - Cashout    COUNTRYWIDE  20060301     20051229  20060201  20360101    732        75           0
  1120  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    770        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1086  Hawaii                   96734    6.875   6.625     6.875       0.25          4        356        360        80        84
  1087  California-Northern      94582    6.625   6.375     6.625       0.25          4        356        360        80        84
  1088  California-Northern      94539        6    5.75         6       0.25          4        356        360        80        84
  1089  California-Southern      91042        6    5.75         6       0.25          5        355        360        79        84
  1090  California-Southern      92407      6.5    6.25       6.5       0.25          4        356        360        80        84
  1091  New Jersey                8226      6.5    6.25       6.5       0.25          4        356        360        80        84
  1092  New Jersey                7508     6.25       6      6.25       0.25          4        356        360        80        84
  1093  Wyoming                  83025     6.25       6      6.25       0.25          4        356        360         0         0
  1094  Massachusetts             2025     6.25       6      6.25       0.25          4        356        360         0         0
  1095  California-Southern      92657      6.5    6.25       6.5       0.25          4        356        360        80        84
  1096  California-Southern      90815     6.25       6      6.25       0.25          4        356        360        80        84
  1097  Virginia                 20171    6.375   6.125     6.375       0.25          4        356        360        80        84
  1098  Maryland                 20816      6.5    6.25       6.5       0.25          4        356        360        80        84
  1099  California-Southern      91739    5.625   5.375     5.625       0.25          5        355        360        79        84
  1100  Illinois                 60657     6.25       6      6.25       0.25          5        355        360        79        84
  1101  California-Southern      92867    7.625   7.375     7.625       0.25          4        356        360        80        84
  1102  New Jersey                7030      5.5    5.25       5.5       0.25          4        356        360        80        84
  1103  California-Southern      92630    5.625   5.375     5.625       0.25          4        356        360        80        84
  1104  Michigan                 48167    5.875   5.625     5.875       0.25          5        355        360        79        84
  1105  New Jersey                8226     5.75     5.5      5.75       0.25          4        356        360        80        84
  1106  California-Northern      94107      6.5    6.25       6.5       0.25          5        355        360        79        84
  1107  Utah                     84098     5.75     5.5      5.75       0.25          5        355        360        79        84
  1108  California-Southern      92882    6.375   6.125     6.375       0.25          4        356        360        80        84
  1109  California-Southern      91016    6.125   5.875     6.125       0.25          4        356        360        80        84
  1110  California-Southern      93030    6.625   6.375     6.625       0.25          4        356        360        80        84
  1111  Nevada                   89015    6.375   6.125     6.375       0.25          3        357        360        81        84
  1112  California-Northern      94114     6.25       6      6.25       0.25          2        358        360        82        84
  1113  Florida                  32259     6.25       6      6.25       0.25          2        358        360         0         0
  1114  California-Northern      95757      6.5    6.25       6.5       0.25          2        358        360        82        84
  1115  California-Northern      94531      6.5    6.25       6.5       0.25          2        358        360        82        84
  1116  California-Southern      91306    6.875   6.625     6.875       0.25          2        358        360        82        84
  1117  California-Southern      92869        8    7.75         8       0.25          2        358        360        82        84
  1118  California-Southern      92011      6.5    6.25       6.5       0.25          2        358        360        82        84
  1119  California-Southern      90045     7.25       7      7.25       0.25          2        358        360        82        84
  1120  California-Northern      94805      6.5    6.25       6.5       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1086       360        356
  1087       360        356
  1088       360        356
  1089       360        355
  1090       360        356
  1091       360        356
  1092       360        356
  1093       360        356
  1094       360        356
  1095       360        356
  1096       360        356
  1097       360        356
  1098       360        356
  1099       360        355
  1100       360        355
  1101       360        356
  1102       360        356
  1103       360        356
  1104       360        355
  1105       360        356
  1106       360        355
  1107       360        355
  1108       360        356
  1109       360        356
  1110       360        356
  1111       360        357
  1112       360        358
  1113       360        358
  1114       360        358
  1115       360        358
  1116       360        358
  1117       360        358
  1118       360        358
  1119       360        358
  1120       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1121    20130101    2.25   11.375     2.25         5           2         5          82          12      650000    650000
  1122    20130101    2.25     11.5     2.25         5           2         5          82          12      434200    434200
  1123    20130101    2.25   12.125     2.25         5           2         5          82          12      590440    590440
  1124    20130101    2.25    11.75     2.25         5           2         5          82          12      512000    512000
  1125    20130101    2.25       12     2.25         5           2         5          82          12      880000    880000
  1126    20130101    2.25   11.875     2.25         5           2         5          82          12   695989.88    700000
  1127    20130101    2.25   11.625     2.25         5           2         5          82          12   431618.86    432000
  1128    20130101    2.25    10.75     2.25         5           2         5          82          12    716451.2    717200
  1129    20130101    2.25    12.25     2.25         5           2         5          82          12      584000    584000
  1130    20130101    2.25   12.625     2.25         5           2         5          82          12      474400    474400
  1131    20130101    2.25   12.625     2.25         5           2         5          82          12      480000    480000
  1132    20130101    2.25   11.375     2.25         5           2         5          82          12      439100    439100
  1133    20130101    2.25     11.5     2.25         5           2         5          82          12      436000    436000
  1134    20130101    2.25    11.25     2.25         5           2         5          82          12      568000    568000
  1135    20130101    2.25    11.75     2.25         5           2         5          82          12      520000    520000
  1136    20130101    2.25    11.75     2.25         5           2         5          82          12      261900    261900
  1137    20130101    2.25   11.375     2.25         5           2         5          82          12      548000    548000
  1138    20130101    2.25   12.375     2.25         5           2         5          82          12      613440    613440
  1139    20130101    2.25   11.625     2.25         5           2         5          82          12      712500    712500
  1140    20130101    2.25   12.375     2.25         5           2         5          82          12      975000    975000
  1141    20130101    2.25   12.375     2.25         5           2         5          82          12     1000000   1000000
  1142    20130101    2.25   11.875     2.25         5           2         5          82          12      440000    440000
  1143    20130101    2.25   10.875     2.25         5           2         5          82          12      719250    719250
  1144    20130101    2.25       12     2.25         5           2         5          82          12      992820    992820
  1145    20130101    2.25   11.625     2.25         5           2         5          82          12      468000    468000
  1146    20130101    2.25   11.625     2.25         5           2         5          82          12      698200    698200
  1147    20130101    2.25   11.875     2.25         5           2         5          82          12      470384    470384
  1148    20130101    2.25       11     2.25         5           2         5          82          12      567200    567200
  1149    20130101    2.25   11.375     2.25         5           2         5          82          12      740000    740000
  1150    20130101    2.25    12.25     2.25         5           2         5          82          12   519999.67    520000
  1151    20130101    2.25     11.5     2.25         5           2         5          82          12      471960    471960
  1152    20130101    2.25   11.625     2.25         5           2         5          82          12      880000    880000
  1153    20130101    2.25   11.875     2.25         5           2         5          82          12      540000    540000
  1154    20130101    2.25   11.625     2.25         5           2         5          82          12      420000    420000
  1155    20130101    2.25   11.625     2.25         5           2         5          82          12      488000    488000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1121  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1122  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1123  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1124  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1125  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1126  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
  1127  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1128  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1129  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1130  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1131  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1132  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1133  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1134  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1135  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1136  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1137  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1138  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1139  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1140  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1141  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1142  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1143  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1144  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1145  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1146  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1147  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1148  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1149  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1150  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1151  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1152  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1153  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1154  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1155  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1121  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1122  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1123  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1124  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1125  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1126  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1127  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1128  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1129  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1130  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1131  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1132  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1133  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1134  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1135  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1136  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 7 Year/1 Year   Single Family Residence
  1137  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1138  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1139  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1140  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1141  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1142  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1143  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1144  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1145  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1146  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1147  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 7 Year/1 Year   PUD
  1148  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1149  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1150  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1151  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1152  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1153  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1154  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1155  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1121  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    728     76.47          12
  1122  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    801     39.47           0
  1123  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    713        80           0
  1124  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    668        80          12
  1125  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    678        80           0
  1126  Refinance - Cashout    COUNTRYWIDE  20060301     20051224  20060201  20360101    682        70          36
  1127  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    745        80          12
  1128  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    681        80           0
  1129  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    745        80           0
  1130  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    654        80           0
  1131  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    726        80          60
  1132  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    741        80          60
  1133  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    741        80          12
  1134  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    705        80          12
  1135  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    744        80          12
  1136  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    671        90          12
  1137  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    703        80          60
  1138  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    738        80           0
  1139  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    676        75           0
  1140  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    693        75           0
  1141  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    774        80          12
  1142  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    768        80           0
  1143  Refinance - Rate Term  COUNTRYWIDE  20060301     20051223  20060201  20360101    694        75           0
  1144  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    689        75           0
  1145  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    721        80          12
  1146  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    688        80           0
  1147  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    726        90           0
  1148  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    705        80           0
  1149  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    719        80           0
  1150  Refinance - Rate Term  COUNTRYWIDE  20060301     20051230  20060201  20360101    741        80          60
  1151  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    756        80          12
  1152  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    751     79.72           0
  1153  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    715        80          36
  1154  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    694        80          12
  1155  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    735        80          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1121  California-Southern      93117    6.375   6.125     6.375       0.25          2        358        360        82        84
  1122  California-Southern      93060      6.5    6.25       6.5       0.25          2        358        360        82        84
  1123  Virginia                 22079    7.125   6.875     7.125       0.25          2        358        360        82        84
  1124  California-Southern      92648     6.75     6.5      6.75       0.25          2        358        360        82        84
  1125  Virginia                 23455        7    6.75         7       0.25          2        358        360        82        84
  1126  Massachusetts             1770    6.875   6.625     6.875       0.25          2        358        360        82        84
  1127  New York                 10314    6.625   6.375     6.625       0.25          2        358        360         0         0
  1128  New Jersey                7632     5.75     5.5      5.75       0.25          2        358        360         0         0
  1129  California-Southern      91506     7.25       7      7.25       0.25          2        358        360        82        84
  1130  Nevada                   89110    7.625   7.375     7.625       0.25          2        358        360        82        84
  1131  Arizona                  85086    7.625   7.375     7.625       0.25          2        358        360        82        84
  1132  California-Southern      92336    6.375   6.125     6.375       0.25          2        358        360        82        84
  1133  California-Southern      92656      6.5    6.25       6.5       0.25          2        358        360        82        84
  1134  California-Southern      91208     6.25       6      6.25       0.25          2        358        360        82        84
  1135  California-Northern      95391     6.75     6.5      6.75       0.25          2        358        360        82        84
  1136  Pennsylvania             18901     6.75     6.5      6.75       0.25          2        358        360        82        84
  1137  Texas                    75126    6.375   6.125     6.375       0.25          2        358        360        82        84
  1138  Maryland                 21076    7.375   7.125     7.375       0.25          2        358        360        82        84
  1139  California-Southern      92027    6.625   6.375     6.625       0.25          2        358        360        82        84
  1140  California-Southern      91362    7.375   7.125     7.375       0.25          2        358        360        82        84
  1141  California-Southern      91362    7.375   7.125     7.375       0.25          2        358        360        82        84
  1142  California-Southern      91910    6.875   6.625     6.875       0.25          2        358        360        82        84
  1143  Illinois                 60035    5.875   5.625     5.875       0.25          2        358        360        82        84
  1144  California-Northern      95648        7    6.75         7       0.25          2        358        360        82        84
  1145  California-Southern      91505    6.625   6.375     6.625       0.25          2        358        360        82        84
  1146  California-Northern      95125    6.625   6.375     6.625       0.25          2        358        360        82        84
  1147  Nevada                   89015    6.875   6.625     6.875       0.25          2        358        360        82        84
  1148  California-Northern      95124        6    5.75         6       0.25          2        358        360        82        84
  1149  California-Southern      90292    6.375   6.125     6.375       0.25          2        358        360        82        84
  1150  Florida                  34275     7.25       7      7.25       0.25          2        358        360        82        84
  1151  California-Northern      95126      6.5    6.25       6.5       0.25          2        358        360        82        84
  1152  Virginia                 22304    6.625   6.375     6.625       0.25          2        358        360        82        84
  1153  California-Southern      90042    6.875   6.625     6.875       0.25          2        358        360        82        84
  1154  California-Southern      92336    6.625   6.375     6.625       0.25          2        358        360        82        84
  1155  California-Southern      93012    6.625   6.375     6.625       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1121       360        358
  1122       360        358
  1123       360        358
  1124       360        358
  1125       360        358
  1126       360        358
  1127       360        358
  1128       360        358
  1129       360        358
  1130       360        358
  1131       360        358
  1132       360        358
  1133       360        358
  1134       360        358
  1135       360        358
  1136       360        358
  1137       360        358
  1138       360        358
  1139       360        358
  1140       360        358
  1141       360        358
  1142       360        358
  1143       360        358
  1144       360        358
  1145       360        358
  1146       360        358
  1147       360        358
  1148       360        358
  1149       360        358
  1150       360        358
  1151       360        358
  1152       360        358
  1153       360        358
  1154       360        358
  1155       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1156    20130101    2.25   12.125     2.25         5           2         5          82          12      488000    488000
  1157    20130101    2.25    11.25     2.25         5           2         5          82          12      476000    476000
  1158    20130101    2.25   11.375     2.25         5           2         5          82          12      912000    912000
  1159    20130101    2.25       13     2.25         5           2         5          82          12      501000    501000
  1160    20130101    2.25   11.625     2.25         5           2         5          82          12      596000    596000
  1161    20130101    2.25    11.75     2.25         5           2         5          82          12      500200    500200
  1162    20130101    2.25   12.375     2.25         5           2         5          82          12      424000    424000
  1163    20130101    2.25   11.375     2.25         5           2         5          82          12      781200    781200
  1164    20130101    2.25    11.25     2.25         5           2         5          82          12      496000    496000
  1165    20130101    2.25   11.625     2.25         5           2         5          82          12      420000    420000
  1166    20130101    2.25   10.875     2.25         5           2         5          82          12      540000    540000
  1167    20130101    2.25     11.5     2.25         5           2         5          82          12      512000    512000
  1168    20130101    2.25     11.5     2.25         5           2         5          82          12      560000    560000
  1169    20130101    2.25   11.625     2.25         5           2         5          82          12      480000    480000
  1170    20130101   2.875    12.25    2.875         5           2         5          82          12      521930    521930
  1171    20130101    2.25   11.375     2.25         5           2         5          82          12      440400    440400
  1172    20130101    2.25       13     2.25         5           2         5          82          12   539637.67    540000
  1173    20130101    2.25   11.625     2.25         5           2         5          82          12      525000    525000
  1174    20121201    2.25       12     2.25         5           2         5          81          12      488000    488000
  1175    20130101    2.25       12     2.25         5           2         5          82          12      432000    432000
  1176    20130101    2.25   11.625     2.25         5           2         5          82          12      524000    524000
  1177    20130101    2.25   10.875     2.25         5           2         5          82          12      472389    472389
  1178    20130101    2.25   11.875     2.25         5           2         5          82          12      446154    446154
  1179    20130101    2.25     12.5     2.25         5           2         5          82          12      805000    805000
  1180    20130101    2.25   11.875     2.25         5           2         5          82          12      543920    543920
  1181    20130101    2.25   11.625     2.25         5           2         5          82          12      650000    650000
  1182    20130101    2.25   11.625     2.25         5           2         5          82          12     1500000   1500000
  1183    20130101    2.25    12.25     2.25         5           2         5          82          12      483500    483500
  1184    20130101    2.25   11.625     2.25         5           2         5          82          12      528000    528000
  1185    20130101    2.25     11.5     2.25         5           2         5          82          12   564846.98    565000
  1186    20130101    2.25   11.125     2.25         5           2         5          82          12      544000    544000
  1187    20130101    2.25    11.25     2.25         5           2         5          82          12      517500    517500
  1188    20130101    2.25     11.5     2.25         5           2         5          82          12      900000    900000
  1189    20130101    2.25       13     2.25         5           2         5          82          12   442296.08    444000
  1190    20130101    2.25    11.25     2.25         5           2         5          82          12      600000    600000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1156  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1157  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1158  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1159  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1160  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1161  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1162  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1163  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1164  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1165  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1166  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1167  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1168  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1169  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1170  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1171  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1172  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1173  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1174  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1175  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1176  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1177  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1178  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1179  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1180  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1181  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1182  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1183  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1184  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1185  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1186  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1187  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1188  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1189  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1190  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1156  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1157  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1158  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1159  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1160  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1161  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1162  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1163  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1164  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1165  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1166  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1167  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1168  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1169  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1170  Primary      COUNTRYWIDE      Republic Mtge Ins Co           ARM - 7 Year/1 Year   PUD
  1171  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1172  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1173  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1174  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1175  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1176  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1177  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1178  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1179  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1180  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1181  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1182  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1183  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1184  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1185  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1186  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1187  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1188  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1189  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1190  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1156  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    722        80           0
  1157  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    732        80          12
  1158  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    713        80          60
  1159  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    624     58.94           0
  1160  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    644        80          12
  1161  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    705        80           0
  1162  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    692        80           0
  1163  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    662        80           0
  1164  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    664        80           0
  1165  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    741        80           0
  1166  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    696        80          12
  1167  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    798        80          60
  1168  Refinance - Rate Term  COUNTRYWIDE  20060301     20051220  20060201  20360101    728        80           0
  1169  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    772        80           0
  1170  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    628     89.99           0
  1171  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    755        80          12
  1172  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    765        80           0
  1173  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    734        70           0
  1174  Refinance - Cashout    COUNTRYWIDE  20060301     20051206  20060101  20351201    729     73.38           0
  1175  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    736        80           0
  1176  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    686        80          12
  1177  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    711     79.87           0
  1178  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    669        80           0
  1179  Refinance - Cashout    COUNTRYWIDE  20060301     20051222  20060201  20360101    781        70           0
  1180  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    697        80           0
  1181  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    757     77.84           0
  1182  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    646        60          12
  1183  Refinance - Cashout    COUNTRYWIDE  20060301     20051229  20060201  20360101    700     74.38           0
  1184  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    709        80          12
  1185  Refinance - Cashout    COUNTRYWIDE  20060301     20051222  20060201  20360101    788     58.25           0
  1186  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    623        80           0
  1187  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    700        75           0
  1188  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    712        75           0
  1189  Refinance - Rate Term  COUNTRYWIDE  20060301     20051215  20060201  20360101    684     77.22           0
  1190  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    790        80          36

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1156  California-Southern      92602    7.125   6.875     7.125       0.25          2        358        360        82        84
  1157  California-Southern      92606     6.25       6      6.25       0.25          2        358        360        82        84
  1158  Florida                  32836    6.375   6.125     6.375       0.25          2        358        360        82        84
  1159  New Hampshire             3062        8    7.75         8       0.25          2        358        360        82        84
  1160  California-Northern      95062    6.625   6.375     6.625       0.25          2        358        360        82        84
  1161  California-Southern      91724     6.75     6.5      6.75       0.25          2        358        360        82        84
  1162  California-Southern      92028    7.375   7.125     7.375       0.25          2        358        360        82        84
  1163  California-Southern      93101    6.375   6.125     6.375       0.25          2        358        360        82        84
  1164  California-Southern      93035     6.25       6      6.25       0.25          2        358        360        82        84
  1165  California-Southern      90805    6.625   6.375     6.625       0.25          2        358        360        82        84
  1166  California-Southern      92679    5.875   5.625     5.875       0.25          2        358        360        82        84
  1167  California-Southern      92315      6.5    6.25       6.5       0.25          2        358        360        82        84
  1168  California-Northern      95050      6.5    6.25       6.5       0.25          2        358        360        82        84
  1169  Maryland                 21076    6.625   6.375     6.625       0.25          2        358        360        82        84
  1170  California-Northern      95037     7.25    6.51      7.25       0.25          2        358        360        82        84
  1171  California-Southern      92083    6.375   6.125     6.375       0.25          2        358        360        82        84
  1172  California-Northern      95112        8    7.75         8       0.25          2        358        360         0         0
  1173  Massachusetts             2066    6.625   6.375     6.625       0.25          2        358        360        82        84
  1174  Massachusetts             2338        7    6.75         7       0.25          3        357        360        81        84
  1175  California-Southern      91776        7    6.75         7       0.25          2        358        360        82        84
  1176  California-Northern      94963    6.625   6.375     6.625       0.25          2        358        360        82        84
  1177  California-Southern      92880    5.875   5.625     5.875       0.25          2        358        360        82        84
  1178  California-Southern      92530    6.875   6.625     6.875       0.25          2        358        360        82        84
  1179  Massachusetts             2632      7.5    7.25       7.5       0.25          2        358        360        82        84
  1180  California-Southern      93291    6.875   6.625     6.875       0.25          2        358        360        82        84
  1181  California-Southern      90005    6.625   6.375     6.625       0.25          2        358        360        82        84
  1182  California-Southern      92067    6.625   6.375     6.625       0.25          2        358        360        82        84
  1183  New York                 10023     7.25       7      7.25       0.25          2        358        360        82        84
  1184  California-Northern      94044    6.625   6.375     6.625       0.25          2        358        360        82        84
  1185  California-Northern      94306      6.5    6.25       6.5       0.25          2        358        360        82        84
  1186  California-Southern      92056    6.125   5.875     6.125       0.25          2        358        360        82        84
  1187  California-Southern      92009     6.25       6      6.25       0.25          2        358        360        82        84
  1188  California-Northern      95762      6.5    6.25       6.5       0.25          2        358        360        82        84
  1189  California-Southern      92008        8    7.75         8       0.25          2        358        360        82        84
  1190  Colorado                 80651     6.25       6      6.25       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1156       360        358
  1157       360        358
  1158       360        358
  1159       360        358
  1160       360        358
  1161       360        358
  1162       360        358
  1163       360        358
  1164       360        358
  1165       360        358
  1166       360        358
  1167       360        358
  1168       360        358
  1169       360        358
  1170       360        358
  1171       360        358
  1172       360        358
  1173       360        358
  1174       360        357
  1175       360        358
  1176       360        358
  1177       360        358
  1178       360        358
  1179       360        358
  1180       360        358
  1181       360        358
  1182       360        358
  1183       360        358
  1184       360        358
  1185       360        358
  1186       360        358
  1187       360        358
  1188       360        358
  1189       360        358
  1190       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1191    20130101    2.25    11.75     2.25         5           2         5          82          12      484000    484000
  1192    20130101    2.25       13     2.25         5           2         5          82          12      999999    999999
  1193    20130101    2.25   11.875     2.25         5           2         5          82          12      568000    568000
  1194    20130101    2.25   11.625     2.25         5           2         5          82          12      650000    650000
  1195    20130101    2.25   11.625     2.25         5           2         5          82          12      480000    480000
  1196    20130101    2.25   11.375     2.25         5           2         5          82          12   463530.28    463960
  1197    20130101    2.25    11.25     2.25         5           2         5          82          12     2500000   2500000
  1198    20130101    2.25    11.25     2.25         5           2         5          82          12      424000    424000
  1199    20130101    2.25   11.625     2.25         5           2         5          82          12      500000    500000
  1200    20130101    2.25   11.625     2.25         5           2         5          82          12      576000    576000
  1201    20130101    2.25     11.5     2.25         5           2         5          82          12      456000    456000
  1202    20130101    2.25   11.875     2.25         5           2         5          82          12      975000    975000
  1203    20130101    2.25    11.75     2.25         5           2         5          82          12   704393.01    705000
  1204    20130101    2.25   11.625     2.25         5           2         5          82          12    551947.5    552000
  1205    20130101    2.25    11.75     2.25         5           2         5          82          12      552000    552000
  1206    20130101    2.25    11.25     2.25         5           2         5          82          12      720000    720000
  1207    20130101    2.25    11.75     2.25         5           2         5          82          12      546800    546800
  1208    20121201    2.25   11.875     2.25         5           2         5          81          12      449400    449400
  1209    20130101    2.25   11.875     2.25         5           2         5          82          12   524558.93    525000
  1210    20130101    2.25     11.5     2.25         5           2         5          82          12      626250    626250
  1211    20130101    2.25   11.625     2.25         5           2         5          82          12   539523.57    540000
  1212    20130101    2.25       12     2.25         5           2         5          82          12      472000    472000
  1213    20130101    2.25     11.5     2.25         5           2         5          82          12   849932.97    850000
  1214    20121201    2.25    11.25     2.25         5           2         5          81          12      536000    536000
  1215    20130101    2.25   11.375     2.25         5           2         5          82          12   535845.11    535920
  1216    20130101    2.25    11.25     2.25         5           2         5          82          12      420000    420000
  1217    20130101    2.25   10.875     2.25         5           2         5          82          12      632000    632000
  1218    20130101    2.25   10.625     2.25         5           2         5          82          12    510392.5    510400
  1219    20130101    2.25     12.5     2.25         5           2         5          82          12      528000    528000
  1220    20130101    2.25     11.5     2.25         5           2         5          82          12      588750    588750
  1221    20130101    2.25    11.75     2.25         5           2         5          82          12   634703.06    635250
  1222    20130101    2.25    11.75     2.25         5           2         5          82          12      791200    791200
  1223    20130101    2.25     11.5     2.25         5           2         5          82          12      945000    945000
  1224    20130101    2.25   11.875     2.25         5           2         5          82          12      556000    556000
  1225    20130101    2.25    11.25     2.25         5           2         5          82          12      551200    551200

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1191  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1192  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1193  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1194  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1195  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1196  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1197  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1198  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1199  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1200  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1201  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
  1202  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
  1203  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1204  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1205  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1206  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
  1207  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1208  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1209  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1210  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1211  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1212  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1213  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1214  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1215  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1216  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1217  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1218  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1219  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1220  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1221  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1222  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1223  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1224  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1225  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1191  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1192  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1193  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1194  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1195  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1196  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1197  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1198  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1199  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1200  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1201  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1202  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1203  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1204  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1205  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1206  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1207  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1208  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1209  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1210  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1211  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1212  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1213  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1214  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1215  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1216  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1217  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1218  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1219  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1220  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1221  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1222  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1223  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1224  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1225  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1191  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    677        80           0
  1192  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    703      73.5           0
  1193  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    693        80           0
  1194  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    756     79.27          12
  1195  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    786        80          12
  1196  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    725        80          60
  1197  Purchase               COUNTRYWIDE  20060301     20051128  20060201  20360101    724      62.5           0
  1198  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    752     77.09           0
  1199  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    697        80           0
  1200  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    686        80           0
  1201  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    782        80           0
  1202  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    721        75           0
  1203  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    691        75           0
  1204  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    712        80          12
  1205  Refinance - Cashout    COUNTRYWIDE  20060301     20051223  20060201  20360101    669        80           0
  1206  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    720        80          12
  1207  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    721        80           0
  1208  Purchase               COUNTRYWIDE  20060301     20051202  20060101  20351201    694        80           0
  1209  Refinance - Cashout    COUNTRYWIDE  20060301     20051224  20060201  20360101    670     79.55           0
  1210  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    750        75           0
  1211  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    686        80          12
  1212  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    797        80           0
  1213  Refinance - Cashout    COUNTRYWIDE  20060301     20051219  20060201  20360101    651     60.71          60
  1214  Refinance - Cashout    COUNTRYWIDE  20060301     20051202  20060101  20351201    624        80           0
  1215  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    712        80          12
  1216  Refinance - Cashout    COUNTRYWIDE  20060301     20051207  20060201  20360101    760        70          60
  1217  Refinance - Cashout    COUNTRYWIDE  20060301     20051209  20060201  20360101    722     72.23          12
  1218  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    776        80          12
  1219  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    652        80           0
  1220  Refinance - Rate Term  COUNTRYWIDE  20060301     20051215  20060201  20360101    662        75           0
  1221  Refinance - Cashout    COUNTRYWIDE  20060301     20051216  20060201  20360101    705     74.74          36
  1222  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    798        80          60
  1223  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    703        75           0
  1224  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    666        80           0
  1225  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    779        80          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1191  California-Southern      92782     6.75     6.5      6.75       0.25          2        358        360        82        84
  1192  California-Northern      94582        8    7.75         8       0.25          2        358        360        82        84
  1193  California-Northern      94530    6.875   6.625     6.875       0.25          2        358        360        82        84
  1194  California-Northern      95020    6.625   6.375     6.625       0.25          2        358        360        82        84
  1195  California-Northern      95020    6.625   6.375     6.625       0.25          2        358        360        82        84
  1196  California-Northern      95377    6.375   6.125     6.375       0.25          2        358        360         0         0
  1197  California-Southern      93001     6.25       6      6.25       0.25          2        358        360        82        84
  1198  California-Southern      93101     6.25       6      6.25       0.25          2        358        360        82        84
  1199  California-Southern      93463    6.625   6.375     6.625       0.25          2        358        360        82        84
  1200  New Mexico               88312    6.625   6.375     6.625       0.25          2        358        360        82        84
  1201  New York                 10019      6.5    6.25       6.5       0.25          2        358        360        82        84
  1202  California-Northern      94127    6.875   6.625     6.875       0.25          2        358        360        82        84
  1203  New Jersey                7711     6.75     6.5      6.75       0.25          2        358        360         0         0
  1204  California-Southern      90606    6.625   6.375     6.625       0.25          2        358        360        82        84
  1205  California-Southern      92806     6.75     6.5      6.75       0.25          2        358        360        82        84
  1206  California-Southern      90292     6.25       6      6.25       0.25          2        358        360        82        84
  1207  California-Southern      92806     6.75     6.5      6.75       0.25          2        358        360        82        84
  1208  California-Northern      94598    6.875   6.625     6.875       0.25          3        357        360        81        84
  1209  New York                 11720    6.875   6.625     6.875       0.25          2        358        360         0         0
  1210  California-Northern      95035      6.5    6.25       6.5       0.25          2        358        360        82        84
  1211  California-Southern      92831    6.625   6.375     6.625       0.25          2        358        360         0         0
  1212  California-Northern      95050        7    6.75         7       0.25          2        358        360        82        84
  1213  Florida                  34786      6.5    6.25       6.5       0.25          2        358        360        82        84
  1214  Massachusetts             1945     6.25       6      6.25       0.25          3        357        360        81        84
  1215  California-Southern      93012    6.375   6.125     6.375       0.25          2        358        360        82        84
  1216  California-Southern      91606     6.25       6      6.25       0.25          2        358        360        82        84
  1217  California-Southern      90277    5.875   5.625     5.875       0.25          2        358        360        82        84
  1218  California-Northern      95111    5.625   5.375     5.625       0.25          2        358        360        82        84
  1219  California-Southern      91360      7.5    7.25       7.5       0.25          2        358        360        82        84
  1220  California-Southern      91387      6.5    6.25       6.5       0.25          2        358        360        82        84
  1221  California-Southern      90066     6.75     6.5      6.75       0.25          2        358        360         0         0
  1222  California-Southern      90066     6.75     6.5      6.75       0.25          2        358        360        82        84
  1223  California-Southern      91362      6.5    6.25       6.5       0.25          2        358        360        82        84
  1224  New York                 11421    6.875   6.625     6.875       0.25          2        358        360        82        84
  1225  California-Southern      93401     6.25       6      6.25       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1191       360        358
  1192       360        358
  1193       360        358
  1194       360        358
  1195       360        358
  1196       360        358
  1197       360        358
  1198       360        358
  1199       360        358
  1200       360        358
  1201       360        358
  1202       360        358
  1203       360        358
  1204       360        358
  1205       360        358
  1206       360        358
  1207       360        358
  1208       360        357
  1209       360        358
  1210       360        358
  1211       360        358
  1212       360        358
  1213       360        358
  1214       360        357
  1215       360        358
  1216       360        358
  1217       360        358
  1218       360        358
  1219       360        358
  1220       360        358
  1221       360        358
  1222       360        358
  1223       360        358
  1224       360        358
  1225       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1226    20130101    2.25   11.625     2.25         5           2         5          82          12   649426.52    650000
  1227    20130101    2.25   12.375     2.25         5           2         5          82          12   824679.49    825000
  1228    20121201    2.25   11.375     2.25         5           2         5          81          12      520000    520000
  1229    20130101    2.25   11.375     2.25         5           2         5          82          12      600000    600000
  1230    20121201    2.25   10.875     2.25         5           2         5          81          12     1500000   1500000
  1231    20130101    2.25   12.375     2.25         5           2         5          82          12      519200    519200
  1232    20121201    2.25   12.125     2.25         5           2         5          81          12      490971    490971
  1233    20130101    2.25   11.625     2.25         5           2         5          82          12      704000    704000
  1234    20130101    2.25   10.875     2.25         5           2         5          82          12   620904.38    622000
  1235    20130101    2.25   11.625     2.25         5           2         5          82          12      424000    424000
  1236    20130101    2.25   11.625     2.25         5           2         5          82          12      434000    434000
  1237    20130101    2.25    11.25     2.25         5           2         5          82          12      519920    519920
  1238    20130101    2.25       13     2.25         5           2         5          82          12      864000    864000
  1239    20130101    2.25   11.375     2.25         5           2         5          82          12      568000    568000
  1240    20130101    2.25       11     2.25         5           2         5          82          12      436516    436516
  1241    20130101    2.25     11.5     2.25         5           2         5          82          12      627200    627200
  1242    20130101    2.25   12.375     2.25         5           2         5          82          12      424000    424000
  1243    20130101    2.25   10.625     2.25         5           2         5          82          12      825000    825000
  1244    20130101    2.25     11.5     2.25         5           2         5          82          12      452000    452000
  1245    20130101    2.25   11.625     2.25         5           2         5          82          12      444000    444000
  1246    20130101    2.25   11.875     2.25         5           2         5          82          12      502100    502100
  1247    20121201    2.25   12.375     2.25         5           2         5          81          12      508600    508600
  1248    20121201    2.25     11.5     2.25         5           2         5          81          12      800000    800000
  1249    20130101    2.25   11.625     2.25         5           2         5          82          12      420000    420000
  1250    20130101    2.25    11.25     2.25         5           2         5          82          12      500000    500000
  1251    20130101    2.25   12.375     2.25         5           2         5          82          12      468720    468720
  1252    20130101    2.25   11.125     2.25         5           2         5          82          12   429032.54    429500
  1253    20121201    2.25    11.75     2.25         5           2         5          81          12      667000    667000
  1254    20130101    2.25   11.875     2.25         5           2         5          82          12      540000    540000
  1255    20130101    2.25     12.5     2.25         5           2         5          82          12     1917500   1917500
  1256    20130101    2.25    11.75     2.25         5           2         5          82          12      631200    631200
  1257    20130101    2.25     11.5     2.25         5           2         5          82          12      554320    554320
  1258    20130101    2.25       11     2.25         5           2         5          82          12      487920    487920
  1259    20121201    2.25       12     2.25         5           2         5          81          12     1500000   1500000
  1260    20130101    2.25     11.5     2.25         5           2         5          82          12      588000    588000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1226  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1227  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1228  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1229  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
  1230  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1231  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1232  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1233  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1234  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1235  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1236  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1237  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1238  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1239  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1240  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1241  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1242  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1243  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1244  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1245  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1246  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1247  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1248  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1249  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1250  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1251  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1252  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1253  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1254  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1255  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1256  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1257  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1258  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1259  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1260  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1226  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1227  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   3 Family
  1228  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1229  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1230  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1231  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1232  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1233  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1234  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1235  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1236  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1237  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1238  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1239  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1240  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1241  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1242  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1243  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1244  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1245  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1246  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1247  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1248  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1249  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1250  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1251  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1252  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1253  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1254  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1255  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1256  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1257  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1258  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1259  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1260  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1226  Refinance - Rate Term  COUNTRYWIDE  20060301     20051208  20060201  20360101    729     73.03          36
  1227  Refinance - Cashout    COUNTRYWIDE  20060301     20051208  20060201  20360101    690        75           0
  1228  Refinance - Rate Term  COUNTRYWIDE  20060301     20051130  20060101  20351201    641        80           0
  1229  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    684     48.98          36
  1230  Purchase               COUNTRYWIDE  20060301     20051202  20060101  20351201    728     62.76          36
  1231  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    674        80          12
  1232  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    683        80           0
  1233  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    699        80           0
  1234  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    782     79.95          12
  1235  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    739        80          12
  1236  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    695        80          36
  1237  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    751        80          12
  1238  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    643        80           0
  1239  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    676        80           0
  1240  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    631        80          36
  1241  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    755        80          12
  1242  Purchase               COUNTRYWIDE  20060301     20051230  20060201  20360101    685        80          12
  1243  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    666        75          12
  1244  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    690        80          12
  1245  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    654        80          12
  1246  Purchase               COUNTRYWIDE  20060301     20051228  20060201  20360101    698        80           0
  1247  Purchase               COUNTRYWIDE  20060301     20051122  20060101  20351201    673     79.99           0
  1248  Refinance - Cashout    COUNTRYWIDE  20060301     20051129  20060101  20351201    732        80           0
  1249  Refinance - Cashout    COUNTRYWIDE  20060301     20051202  20060201  20360101    784        80          60
  1250  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    672        80           0
  1251  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    717        80          60
  1252  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    758        80          60
  1253  Refinance - Cashout    COUNTRYWIDE  20060301     20051201  20060101  20351201    750     74.99           0
  1254  Refinance - Cashout    COUNTRYWIDE  20060301     20051219  20060201  20360101    709     79.41           0
  1255  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    710     65.44           0
  1256  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    664        80           0
  1257  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    758        80           0
  1258  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    703        80           0
  1259  Purchase               COUNTRYWIDE  20060301     20051123  20060101  20351201    696        75           0
  1260  Refinance - Rate Term  COUNTRYWIDE  20060301     20051207  20060201  20360101    748      73.5          60

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1226  Nevada                   89511    6.625   6.375     6.625       0.25          2        358        360         0         0
  1227  Illinois                 60647    7.375   7.125     7.375       0.25          2        358        360        82        84
  1228  California-Southern      91030    6.375   6.125     6.375       0.25          3        357        360        81        84
  1229  California-Southern      92705    6.375   6.125     6.375       0.25          2        358        360        82        84
  1230  California-Northern      95070    5.875   5.625     5.875       0.25          3        357        360        81        84
  1231  California-Southern      90241    7.375   7.125     7.375       0.25          2        358        360        82        84
  1232  California-Southern      91354    7.125   6.875     7.125       0.25          3        357        360        81        84
  1233  California-Southern      90046    6.625   6.375     6.625       0.25          2        358        360        82        84
  1234  California-Southern      92117    5.875   5.625     5.875       0.25          2        358        360        82        84
  1235  California-Southern      93063    6.625   6.375     6.625       0.25          2        358        360        82        84
  1236  California-Northern      94954    6.625   6.375     6.625       0.25          2        358        360        82        84
  1237  California-Southern      92101     6.25       6      6.25       0.25          2        358        360        82        84
  1238  California-Southern      92101        8    7.75         8       0.25          2        358        360        82        84
  1239  New York                 11725    6.375   6.125     6.375       0.25          2        358        360        82        84
  1240  Colorado                 80202        6    5.75         6       0.25          2        358        360        82        84
  1241  California-Southern      92660      6.5    6.25       6.5       0.25          2        358        360        82        84
  1242  Maryland                 20740    7.375   7.125     7.375       0.25          2        358        360        82        84
  1243  Florida                  33332    5.625   5.375     5.625       0.25          2        358        360        82        84
  1244  California-Northern      94544      6.5    6.25       6.5       0.25          2        358        360        82        84
  1245  California-Southern      91915    6.625   6.375     6.625       0.25          2        358        360        82        84
  1246  Nevada                   89015    6.875   6.625     6.875       0.25          2        358        360        82        84
  1247  California-Northern      95391    7.375   7.125     7.375       0.25          3        357        360        81        84
  1248  Nevada                   89052      6.5    6.25       6.5       0.25          3        357        360        81        84
  1249  California-Southern      91360    6.625   6.375     6.625       0.25          2        358        360        82        84
  1250  Washington               98019     6.25       6      6.25       0.25          2        358        360        82        84
  1251  California-Southern      92630    7.375   7.125     7.375       0.25          2        358        360        82        84
  1252  California-Southern      92532    6.125   5.875     6.125       0.25          2        358        360        82        84
  1253  Indiana                  46060     6.75     6.5      6.75       0.25          3        357        360        81        84
  1254  California-Southern      91011    6.875   6.625     6.875       0.25          2        358        360        82        84
  1255  California-Southern      92260      7.5    7.25       7.5       0.25          2        358        360        82        84
  1256  California-Southern      93101     6.75     6.5      6.75       0.25          2        358        360        82        84
  1257  New Jersey                7302      6.5    6.25       6.5       0.25          2        358        360        82        84
  1258  California-Southern      93036        6    5.75         6       0.25          2        358        360        82        84
  1259  California-Southern      91367        7    6.75         7       0.25          3        357        360        81        84
  1260  California-Southern      92064      6.5    6.25       6.5       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1226       360        358
  1227       360        358
  1228       360        357
  1229       360        358
  1230       360        357
  1231       360        358
  1232       360        357
  1233       360        358
  1234       360        358
  1235       360        358
  1236       360        358
  1237       360        358
  1238       360        358
  1239       360        358
  1240       360        358
  1241       360        358
  1242       360        358
  1243       360        358
  1244       360        358
  1245       360        358
  1246       360        358
  1247       360        357
  1248       360        357
  1249       360        358
  1250       360        358
  1251       360        358
  1252       360        358
  1253       360        357
  1254       360        358
  1255       360        358
  1256       360        358
  1257       360        358
  1258       360        358
  1259       360        357
  1260       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1261    20130101    2.25    11.25     2.25         5           2         5          82          12      700000    700000
  1262    20130101    2.25   11.625     2.25         5           2         5          82          12      840000    840000
  1263    20130101    2.25    11.75     2.25         5           2         5          82          12      604000    604000
  1264    20130101    2.25    11.75     2.25         5           2         5          82          12      468000    468000
  1265    20130101    2.25    11.75     2.25         5           2         5          82          12      650000    650000
  1266    20130101    2.25   12.375     2.25         5           2         5          82          12      596768    596768
  1267    20130101    2.25     11.5     2.25         5           2         5          82          12      584000    584000
  1268    20130101    2.25   11.625     2.25         5           2         5          82          12      500000    500000
  1269    20130101    2.25     11.5     2.25         5           2         5          82          12      425000    425000
  1270    20130101    2.25   12.375     2.25         5           2         5          82          12      458048    458048
  1271    20130101    2.25   11.875     2.25         5           2         5          82          12      556100    556100
  1272    20130101    2.25   12.375     2.25         5           2         5          82          12      829365    829365
  1273    20130101    2.25   11.625     2.25         5           2         5          82          12      665000    665000
  1274    20130101    2.25    11.75     2.25         5           2         5          82          12      428000    428000
  1275    20130101    2.25   11.875     2.25         5           2         5          82          12      448000    448000
  1276    20130101    2.25    11.75     2.25         5           2         5          82          12      552000    552000
  1277    20130101    2.25    11.25     2.25         5           2         5          82          12      522400    522400
  1278    20130101    2.25   11.375     2.25         5           2         5          82          12      552000    552000
  1279    20130101    2.25   12.125     2.25         5           2         5          82          12      521600    521600
  1280    20130101    2.25   11.875     2.25         5           2         5          82          12      529500    529500
  1281    20130101    2.25     11.5     2.25         5           2         5          82          12      525450    525450
  1282    20130101    2.25   11.125     2.25         5           2         5          82          12      667000    667000
  1283    20130101    2.25    10.75     2.25         5           2         5          82          12      750000    750000
  1284    20130101    2.25    12.25     2.25         5           2         5          82          12      581250    581250
  1285    20130101    2.25     11.5     2.25         5           2         5          82          12      956250    956250
  1286    20130101    2.25    12.25     2.25         5           2         5          82          12      919900    919900
  1287    20130101    2.25   12.125     2.25         5           2         5          82          12      424000    424000
  1288    20130101    2.25   10.875     2.25         5           2         5          82          12      418400    418400
  1289    20130101    2.25     12.5     2.25         5           2         5          82          12      536000    536000
  1290    20130101    2.25   11.625     2.25         5           2         5          82          12      456000    456000
  1291    20130101    2.25       12     2.25         5           2         5          82          12      497000    497650
  1292    20130101    2.25       12     2.25         5           2         5          82          12   519573.76    520000
  1293    20130101    2.25    11.75     2.25         5           2         5          82          12      440000    440000
  1294    20121201    2.25   11.375     2.25         5           2         5          81          12   453953.86    455000
  1295    20130101    2.25   10.875     2.25         5           2         5          82          12   487858.67    488000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1261  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1262  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1263  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1264  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1265  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1266  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1267  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1268  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1269  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1270  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1271  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1272  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1273  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1274  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1275  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1276  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1277  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1278  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1279  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1280  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1281  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1282  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1283  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1284  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1285  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1286  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1287  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1288  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1289  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1290  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1291  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
  1292  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1293  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1294  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1295  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1261  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1262  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1263  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1264  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1265  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1266  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1267  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1268  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1269  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1270  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1271  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1272  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1273  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1274  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1275  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1276  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1277  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1278  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1279  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1280  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1281  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1282  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1283  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1284  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1285  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1286  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1287  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1288  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1289  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1290  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1291  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 7 Year/1 Year   PUD
  1292  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1293  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1294  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1295  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1261  Refinance - Cashout    COUNTRYWIDE  20060301     20051209  20060201  20360101    794     58.33           0
  1262  Refinance - Cashout    COUNTRYWIDE  20060301     20051230  20060201  20360101    750     68.57          36
  1263  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    774        80          36
  1264  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    705        80          12
  1265  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    687     79.88           0
  1266  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    663        80           0
  1267  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    740        80          12
  1268  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    729        80           0
  1269  Refinance - Cashout    COUNTRYWIDE  20060301     20051207  20060201  20360101    658     60.71          12
  1270  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    702        80           0
  1271  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    726        80           0
  1272  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    740        80           0
  1273  Refinance - Cashout    COUNTRYWIDE  20060301     20051227  20060201  20360101    672        70           0
  1274  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    643        80          36
  1275  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    756        80          12
  1276  Purchase               COUNTRYWIDE  20060301     20051227  20060201  20360101    662        80          12
  1277  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    734     79.39          12
  1278  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    710        80          12
  1279  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    689     74.51           0
  1280  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    701        75          36
  1281  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    709     79.99           0
  1282  Refinance - Cashout    COUNTRYWIDE  20060301     20051202  20060201  20360101    688     76.67          12
  1283  Refinance - Cashout    COUNTRYWIDE  20060301     20051201  20060201  20360101    736        50          12
  1284  Refinance - Cashout    COUNTRYWIDE  20060301     20051229  20060201  20360101    681        75           0
  1285  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    681        75           0
  1286  Purchase               COUNTRYWIDE  20060301     20051130  20060201  20360101    698     79.99           0
  1287  Refinance - Rate Term  COUNTRYWIDE  20060301     20051206  20060201  20360101    748     63.19          60
  1288  Refinance - Rate Term  COUNTRYWIDE  20060301     20051227  20060201  20360101    657        80           0
  1289  Refinance - Rate Term  COUNTRYWIDE  20060301     20051207  20060201  20360101    740     77.12           0
  1290  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    705        80          12
  1291  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    747        95           0
  1292  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    678        80           0
  1293  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    725        80          12
  1294  Purchase               COUNTRYWIDE  20060301     20051129  20060101  20351201    658        70           0
  1295  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    775        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1261  California-Southern      93105     6.25       6      6.25       0.25          2        358        360        82        84
  1262  Florida                  32541    6.625   6.375     6.625       0.25          2        358        360        82        84
  1263  District of Columbia     20002     6.75     6.5      6.75       0.25          2        358        360        82        84
  1264  California-Southern      92833     6.75     6.5      6.75       0.25          2        358        360        82        84
  1265  New York                 11105     6.75     6.5      6.75       0.25          2        358        360        82        84
  1266  California-Southern      93010    7.375   7.125     7.375       0.25          2        358        360        82        84
  1267  California-Southern      92101      6.5    6.25       6.5       0.25          2        358        360        82        84
  1268  California-Northern      95337    6.625   6.375     6.625       0.25          2        358        360        82        84
  1269  California-Southern      91942      6.5    6.25       6.5       0.25          2        358        360        82        84
  1270  Nevada                   89131    7.375   7.125     7.375       0.25          2        358        360        82        84
  1271  Nevada                   89084    6.875   6.625     6.875       0.25          2        358        360        82        84
  1272  Nevada                   89138    7.375   7.125     7.375       0.25          2        358        360        82        84
  1273  Massachusetts             2554    6.625   6.375     6.625       0.25          2        358        360        82        84
  1274  California-Northern      95121     6.75     6.5      6.75       0.25          2        358        360        82        84
  1275  California-Southern      92675    6.875   6.625     6.875       0.25          2        358        360        82        84
  1276  California-Southern      90278     6.75     6.5      6.75       0.25          2        358        360        82        84
  1277  California-Southern      91042     6.25       6      6.25       0.25          2        358        360        82        84
  1278  Maryland                 20854    6.375   6.125     6.375       0.25          2        358        360        82        84
  1279  California-Southern      92806    7.125   6.875     7.125       0.25          2        358        360        82        84
  1280  California-Southern      91776    6.875   6.625     6.875       0.25          2        358        360        82        84
  1281  California-Southern      92595      6.5    6.25       6.5       0.25          2        358        360        82        84
  1282  California-Northern      95148    6.125   5.875     6.125       0.25          2        358        360        82        84
  1283  California-Southern      90039     5.75     5.5      5.75       0.25          2        358        360        82        84
  1284  New York                 11418     7.25       7      7.25       0.25          2        358        360        82        84
  1285  New York                 11418      6.5    6.25       6.5       0.25          2        358        360        82        84
  1286  California-Southern      92881     7.25       7      7.25       0.25          2        358        360        82        84
  1287  Virginia                 22153    7.125   6.875     7.125       0.25          2        358        360        82        84
  1288  Minnesota                55920    5.875   5.625     5.875       0.25          2        358        360        82        84
  1289  California-Southern      90806      7.5    7.25       7.5       0.25          2        358        360        82        84
  1290  California-Northern      93907    6.625   6.375     6.625       0.25          2        358        360        82        84
  1291  Nevada                   89015        7    6.75         7       0.25          2        358        360        82        84
  1292  Utah                     84098        7    6.75         7       0.25          2        358        360         0         0
  1293  California-Southern      90746     6.75     6.5      6.75       0.25          2        358        360        82        84
  1294  California-Southern      90504    6.375   6.125     6.375       0.25          3        357        360         0         0
  1295  New York                 10011    5.875   5.625     5.875       0.25          2        358        360        82        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1261       360        358
  1262       360        358
  1263       360        358
  1264       360        358
  1265       360        358
  1266       360        358
  1267       360        358
  1268       360        358
  1269       360        358
  1270       360        358
  1271       360        358
  1272       360        358
  1273       360        358
  1274       360        358
  1275       360        358
  1276       360        358
  1277       360        358
  1278       360        358
  1279       360        358
  1280       360        358
  1281       360        358
  1282       360        358
  1283       360        358
  1284       360        358
  1285       360        358
  1286       360        358
  1287       360        358
  1288       360        358
  1289       360        358
  1290       360        358
  1291       360        358
  1292       360        358
  1293       360        358
  1294       360        357
  1295       360        358

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1296    20130101    2.25   11.625     2.25         5           2         5          82          12      500000    500000
  1297    20130101    2.25    10.75     2.25         5           2         5          82          12      514800    514800
  1298    20121201    2.25     12.5     2.25         5           2         5          81          12   637384.38    637500
  1299    20130101    2.25   11.375     2.25         5           2         5          82          12      624000    624000
  1300    20130101    2.25       11     2.25         5           2         5          82          12      476000    476000
  1301    20130101    2.25       12     2.25         5           2         5          82          12      472500    472500
  1302    20130101    2.25   11.875     2.25         5           2         5          82          12      584000    584000
  1303    20130101    2.25    11.25     2.25         5           2         5          82          12      552000    552000
  1304    20130101    2.25    10.75     2.25         5           2         5          82          12      438400    438400
  1305    20130101    2.25   11.125     2.25         5           2         5          82          12      499450    499800
  1306    20130101    2.25    11.25     2.25         5           2         5          82          12   438465.79    438580
  1307    20130101    2.25   11.875     2.25         5           2         5          82          12   496799.25    496800
  1308    20130101    2.25    11.75     2.25         5           2         5          82          12      476000    476000
  1309    20130101    2.25     11.5     2.25         5           2         5          82          12      612500    612500
  1310    20130101    2.25    11.25     2.25         5           2         5          82          12      500000    500000
  1311    20130101    2.25   11.125     2.25         5           2         5          82          12     2310000   2310000
  1312    20130101    2.25   11.625     2.25         5           2         5          82          12      948720    948720
  1313    20130101    2.25   11.875     2.25         5           2         5          82          12      567959    567959
  1314    20130101    2.25   11.125     2.25         5           2         5          82          12      440000    440000
  1315    20130101    2.25    11.25     2.25         5           2         5          82          12      620000    620000
  1316    20121201    2.25   11.875     2.25         5           2         5          81          12      480000    480000
  1317    20130101    2.25   11.375     2.25         5           2         5          82          12      512000    512000
  1318    20130101    2.25   11.875     2.25         5           2         5          82          12      709188    709188
  1319    20130101    2.25   11.375     2.25         5           2         5          82          12      594641    594641
  1320    20121201    2.25   11.625     2.25         5           2         5          81          12   496819.35    497700
  1321    20130101    2.25     12.5     2.25         5           2         5          82          12      675000    675000
  1322    20130101    2.25   11.125     2.25         5           2         5          82          12      550000    550000
  1323    20130101    2.25   11.375     2.25         5           2         5          82          12      570000    570000
  1324    20130101    2.25    11.75     2.25         5           2         5          82          12      529250    529250
  1325    20130101    2.25   11.625     2.25         5           2         5          82          12      465000    465000
  1326    20121101    2.25       11     2.25         5           2         5          80          12      650000    650000
  1327    20121201    2.25    11.25     2.25         5           2         5          81          12      624000    624000
  1328    20130101    2.25   11.375     2.25         5           2         5          82          12      560000    560000
  1329    20130101    2.25   11.625     2.25         5           2         5          82          12      870000    870000
  1330    20121201    2.25   11.625     2.25         5           2         5          81          12  1397486.97   1400000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1296  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1297  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1298  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1299  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1300  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1301  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1302  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1303  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1304  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1305  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Interest Only           1st Lien
  1306  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1307  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1308  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1309  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1310  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1311  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1312  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1313  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1314  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1315  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1316  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1317  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1318  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1319  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1320  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1321  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1322  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1323  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1324  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1325  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1326  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1327  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1328  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1329  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1330  ARM         Non-Balloon  Alternative                               Libor - 1 Year     Principal and Interest  1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1296  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1297  Primary      COUNTRYWIDE      United Guaranty Insurance      ARM - 7 Year/1 Year   Condo
  1298  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1299  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1300  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1301  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1302  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1303  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1304  Second Home  COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1305  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1306  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1307  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1308  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1309  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1310  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1311  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1312  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1313  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1314  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1315  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1316  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1317  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1318  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1319  Primary      COUNTRYWIDE      PMI                            ARM - 7 Year/1 Year   PUD
  1320  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1321  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1322  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1323  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1324  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1325  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1326  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1327  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1328  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1329  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1330  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1296  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    710        80           0
  1297  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    658        90          12
  1298  Refinance - Cashout    COUNTRYWIDE  20060301     20051121  20060101  20351201    633        75           0
  1299  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    695        80           0
  1300  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    688        80           0
  1301  Refinance - Rate Term  COUNTRYWIDE  20060301     20051214  20060201  20360101    671     72.69           0
  1302  Refinance - Rate Term  COUNTRYWIDE  20060301     20051219  20060201  20360101    750        80           0
  1303  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    706        80          12
  1304  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    736        80           0
  1305  Refinance - Cashout    COUNTRYWIDE  20060301     20051208  20060201  20360101    646     78.71           0
  1306  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    674        80          12
  1307  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    761        80          12
  1308  Purchase               COUNTRYWIDE  20060301     20051219  20060201  20360101    720        80           0
  1309  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    631        70           0
  1310  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    671        80           0
  1311  Refinance - Cashout    COUNTRYWIDE  20060301     20051221  20060201  20360101    674     73.33           0
  1312  Purchase               COUNTRYWIDE  20060301     20051223  20060201  20360101    679        80          12
  1313  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    695        80          12
  1314  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    694        80           0
  1315  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    703        80           0
  1316  Purchase               COUNTRYWIDE  20060301     20051122  20060101  20351201    661        80           0
  1317  Refinance - Rate Term  COUNTRYWIDE  20060301     20051212  20060201  20360101    660        80          12
  1318  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    693     75.29           0
  1319  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    688        90           0
  1320  Refinance - Cashout    COUNTRYWIDE  20060301     20051202  20060101  20351201    738        70           0
  1321  Purchase               COUNTRYWIDE  20060301     20051229  20060201  20360101    715        75           0
  1322  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    649     78.58          12
  1323  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    697      62.3           0
  1324  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    704        80           0
  1325  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    707     79.76          12
  1326  Refinance - Cashout    COUNTRYWIDE  20060301     20051012  20051201  20351101    646      62.5           0
  1327  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    656        80           0
  1328  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    713        80           0
  1329  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    657     77.47           0
  1330  Refinance - Cashout    COUNTRYWIDE  20060301     20051121  20060101  20351201    650     74.47           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1296  California-Northern      94541    6.625   6.375     6.625       0.25          2        358        360        82        84
  1297  New York                 10523     5.75     5.5      5.75       0.25          2        358        360        82        84
  1298  California-Southern      93103      7.5    7.25       7.5       0.25          3        357        360        81        84
  1299  New Jersey                7920    6.375   6.125     6.375       0.25          2        358        360        82        84
  1300  Colorado                 80108        6    5.75         6       0.25          2        358        360        82        84
  1301  Massachusetts             2210        7    6.75         7       0.25          2        358        360        82        84
  1302  Massachusetts             1930    6.875   6.625     6.875       0.25          2        358        360        82        84
  1303  California-Southern      92505     6.25       6      6.25       0.25          2        358        360        82        84
  1304  Massachusetts             2141     5.75     5.5      5.75       0.25          2        358        360        82        84
  1305  District of Columbia     20018    6.125   5.875     6.125       0.25          2        358        360        82        84
  1306  California-Southern      92101     6.25       6      6.25       0.25          2        358        360        82        84
  1307  California-Southern      90250    6.875   6.625     6.875       0.25          2        358        360        82        84
  1308  California-Southern      93561     6.75     6.5      6.75       0.25          2        358        360        82        84
  1309  New York                 11369      6.5    6.25       6.5       0.25          2        358        360        82        84
  1310  California-Northern      94591     6.25       6      6.25       0.25          2        358        360        82        84
  1311  Connecticut               6840    6.125   5.875     6.125       0.25          2        358        360        82        84
  1312  California-Southern      91914    6.625   6.375     6.625       0.25          2        358        360        82        84
  1313  California-Southern      92880    6.875   6.625     6.875       0.25          2        358        360        82        84
  1314  Florida                  33042    6.125   5.875     6.125       0.25          2        358        360        82        84
  1315  Florida                  33040     6.25       6      6.25       0.25          2        358        360        82        84
  1316  California-Southern      91977    6.875   6.625     6.875       0.25          3        357        360        81        84
  1317  Massachusetts             1864    6.375   6.125     6.375       0.25          2        358        360        82        84
  1318  California-Northern      94547    6.875   6.625     6.875       0.25          2        358        360        82        84
  1319  California-Southern      92154    6.375   6.125     6.375       0.25          2        358        360        82        84
  1320  Virginia                 20115    6.625   6.375     6.625       0.25          3        357        360         0         0
  1321  Florida                  33133      7.5    7.25       7.5       0.25          2        358        360        82        84
  1322  California-Southern      92057    6.125   5.875     6.125       0.25          2        358        360        82        84
  1323  California-Northern      94025    6.375   6.125     6.375       0.25          2        358        360        82        84
  1324  California-Southern      93436     6.75     6.5      6.75       0.25          2        358        360        82        84
  1325  California-Northern      94928    6.625   6.375     6.625       0.25          2        358        360        82        84
  1326  California-Northern      94556        6    5.75         6       0.25          4        356        360        80        84
  1327  California-Northern      95350     6.25       6      6.25       0.25          3        357        360       117       120
  1328  California-Southern      92807    6.375   6.125     6.375       0.25          2        358        360        82        84
  1329  California-Northern      94960    6.625   6.375     6.625       0.25          2        358        360        82        84
  1330  Hawaii                   96734    6.625   6.375     6.625       0.25          3        357        360         0         0

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1296       360        358
  1297       360        358
  1298       360        357
  1299       360        358
  1300       360        358
  1301       360        358
  1302       360        358
  1303       360        358
  1304       360        358
  1305       360        358
  1306       360        358
  1307       360        358
  1308       360        358
  1309       360        358
  1310       360        358
  1311       360        358
  1312       360        358
  1313       360        358
  1314       360        358
  1315       360        358
  1316       360        357
  1317       360        358
  1318       360        358
  1319       360        358
  1320       360        357
  1321       360        358
  1322       360        358
  1323       360        358
  1324       360        358
  1325       360        358
  1326       360        356
  1327       360        357
  1328       360        358
  1329       360        358
  1330       360        357

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1331    20121201    2.25    12.25     2.25         5           2         5          81          12      417832    417832
  1332    20130101    2.25   11.625     2.25         5           2         5          82          12      444000    444000
  1333    20130101    2.25    11.75     2.25         5           2         5          82          12      459000    459000
  1334    20130101    2.25    11.75     2.25         5           2         5          82          12      420000    420000
  1335    20130101    2.25       12     2.25         5           2         5          82          12      562500    562500
  1336    20130101    2.25   11.625     2.25         5           2         5          82          12      560000    560000
  1337    20130101    2.25   11.375     2.25         5           2         5          82          12      644240    644240
  1338    20130101    2.25   11.375     2.25         5           2         5          82          12      576000    576000
  1339    20130101    2.25   11.125     2.25         5           2         5          82          12   549465.43    550000
  1340    20130101    2.25    11.25     2.25         5           2         5          82          12      650000    650000
  1341    20130101    2.25   11.375     2.25         5           2         5          82          12      665635    665635
  1342    20121201    2.25    12.25     2.25         5           2         5          81          12      504000    504000
  1343    20121201    2.25     11.5     2.25         5           2         5          81          12      933750    933750
  1344    20130101    2.25    11.25     2.25         5           2         5          82          12      636000    636000
  1345    20121101    2.25       12     2.25         5           2         5          80          12      650000    650000
  1346    20121201    2.25     11.5     2.25         5           2         5          81          12      487500    487500
  1347    20121201    2.25       12     2.25         5           2         5          81          12      491700    491700
  1348    20121201    2.25   11.625     2.25         5           2         5          81          12      504000    504000
  1349    20130101    2.25    11.25     2.25         5           2         5          82          12     1720000   1720000
  1350    20130101    2.25    12.25     2.25         5           2         5          82          12      688000    688000
  1351    20130101    2.25   11.625     2.25         5           2         5          82          12      597350    597350
  1352    20130101    2.25   10.875     2.25         5           2         5          82          12      512000    512000
  1353    20130101    2.25     11.5     2.25         5           2         5          82          12      420000    420000
  1354    20130101    2.25     12.5     2.25         5           2         5          82          12      472500    472500
  1355    20130101    2.25    10.75     2.25         5           2         5          82          12      750000    750000
  1356    20130101    2.25       13     2.25         5           2         5          82          12      489411    489411
  1357    20121201    2.25       12     2.25         5           2         5          81          12      531984    531984
  1358    20130101    2.25   11.375     2.25         5           2         5          82          12   759296.09    760000
  1359    20130101    2.25       11     2.25         5           2         5          82          12      451960    452000
  1360    20130101    2.25   11.625     2.25         5           2         5          82          12   436090.91    436476
  1361    20121201    2.25     11.5     2.25         5           2         5          81          12      520000    520000
  1362    20130101    2.25   11.625     2.25         5           2         5          82          12      487500    487500
  1363    20130201    2.25    12.25     2.25         5           2         5          83          12      687750    687750
  1364    20130101    2.25    11.25     2.25         5           2         5          82          12      440000    440000
  1365    20121201    2.25    11.75     2.25         5           2         5          81          12    446632.9    446639

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1331  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1332  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1333  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1334  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1335  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1336  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1337  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1338  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1339  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
  1340  ARM         Non-Balloon  NINA                                      Libor - 1 Year     Interest Only           1st Lien
  1341  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1342  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1343  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1344  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1345  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1346  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1347  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1348  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1349  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1350  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1351  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1352  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1353  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1354  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1355  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
  1356  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1357  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1358  ARM         Non-Balloon  Full                                      Libor - 1 Year     Principal and Interest  1st Lien
  1359  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1360  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Principal and Interest  1st Lien
  1361  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1362  ARM         Non-Balloon  SISA                                      Libor - 1 Year     Interest Only           1st Lien
  1363  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1364  ARM         Non-Balloon  PFD                                       Libor - 1 Year     Interest Only           1st Lien
  1365  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1331  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1332  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1333  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1334  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1335  Primary      COUNTRYWIDE      PMI                            ARM - 7 Year/1 Year   PUD
  1336  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1337  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1338  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1339  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1340  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1341  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1342  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1343  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1344  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1345  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1346  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1347  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1348  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1349  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1350  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1351  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1352  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1353  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1354  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1355  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1356  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1357  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1358  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1359  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1360  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1361  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1362  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1363  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1364  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1365  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1331  Purchase               COUNTRYWIDE  20060301     20051122  20060101  20351201    670        80           0
  1332  Refinance - Cashout    COUNTRYWIDE  20060301     20051201  20060201  20360101    684        80           0
  1333  Refinance - Cashout    COUNTRYWIDE  20060301     20051129  20060201  20360101    660     79.83           0
  1334  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    740        80           0
  1335  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    700        90           0
  1336  Refinance - Rate Term  COUNTRYWIDE  20060301     20051201  20060201  20360101    701        80           0
  1337  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    769        80           0
  1338  Purchase               COUNTRYWIDE  20060301     20051214  20060201  20360101    736        80           0
  1339  Refinance - Cashout    COUNTRYWIDE  20060301     20051217  20060201  20360101    641     63.95           0
  1340  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    782     59.09           0
  1341  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    655        80           0
  1342  Purchase               COUNTRYWIDE  20060301     20051123  20060101  20351201    760        80           0
  1343  Refinance - Rate Term  COUNTRYWIDE  20060301     20051123  20060101  20351201    736        75           0
  1344  Purchase               COUNTRYWIDE  20060301     20051209  20060201  20360101    644        80           0
  1345  Refinance - Cashout    COUNTRYWIDE  20060301     20051021  20051201  20351101    685     79.27           0
  1346  Refinance - Cashout    COUNTRYWIDE  20060301     20051123  20060101  20351201    656        75           0
  1347  Purchase               COUNTRYWIDE  20060301     20051129  20060101  20351201    684        80           0
  1348  Refinance - Cashout    COUNTRYWIDE  20060301     20051122  20060101  20351201    664        80           0
  1349  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    716        80          12
  1350  Purchase               COUNTRYWIDE  20060301     20051202  20060201  20360101    676        80          60
  1351  Purchase               COUNTRYWIDE  20060301     20051213  20060201  20360101    734        80          36
  1352  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    767        80          12
  1353  Refinance - Cashout    COUNTRYWIDE  20060301     20051219  20060201  20360101    757        80           0
  1354  Refinance - Cashout    COUNTRYWIDE  20060301     20051220  20060201  20360101    687        75           0
  1355  Refinance - Rate Term  COUNTRYWIDE  20060301     20051207  20060201  20360101    775     61.73           0
  1356  Purchase               COUNTRYWIDE  20060301     20051129  20060201  20360101    691        80           0
  1357  Purchase               COUNTRYWIDE  20060301     20051116  20060101  20351201    701        80           0
  1358  Refinance - Cashout    COUNTRYWIDE  20060301     20051212  20060201  20360101    652        80           0
  1359  Purchase               COUNTRYWIDE  20060301     20051216  20060201  20360101    636        80          12
  1360  Purchase               COUNTRYWIDE  20060301     20051208  20060201  20360101    668        80           0
  1361  Purchase               COUNTRYWIDE  20060301     20051130  20060101  20351201    702        80           0
  1362  Purchase               COUNTRYWIDE  20060301     20051222  20060201  20360101    668        75          12
  1363  Purchase               COUNTRYWIDE  20060301     20051222  20060301  20360201    701        80           0
  1364  Purchase               COUNTRYWIDE  20060301     20051212  20060201  20360101    703        80          60
  1365  Purchase               COUNTRYWIDE  20060301     20051117  20060101  20351201    683        80          12

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1331  Virginia                 22712     7.25       7      7.25       0.25          3        357        360        81        84
  1332  Arizona                  85383    6.625   6.375     6.625       0.25          2        358        360        82        84
  1333  California-Northern      95122     6.75     6.5      6.75       0.25          2        358        360        82        84
  1334  California-Northern      94928     6.75     6.5      6.75       0.25          2        358        360        82        84
  1335  Maryland                 21114        7    6.75         7       0.25          2        358        360        82        84
  1336  Arizona                  85254    6.625   6.375     6.625       0.25          2        358        360        82        84
  1337  California-Southern      92009    6.375   6.125     6.375       0.25          2        358        360        82        84
  1338  California-Southern      91506    6.375   6.125     6.375       0.25          2        358        360        82        84
  1339  New York                 10580    6.125   5.875     6.125       0.25          2        358        360         0         0
  1340  Minnesota                55345     6.25       6      6.25       0.25          2        358        360        82        84
  1341  Maryland                 20772    6.375   6.125     6.375       0.25          2        358        360        82        84
  1342  Idaho                    83713     7.25       7      7.25       0.25          3        357        360        81        84
  1343  California-Southern      90266      6.5    6.25       6.5       0.25          3        357        360        81        84
  1344  Colorado                 81301     6.25       6      6.25       0.25          2        358        360        82        84
  1345  California-Northern      94112        7    6.75         7       0.25          4        356        360        80        84
  1346  California-Southern      92620      6.5    6.25       6.5       0.25          3        357        360        81        84
  1347  Virginia                 20136        7    6.75         7       0.25          3        357        360        81        84
  1348  California-Northern      95624    6.625   6.375     6.625       0.25          3        357        360        81        84
  1349  Georgia                  30327     6.25       6      6.25       0.25          2        358        360        82        84
  1350  New York                 11372     7.25       7      7.25       0.25          2        358        360        82        84
  1351  California-Northern      95404    6.625   6.375     6.625       0.25          2        358        360        82        84
  1352  California-Northern      94608    5.875   5.625     5.875       0.25          2        358        360        82        84
  1353  Massachusetts             2557      6.5    6.25       6.5       0.25          2        358        360        82        84
  1354  Massachusetts             2143      7.5    7.25       7.5       0.25          2        358        360        82        84
  1355  Massachusetts             2210     5.75     5.5      5.75       0.25          2        358        360        82        84
  1356  California-Southern      92057        8    7.75         8       0.25          2        358        360        82        84
  1357  California-Southern      92880        7    6.75         7       0.25          3        357        360        81        84
  1358  New York                 11747    6.375   6.125     6.375       0.25          2        358        360         0         0
  1359  California-Southern      92057        6    5.75         6       0.25          2        358        360        82        84
  1360  Nevada                   89015    6.625   6.375     6.625       0.25          2        358        360         0         0
  1361  New York                 10306      6.5    6.25       6.5       0.25          3        357        360        81        84
  1362  California-Southern      93030    6.625   6.375     6.625       0.25          2        358        360        82        84
  1363  California-Southern      92883     7.25       7      7.25       0.25          1        359        360        83        84
  1364  Florida                  33132     6.25       6      6.25       0.25          2        358        360        82        84
  1365  California-Southern      92782     6.75     6.5      6.75       0.25          3        357        360        81        84

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1331       360        357
  1332       360        358
  1333       360        358
  1334       360        358
  1335       360        358
  1336       360        358
  1337       360        358
  1338       360        358
  1339       360        358
  1340       360        358
  1341       360        358
  1342       360        357
  1343       360        357
  1344       360        358
  1345       360        356
  1346       360        357
  1347       360        357
  1348       360        357
  1349       360        358
  1350       360        358
  1351       360        358
  1352       360        358
  1353       360        358
  1354       360        358
  1355       360        358
  1356       360        358
  1357       360        357
  1358       360        358
  1359       360        358
  1360       360        358
  1361       360        357
  1362       360        358
  1363       360        359
  1364       360        358
  1365       360        357

                                              Initial                           Months
        Next Rate                             Periodic  Subsequent  Maximum    to Next       Rate
 Loan   Adjustment  Gross   Maximum  Minimum    Rate     Periodic   Lifetime     Rate     Adjustment   Current    Original
Number     Date     Margin   Rate     Rate      Cap      Rate Cap   Rate Cap  Adjustment    Period     Balance    Balance
------     ----     ------   ----     ----      ---      --------   --------  ----------    ------     -------    -------
  1366    20130101    2.25    11.25     2.25         5           2         5          82          12      650000    650000
  1367    20130101    2.25   12.875     2.25         5           2         5          82          12      564000    564000
  1368    20130101    2.25   12.375     2.25         5           2         5          82          12      635000    635000
  1369    20130101    2.25   12.125     2.25         5           2         5          82          12      588900    588900
  1370    20130101    2.25   10.875     2.25         5           2         5          82          12      552700    552700
  1371    20130101    2.25    11.75     2.25         5           2         5          82          12      504000    504000
  1372    20121201    2.25   11.375     2.25         5           2         5          81          12      500800    500800
  1373    20130101    2.25   10.875     2.25         5           2         5          82          12      589900    590000
  1374    20130101    2.25     11.5     2.25         5           2         5          82          12      440000    440000
  1375    20130101    2.25   12.125     2.25         5           2         5          82          12      588000    588000
  1376    20130101    2.25       11     2.25         5           2         5          82          12      631200    631200
  1377    20130101    2.25   12.125     2.25         5           2         5          82          12      523200    523200
  1378    20121201    2.25   11.625     2.25         5           2         5          81          12      620000    620000
  1379    20121201    2.25   11.875     2.25         5           2         5          81          12      607250    607250
  1380    20121201    2.25   11.375     2.25         5           2         5          81          12      874000    874000
  1381    20121201    2.25     11.5     2.25         5           2         5          81          12      960000    960000
  1382    20121201    2.25       11     2.25         5           2         5          81          12    509974.3    510025
  1383    20121201    2.25    11.75     2.25         5           2         5          81          12   486658.18    487500
  1384    20121201    2.25   11.875     2.25         5           2         5          81          12      536000    536000
  1385    20130101    2.25    10.25     2.25         5           2         5          82          12      525000    525000
  1386    20121201    2.25   11.125     2.25         5           2         5          81          12      444856    444856
  1387    20121201    2.25    11.25     2.25         5           2         5          81          12     1177500   1177500
  1388    20130101    2.25   11.625     2.25         5           2         5          82          12      553592    553592
  1389    20121201    2.25    11.25     2.25         5           2         5          81          12      840000    840000
  1390    20130101    2.25   11.875     2.25         5           2         5          82          12      458320    458320
  1391    20130101    2.25    11.75     2.25         5           2         5          82          12     1000000   1000000
  1392    20120801    2.75     12.5     2.75         5           1         5          77           6       64400     64400
  1393    20121001    2.75   11.375     2.75         5           1         5          79           6      118300    118300
  1394    20121001    2.75       12     2.75         5           1         5          79           6   109237.44    109600
  1395    20121001    2.75   12.375     2.75         5           1         5          79           6      216000    216000
  1396    20121001    2.75    12.25     2.75         5           1         5          79           6       96000     96000
  1397    20121001    2.75       13        3         5           1         5          79           6      207900    207900
  1398    20121001    2.75   12.875    2.875         5           1         5          79           6      209600    209600
  1399    20121001    2.75   12.625     2.75         5           1         5          79           6      304000    304000
  1400    20121001    2.75    12.25     2.75         5           1         5          79           6    87983.67     88000

 Loan   Adjustment    Balloon                                                                     Interest-Only         Lien
Number     Type        Flag                Documentation Level                Index Type            Indicator         Position
------     ----        ----                -------------------                ----------            ---------         --------
  1366  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1367  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1368  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1369  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1370  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1371  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1372  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1373  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1374  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1375  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1376  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1377  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1378  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1379  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1380  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1381  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1382  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1383  ARM         Non-Balloon  Red                                       Libor - 1 Year     Principal and Interest  1st Lien
  1384  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1385  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1386  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1387  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1388  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1389  ARM         Non-Balloon  Full                                      Libor - 1 Year     Interest Only           1st Lien
  1390  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1391  ARM         Non-Balloon  Red                                       Libor - 1 Year     Interest Only           1st Lien
  1392  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
  1393  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
  1394  ARM         Non-Balloon  Full                                      Libor - 6 Month    Principal and Interest  1st Lien
  1395  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
  1396  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
  1397  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
  1398  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien
  1399  ARM         Non-Balloon  Full                                      Libor - 6 Month    Interest Only           1st Lien
  1400  ARM         Non-Balloon  Stated Income                             Libor - 6 Month    Interest Only           1st Lien

 Loan    Occupancy
Number     Type        Originator     PMI Company                        Product Type                  Property Type
------     ----        ----------     -----------                        ------------                  -------------
  1366  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1367  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1368  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1369  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1370  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1371  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1372  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Condo
  1373  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1374  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1375  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1376  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1377  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1378  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1379  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1380  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1381  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1382  Primary      COUNTRYWIDE      Triad Guaranty Ins             ARM - 7 Year/1 Year   Single Family Residence
  1383  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1384  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1385  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1386  Primary      COUNTRYWIDE      PMI                            ARM - 7 Year/1 Year   PUD
  1387  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1388  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1389  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   2 Family
  1390  Primary      COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   Single Family Residence
  1391  Investment   COUNTRYWIDE      No Insurance                   ARM - 7 Year/1 Year   PUD
  1392  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  Single Family Residence
  1393  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  PUD
  1394  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  Single Family Residence
  1395  Primary      GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  Condo
  1396  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  Single Family Residence
  1397  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  Condo
  1398  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  PUD
  1399  Investment   GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  PUD
  1400  Second Home  GREENPOINT       No Insurance                   ARM - 7 Year/6 Month  PUD

                                                                    First                     Original  Prepayment
 Loan                                       Cut-Off   Origination  Payment   Maturity  FICO   Combined   Penalty
Number         Purpose          Servicer      Date       Date        Date      Date    Score    LTV       Months
------         -------          --------      ----       ----        ----      ----    -----    ---       ------
  1366  Refinance - Cashout    COUNTRYWIDE  20060301     20051209  20060201  20360101    627     59.09           0
  1367  Refinance - Rate Term  COUNTRYWIDE  20060301     20051227  20060201  20360101    648        80           0
  1368  Purchase               COUNTRYWIDE  20060301     20051206  20060201  20360101    696     67.91           0
  1369  Purchase               COUNTRYWIDE  20060301     20051215  20060201  20360101    695        80           0
  1370  Purchase               COUNTRYWIDE  20060301     20051220  20060201  20360101    679        80          12
  1371  Purchase               COUNTRYWIDE  20060301     20051128  20060201  20360101    674        80          12
  1372  Purchase               COUNTRYWIDE  20060301     20051121  20060101  20351201    691     79.99          12
  1373  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    687      59.6          12
  1374  Refinance - Cashout    COUNTRYWIDE  20060301     20051207  20060201  20360101    690     72.73          12
  1375  Purchase               COUNTRYWIDE  20060301     20051207  20060201  20360101    706        80           0
  1376  Purchase               COUNTRYWIDE  20060301     20051201  20060201  20360101    749        80          12
  1377  Refinance - Cashout    COUNTRYWIDE  20060301     20051215  20060201  20360101    708     77.51           0
  1378  Refinance - Cashout    COUNTRYWIDE  20060301     20051129  20060101  20351201    620        80           0
  1379  Purchase               COUNTRYWIDE  20060301     20051128  20060101  20351201    740     79.99           0
  1380  Purchase               COUNTRYWIDE  20060301     20051118  20060101  20351201    697     79.99          12
  1381  Refinance - Cashout    COUNTRYWIDE  20060301     20051123  20060101  20351201    734        75           0
  1382  Refinance - Cashout    COUNTRYWIDE  20060301     20051118  20060101  20351201    649      88.7           0
  1383  Refinance - Cashout    COUNTRYWIDE  20060301     20051123  20060101  20351201    711        75           0
  1384  Refinance - Cashout    COUNTRYWIDE  20060301     20051116  20060101  20351201    783        80           0
  1385  Refinance - Cashout    COUNTRYWIDE  20060301     20051214  20060201  20360101    635     71.43           0
  1386  Purchase               COUNTRYWIDE  20060301     20051116  20060101  20351201    706     89.99           0
  1387  Purchase               COUNTRYWIDE  20060301     20051115  20060101  20351201    674        75           0
  1388  Purchase               COUNTRYWIDE  20060301     20051205  20060201  20360101    759        80           0
  1389  Purchase               COUNTRYWIDE  20060301     20051110  20060101  20351201    636        80           0
  1390  Purchase               COUNTRYWIDE  20060301     20051221  20060201  20360101    716        80           0
  1391  Refinance - Cashout    COUNTRYWIDE  20060301     20051213  20060201  20360101    736     68.97          36
  1392  Purchase               GREENPOINT   20060301     20050705  20050901  20350801    754        80           0
  1393  Purchase               GREENPOINT   20060301     20050930  20051101  20351001    758     79.99          36
  1394  Refinance - Rate Term  GREENPOINT   20060301     20050930  20051101  20351001    701        80          36
  1395  Purchase               GREENPOINT   20060301     20050922  20051101  20351001    675     79.99          36
  1396  Refinance - Rate Term  GREENPOINT   20060301     20050915  20051101  20351001    682        80           0
  1397  Purchase               GREENPOINT   20060301     20051004  20051101  20351001    707     79.99           0
  1398  Purchase               GREENPOINT   20060301     20050921  20051101  20351001    673        80          36
  1399  Purchase               GREENPOINT   20060301     20050920  20051101  20351001    801        80           0
  1400  Purchase               GREENPOINT   20060301     20050927  20051101  20351001    737        80           0

                                                                                                               Interest  Interest
                                                                                         Amortized  Amortized    Only      Only
 Loan                         Property  Current   Net    Original  Servicing             Remaining  Original    Period    Period
Number     Property State     Zip Code  Coupon   Coupon   Coupon      Fee     Seasoning    Term       Term     Current   Original
------     --------------     --------  ------   ------   ------      ---     ---------    ----       ----     -------   --------
  1366  California-Southern      92028     6.25       6      6.25       0.25          2        358        360        82        84
  1367  California-Southern      92603    7.875   7.625     7.875       0.25          2        358        360        82        84
  1368  California-Southern      92082    7.375   7.125     7.375       0.25          2        358        360        82        84
  1369  California-Southern      91784    7.125   6.875     7.125       0.25          2        358        360        82        84
  1370  California-Northern      94513    5.875   5.625     5.875       0.25          2        358        360        82        84
  1371  California-Southern      92704     6.75     6.5      6.75       0.25          2        358        360        82        84
  1372  California-Southern      92882    6.375   6.125     6.375       0.25          3        357        360        81        84
  1373  California-Southern      92131    5.875   5.625     5.875       0.25          2        358        360        82        84
  1374  California-Southern      90242      6.5    6.25       6.5       0.25          2        358        360        82        84
  1375  California-Southern      92880    7.125   6.875     7.125       0.25          2        358        360        82        84
  1376  California-Southern      92010        6    5.75         6       0.25          2        358        360        82        84
  1377  Illinois                 60423    7.125   6.875     7.125       0.25          2        358        360        82        84
  1378  California-Northern      95008    6.625   6.375     6.625       0.25          3        357        360        81        84
  1379  California-Northern      95691    6.875   6.625     6.875       0.25          3        357        360        81        84
  1380  California-Southern      92078    6.375   6.125     6.375       0.25          3        357        360        81        84
  1381  Virginia                 22101      6.5    6.25       6.5       0.25          3        357        360        81        84
  1382  Maryland                 20772        6    5.75         6       0.25          3        357        360        81        84
  1383  Virginia                 22026     6.75     6.5      6.75       0.25          3        357        360         0         0
  1384  California-Northern      95136    6.875   6.625     6.875       0.25          3        357        360        81        84
  1385  California-Southern      90008     5.25       5      5.25       0.25          2        358        360        82        84
  1386  Nevada                   89044    6.125   5.875     6.125       0.25          3        357        360        81        84
  1387  District of Columbia     20009     6.25       6      6.25       0.25          3        357        360        81        84
  1388  California-Southern      91739    6.625   6.375     6.625       0.25          2        358        360        82        84
  1389  New York                 11218     6.25       6      6.25       0.25          3        357        360        81        84
  1390  California-Southern      93536    6.875   6.625     6.875       0.25          2        358        360        82        84
  1391  California-Southern      91914     6.75     6.5      6.75       0.25          2        358        360        82        84
  1392  Texas                    77650      7.5    7.25       7.5       0.25          7        353        360       113       120
  1393  Ohio                     43017    6.375   6.125     6.375       0.25          5        355        360       115       120
  1394  Texas                    75068        7    6.75         7       0.25          5        355        360         0         0
  1395  Florida                  33141    7.375   7.125     7.375       0.25          5        355        360       115       120
  1396  Georgia                  30518     7.25       7      7.25       0.25          5        355        360       115       120
  1397  Maryland                 20879        8    7.75         8       0.25          5        355        360       115       120
  1398  Arizona                  85296    7.875   7.625     7.875       0.25          5        355        360       115       120
  1399  Arizona                  85233    7.625   7.375     7.625       0.25          5        355        360       115       120
  1400  North Carolina           28601     7.25       7      7.25       0.25          5        355        360       115       120

         Stated    Stated
 Loan   Original  Remaining
Number    Term      Term
------    ----      ----
  1366       360        358
  1367       360        358
  1368       360        358
  1369       360        358
  1370       360        358
  1371       360        358
  1372       360        357
  1373       360        358
  1374       360        358
  1375       360        358
  1376       360        358
  1377       360        358
  1378       360        357
  1379       360        357
  1380       360        357
  1381       360        357
  1382       360        357
  1383       360        357
  1384       360        357
  1385       360        358
  1386       360        357
  1387       360        357
  1388       360        358
  1389       360        357
  1390       360        358
  1391       360        358
  1392       360        353
  1393       360        355
  1394       360        355
  1395       360        355
  1396       360        355
  1397       360        355
  1398       360        355
  1399       360        355
  1400       360        355

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is January 18, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be

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retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

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

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

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

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset

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

               purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

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

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit

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

in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

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

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

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

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

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

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

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

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or

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

on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

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

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

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

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

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

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

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

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

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

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to

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as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a

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

lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

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      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other

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states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the

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redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising

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any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of

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the property may be liable for the costs of cleaning up a contaminated site.
Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential

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first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or

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rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other

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parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and

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enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

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GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

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      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

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

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time

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of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

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      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped
Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the
"Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

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      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all

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payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets

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acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement,

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signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will

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constitute assets described in Code Section 7701(a)(19)(C); (ii) such
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

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

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

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

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be

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made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

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      (ii)    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

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

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

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

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to

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

reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any

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loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

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      New Withholding Regulations.  On January 1, 2001 the New Regulations
became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

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Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

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Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An

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exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

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REMIC Residual Certificateholder's adjusted basis in such REMIC Residual
Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

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(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

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"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.
If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of

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regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding

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fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts

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will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory

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redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

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Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

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      Section 708 Termination.  Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report

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each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not

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engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

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      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its

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opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

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      Interests in a FASIT.  In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified

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

as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

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Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities

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will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue

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discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

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

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties

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of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in

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connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

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      -   Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and

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the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be

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unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

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

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before

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purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

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

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

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

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

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

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

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

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

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

Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7

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